                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-12

                   THE TRIZETTO GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11. (Set forth
                the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           1)   Amount previously paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           3)   Filing Party:
                ----------------------------------------------------------
           4)   Date Filed:
                ----------------------------------------------------------

[LOGO]

                                                                 August   , 2000

Dear Fellow Stockholders:

    On behalf of the Board of Directors, it is my pleasure to invite you to TriZetto's Special Meeting of Stockholders, which will be held on Monday,
           , 2000, at the Marriott Newport Beach Hotel, 900 Newport Center Drive, Newport Beach, California.

    Attached is the Notice of Meeting and the Proxy Statement, which describes in detail the matters on which you are being asked to vote. At the special meeting, you will be asked to vote on a proposal to issue shares of TriZetto stock to IMS Health Incorporated in connection with the merger of a wholly owned subsidiary of TriZetto with and into ERISCO Managed Care Technologies, Inc., a wholly owned subsidiary of IMS Health Incorporated. As a result of the merger, Erisco will become a wholly owned subsidiary of TriZetto. You will also be asked to approve an amendment to TriZetto's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock of TriZetto. I encourage you to read the proxy statement carefully.

    TriZetto's board of directors has carefully considered the terms and conditions of the proposed merger and has determined that the merger is fair to and in the best interest of TriZetto's stockholders. The board has unanimously approved the merger and recommends a vote for the issuance of TriZetto shares and a vote for the amendment to TriZetto's Amended and Restated Certificate of Incorporation.

    Whether you plan to attend the meeting or not, I encourage you to promptly complete and return the enclosed proxy card so that your shares will be represented and properly voted at the meeting.

    I look forward to seeing you at the meeting.

                                          /s/ Jeffrey H. Margolis

                                          Jeffrey H. Margolis
                                          CHIEF EXECUTIVE OFFICER, PRESIDENT
                                          AND CHAIRMAN OF THE BOARD

                            THE TRIZETTO GROUP, INC.
                        567 SAN NICOLAS DRIVE, SUITE 360
                        NEWPORT BEACH, CALIFORNIA 92660
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON              , 2000
                            ------------------------

    Notice is hereby given that a special meeting of stockholders of The
TriZetto Group, Inc. will be held on         , 2000, at 10:00 a.m., Pacific
time, at the Marriott Newport Beach Hotel, 900 Newport Center Drive, Newport Beach, California 92660 to consider and vote upon the following proposals:

    1. To approve the issuance of shares of TriZetto common stock to IMS Health Incorporated in connection with the merger of Elbejay Acquisition Corp., a wholly owned subsidiary of TriZetto, with and into ERISCO Managed Care Technologies, Inc., a wholly owned subsidiary of IMS Health Incorporated;

    2. To approve an amendment to TriZetto's Amended and Restated Certificate of Incorporation to increase the number of shares of TriZetto's capital stock authorized for issuance from 45,000,000 to 100,000,000 consisting of 5,000,000 shares of undesignated preferred stock and 95,000,000 shares of common stock; and

    3. To transact such other business as may properly come before the special meeting.

    Only stockholders of record at the close of business on August 31, 2000 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

    In order to induce IMS HEALTH to enter into the merger, certain principal stockholders of TriZetto who collectively own approximately 51% of TriZetto common stock, have entered into voting agreements with IMS HEALTH and have delivered to IMS HEALTH irrevocable proxies to vote their shares in favor of the issuance of shares of TriZetto common stock to IMS HEALTH and against any transaction that might interfere with the merger.

    THE MERGER CANNOT BE CONSUMMATED UNLESS THE ISSUANCE OF SHARES IN CONNECTION WITH THE MERGER IS APPROVED BY THE TRIZETTO STOCKHOLDERS. THE APPROVAL OF THE ISSUANCE OF SHARES TO IMS HEALTH IN CONNECTION WITH THE MERGER REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE. THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF TRIZETTO COMMON STOCK OUTSTANDING.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey H. Margolis

                                          Jeffrey H. Margolis
                                          CHIEF EXECUTIVE OFFICER, PRESIDENT AND
                                          CHAIRMAN OF THE BOARD

August   , 2000
Newport Beach, California
TO ASSURE YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                                PROXY STATEMENT
                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1

SUMMARY.....................................................      3
  THE COMPANIES.............................................      3
  THE TRIZETTO SPECIAL MEETING..............................      3
  THE MERGER................................................      4
  RELATED AGREEMENTS........................................      7
  PER SHARE MARKET PRICE INFORMATION........................      7

SELECTED CONSOLIDATED FINANCIAL DATA........................      8
  THE TRIZETTO GROUP, INC. AND SUBSIDIARIES.................      8
  ERISCO MANAGED CARE TECHNOLOGIES, INC.....................     10

UNAUDITED PRO FORMA COMBINED CONDENSED SELECTED CONSOLIDATED
FINANCIAL DATA OF TRIZETTO AND ERISCO.......................     11

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF TRIZETTO.......................     12
  OVERVIEW..................................................     12
  OPERATING DATA............................................     15
  RESULTS OF OPERATIONS.....................................     16
  SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS
    ENDED JUNE 30, 1999.....................................     16
  YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE YEAR ENDED
    DECEMBER 31, 1998.......................................     18
  YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE COMBINED YEAR
    ENDED DECEMBER 31, 1997.................................     19
  LIQUIDITY AND CAPITAL RESOURCES...........................     20
  RECENT ACCOUNTING PRONOUNCEMENTS..........................     21
  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET
    RISK....................................................     22

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF ERISCO.........................     23
  OVERVIEW..................................................     23
  RESULTS OF OPERATIONS.....................................     23
  SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS
    ENDED JUNE 30, 1999.....................................     23
  YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE YEAR ENDED
    DECEMBER 31, 1998.......................................     24
  YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED
    DECEMBER 31, 1997.......................................     25
  LIQUIDITY AND CAPITAL RESOURCES...........................     26
  RECENT ACCOUNTING PRONOUNCEMENTS..........................     27

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...     27

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
INFORMATION.................................................     30

THE TRIZETTO SPECIAL MEETING................................     36

THE MERGER..................................................     39
  BACKGROUND OF THE MERGER..................................     39
  TRIZETTO'S REASONS FOR THE MERGER; RECOMMENDATION OF
    TRIZETTO'S BOARD OF DIRECTORS...........................     41
  OPINION OF TRIZETTO'S FINANCIAL ADVISOR...................     42
  TAX OPINIONS..............................................     47
  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE
    MERGER..................................................     48
  REQUIRED REGULATORY FILINGS AND APPROVALS.................     48

  RESTRICTED SHARES.........................................     49
  MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER............     49
  INTERESTS OF CERTAIN PERSONS IN THE MERGER................     49
  OPTION GRANTS TO ERISCO EMPLOYEES.........................     50
  NO APPRAISAL RIGHTS.......................................     50
  ACCOUNTING TREATMENT......................................     50

THE MERGER AGREEMENT........................................     51
  STRUCTURE OF THE MERGER...................................     51
  MERGER CONSIDERATION......................................     51
  REPRESENTATIONS AND WARRANTIES............................     52
  CONDUCT OF BUSINESS PRIOR TO THE MERGER...................     53
  ADOPTION OF STOCKHOLDER PROTECTION RIGHTS AGREEMENT.......     54
  ADDITIONAL AGREEMENTS.....................................     54
  RESTRICTED SHARES OF TRIZETTO COMMON STOCK................     55
  CONDITIONS TO THE MERGER..................................     56
  TERMINATION RIGHTS........................................     57
  INDEMNIFICATION RIGHTS....................................     57
  AMENDMENT AND WAIVER......................................     57

RELATED AGREEMENTS..........................................     58
  VOTING AGREEMENTS.........................................     58
  REGISTRATION RIGHTS AGREEMENT.............................     58
  STOCKHOLDER AGREEMENT.....................................     59

MARKET PRICE AND DIVIDEND INFORMATION.......................     60

BUSINESS OF TRIZETTO........................................     61
  COMPANY OVERVIEW..........................................     61
  TRIZETTO'S SOLUTIONS......................................     62
  TRIZETTO'S PRODUCTS AND SERVICES..........................     62
  SALES AND MARKETING.......................................     67
  CUSTOMER SERVICE..........................................     67
  VENDOR PARTNER RELATIONSHIPS..............................     68
  COMPETITION...............................................     69
  INTELLECTUAL PROPERTY.....................................     70
  TECHNOLOGY................................................     70
  GOVERNMENT REGULATION.....................................     71
  PROPERTIES................................................     72
  LEGAL PROCEEDINGS.........................................     72

BUSINESS OF ERISCO..........................................     73

AMENDMENT TO TRIZETTO'S AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION...............................................     74
  PROPOSED AMENDMENT........................................     74
  DESCRIPTION OF AMENDMENT..................................     74

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL
OWNERS......................................................     76

LEGAL MATTERS...............................................     77

EXPERTS.....................................................     77

STOCKHOLDER PROPOSALS.......................................     77

WHERE YOU CAN FIND MORE INFORMATION.........................     78

INDEX TO FINANCIAL STATEMENTS...............................    F-1

APPENDIX A             Agreement and Plan of Reorganization, dated as of May 16,
                       2000, among The TriZetto Group, Inc., Elbejay Acquisition
                       Corp., a wholly owned subsidiary of TriZetto, IMS Health
                       Incorporated, and ERISCO Managed Care Technologies, a wholly owned subsidiary of IMS HEALTH
APPENDIX B             Opinion of UBS Warburg LLC, dated May 16, 2000
APPENDIX C-1           Form of Voting Agreement
APPENDIX C-2           Form of Voting Agreement
APPENDIX C-3           Form of Voting Agreement
APPENDIX D             Form of Registration Rights Agreement
APPENDIX E             Form of Stockholder Agreement

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT IS THE MERGER?

A: Elbejay Acquisition Corp., a wholly owned subsidiary of TriZetto, will merge with and into Erisco, a leading provider of application software and services to the healthcare industry and a wholly owned subsidiary of IMS Health Incorporated. As a result of the merger, Erisco will become a wholly owned subsidiary of TriZetto. In connection with the merger, shares of TriZetto common stock will be issued to IMS HEALTH, the sole stockholder of Erisco. For a more complete description of the merger, see the section of this proxy statement entitled "Structure of the Merger" on page 51.

Q:  WHY IS TRIZETTO PROPOSING THE MERGER?

A: TriZetto believes that the software, financial resources and installed customer base held by Erisco will provide TriZetto with a competitive advantage. TriZetto also believes that the strategic acquisition of Erisco will substantially mitigate many of the significant challenges that TriZetto will continue to face as a provider of application services and business portals for the healthcare industry. For more information on the reasons TriZetto is proposing the merger, see the section of this proxy statement entitled "TriZetto's Reasons for the Merger; Recommendation of TriZetto's Board of Directors" on page 41.

Q:  WHAT WILL IMS HEALTH RECEIVE IN THE MERGER?

A: All of the issued and outstanding shares of Erisco common stock are owned by IMS HEALTH. Upon the closing of the merger, the shares of Erisco's common stock that are issued and outstanding immediately prior to the merger will be automatically converted, in the aggregate, into the right to receive the number of shares of TriZetto common stock equal to the amount derived by dividing $255 million by the average per share closing price of TriZetto common stock as reported by the Nasdaq National Market System for the
    15 days ending on the third day prior to the closing date of the merger. The merger agreement provides, however, that if the average closing price is less than $21.00, IMS HEALTH will receive 12,142,857 shares of TriZetto common stock, and if the average closing price is greater than $29.00, IMS HEALTH will receive 8,793,103 shares of TriZetto common stock. No fractional shares will be issued. Based on the closing price of TriZetto common stock
    on August   , 2000 of $      per share, IMS HEALTH will own approximately
      % of TriZetto's outstanding common stock after the merger. For a more complete description of the merger consideration, see the section of this proxy statement entitled "Merger Consideration" on page 51.

Q:  WHAT AM I BEING ASKED TO VOTE ON?

A: You are being asked to approve the issuance of shares of TriZetto common stock to IMS HEALTH in connection with the merger and also to approve an amendment to TriZetto's Amended and Restated Certificate of Incorporation to increase the number of shares of capital stock authorized for issuance from 45,000,000 shares to 100,000,000 shares, consisting of 5,000,000 shares of undesignated preferred stock and 95,000,000 shares of common stock. The merger cannot be consummated unless the issuance of shares to IMS HEALTH in connection with the merger is approved by the TriZetto stockholders.

Q:  WHAT VOTE IS REQUIRED TO APPROVE THE TWO PROPOSALS?

A: The approval of the issuance of shares of TriZetto common stock to IMS HEALTH requires the affirmative vote of a majority of the shares present and entitled to vote. The approval of the amendment to TriZetto's Amended and Restated Certificate of Incorporation requires the affirmative vote of holders of a majority of the shares of

    TriZetto common stock outstanding. In order to induce IMS HEALTH to enter into the merger, certain stockholders of TriZetto who collectively own approximately 51% of TriZetto common stock, have entered into voting agreements with IMS HEALTH and have delivered to IMS HEALTH irrevocable proxies to vote their shares in favor of the issuance of TriZetto common stock to IMS HEALTH and against any transaction that might interfere with the merger.

Q: WHAT DO I NEED TO DO NOW IF I HAVE NOT DELIVERED AN IRREVOCABLE PROXY TO IMS HEALTH?

A: Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented and voted at the special meeting. If you do not include instructions on how to vote your properly signed proxy, your shares will be voted "FOR" approval of the proposals to be voted on at the meeting.

Q: WHAT DO I NEED TO DO NOW IF I HAVE ALREADY DELIVERED AN IRREVOCABLE PROXY TO IMS HEALTH?

A: If you have previously executed an irrevocable proxy in favor of IMS HEALTH, you are receiving a proxy card with this proxy statement which only permits you to vote on the amendment to TriZetto's Amended and Restated Certificate of Incorporation. IMS HEALTH will separately vote your shares in favor of the issuance of shares of TriZetto common stock to IMS HEALTH. Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented and voted at the meeting. If you do not include instructions on how to vote your properly signed proxy, your shares will be voted "FOR" approval of the amendment to TriZetto's Amended and Restated Certificate of Incorporation.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted at the special meeting, which will have the same effect as voting against the amendment to TriZetto's Certificate of Incorporation, but which will have no effect on the issuance of shares of TriZetto common stock in connection with the merger.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. There are three ways in which you may revoke your proxy and change your vote. First, you may send a written notice to the party to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. Third, you may attend the special meeting and vote in person. Simply attending the stockholders meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: TriZetto is working towards completing the merger as quickly as possible. TriZetto hopes to complete the merger in the third quarter of 2000.

Q:  WHO SHOULD I CALL WITH MY QUESTIONS?

A: If you would like additional copies of this document, or if you have more questions about the merger, including the procedures for voting your shares, please contact:

                             The TriZetto Group, Inc.
                              Attention: Harvey Garte
                           Phone number: (949) 719-2200

                                    SUMMARY

    This summary highlights information from this proxy statement. This summary may not contain all of the information that is important to you. You should read carefully the entire proxy statement and the other documents to which this document refers to obtain a full understanding of the matters that you are being requested to vote on at the special meeting.

THE COMPANIES

                              The TriZetto Group, Inc.
                        567 San Nicolas Drive, Suite 360
                        Newport Beach, California 92660
                                 (949) 719-2200

    TriZetto is the leading provider of vertical, Internet-enabled application services and business portals for the healthcare industry. As an application services provider (ASP), TriZetto hosts software for a predictable monthly fee, saving customers significant time, money and frustration. HealthWeb(SM), its Internet portal, assists healthcare administrators and professionals in performing their routine tasks and facilitates information-exchange and e-commerce among all key healthcare participants, providers, health plans, employers and health plan members. TriZetto is a Delaware corporation with its principal offices located at the above address.

                     ERISCO Managed Care Technologies, Inc.
                           1700 Broadway, 26th Floor
                            New York, New York 10019
                                 (212) 765-8500

    Erisco is a leading provider of application software and services for the healthcare industry and a wholly owned subsidiary of IMS Health Incorporated. Erisco's legacy system solutions, ClaimFacts-Registered Trademark- and GroupFacts-Registered Trademark-, were designed to help indemnity insurance carriers, third party administrators and self-administered corporations manage the administration of group health and life insurance products. Erisco's primary offering is Facets-Registered Trademark-, a client/server system which integrates advanced technology with clinical information to help managed care organizations provide high-quality, cost-effective solutions in their marketplace. Erisco is a New York corporation with its principal offices located at the above address.

THE TRIZETTO SPECIAL MEETING

    The TriZetto special meeting will be held on         , 2000 at 10:00 a.m.,
Pacific time, at the Marriott Newport Beach Hotel, 900 Newport Center Drive, Newport Beach, California 92660. At the meeting, TriZetto stockholders will be asked to approve the issuance of shares of TriZetto common stock to IMS HEALTH in connection with the merger and to approve an amendment to TriZetto's Amended and Restated Certificate of Incorporation to increase the number of shares of capital stock authorized for issuance from 45,000,000 shares to 100,000,000 shares, consisting of 5,000,000 shares of undesignated preferred stock and 95,000,000 shares of common stock.

RECORD DATE; VOTE REQUIRED (PAGES 36 AND 37)

    You are entitled to vote at the stockholders meeting if you owned shares at the close of business on August 31, 2000, which is the record date for the
stockholders meeting. On August 31, 2000, there were             shares of
TriZetto common stock outstanding. You can cast one vote for each share of TriZetto common stock that you owned on the record date.

    Approval by TriZetto stockholders of the issuance of shares of TriZetto common stock to IMS HEALTH in connection with the merger requires the favorable vote of more than 50% of the total shares present and entitled to vote at the special meeting. The approval of the amendment to the Amended and Restated Certificate of Incorporation requires the favorable vote of more than 50% of the shares of TriZetto common stock outstanding on the record date. In order to induce IMS HEALTH to enter into the transaction, certain stockholders of TriZetto, holding in the aggregate 10,909,694 shares of common stock, representing approximately 51% of TriZetto's outstanding shares of common stock, have agreed to vote in favor of the issuance of TriZetto common stock to IMS HEALTH in connection with the merger and against any transaction that might interfere with the merger.

RECOMMENDATIONS OF TRIZETTO'S BOARD OF DIRECTORS (PAGES 38 AND 41)

    TriZetto's board of directors believes that the issuance of shares of TriZetto common stock to IMS HEALTH in connection with the merger is fair to TriZetto and you, as a TriZetto stockholder, and is also in the best interests of TriZetto and its stockholders. TriZetto's board of directors unanimously recommends that you vote "FOR" the proposal to approve the issuance of shares of TriZetto common stock to IMS HEALTH in connection with the merger, and that you also vote "FOR" an amendment increasing the number of shares of capital stock of TriZetto authorized from 45,000,000 shares to 100,000,000 shares, consisting of 5,000,000 shares of undesignated preferred stock and 95,000,000 shares of common stock.

THE MERGER

    TriZetto has attached the merger agreement to this document as Appendix A. Please read the merger agreement in its entirety. It is the legal document that governs the merger.

GENERAL (PAGE 51)

    If all conditions to the merger are satisfied, a wholly owned subsidiary of TriZetto will merge with and into Erisco, and Erisco will be the surviving corporation. After the merger, Erisco will be a wholly owned subsidiary of TriZetto. The merger agreement provides that Erisco's sole stockholder, IMS HEALTH, will receive shares of TriZetto common stock equal to $255 million divided by the average closing price of TriZetto common stock for the 15 trading days ending on the third trading day prior to the closing date. The merger agreement provides, however, that if the average closing price is less than $21.00, IMS HEALTH will receive 12,142,857 shares of TriZetto common stock, and if the average closing price is greater than $29.00, IMS HEALTH will receive 8,793,103 shares of TriZetto common stock. Based on the closing price of
TriZetto common stock on August   , 2000, the last trading day for which closing
prices were available at the time of printing this proxy statement, of $
per share, TriZetto will issue       shares of common stock to IMS HEALTH in
connection with the merger, representing approximately   % of TriZetto's
outstanding common stock after the merger.

    For you, as a TriZetto stockholder, each of your shares of TriZetto common stock will remain issued and outstanding.

OPINION OF TRIZETTO'S FINANCIAL ADVISOR (PAGE 42)

    TriZetto's board of directors has received a written opinion from UBS Warburg LLC as to the fairness, from a financial point of view, to TriZetto of the merger consideration. The full text of UBS Warburg's written opinion dated May 16, 2000 is attached to this document as Appendix B. TriZetto encourages you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. UBS WARBURG'S

OPINION IS ADDRESSED TO THE TRIZETTO BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE MERGER.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 48)

    Since the merger is expected to qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, none of TriZetto, Erisco, IMS HEALTH, as the sole stockholder of Erisco, or the stockholders of TriZetto, will recognize any gain or loss as a result of the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 49)

    TriZetto's directors and executive officers do not have interests in the merger that are different from, or in addition to, the interests of TriZetto stockholders generally.

REQUIRED REGULATORY FILINGS AND APPROVALS (PAGE 48)

    The Hart-Scott-Rodino Antitrust Improvements Act of 1976 requires TriZetto and IMS HEALTH to furnish certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and requires a specified waiting period to expire or be terminated before the merger can be completed. Even after the waiting period expires or terminates, the Antitrust Division of the Department of Justice and the Federal Trade Commission will have the authority to challenge the merger on antitrust grounds before or after the merger is completed. TriZetto and IMS HEALTH filed the antitrust notification and report forms on August 3, 2000 and received early termination
of the waiting period on August   , 2000.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS (PAGE 76)

    On August 31, 2000, directors and executive officers of TriZetto and their
affiliates held and were entitled to vote       shares of TriZetto common stock,
or approximately   % of the shares of TriZetto common stock outstanding on the record date for the special meeting. In order to induce IMS HEALTH to enter into the transaction, certain directors and executive officers of TriZetto as well as certain principal stockholders of TriZetto, representing, in the aggregate, approximately 51% of TriZetto's outstanding shares of common stock, have entered into voting agreements with IMS HEALTH and have delivered irrevocable proxies to IMS HEALTH to vote their shares in favor of the issuance of TriZetto common stock to IMS HEALTH and against any transaction that might interfere with the merger.

NO APPRAISAL RIGHTS (PAGE 50)

    Under Delaware law, you are not entitled to appraisal rights with respect to the share issuance in connection with the merger.

CONDITIONS TO COMPLETION OF THE MERGER (PAGE 56)

    The completion of the merger depends on a number of conditions being satisfied, including the following:

    - approval of the issuance of shares of TriZetto common stock to IMS HEALTH in connection with the merger;

    - certain related agreements between IMS HEALTH and TriZetto being entered into;

    - the receipt of all necessary governmental consents, including expiration or termination of applicable waiting periods under U.S. antitrust laws;

    - the absence of any order, decree or ruling or any statute or regulation which would prohibit the merger or render the merger illegal; and

    - the absence of material adverse changes to the financial condition or results of operations of each of Erisco and TriZetto other than changes caused by changes in general economic conditions or conditions generally affecting the industries in which TriZetto and Erisco conduct their respective operations.

    Either TriZetto or IMS HEALTH may choose to waive a condition to its obligation to complete the merger even though that condition has not been satisfied. In the event that the parties do decide to waive any conditions, the parties may recirculate this document to disclose the waiver of the condition and all related disclosures, including the risks to TriZetto stockholders resulting from the waiver, and may resolicit proxies from the stockholders of TriZetto to approve the issuance of TriZetto shares.

ACCOUNTING TREATMENT (PAGE 50)

    The merger will be accounted for as a "purchase" in accordance with generally accepted accounting principles, which means that the assets and liabilities of Erisco will be recorded on the books of TriZetto at their fair values, with the excess, if any, allocated to goodwill.

TERMINATION OF THE MERGER AGREEMENT (PAGE 56)

    TriZetto and IMS HEALTH, may agree in writing to terminate the merger agreement at any time without completing the merger.

    In addition, the merger agreement may be terminated under the circumstances summarized below:

    - by IMS HEALTH, if TriZetto has materially breached its representations and warranties or materially failed to perform its covenants or agreements and such breach or failure to perform has not been cured prior to the closing;

    - by TriZetto, if IMS HEALTH has materially breached its representations and warranties or materially failed to perform its covenants or agreements and such breach or failure to perform has not been cured prior to the closing;

    - by either IMS HEALTH or TriZetto, if the TriZetto special meeting shall have been held and the required approval of the stockholders of TriZetto shall not have been obtained;

    - by either IMS HEALTH or TriZetto, if all the conditions of the merger agreement have not be satisfied or waived on or before December 31, 2000, other than as a result of a breach by the terminating party; or

    - by either IMS HEALTH or TriZetto, if an order by a federal or state court that would make illegal or otherwise prohibit the consummation of the merger is issued and becomes final and nonappealable.

PROXIES

    You may use the accompanying proxy if you are unable to attend the TriZetto special meeting in person or wish to have your shares voted by proxy even if you do attend the TriZetto special meeting. All shares of TriZetto common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Proxies received that do not contain voting instructions will be voted "FOR" the issuance of shares of TriZetto common stock in the merger and "FOR" the amendment to TriZetto's Amended and Restated Certificate of Incorporation.

RELATED AGREEMENTS

VOTING AGREEMENTS (PAGE 58)

    In order to induce IMS HEALTH to enter into the transaction, certain holders of TriZetto common stock have entered into voting agreements with IMS HEALTH which provide, among other things, that they will vote their shares, and any additional shares they acquire, in favor of the issuance of shares of TriZetto common stock to IMS HEALTH in connection with the merger and any related matters and against any action or agreement that would interfere with the merger or the issuance of shares of TriZetto common stock. Such stockholders have delivered irrevocable proxies to IMS HEALTH to this effect. Therefore, these stockholders will not receive a proxy with respect to the issuance of shares of TriZetto common stock in connection with the merger. As of the record date, such stockholders as a group beneficially owned TriZetto common stock constituting approximately 51% of the shares of TriZetto common stock outstanding.

REGISTRATION RIGHTS AGREEMENT (PAGE 58)

    As a condition to the closing of the merger, TriZetto and IMS HEALTH, as the sole stockholder of Erisco, will enter into a registration rights agreement, a form of which is attached to this proxy statement as Appendix D. Under the registration rights agreement, IMS HEALTH will have the right, on no more than three occasions, to cause TriZetto to register its shares of TriZetto common stock under the Securities Act at any time following the date two years after the closing of the merger by providing a written demand to TriZetto for registration of at least 20% of the shares then held by IMS HEALTH. Additionally, the registration rights agreement provides that IMS HEALTH will have the right to cause TriZetto, subject to certain limitations, to register its shares under the Securities Act of 1933, as amended (referred to in this proxy statement as the Securities Act), at any time following the date two years after the closing of the merger by requesting the inclusion of shares then held by IMS HEALTH in any registration statement filed by TriZetto.

STOCKHOLDER AGREEMENT (PAGE 59)

    As a condition to closing of the merger, TriZetto and IMS HEALTH will enter into a stockholder agreement, a form of which is attached to this proxy statement as Appendix E. The stockholder agreement restricts certain transfers of shares of TriZetto common stock held by IMS HEALTH for a period of time after the merger and also contains standstill provisions which, for a designated period of time, restrict IMS HEALTH from acquiring additional shares of TriZetto common stock or engaging in certain activities without the prior written consent of TriZetto. Additionally, the stockholder agreement grants TriZetto a right of first refusal prior to the disposition of beneficial ownership by IMS HEALTH of a certain minimum percentage of TriZetto common stock and grants TriZetto a right of first offer if IMS HEALTH proposes to dispose of beneficial ownership of any shares of TriZetto common stock. The stockholder agreement also provides that IMS HEALTH shall be entitled to designate one member of TriZetto's board of directors, subject to certain conditions, and that TriZetto must obtain IMS HEALTH's written consent prior to entering into certain transactions with specified competitors or potential competitors of IMS HEALTH.

PER SHARE MARKET PRICE INFORMATION

    Shares of TriZetto common stock are listed on The Nasdaq National Market System under the symbol "TZIX". The following table sets forth the closing price per share of TriZetto common stock on The Nasdaq National Market on May 16, 2000, the last trading day before the public announcement of
the proposed merger, and August   , 2000, the last trading day for which closing
prices were available at the time of printing this proxy statement.

                                                                   TRIZETTO
                                                                 COMMON STOCK
                                                              (DOLLARS PER SHARE)
                                                              -------------------
May 16, 2000................................................        $24.00
August   , 2000.............................................        $

    The market price of TriZetto common stock will fluctuate prior to the merger. No assurance can be given as to the future prices or markets for TriZetto common stock. You should obtain current stock price quotations for TriZetto common stock. Additional market price information is contained on page 60 under the heading "Market Price and Dividend Information."

                      SELECTED CONSOLIDATED FINANCIAL DATA

THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

    The following selected consolidated financial data of TriZetto should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included elsewhere in this proxy statement. The statements of operations data of Croghan & Associates, Inc. for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from the financial statements of Croghan & Associates, Inc. included elsewhere in this proxy statement which have been audited by PricewaterhouseCoopers LLP, independent auditors. The consolidated statements of operations data of TriZetto for the period from May 27, 1997 (date of inception) to December 31, 1997, for the years ended December 31, 1998 and 1999 and for the six months ended June 30, 1999 and the consolidated balance sheet data as of December 31, 1998 and 1999 and as of June 30, 1999 are derived from TriZetto's consolidated financial statements included elsewhere in this proxy statement which have been audited by PricewaterhouseCoopers LLP, independent auditors. The consolidated balance sheet data of TriZetto as of December 31, 1997 is derived from TriZetto's audited consolidated financial statements not included in this proxy statement which have been audited by PricewaterhouseCoopers LLP, independent auditors. The balance sheet data of Croghan & Associates, Inc. as of December 31, 1996 is derived from unaudited financial statements not included in the proxy statement. The consolidated statement of operations data of TriZetto for the six months ended June 30, 2000 and the consolidated balance sheet data as of June 30, 2000 are derived from unaudited consolidated financial statements included elsewhere in this proxy statement. In the opinion of management, the unaudited consolidated financial statements include all adjustments, consisting principally of normal recurring adjustments, necessary for a fair presentation of the results of operations for the period. Historical results are not necessarily indicative of the results of operations to be expected for future periods and the results of interim periods are not necessarily indicative of the results for a full year.

                SELECTED CONSOLIDATED FINANCIAL DATA OF TRIZETTO
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                             CROGHAN AND
                                                                                   FOR THE PERIOD         ASSOCIATES, INC.
                              FOR THE SIX MONTHS                                    FROM MAY 27,    -----------------------------
                                    ENDED                FOR THE YEAR ENDED        1997 (DATE OF     NINE MONTHS
                            ----------------------   ---------------------------   INCEPTION) TO        ENDED         YEAR ENDED
                             JUNE 30,     JUNE 30,   DECEMBER 31,   DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,    DECEMBER 31,
                               2000         1999         1999           1998            1997             1997            1996
                            -----------   --------   ------------   ------------   --------------   --------------   ------------
                            (UNAUDITED)
Revenues:
  Recurring revenue.......   $ 24,344     $ 6,201      $19,448        $ 5,300          $1,191          $ 3,881         $ 5,088
  Non-recurring revenue...     11,132       6,508       13,478          6,131           1,328               --              --
                             --------     -------      -------        -------          ------          -------         -------
Total revenues............     35,476      12,709       32,926         11,431           2,519            3,881           5,088
                             --------     -------      -------        -------          ------          -------         -------
Cost of revenues:
  Recurring revenue.......     22,656       5,038       17,057          3,967           1,250            3,609           4,068
  Non-recurring revenue...      7,756       4,109        9,751          3,490             422               --              --
                             --------     -------      -------        -------          ------          -------         -------
Total cost of revenues....     30,412       9,147       26,808          7,457           1,672            3,609           4,068
                             --------     -------      -------        -------          ------          -------         -------
Gross profit..............      5,064       3,562        6,118          3,974             847              272           1,020
                             --------     -------      -------        -------          ------          -------         -------
Operating expenses:
  Research and
    development...........      3,197         440        2,371          1,083              --               --              --
  Selling, general and
    administrative........     17,395       3,098        9,694          2,885             672            2,415           2,142
  Amortization of deferred
    stock compensation....        892         215        1,057             22              --               --              --
  Write-off of acquired
    in-process
    technology............        536         484        1,407             --              --               --              --
                             --------     -------      -------        -------          ------          -------         -------
  Total operating
    expenses..............     22,020       4,237       14,529          3,990             672            2,415           2,142
                             --------     -------      -------        -------          ------          -------         -------
Income (loss) from
  operations..............    (16,956)       (675)      (8,411)           (16)            175           (2,143)         (1,122)
Interest income...........        609          76          527            210              15               15              21
Interest expense..........       (183)       (100)        (256)           (52)            (13)             (84)         (1,341)
                             --------     -------      -------        -------          ------          -------         -------
  Income (loss) before
    provision for income
    taxes and
    extraordinary item....    (16,530)       (699)      (8,140)           142             177           (2,212)         (2,442)
Provision for (benefit of)
  income taxes............         --          28         (213)            82              74               --              --
                             --------     -------      -------        -------          ------          -------         -------
Income (loss) before
  extraordinary item......    (16,530)       (727)      (7,927)            60             103           (2,212)         (2,442)
Extraordinary item:
  Gain on forgiveness of
    debt..................         --          --           --             --              --            1,000              --
                             --------     -------      -------        -------          ------          -------         -------
  Net income (loss).......   $(16,530)    $  (727)     $(7,927)       $    60          $  103          $(1,212)        $(2,442)
                             ========     =======      =======        =======          ======          =======         =======
Net income (loss) per
  share:
  Basic...................   $  (0.85)    $ (0.12)     $ (0.85)       $  0.01          $ 0.05
                             ========     =======      =======        =======          ======
  Diluted.................   $  (0.85)    $ (0.12)     $ (0.85)       $  0.00          $ 0.03
                             ========     =======      =======        =======          ======
Shares used in computing
  net income (loss) per
  share:
  Basic...................     19,557       6,216        9,376          4,937           2,065
                             ========     =======      =======        =======          ======
  Diluted.................     19,557       6,216        9,376         12,783           4,074
                             ========     =======      =======        =======          ======

                                                                                                             CROGHAN &
                                                                                                           ASSOCIATES AS
                                                                                                            OF DECEMBER
                                                         JUNE 30,                DECEMBER 31,                   31,
                                                           2000         1999         1998         1997         1996
                                                        -----------   --------   ------------   --------   -------------
                                                        (UNAUDITED)
Consolidated Balance Sheet Data:
Cash, cash equivalents, and short-term investments....    $ 8,433     $24,806       $3,681       $  773       $ 1,757
Total assets..........................................     58,839      68,418        8,720        2,634        11,174
Total long-term debt and capital lease obligations....      2,859       2,728          645          520         1,400
Mandatorily redeemable convertible preferred stock....         --          --        6,449           --            --
Total stockholders' equity (deficit)..................     39,842      51,296         (741)         563       $ 7,819

ERISCO MANAGED CARE TECHNOLOGIES, INC.

    The following selected financial data of Erisco should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in this proxy statement. The statements of income data of Erisco for the years ended December 31, 1999, 1998 and 1997 and the balance sheet data as of December 31, 1999 and 1998 set forth below has been derived from Erisco's financial statements included elsewhere in this proxy statement which have been audited by PricewaterhouseCoopers LLP, independent auditors. The financial data as of and for the six months ended June 30, 2000 and 1999, has been derived from Erisco's unaudited financial statements included elsewhere in this proxy statement. In the opinion of management, the unaudited financial statements include all adjustments, consisting principally of normal recurring adjustments, necessary for a fair presentation of the results of operations for the period. Historical results are not necessarily indicative of the results of operations to be expected for future periods and the results of interim periods are not necessarily indicative of the results for a full year.

                           SELECTED FINANCIAL DATA OF
                    ERISCO MANAGED CARE TECHNOLOGIES, INC.,
              A WHOLLY OWNED SUBSIDIARY OF IMS HEALTH INCORPORATED
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                  FOR THE SIX
                                                                 MONTHS ENDED             FOR THE YEAR ENDED
                                                                   JUNE 30,                  DECEMBER 31,
                                                              -------------------   ------------------------------
                                                                2000       1999       1999       1998       1997
                                                              --------   --------   --------   --------   --------
                                                                  (UNAUDITED)
Revenue
Software Licenses...........................................  $ 7,831    $ 6,999    $15,946    $12,539    $12,116
Software Maintenance........................................    9,207      9,536     19,357     14,784     12,895
Services....................................................    6,858      5,952     12,428      9,848      7,528
Other.......................................................      606      1,202      1,576      1,256      1,532
                                                              -------    -------    -------    -------    -------
  Total Revenue.............................................   24,502     23,689     49,307     38,427     34,071
  Cost of Revenue...........................................   14,978     14,276     29,068     25,760     21,514
                                                              -------    -------    -------    -------    -------
  Gross Profit..............................................    9,524      9,413     20,239     12,667     12,557
                                                              -------    -------    -------    -------    -------
Operating Expenses:
Research and Development....................................    1,923      1,305      2,496      1,514        888
Selling, General and Administrative.........................    5,073      4,062      7,481      6,567      5,267
Depreciation and Amortization...............................      581        635      1,239        912        769
                                                              -------    -------    -------    -------    -------
  Total Operating Expenses..................................    7,577      6,002     11,216      8,993      6,924
                                                              -------    -------    -------    -------    -------
  Operating Income..........................................    1,947      3,411      9,023      3,674      5,633
Related Party Interest Expense..............................   (1,712)    (1,329)    (2,875)    (2,761)    (2,044)
Other Income (Expense)......................................        0          0        125        (64)       (51)
                                                              -------    -------    -------    -------    -------
  Income before provision for Income taxes..................      235      2,082      6,273        849      3,538
Income tax provision........................................       99        897      2,704        389      1,507
                                                              -------    -------    -------    -------    -------
  Net Income................................................  $   136    $ 1,185    $ 3,569    $   460    $ 2,031
                                                              =======    =======    =======    =======    =======

                                                               JUNE 30,     DECEMBER 31,    DECEMBER 31,
                                                                 2000           1999            1998
                                                              -----------   -------------   -------------
                                                              (UNAUDITED)
Cash and cash equivalents...................................    $     0       $      0        $      0
Total assets................................................     50,549         45,290          39,930
Long-term liabilities.......................................      3,103          2,897           3,230
Total shareholder's equity..................................     27,647        (27,523)        (31,092)

                     UNAUDITED PRO FORMA COMBINED CONDENSED
          SELECTED CONSOLIDATED FINANCIAL DATA OF TRIZETTO AND ERISCO
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following pro forma selected consolidated financial data should be read in conjunction with the "Unaudited Pro Forma Combined Condensed Financial Information" included elsewhere in this proxy statement.

                                                               SIX MONTHS       TWELVE MONTHS
                                                                  ENDED             ENDED
                                                              JUNE 30, 2000   DECEMBER 31, 1999
                                                              -------------   -----------------
Revenues:
  Recurring revenue.........................................    $ 24,344          $ 19,448
  Non-recurring revenue.....................................      11,132            13,478
  Software license, maintenance, services and other
    revenue.................................................      24,502            49,307
                                                                --------          --------
Total revenues..............................................      59,978            82,233

Cost of Revenues:
  Recurring revenue.........................................      22,656            17,057
  Non-recurring revenue.....................................       7,756             9,751
  Software revenue..........................................      14,978            29,068
                                                                --------          --------
Total cost of revenues......................................      45,390            55,876
                                                                --------          --------

Gross profit................................................      14,588            26,357
                                                                --------          --------

Operating expenses:
  Research and development..................................       5,120             4,867
  Selling, general and administrative.......................      39,542            51,399
  Amortization of deferred stock compensation...............         892             1,057
  Write off of acquired in-process technology...............         536             4,477
                                                                --------          --------
Total operating expenses....................................      46,090            61,800
                                                                --------          --------

Loss from operations........................................     (31,502)          (35,443)

Interest income.............................................         609               527
Interest expense............................................        (183)             (256)
Other expense...............................................      (1,712)           (2,750)
                                                                --------          --------
Loss before provision for income taxes......................     (32,788)          (37,922)

Provision for income taxes..................................          99             2,491
                                                                --------          --------
Net loss....................................................    $(32,887)         $(40,413)
                                                                ========          ========
Net loss per share
  Basic.....................................................    $   1.04          $  (1.88)
                                                                ========          ========
  Diluted...................................................    $   1.04          $  (1.88)
                                                                ========          ========
  Basic.....................................................      31,700            21,519
                                                                ========          ========
  Diluted...................................................      31,700            21,519
                                                                ========          ========

                                                              JUNE 30, 2000
                                                              --------------
Cash and cash equivalents...................................     $ 40,433
Total assets................................................      238,037
Long-term liabilities.......................................       36,578
Total shareholder's equity..................................      201,459

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS OF TRIZETTO

OVERVIEW

    TriZetto was incorporated in Delaware in May 1997. In October 1997, TriZetto acquired all of the outstanding shares of common stock of Margolis Health Enterprises, Inc., an entity under TriZetto's common control, in exchange for 3,716,667 shares of TriZetto common stock. In October 1997, TriZetto also acquired all of the outstanding shares of common stock of Croghan &
Associates, Inc., an application services provider, in exchange for 5,800,895 shares of TriZetto common stock.

    In April 1998, TriZetto raised $6.0 million in gross proceeds by issuing 4,195,804 shares of TriZetto's mandatorily redeemable convertible preferred stock to two venture capital firms. In October 1998, TriZetto raised an additional $500,000 in gross proceeds by issuing another 349,650 shares of its mandatorily redeemable convertible preferred stock.

    In February 1999, TriZetto simultaneously acquired Creative Business Solutions, Inc., an Internet solutions development company, specializing in the integration of healthcare information technology and contract programming solutions and HealthWeb Systems, Ltd., an Internet software and portal development company, specializing in customized healthcare applications, for a total consideration of approximately $3.3 million, consisting of approximately $1.4 million of cash, 655,000 shares of TriZetto common stock, a two year note of $270,000 bearing interest at 8%, assumed liabilities of $527,000 and acquisition costs of approximately $100,000.

    The acquisition of Creative Business Solutions and HealthWeb Systems was accounted for using the purchase method of accounting. The excess of the purchase price over the fair market value of the assets purchased and liabilities assumed was $2.6 million, of which $484,000 was allocated to acquired in-process technology, based upon an independent appraisal, and was written-off in the year ended December 31, 1999, and $2.1 million was allocated to goodwill and intangible assets consisting of assembled workforce and Creative Business Solutions customer lists. The HealthWeb product is designed to solve problems for hospitals, health plan administrators and insurance providers, such as office administration activities, connectivity to health plans and communications with patients. Payers will use HealthWeb for information exchange with providers and members, such as eligibility, authorizations, referrals, benefit verification, claims status and patient record information. At the date of acquisition, TriZetto determined the technological feasibility of HealthWeb's product was not established. Approximately $650,000 in research and development had been spent up to the date of acquisition in an effort to develop the technology to produce a commercially viable product. The future research and development expense associated with the in-process product was estimated to be approximately $975,000 between July 1999 and the first quarter of 2000. TriZetto expected to introduce the final product by year-end 1999. As of December 31, 1999, the in-process product was completed and released during the fourth quarter of 1999 at a cost of approximately $950,000. Risks which may affect the commercialization of this product include new technologies or new products which may make TriZetto's product obsolete. At the date of acquisition, the only identifiable intangible assets acquired were the technology under development, the acquired workforce and the customer lists.

    The valuation methodology used in the Creative Business Solutions and HealthWeb Systems acquisitions included an analysis and estimation of the fair market value and remaining economic life of both the core and in-process technologies on a going concern basis. The valuation of the business enterprise and the acquired in-process technology were developed by discounting projected future net cash flows at a 35% discount rate; this reflects both the return requirements of the market and risks inherent in the investment.

    In April 1999, TriZetto acquired certain assets and liabilities of Management and Technology Solutions, Inc., a physician services organization, in exchange for 60,000 shares of TriZetto common stock. The assets acquired from Management and Technology Solutions included property and equipment, intellectual property, consisting of patents, trademarks and licenses, computer software and software licenses. The liabilities assumed included lease obligations, a note payable for a software license and other accrued liabilities.

    In April 1999, TriZetto raised $4.5 million in gross proceeds by issuing 1,730,770 shares of mandatorily redeemable convertible preferred stock to three venture capital firms.

    In May 1999, TriZetto entered into an agreement with Caremark Rx, Inc. (formerly known as MedPartners, Inc.) to provide hosted information technology services to Caremark Rx with respect to approximately 1,800 physicians while Caremark Rx terminates its relationships with these groups. In addition, TriZetto purchased hardware, furniture and fixtures and a software license for $2.4 million from Caremark Rx and paid a software license transfer fee of $280,000. The initial term of the agreement expired on December 31, 1999. However, Caremark Rx did not complete the disassociation process by December 31, 1999 and subsequently the term of the agreement was extended through, and expired on, June 30, 2000.

    As of June 30, 2000, 33% of the physicians TriZetto initially serviced under the Caremark Rx agreement had chosen alternative providers of information technology services. As of June 30, 2000, TriZetto had negotiated multi-year contracts with 15 disassociated groups, representing approximately 1,216 physicians, or 67% of the total physicians available at the time the Caremark Rx agreement was signed.

    In October 1999, TriZetto completed its initial public offering of 4,480,000 shares of common stock, including 630,000 shares in connection with the exercise of underwriters' over-allotment option, at a price of $9.00 per share, that raised approximately $36.0 million, net of underwriting discounts, commissions and other offering costs. In addition, in connection with the offering, 350,000 shares of common stock were sold by a selling stockholder at $9.00 per share, for which TriZetto received no proceeds. Upon the closing of the offering, all of TriZetto's mandatorily redeemable convertible preferred stock converted into approximately 6,276,000 shares of common stock.

    In November 1999, TriZetto acquired all the outstanding shares of Novalis Corporation. The purchase price of approximately $18.7 million consisted of cash in the amount of approximately $5.0 million, 549,786 shares of common stock with a value of $16.37 per share, assumed liabilities of $1.9 million and acquisition costs of approximately $2.8 million. Of the 549,786 shares of common stock issued in connection with this acquisition, 366,524 shares are being held in escrow until the resolution of certain pre-acquisition contingencies. Of the total purchase price, $923,000 was allocated to in-process technology and the remainder of the purchase price was allocated to assets acquired and liabilities assumed.

    The acquisition of Novalis was accounted for using the purchase method of accounting. The excess of the purchase price over the fair market value of the assets purchased and liabilities assumed was $13.5 million, of which $923,000 was allocated to acquired in-process technology, based upon an independent appraisal, and was written-off in the year ended December 31, 1999, and $12.6 million was allocated to goodwill and intangible assets consisting of assembled workforce, core technology and customer lists. As of the acquisition date, Novalis was developing several enhancements to its proprietary software products. Approximately $535,000 in research and development had been spent up to the date of the acquisition in an effort to develop the next releases of the in-process and core technology. The future research and development expense associated with the in-process and core technology was estimated to be approximately $490,000. The in-process and core technology was scheduled to be released by June 30, 2000. The proprietary software products of Novalis includes systems which manage the following:

    - claims processing--patient profiles, claims processing, provider contracts and other core data processing and storage functions

    - medical management--allows clients to track utilization management, patient referrals, authorizations and case management

    - provider credentialing management--allows clients to verify a physician's credentials

    - data warehousing--produces standardized ad hoc reports that allow in-depth analysis of a business

    In valuing Novalis' developed, in-process and core technologies, TriZetto utilized the relief from royalty method. The relief from royalty method assumes that the value of the intangible asset is estimated by quantifying the royalties saved due to TriZetto's ownership of the software. A revenue stream for the asset was estimated based on Novalis' total revenue projections over its estimated life. An appropriate royalty rate is then applied to the forecasted revenue to estimate the pre-tax income associated with the asset. This income stream was tax effected and discounted to its present value to estimate the value of the developed, in-process and core technologies. For purposes of this analysis, TriZetto used 15%, 20% and 25% discount rates for the developed, in-process and core technologies, respectively. These discount rates are consistent with the risks inherent in achieving the projected cash flows.

    In December 1999, TriZetto acquired all of the outstanding shares of Finserv Health Care Systems, Inc. Finserv is a billing and accounts receivable management company focusing on the outpatient sector of the healthcare industry. The purchase price of approximately $4.8 million consisted of cash in the amount of approximately $1.8 million, 48,998 shares of common stock with a value of $30.61 per share, assumed liabilities of $1.1 million, and acquisition costs of approximately $0.4 million. Of the 48,998 shares of TriZetto common stock which were issued in connection with this acquisition, 20,000 shares are being held in escrow until the resolution of certain pre-acquisition contingencies.

    In January 2000, TriZetto acquired all of the outstanding shares of Healthcare Media Enterprises, Inc. (HME). HME's primary business focus is on software development, especially relating to the Internet, web design, and business to business portals. The purchase price of approximately $5.4 million consisted of cash in the amount of approximately $1.4 million, 87,359 shares of common stock with a value of $40.06 per share, assumed liabilities of $191,000 and acquisition costs of approximately $316,000. Of the total purchase price, $536,000 was allocated to in-process technology and the remainder of the purchase price was allocated to assets acquired and liabilities assumed. Of the 87,359 shares of TriZetto common stock which were issued in connection with this acquisition, 17,472 shares are being held in escrow until the resolution of certain pre-acquisition contingencies. The acquisition of HME was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their fair market values on the acquisition date.

    TriZetto's revenues are classified into two categories: recurring or multi-year contractually based revenue, and revenue generated via non-recurring agreements. Since inception, the relative percentages of non-recurring revenue and recurring revenue were 41% and 59%, respectively. For the six months ended June 30, 2000, the relative percentages of recurring revenue and non-recurring revenue were 68% and 32%, respectively. As TriZetto signs additional multi-year application services contracts, TriZetto expect the relative percentage of recurring revenue to continue to increase.

    Recurring revenue is subscription based and billed on a monthly basis over a contract term of typically three to five years. The amount billed monthly is based on units of volume, such as numbers of physicians, members or desktops covered by each contract. Recurring revenue is recognized ratably over the term of the contract, and cash received in excess of revenue recognized is recorded as deferred revenue. Non-recurring revenue is billed on either a time and materials or a fixed fee basis, and is recognized as the non-recurring services are performed.

    Cost of revenues are those costs related to the products and services TriZetto provides to its customers, and costs associated with the operation and maintenance of the Customer Connectivity Centers. These costs include salaries and related expenses for consulting personnel, Customer Connectivity Centers personnel, customer support personnel, application software license fees, telecommunications and maintenance costs.

    Research and development expenses are salaries and related expenses associated with the development of technologies, applications and services and include compensation paid to engineering personnel and fees to outside contractors and consultants.

    Selling, general and administrative expenses consist primarily of salaries and related expenses for sales, account management, marketing, administrative, finance, legal, human resources and executive personnel, commissions, expenses for marketing programs and trade shows and fees for professional services. TriZetto anticipates that sales, general and administrative costs will continue to increase in absolute dollars as it adds sales, marketing and administrative personnel, increases its marketing and promotional activities and incurs costs related to being a public company, such as directors' and officers' insurance premiums and professional fees.

    As of June 30, 2000, TriZetto recorded deferred compensation related to options granted to employees in the total amount of $6.9 million, representing the difference between the deemed fair value of TriZetto common stock, as determined for accounting purposes, and the exercise price of the options at the date of grant. Of this amount, approximately $22,000 had been amortized in 1998, approximately $1.1 million had been amortized in 1999 and approximately $892,000 had been amortized for the six months ended June 30, 2000. Future amortization of expenses arising out of options granted through the date hereof is estimated to be $1.7 million for the year ended December 31, 2000, $1.7 million for the year ended December 31, 2001, $1.7 million for the year ended December 31, 2002, and $672,000 for the year ended December 31, 2003. TriZetto amortizes the deferred compensation charge over the vesting period of the underlying option.

OPERATING DATA

    The following table combines the operating data of Croghan &
Associates, Inc. (now known as TriZetto Application Services, Inc.) for the nine months ended September 30, 1997 and TriZetto for the period from May 27, 1997 (date of inception) to December 31, 1997 in order to facilitate management's discussion of financial results. Certain costs and expenses presented in the statement of operations data of Croghan & Associates represents allocations and management estimates. As a result, the statement of operations data presented for Croghan & Associates is not strictly comparable to those of subsequent periods and may not be indicative of the results of operations that would have been achieved had the Croghan & Associates business operated as a non-affiliated entity during such period.

                                 OPERATING DATA
                                 (IN THOUSANDS)

                                                                           HISTORICAL
                                                        -------------------------------------------------
                                                                                           TRIZETTO
                                                        CROGHAN & ASSOCIATES, INC.       MAY 27, 1997
                                                            NINE MONTHS ENDED        (DATE OF INCEPTION)
                                                            SEPTEMBER 30, 1997       TO DECEMBER 31, 1997   COMBINED
                                                        --------------------------   --------------------   ---------
Revenues:
  Recurring revenue...................................            $ 3,881                   $1,191           $ 5,072
  Non-recurring revenue...............................                 --                    1,328             1,328
                                                                  -------                   ------           -------
Total revenues........................................              3,881                    2,519             6,400
                                                                  -------                   ------           -------
Cost of revenues:
  Recurring revenue...................................              3,609                    1,250             4,859
  Non-recurring revenue...............................                 --                      422               422
                                                                  -------                   ------           -------
Total cost of revenues................................              3,609                    1,672             5,281
                                                                  -------                   ------           -------
Gross profit..........................................                272                      847             1,119
                                                                  -------                   ------           -------
Operating expenses:
  Selling, general and administrative.................              2,415                      672             3,087
                                                                  -------                   ------           -------
Income (loss) from operations.........................             (2,143)                     175            (1,968)
Interest income.......................................                 15                       15                30
Interest expense......................................                (84)                     (13)              (97)
                                                                  -------                   ------           -------
  Income (loss) before provision for income taxes and
    extraordinary item................................             (2,212)                     177            (2,035)
Provision for income taxes............................                 --                       74                74
                                                                  -------                   ------           -------
Income (loss) before extraordinary item...............             (2,212)                     103            (2,109)
Extraordinary item:
  Gain on forgiveness of debt.........................              1,000                       --             1,000
                                                                  -------                   ------           -------
Net income (loss).....................................            $(1,212)                  $  103           $(1,109)
                                                                  =======                   ======           =======

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS ENDED JUNE 30, 1999

    REVENUES.  Total revenues in the first six months of 2000 increased
$22.8 million, or 179%, to $35.5 million from $12.7 million in the first six months of 1999. The majority of this increase was due to the overall growth in both recurring revenue and consulting revenue throughout the six month period ended June 30, 2000. Additionally, the acquisitions of Novalis in November 1999, Finserv in December 1999, and HME in January 2000 generated approximately $11.9 million in incremental revenue for the first six months of 2000.

    Recurring revenue in 2000 increased $18.1 million, or 293%, to $24.3 million from $6.2 million for the same period in 1999. Of this increase, $8.2 million was generated from the acquisitions of Novalis and Finserv. The remaining $9.9 million increase was related to the overall increase in demand for TriZetto's services due to expansion of its service offerings.

    Non-recurring revenue in the first six months of 2000 increased
$4.6 million, or 71%, to $11.1 million from $6.5 million for the same period in 1999. This increase was primarily due to the acquisition of Novalis, Finserv and HME which resulted in incremental non-recurring revenue of $3.8 million for the six months ended June 30, 2000.

    COST OF REVENUES. Cost of revenues in the first six months of 2000 increased $21.3 million, or 233%, to $30.4 million from $9.1 million in the first six months of 1999. This increase was due to the costs incurred to support the overall expansion of TriZetto's business, including TriZetto's acquisitions of Novalis in November 1999, Finserv in December 1999, and HME in January 2000. As a percentage of total revenues, cost of revenues approximated 86% in the first six months of 2000 and 72% in the first six months of 1999.

    Cost of recurring revenue in the first six months of 2000 increased
$17.6 million, or 350%, to $22.7 million from $5.0 million in the first six months of 1999. This increase represented the incremental expenses for personnel and facilities costs incurred to support the growing application services provider business, including the incremental costs associated with the acquisitions of Novalis and Finserv. As a percentage of recurring revenue, cost of recurring revenue approximated 93% in the first six months of 2000, and 81% in the first six months of 1999.

    Cost of non-recurring revenue in the first six months of 2000 increased
$3.6 million, or 89%, to $7.8 million from $4.1 million in the first six months of 1999. This increase was due to incremental costs required to support increasing demand for TriZetto's consulting services in the first six months of 2000. As a percentage of non-recurring revenue, cost of non-recurring revenue approximated 70% for the first six months of 2000 and 63% for the same period in 1999.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses in the first six months of 2000 increased $2.8 million, or 627%, to $3.2 million from $440,000 for the same period in 1999. The increase was primarily due to a significant increase in the amount of resources engaged in the development of TriZetto's applications and services. Expenses relating to system enhancements from which TriZetto derives revenue are not classified as research and development and are included in cost of revenues. As a percentage of total revenues, research and development expenses approximated 9% for the first six months of 2000 and 4% for the same period in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses in the first six months of 2000 increased
$14.3 million, or 461%, to $17.4 million from $3.1 million for the same period in 1999. This increase was due primarily to expansion of the sales force, staff growth in management and administrative support areas, and expansion of related office space. As a percentage of total revenues, selling, general and administrative expenses approximated 49% for the first six months of 2000 and 24% for the same period in 1999.

    AMORTIZATION OF DEFERRED STOCK COMPENSATION. Amortization of deferred stock compensation increased $677,000 in the first six months of 2000 to $892,000 from $215,000 for the same period in 1999. This amount represents the allocated portion of the difference between the deemed fair value of TriZetto common stock and the exercise price of stock options granted to TriZetto's employees.

    WRITE OFF OF ACQUIRED IN-PROCESS TECHNOLOGY. Write off of Acquired In-Process Technology increased $52,000 in the first six months of 2000 to $536,000 from $484,000 for the same period in 1999. The expense related to the write off of acquired in-process technology in the first six months of 2000 was the result of TriZetto's acquisition of HME in January 2000, in which the excess of the purchase price over the fair market value of the assets assumed was $5.0 million. Of this amount, $536,000 was allocated to acquired in-process technology, based upon an independent appraisal, and was expensed in the six months ended June 30, 2000. TriZetto's acquisition of Creative Business Solutions and HealthWeb Systems in February 1999 resulted in an excess of purchase price over the fair market value of the assets purchased and liabilities assumed of $2.5 million. Of this amount, $484,000 was allocated to acquired in-process technology, based upon an independent appraisal, and was written-off in the six months ended June 30, 1999.

    INTEREST INCOME. Interest income in the first six months of 2000 increased $533,000 or 701%, to $609,000 from $76,000 in the first six months of 1999. The increase was due to the increase in cash available for investing due to proceeds received from TriZetto's initial public offering.

    INTEREST EXPENSE. Interest expense in the first six months of 2000 increased $83,000, or 83%, to $183,000 from $100,000 for the same period in 1999. The increase was due to additional borrowings on TriZetto's line of credit and new capital lease obligations.

    PROVISION FOR (BENEFIT OF) INCOME TAXES. Provision for income tax in the first six months of 2000 was zero, a decrease of $28,000 from an income tax provision of $28,000 for the same period in 1999. An income tax provision was not recorded in the first six months of 2000 due to TriZetto's pre-tax loss.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998.

    REVENUES. Total revenues in 1999 increased $21.5 million, or 188%, to $32.9 million from $11.4 million in 1998. The majority of this increase was due to the overall growth in both recurring revenue and non-recurring revenue throughout the year ended December 31, 1999. Additionally, the acquisitions of Creative Business Solutions and HealthWeb in February 1999 and Novalis in November 1999 generated approximately $3.5 million and $1.9 million, respectively of incremental revenue in 1999.

    Recurring revenue in 1999 increased $14.1 million, or 267%, to $19.4 million from $5.3 million in 1998. Incremental revenue generated as a result of TriZetto's May 1999 agreement to provide hosted information technology services to Caremark Rx with respect to approximately 1,800 physicians represented $7.4 million of the increased revenue. Additionally, the acquisition of Novalis in November 1999 generated approximately $1.2 million of recurring revenue in 1999.

    Non-recurring revenue in 1999 increased $7.4 million, or 120%, to $13.5 million from $6.1 million in 1998. This increase reflected an overall increase in demand for TriZetto's non-recurring services throughout the year. Additionally, the acquisition of Novalis in November 1999 generated approximately $700,000 of the increased revenue.

    COST OF REVENUES. Cost of revenues in 1999 increased $19.3 million, or 260%, to $26.8 million from $7.5 million in 1998. This increase was due to the costs incurred to support the overall expansion of TriZetto's business. As a percentage of total revenues, cost of revenues approximated 81% in 1999 and 65% in 1998.

    Cost of recurring revenue in 1999 increased $13.1 million, or 330%, to $17.1 million from $4.0 million in 1998. This increase represented the incremental expenses for personnel and facilities costs incurred to support the growing application services provider business, including the incremental costs associated with the Caremark Rx contract signed in May 1999. Additionally, incremental infrastructure costs were required in 1999 to support the transition from TriZetto's former data center to the new Customer Connectivity Center in Englewood, Colorado. As a percentage of recurring revenue, cost of recurring revenue approximated 88% in 1999 and 75% in 1998.

    Cost of non-recurring revenue in 1999 increased $6.3 million, or 179%, to $9.8 million from $3.5 million in 1998. This increase was due to incremental costs required to support increasing demand for TriZetto's non-recurring services in 1999. As a percentage of non-recurring revenue, cost of non-recurring revenue approximated 72% in 1999 and 57% in 1998.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses increased $1.3 million, or 119%, to $2.4 million from $1.1 million in 1998. The majority of this increase relates to the development of TriZetto's HealthWeb business to business portal and its e-applications. Expenses relating to system enhancements from which TriZetto derives revenue are not classified as research and development and are included in cost of revenues. As a percentage of total revenues, research and development expenses approximated 7% in 1999 and 9% in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses in 1999 increased $6.8 million, or 236%, to $9.7 million from $2.9 million in 1998. This increase was due primarily to expansion of the sales force, staff growth in management and administrative support areas, and expansion of related office space. As a percentage of total revenues, selling, general and administrative expenses approximated 29% in 1999 and 25% in 1998.

    AMORTIZATION OF DEFERRED STOCK COMPENSATION. Amortization of deferred stock compensation was $1.1 million in 1999 from $22,000 in 1998. Deferred stock compensation represents the allocated portion of the difference between the deemed fair value of TriZetto common stock and the exercise price of stock options granted to TriZetto's employees.

    WRITE OFF OF ACQUIRED IN-PROCESS TECHNOLOGY. TriZetto's acquisitions of Creative Business Solutions and HealthWeb in February 1999 resulted in an excess of purchase price over the fair market value of the assets purchased and liabilities assumed of $2.5 million. Of this amount, $484,000 was allocated to acquired in-process technology, based upon an independent appraisal, and was written-off in 1999. In addition, TriZetto's acquisition of Novalis in November 1999 resulted in an excess purchase price over the fair market value of the assets purchased and liabilities assumed of $13.6 million. Of this amount, $923,000 was allocated to acquired in process technology, based on an independent appraisal and was written off in 1999.

    INTEREST INCOME. Interest income in 1999 increased $317,000, or 151%, to $527,000 from $210,000 in 1998. The increase was due to the incremental cash invested in 1999 resulting from $4.5 million in gross proceeds TriZetto raised in April 1999, and the full year impact of TriZetto's investing approximately $6.0 million in gross proceeds it raised in April 1998. The increase is also a result of the investment of the net proceeds of $36.0 million raised during the initial public offering in October 1999.

    INTEREST EXPENSE. Interest expense in 1999 increased $204,000, or 392%, to $256,000 from $52,000 in 1998. The increase is due to interest paid on notes payable issued in February 1999 in connection with the purchase of HealthWeb and Creative Business Solutions, notes payable in connection with TriZetto's purchase of software applications licenses, and capital lease obligations for the purchase of computer and other office equipment.

    PROVISION FOR INCOME TAXES. Provision for income tax in 1999 decreased $295,000 to a tax benefit of $213,000 from a tax expense of $82,000 in 1998. The benefit was primarily generated from the pre-tax loss, partially offset by the recording of a valuation allowance on the deferred tax assets.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE COMBINED YEAR ENDED DECEMBER 31,
  1997

    REVENUES. Total revenues in 1998 increased $5.0 million, or 79%, to $11.4 million from $6.4 million in 1997. This increase was primarily due to a full year of non-recurring service revenue in 1998 as compared to seven months of non-recurring service revenue in 1997.

    Recurring revenue in 1998 increased $200,000, or 4%, to $5.3 million from $5.1 million in 1997. Non-recurring revenue in 1998 increased $4.8 million, or 362%, to $6.1 million from $1.3 million in 1997. This increase was primarily the result of the recognition of a full year of non-recurring revenue in 1998, with approximately seven months of non-recurring revenue recognized in 1997, 1998 non-recurring revenues also reflected the growth and demand for TriZetto's non-recurring services from inception in May 1997 through the year ended December 31, 1998.

    COST OF REVENUES. Cost of revenues in 1998 increased $2.2 million, or 41%, to $7.5 million from $5.3 million in 1997. As a percentage of total revenues, cost of revenues approximated 65% in 1998 and 83% in 1997.

    Cost of recurring revenue in 1998 decreased $900,000, or 18%, to $4.0 million from $4.9 million in 1997. This decrease was primarily the result of the elimination of amortization of internally developed software as of the date of the acquisition of Croghan & Associates on October 1, 1997. As a percentage of recurring revenue, cost of recurring revenue approximated 75% in 1998 and 96% in 1997.

    Cost of non-recurring revenue in 1998 increased $3.1 million, or 727%, to $3.5 million from $422,000 in 1997. This increase was primarily the result of a full year of non-recurring operations occurring in 1998 with approximately seven months of non-recurring operations occurring in 1997. The 1998 increase also reflected the costs required to support the growing business demands for TriZetto's non-recurring services during that period. As a percentage of non-recurring revenue, cost of non-recurring revenue approximated 57% in 1998 and 32% in 1997.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses, which excluded development expenses that were included in cost of revenues, in 1998 increased to $1.1 million from $0 in 1997. The increase was primarily due to Year 2000 remediation of TriZetto's owned software that is used in the provision of application services to TriZetto's customers. As a percentage of total revenues, research and development expense approximated 9% in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses in 1998 decreased $202,000, or 7%, to $2.9 million from $3.1 million in 1997. During 1997, Croghan & Associates had recognized approximately $350,000 of amortization expense related to goodwill. This expense was eliminated as of the acquisition of Croghan & Associates on October 1, 1997. As a percentage of total revenues, selling, general and administrative expenses approximated 25% in 1998 and 48% in 1997.

    AMORTIZATION OF DEFERRED STOCK COMPENSATION. Amortization of deferred stock compensation increased $22,000 in 1998 from $0 in 1997. This amount represents the allocated portion of the difference between the deemed fair value of our common stock and the exercise price of stock options granted to TriZetto's employees.

    INTEREST INCOME. Interest income in 1998 increased $180,000, to $210,000 from $30,000 in 1997. The increase was due to incremental cash available for investments resulting from approximately $6,000,000 in gross proceeds raised in the April 1998 private financing.

    INTEREST EXPENSE. Interest expense in 1998 decreased $45,000, or 46%, to $52,000 from $97,000 in 1997. The decrease was due to the forgiveness of $1.0 million of debt in 1997.

    PROVISION FOR INCOME TAXES. Provision for income tax in 1998 increased $8,000, or 11%, to $82,000 from $74,000 in 1997. The increase was primarily due to an increase in tax deductions for book purposes in 1998 not recognizable for tax purposes.

LIQUIDITY AND CAPITAL RESOURCES

    Since inception TriZetto has financed the operations primarily through a combination of cash from operations, private financings and an initial public offering of TriZetto common stock. As of June 30, 2000, TriZetto had approximately $11.9 million of cash, cash equivalents, short-term investments and long-term investments.

    Cash used in operating activities in the six months ended June 30, 2000 was $11.7 million. Cash used during this period was primarily attributable to net losses of $16.5 million, which was offset by $4.8 million, consisting of depreciation and amortization, amortization of deferred stock compensation, write off of in-process technology and other changes in operating asset and liability accounts. These losses were principally related to increased research and development expenses and sales, general and administrative expenses. In addition, the losses were generated by the expansion of TriZetto's infrastructure to support growing demand of its recurring line of business.

    Cash used in investing activities in the six months ended June 30, 2000 was $1.9 million. Cash used during this period was primarily the result of TriZetto's purchase of $3.0 million in property and equipment and software licenses, the $1.5 million cash portion (net of cash acquired) of TriZetto's acquisition of HME in January 2000, the $1.2 million cash payment of acquisition costs related to Erisco, and TriZetto's purchase of $2.2 million of short-term and long-term investments. These expenditures were partially offset by the liquidation of $6.0 million of TriZetto's short-term and long-term investments.

    Cash provided in financing activities in the six months ended June 30, 2000 was $3.2 million. The cash provided during this period was primarily the result of proceeds from line of credit of $2.8 million, proceeds from new capital lease obligations of $1.2 million, and the issuance of common stock related to employee exercise of stock options and employee purchase of common stock of $687,000, offset by principal payments on notes payable and capital lease obligations of $1.4 million.

    In March 1999, TriZetto entered into a revolving line of credit with a financial institution. In October 1999, TriZetto entered into a subsequent agreement which increased the amount available under the line of credit. The total amount available for borrowings under the line of credit is $3.0 million and expires in November 2000. In June 2000, TriZetto entered into a subsequent agreement whereby the line of credit is collateralized by a secured interest of $3.0 million. Borrowings under the line of credit bear interest at the bank's LIBOR rate plus 2.25%. Interest is payable monthly as it accrues. The credit agreement contains certain covenants that TriZetto must adhere to during the term of the agreement, including restrictions on the payment of dividends. As of June 30, 2000, TriZetto had outstanding borrowings on the line of credit of $2.7 million and letters of credit approximating $319,000.

    In December 1999, TriZetto entered into a line of credit with a financial institution. This line of credit was specifically established to finance computer equipment purchases. The line of credit has a total capacity of $2.0 million and expires in December 2000. Individual borrowings under the line of credit have a fixed interest rate between 9% and 11% per year. Payments including principal and interest are made monthly. Borrowings under the line of credit at June 30, 2000 totaled approximately $1.9 million, and are collateralized by substantially all of TriZetto's assets.

    TriZetto believes existing cash balances, cash generated from operations and future borrowings will be sufficient to meet its working capital and capital requirements for at least the next 12 months.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities," which established accounting and reporting standards for derivative instruments and hedging activities. SFAS 133 is effective for fiscal years beginning after June 15, 2000. It requires that an entity recognizes all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. To date, TriZetto has not engaged in derivative and hedging activities.

    In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), Revenue Recognition, which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. TriZetto believes that adopting SAB 101 will not have a material impact on its financial position or results of operations.

    In March 2000, the FASB issued Interpretation No. 44, or FIN 44, "Accounting for Certain Transactions Involving Stock Compensation," which is an interpretation of Accounting Principal Board No. 25. This interpretation clarifies:

    - the definition of employee for purposes of applying Opinion 25, which deals with stock compensation issues;

    - the criteria for determining whether a plan qualifies as a noncompensatory plan;

    - the accounting consequence of various modifications to the terms of a previously fixed stock option or award; and

    - the accounting for an exchange of stock compensation awards in a business combination.

    This interpretation is effective July 1, 2000, but certain conclusions in this interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this interpretation are recognized on a prospective basis from July 1, 2000. The adoption of FIN 44 does not have a material impact on TriZetto's financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Market risk represents the risk of loss that may impact TriZetto's financial position, operating results or cash flows due to adverse changes in financial and commodity market prices and rates. TriZetto is exposed to market risk due to changes in United States interest rates. This exposure is directly related to TriZetto's normal operating and funding activities. Historically and as of June 30, 2000, TriZetto has not used derivative instruments or engaged in hedging activities.

    The interest payable on TriZetto's $3.0 million credit facility is variable, based on the LIBOR rate, and, therefore, affected by changes in market interest rates. As of June 30, 2000, the amount outstanding on TriZetto's credit facility was $2.7 million and letters of credit approximating $300,000 had been written against the credit facility. The line of credit expires in November 2000. Changes in interest rates have no impact on TriZetto's other debt as all of its other notes are at fixed interest rates between 8% and 10%. TriZetto manages interest rate risk by investing excess funds in cash equivalents and short-term investments bearing variable interest rates, which are tied to various market indices. As a result, TriZetto does not believe that near-term changes in interest rates will result in a material effect on its future earnings, fair values or cash flows.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
      AND RESULTS OF OPERATIONS OF ERISCO MANAGED CARE TECHNOLOGIES, INC.

OVERVIEW

    On May 16, 2000, IMS HEALTH and TriZetto jointly announced a strategic alliance under which TriZetto will acquire Erisco for TriZetto stock. Further, IMS HEALTH and TriZetto will enter into technology and data agreements. The transaction supercedes the merger of TriZetto and IMS HEALTH announced
March 29, 2000, which has been terminated by the consent of both Board of Directors.

    Erisco has been a leading provider of application software and services to the healthcare industry for over three decades. Erisco's legacy system solutions, ClaimFacts and GroupFacts, were designed to help indemnity insurance carriers, third party administrators and self-administered corporations manage the administration of group health and life insurance products.

    Erisco's primary offering, Facets, is a client/server system which integrates advanced technology with clinical information to help managed care organizations ("MCOs") provide high-quality, cost-effective solutions in their marketplace. Primary markets include health maintenance organizations, managed-indemnity carriers and specialized MCO's.

    This discussion and analysis relates to ERISCO Managed Care
Technologies, Inc. and should be read in conjunction with the accompanying financial statements and related notes. The financial statements have been prepared using IMS HEALTH's historical basis in assets and liabilities and historical results of operations related to Erisco's business. The financial statements generally reflect the financial position, results of operations and cash flows of Erisco as if it were a separate entity for all periods presented. The financial statements include allocations of certain IMS HEALTH corporate and other expenses (including cash management, legal, accounting, tax, employee benefits, insurance services, data services and other corporate overhead) relating to Erisco's business for the years ended December 31, 1999, 1998 and 1997 and the six months ended June 30, 2000 and 1999. Management believes these allocation methods are reasonable. The financial information included herein may not necessarily reflect the financial position, results of operations and cash flows of Erisco in the future or what they would have been if Erisco had been a separate entity during the periods presented.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2000 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1999

    REVENUES. Software license revenue for the six months ended June 30, 2000 increased 11.9% to $7,831,000 compared with $6,999,000 for the same period in 1999. Revenue for the six months ended June 30, 2000 reflects the growing market acceptance of the Facets product line and the benefits of an expanded sales and marketing organization.

    Software maintenance revenue for the six months ended June 30, 2000 decreased 3.5% to $9,207,000 compared with $9,536,000 for the same period in 1999. Revenue for the six months ended June 30, 2000 reflects first quarter attrition from the legacy product line, offset by growth in the Facets customer base.

    Services revenue for the six months ended June 30, 2000 increased 15.2% to $6,858,000 compared with $5,952,000 for the same period in 1999. Revenue for the six months ended June 30, 2000 reflects the added professional services delivered to a growing Facets customer base.

    Other revenue for the six months ended June 30, 2000 decreased 49.6% to $606,000 compared with $1,202,000 for the same period in 1999. Revenue for the six months ended June 30, 2000 reflects lower hardware/software value added reseller (VAR) sales during the period.

    COSTS OF REVENUE. Costs of revenue for the six months ended June 30, 2000 were $14,978,000 compared with $14,276,000 for the same period in 1999, an increase of 4.9%. The increase is primarily due to higher support expenses related to the growing Facets customer base.

    GROSS MARGIN. Gross Margin for the six months ended June 30, 2000 was 38.9% compared with 39.7% for the same period in 1999. The Gross Margin decrease was related to lower software maintenance revenue.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and Development expenditures in the six months ended June 30, 2000 were $1,923,000 compared with $1,305,000 for the same period in 1999, an increase of 47.4%. The increase is primarily due to added resources related to Facets development.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative costs in the six months ended June 30, 2000 were $5,073,000 compared with $4,062,000 for the same period in 1999, an increase of 24.9%. This increase relates to an expanded marketing and sales organization.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization decreased to $581,000, or 8.5%, in the six months ended June 30, 2000 compared with $635,000 in the comparable period of 1999, due primarily to leasehold improvements in the New York office becoming fully amortized during 1999.

    OPERATING INCOME. Operating income in the six months ended June 30, 2000 was $1,947,000 compared with $3,411,000 for the same period in 1999, a decrease of 42.9%, due primarily to the higher operating costs and offset by the increase in revenue, all as noted above.

    RELATED PARTY INTEREST EXPENSE. Related party interest expense for the six months ended June 30, 2000 was $1,712,000 compared with $1,329,000 for the same period in 1999, an increase of 28.8%. These amounts reflect higher interest expense under the Company's note payable to Spartan Leasing Corporation.

    INCOME TAX PROVISION. Erisco's tax provision, calculated on a separate-company basis, was $99,000 for the six months ended June 30, 2000, compared with $897,000 for the comparable period in 1999, a decrease of 89%. The effective tax rate of 42.1% is higher than the U.S. federal statutory tax rate, principally due to state and local income taxes.

    NET INCOME. Net income for the six months ended June 30, 2000 was $136,000, compared with net income of $1,185,000 for the same period in 1999, a decrease of 88.5% due primarily to the after-tax impact of the operating income discussed above.

YEAR ENDED DECEMBER 31, 1999 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1998

    REVENUES. Software license revenue for the fiscal year ended December 31, 1999 increased 27.2% to $15,946,000 compared with $12,539,000 in fiscal year 1998. Revenue for the year ended December 31, 1999 reflects increased customer sales of the Facets product line.

    Software maintenance revenue for the fiscal year ended December 31, 1999 increased 30.9% to $19,357,000 compared with $14,784,000 in fiscal year 1998. Revenue for year ended December 31,1999 reflects the general overall growth in the Facets customer base over the prior year.

    Services revenue for the fiscal year ended December 31, 1999 increased 26.2% to $12,428,000 compared with $9,848,000 in fiscal year 1998. Revenue for the year ended December 31,1999 reflect increased professional services for (implementation and training) demand related to the general growth of the Facets customer base.

    Other revenue for the fiscal year ended December 31, 1999 increased 25.5% to $1,576,000 compared with $1,256,000 in fiscal year 1998. Revenue for the year ended December 31, 1999 reflects increased third party hardware and software VAR sales to Facets customers.

    COSTS OF REVENUE. Costs of revenue for the twelve months of 1999 were $29,068,000 compared with $25,760,000 in fiscal year 1998, an increase of 12.8%. The increase is primarily due to expanded support resources related to the growing Facets customer base.

    GROSS MARGIN. Gross Margin for the twelve months of 1999 was 41.0% compared with 33.0% for fiscal year 1998. The increase in Gross Margin is related to the increase in software licensing revenue.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and Development expenditures for the twelve months of 1999 were $2,496,000 compared with $1,514,000 in fiscal year 1998, an increase of 64.9%. The increase is primarily due to added resources related to Facets development.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative costs for the twelve months of 1999 were $7,481,000 compared with $6,567,000 in fiscal year 1998, an increase of 13.9%. This increase relates to the expansion of the Marketing and Sales organization, as well as increased advertising and promotion expenditures related to Facets.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased to $1,239,000 in the twelve months ended December 31, 1999 compared with $912,000 in the comparable period of 1998, an increase of 35.9%. This increase was due primarily to capital expenditures for computer equipment and facilities expansion in the New Jersey office.

    OPERATING INCOME. Operating income for the twelve months of 1999 was $9,023,000 compared with $3,674,000 in 1998, an increase of 145.6%. This increase was due primarily to the increases in revenue and offset by the higher operating costs, all as noted above.

    RELATED PARTY INTEREST EXPENSE. Related party interest expense for the fiscal year ended December 31, 1999 was $2,875,000 compared with $2,761,000 for the same period in 1998, an increase of 4.1%. This amount consists mainly of interest expense under Erisco's note payable to Spartan Leasing Corporation.

    OTHER INCOME (EXPENSE).  Other income for the fiscal year ended
December 31, 1999 was $125,000 compared with other expense of $64,000 for the same period in 1998, a change of $189,000. This change is primarily a result of accrued interest on a note receivable.

    INCOME TAX PROVISION. Erisco's tax provision, calculated on a separate-company basis, was $2,704,000 for the twelve months of 1999, compared with $389,000 for the comparable period of 1998, an increase of 595.1%. The effective tax rate of 43.1% is higher than the U.S. federal statutory tax rate, principally due to the state and local income taxes.

    NET INCOME. The net income for the twelve months of 1999 was $3,569,000, compared with net income of $460,000 in 1998, due primarily to the after-tax impact of the operating income discussed above.

YEAR ENDED DECEMBER 31, 1998 COMPARED WITH YEAR ENDED DECEMBER 31, 1997

    REVENUES. Software license revenue for the fiscal year ended December 31, 1998 increased 3.5% to $12,539,000 compared with $12,116,000 in fiscal year 1997. Revenue for the year ended December 31, 1998 reflects customer growth within the Facets product line.

    Software maintenance revenue for the fiscal year ended December 31, 1998 increased 14.6% to $14,784,000 compared with $12,895,000 in fiscal year 1997. Revenue for year ended December 31,1998 reflects the addition of new sales in 1997 and 1998 going onto maintenance in the Facets customer base over the prior year.

    Services revenue for the fiscal year ended December 31, 1998 increased 30.8% to $9,848,000 compared with $7,528,000 in fiscal year 1997. Revenue for the year ended December 31,1998 reflect increased professional services demand related to the general growth of the Facets customer base.

    Other revenue for the fiscal year ended December 31, 1998 decreased 18.0% to $1,256,000 compared with $1,532,000 in fiscal year 1997. Revenue for the year ended December 31, 1998 reflects lower demand for hardware and software VAR sales to Facets customers.

    COSTS OF REVENUE. Costs of revenue for the twelve months of 1998 were $25,760,000 compared with $21,514,000 in fiscal year 1997, an increase of 19.7%. The increase is primarily due to expanded support resource expenses related to the growing Facets customer base.

    GROSS MARGIN. Gross Margin for the twelve months of 1998 was 33.0% compared with 36.9% for fiscal year 1997. The decrease in Gross Margin was related to a slower growth in software license revenue.

    RESEARCH AND DEVELOPMENT EXPENSES. Research and Development expenditures for the twelve months of 1998 were $1,514,000 compared with $888,000 in fiscal year 1997, an increase of 70.5%. The increase is due to added resources related to Facets development.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative costs for the twelve months of 1998 were $6,567,000 compared with $5,267,000 in fiscal year 1997, an increase of 24.7%. This increase relates to an expanded marketing promotion campaign for Facets and increase in resources to the organization.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased to $912,000 in the twelve months ended December 31, 1998 compared with $769,000 in the comparable period of 1997, an increase of 18.6%. This increase was due primarily to capital expenditures for computer equipment.

    OPERATING INCOME. Operating income for the twelve months of 1998 was $3,674,000 compared with $5,633,000 in 1997, a decrease of 34.8%. This increase was due primarily to the higher operating costs, offset by the increase in revenue, as noted above.

    RELATED PARTY INTEREST EXPENSE. Related party interest expense for the fiscal year ended December 31, 1998 was $2,761,000 compared with $2,044,000 for the same period in 1997, an increase of 35.1%. This amount consists mainly of interest expense under the Company's note payable to Spartan Leasing Corporation.

    OTHER INCOME (EXPENSE).  Other expense for the fiscal year ended
December 31, 1998 was $64,000 compared to $51,000 for the same period in 1997. This amount reflects a minor change in implied interest on a note payable.

    INCOME TAX PROVISION. Erisco's tax provision, calculated on a separate-company basis, was $389,000 for the twelve months of 1998, compared with $1,507,000 for the comparable period of 1997. The effective tax rate of 45.8% is higher than the U.S. federal statutory tax rate, principally due to the state and local income taxes.

    NET INCOME. The net income for the twelve months of 1998 was $460,000, compared with net income of $2,031,000 in 1997, a decrease of 77% due primarily to the after-tax impact of the operating income discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    Erisco has been operating as an entity wholly owned by IMS HEALTH and, as such, has been dependent on IMS HEALTH for cash management, credit and financial resources on an as needed basis to fund operations and to fund seasonal cash needs. In the opinion of management, Erisco's existing cash balances combined with cash generated from operations are expected to be sufficient to meet Erisco's short-term annual financing requirements.

    IMS HEALTH uses a centralized cash management system to finance its operations. Cash deposits from Erisco are transferred to IMS HEALTH on a daily basis, while IMS HEALTH funds Erisco's disbursement bank accounts as required. No interest has been charged on these transactions. As a result, Erisco's cash and cash equivalents in the accompanying financial statements are $0.

    Net cash provided by operating activities totaled $7,987,000 for the six months ended June 30, 2000. This compares with $7,109,000 for the comparable period in 1999. The increase in the six-month period ended June 30, 2000 is due to improved accounts receivable collections.

    Net cash used in investing activities totaled $1,537,000 for the six months ended June 30, 2000. This compares with cash used of $4,470,000 for the comparable period in 1999. The decrease in cash usage was primarily due to significant capital improvements to office facilities made in 1999.

    Net cash used in financing activities totaled $6,450,000 for the six months ended June 30, 2000. This compares with cash used of $2,639,000 for the comparable period in 1999. The increase in cash usage was primarily due to increased net transfers to IMS HEALTH.

    Net cash provided by operating activities was $9,294,000 and $15,284,000 for the years ended December 31, 1999 and 1998, respectively. The decrease of $5,990,000 in 1999 was due to very high accounts receivable collections in 1998.

    Net cash used in investing activities was $6,870,000 and $4,006,000 for the years ended December 31, 1999 and 1998, respectively. The increases are the result of capital improvements to office facilities and expenditures for computer equipment.

    Net cash used in financing activities was $2,424,000 and $11,278,000 for the years ended December 31, 1999 and 1998, respectively. The variances are mainly the result of changes in net transfers from IMS HEALTH.

RECENT ACCOUNTING PRONOUNCEMENTS

    In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25" ("FIN No. 44"). The interpretation provides guidance for certain issues relating to stock compensation, involving employees that arose in applying Opinion 25. The provisions of FIN No. 44 are effective July 1, 2000. Adoption of FIN No. 44 will have no impact on the Company's financial statements.

    In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 Revenue Recognition in Financial Statements ("SAB No. 101"). SAB No. 101 summarizes certain of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company believes its revenue recognition policies are in compliance with the SEC staff's views.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

    This proxy statement contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of TriZetto. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions in this proxy statement.

    These forward-looking statements are subject to numerous assumptions, risks and uncertainties, and the Private Securities Litigation Reform Act provides a "safe harbor" for these statements. These assumptions, risks and uncertainties include, among others, the following:

    - TriZetto may not achieve the benefits it expects from the merger which may have a material adverse effect on TriZetto's business, financial condition and operating results and/or could result in loss of key personnel.

    - The merger could adversely affect TriZetto's financial results.

    - The market price of TriZetto's common stock may decline as a result of the merger.

    - Failure to complete the merger could negatively impact TriZetto's stock price, future business and operations.

    - TriZetto depends on the efficient operation of the Internet, other networks and systems of third parties; if they do not operate efficiently, TriZetto will not be able to effectively provide its products and services.

    - Security breaches could damage TriZetto's reputation and business.

    - TriZetto could be subject to potential liability claims related to use of its products and services.

    - The stock price of TriZetto may be extremely volatile.

    - Failure to attract and retain experienced personnel and senior management could harm TriZetto's ability to grow.

    - TriZetto's limited ability to protect its proprietary technology may adversely affect its ability to compete, and TriZetto may be found to infringe upon the proprietary rights of others, which could harm its business.

    - Future issuances of TriZetto shares could affect TriZetto's stock price.

    - Competitive pressures in the healthcare sectors served by TriZetto may increase significantly.

    - Unanticipated changes in operating expenses and capital expenditures may negatively affect operations.

    - Changing customer business conditions may negatively affect operations.

    - Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the SEC and similar agencies with regulatory oversight may negatively impact future results of operations.

    - Developments in third party technology could result in competitive disadvantages and potentially impair TriZetto's existing assets, products and services.

    - General economic or business conditions including inflation and capital market conditions, both domestic and foreign, may be less favorable than expected, resulting in, among other things, lower than expected revenues.

    - Legislative or regulatory changes may adversely affect the business in which TriZetto is engaged, including, without limitation, laws regulating the confidentiality of patient records, the healthcare industry and the Internet.

    - Adverse changes may occur in the securities markets.

    - Other risk factors as may be detailed from time to time in TriZetto's public announcements and filings with the SEC.

    - The decision by Sybase to stop offering its relational database system, which is used by Erisco's Facets product, may cause TriZetto to incur significant expenses to develop an alternative relational database system.

    Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this proxy statement.

    All subsequent written and oral forward-looking statements attributable to TriZetto or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. TriZetto does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined financial information is based on the historical financial statements of TriZetto and Erisco and has been prepared to illustrate the effect of the merger.

    The unaudited pro forma condensed combined balance sheet is as of June 30, 2000 and is presented as if the merger occurred as of June 30, 2000. The unaudited pro forma condensed combined statements of income for the year ended December 31, 1999 and for the six-month period ended June 30, 2000 assume that the merger occurred as of January 1, 1999.

    The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and accompanying disclosures contained in this proxy statement.

    The merger will be accounted for under the purchase method of accounting in accordance with Financial Accounting Standards Board Opinion No. 16. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is created to the extent that the merger consideration, including certain acquisition and closing costs, exceeds the fair value of net assets acquired. Based on the information currently available, the merger is expected to initially create approximately $143.0 million in goodwill and other intangibles. It is estimated that this goodwill and other intangibles will be amortized on a straight-line basis over 3-5 years. The actual goodwill arising from the merger will be based on the merger consideration, including certain acquisition and closing costs, and fair values of assets and liabilities on the date the merger is consummated. No assurance can be given that the actual goodwill amount arising from the merger or the goodwill amortization period will not be more or less than the amount or period currently contemplated in the unaudited pro forma condensed combined financial information.

    TriZetto expects that it will incur costs in connection with the merger which will be capitalized. Certain post-combination integration expenses resulting from combining the companies, which will be expensed, are not reflected in the unaudited pro forma condensed combined financial information. Additionally, the unaudited pro forma condensed combined financial information is based on a number of assumptions, estimates and uncertainties including, but not limited to, estimates of the fair values of assets acquired and liabilities assumed and estimated acquisition and closing costs.

    The unaudited pro forma condensed combined financial information presented below does not reflect future events that may occur after the merger. TriZetto believes that operating expense synergies between TriZetto and Erisco will be realized after the merger. However, for purposes of the unaudited pro forma condensed combined financial information presented below, these synergies have not been reflected because TriZetto cannot assure you that they will be realized.

    The unaudited pro forma condensed combined financial information assumes the issuance of approximately 12,142,857 shares of TriZetto's common stock to effect the merger. However, the actual number of shares issued may be more or less than this amount depending upon, among other things, the average closing price of TriZetto's common stock for the 15 trading days ending on the third trading day prior to the closing date of the merger.

    As a result of these assumptions, estimates and uncertainties, the accompanying unaudited pro forma condensed combined financial information does not purport to describe the actual financial condition or results of operations that would have been achieved had the merger in fact occurred on the dates indicated, nor does it purport to predict TriZetto's future financial condition or results of operations.

                     UNAUDITED PRO FORMA COMBINED CONDENSED

                           CONSOLIDATED BALANCE SHEET

                              AS OF JUNE 30, 2000

                                 (IN THOUSANDS)

                                                                  HISTORICAL
                                                              -------------------                 PRO FORMA
                                                              TRIZETTO    ERISCO    ADJUSTMENTS     TOTAL
                                                              --------   --------   -----------   ----------
ASSETS

Current assets
  Cash and cash equivalents.................................  $  8,433   $     --    $ 32,000(A)   $ 40,433
  Accounts receivable, net..................................     9,269      2,518                    11,787
  Prepaid expenses and other current assets.................     2,716      1,611                     4,327
  Due from IMS HEALTH.......................................        --     34,921     (34,921)(A)        --
                                                              --------   --------    --------      --------
    Total current assets....................................    20,418     39,050      (2,921)       56,547
Property and equipment, net.................................    11,707      4,470                    16,177
Computer Software...........................................                7,029      (7,029)(B)        --
Long-term investments.......................................     3,434         --                     3,434
Other assets................................................     1,854         --                     1,854
Goodwill and other intangible assets, net...................    21,426         --     143,045(C)    164,471
                                                              --------   --------    --------      --------
    Total assets............................................  $ 58,839   $ 50,549    $133,095      $242,483
                                                              ========   ========    ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable..........................................  $  2,289   $    272                  $  2,561
  Accrued expenses..........................................     9,062      4,706       9,500(D)     23,268
  Short term obligations....................................     4,487         --                     4,487
  Taxes payable.............................................        10         --                        10
  Deferred revenue..........................................       177     14,821     (10,375)(E)     4,623
                                                              --------   --------    --------      --------
    Total current liabilities...............................    16,025     19,799        (875)       34,949
Long term obligations.......................................     2,859        886                     3,745
Deferred income taxes.......................................        --      2,217                     2,217
Deferred revenue............................................       113         --                       113
                                                              --------   --------    --------      --------
    Total liabilities.......................................    18,997     22,902        (875)       41,024
                                                              --------   --------    --------      --------
Stockholders' equity
  Common stock..............................................        21         --          12(G)         33
  Paid-in capital...........................................    70,400     57,061     107,614(F,G)   235,075
  Deferred stock compensation...............................    (4,894)        --                    (4,894)
  Accumulated deficit.......................................   (25,642)   (29,414)     26,344(F,H)   (28,712)
  Other stockholders' equity................................       (43)        --                       (43)
                                                              --------   --------    --------      --------
    Total stockholders' equity..............................    39,842     27,647     133,970       201,459
                                                              --------   --------    --------      --------
    Total liabilities and stockholders' equity..............  $ 58,839   $ 50,549    $133,095      $242,483
                                                              ========   ========    ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                     UNAUDITED PRO FORMA COMBINED CONDENSED

                      CONSOLIDATED STATEMENT OF OPERATIONS

                     TWELVE MONTHS ENDED DECEMBER 31, 1999

                                 (IN THOUSANDS)

                                                                  HISTORICAL
                                                              -------------------                 PRO FORMA
                                                              TRIZETTO    ERISCO    ADJUSTMENTS     TOTAL
                                                              --------   --------   -----------   ----------
Revenues:
  Recurring revenue.........................................  $19,448    $    --                   $ 19,448
  Non-recurring revenue.....................................   13,478         --                     13,478
  Software license, maintence services and other revenue....       --     49,307                     49,307
                                                              -------    -------                   --------
Total revenues..............................................   32,926     49,307                     82,233
                                                              -------    -------                   --------
Cost of Revenues:
  Recurring revenue.........................................   17,057         --                     17,057
  Non-recurring revenue.....................................    9,751         --                      9,751
  Software revenue..........................................       --     29,068                     29,068
                                                              -------    -------                   --------
Total cost of revenues......................................   26,808     29,068                     55,876
                                                              -------    -------                   --------
Gross profit................................................    6,118     20,239                     26,357
                                                              -------    -------                   --------
Operating expenses:
  Research and development..................................    2,371      2,496                      4,867
  Selling, general and administrative.......................    9,694      8,720       32,985(I)     51,399
  Amortization of deferred stock compensation...............    1,057         --                      1,057
  Write off of acquired in-process technology...............    1,407         --        3,070(H)      4,477
                                                              -------    -------     --------      --------
Total operating expenses....................................   14,529     11,216       36,055        61,800
                                                              -------    -------     --------      --------
Income (loss) from operations...............................   (8,411)     9,023      (36,055)      (35,443)

Interest income.............................................      527                                   527
Interest expense............................................     (256)                                 (256)
Other expense...............................................       --     (2,750)                    (2,750)
                                                              -------    -------     --------      --------
Income (loss) before provision for (benefit of)
  Income taxes..............................................   (8,140)     6,273      (36,055)      (37,922)
Provision for (benefit of) income taxes.....................     (213)     2,704                      2,491
                                                              -------    -------     --------      --------
Net income (loss)...........................................  $(7,927)   $ 3,569     $(36,055)     $(40,413)
                                                              =======    =======     ========      ========
Net loss per share
Basic.......................................................  $ (0.85)                             $  (1.88)
                                                              =======                              ========
Diluted.....................................................  $ (0.85)                             $  (1.88)
                                                              =======                              ========
Shares used in computing net loss per share:
Basic.......................................................    9,376                                21,519
                                                              =======                              ========
Diluted.....................................................    9,376                                21,519
                                                              =======                              ========

  The accompanying notes are an integral part of these consolidated financial statements.

                     UNAUDITED PRO FORMA COMBINED CONDENSED

                      CONSOLIDATED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 2000

                                 (IN THOUSANDS)

                                                                  HISTORICAL
                                                              -------------------                 PRO FORMA
                                                              TRIZETTO    ERISCO    ADJUSTMENTS     TOTAL
                                                              --------   --------   -----------   ----------
Revenues:
  Recurring revenue.........................................  $ 24,344   $    --                   $ 24,344
  Non-recurring revenue.....................................    11,132        --                     11,132
  Software license, maintenance, service and other
    revenue.................................................        --    24,502                     24,502
                                                              --------   -------                   --------
Total revenues..............................................    35,476    24,502                     59,978
                                                              --------   -------                   --------
Cost of Revenues:
  Recurring revenue.........................................    22,656        --                     22,656
  Non-recurring revenue.....................................     7,756        --                      7,756
  Software revenue..........................................        --    14,978                     14,978
                                                              --------   -------                   --------
Total cost of revenues......................................    30,412    14,978                     45,390
                                                              --------   -------                   --------
Gross profit................................................     5,064     9,524                     14,588
                                                              --------   -------                   --------
Operating expenses:
  Research and development..................................     3,197     1,923                      5,120
  Selling, general and administrative.......................    17,395     5,654       16,493(I)     39,542
  Amortization of deferred stock compensation...............       892        --                        892
  Write off of acquired in-process technology...............       536        --                        536
                                                              --------   -------     --------      --------
Total operating expenses....................................    22,020     7,577       16,493        46,090
                                                              --------   -------     --------      --------
Income (loss) from operations...............................   (16,956)    1,947      (16,493)      (31,502)
Interest income.............................................       609                                  609
Interest expense............................................      (183)                                (183)
Other expense...............................................        --    (1,712)            (J)     (1,712)
                                                              --------   -------     --------      --------
Income (loss) before provision for (benefit of)
  Income taxes..............................................   (16,530)      235      (16,493)      (32,788)
Provision for income taxes..................................        --        99                         99
                                                              --------   -------     --------      --------
Net income (loss)...........................................  $(16,530)  $   136     $(16,493)     $(32,887)
                                                              ========   =======     ========      ========
Net loss per share
Basic.......................................................  $  (0.85)                            $  (1.04)
                                                              ========                             ========
Diluted.....................................................  $  (0.85)                            $  (1.04)
                                                              ========                             ========
Shares used in computing net loss per share:
Basic.......................................................    19,557                               31,700
                                                              ========                             ========
Diluted.....................................................    19,557                               31,700
                                                              ========                             ========

  The accompanying notes are an integral part of these consolidated financial statements.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

                       CONSOLIDATED FINANCIAL INFORMATION

                                 (IN THOUSANDS)

NOTE 1.  SUMMARY OF TRANSACTION

    In connection with TriZetto's acquisition of Erisco, TriZetto will exchange 12,143 shares of common stock, and assumed liabilities of approximately $8.1 million for all of the outstanding shares of Erisco and incurred or are expecting to incur acquisition related costs of approximately $9.5 million.

    The allocation of the purchase price was as follows:

    Allocation of purchase price:

Total current assets........................................  $ 36,129
Property and equipment and other noncurrent assets..........     4,470
Goodwill(a).................................................    94,495
Acquired workforce(b).......................................     5,960
Core technology(c)..........................................    26,860
Trade Name(d)...............................................     3,100
Customer lists(e)...........................................    12,630
Acquired in-process technology(f)...........................     3,070
                                                              --------
                                                              $186,714
                                                              ========

------------------------------

    (a) Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and will be amortized over five years.

    (b) Acquired workforce was valued on a replacement cost basis and will be amortized on a straight line basis over a three-year period, the period of time TriZetto estimates it will benefit from the workforce.

    (c) Core technology is being amortized on a straightline basis over three years.

    (d) The intangible asset related to Erisco's trade name and is being amortized on a straight line basis over five years.

    (e) Customer lists are being amortized on a straightline basis over five years.

    (f) The valuation of the purchased in-process research development of $3,070 was based on the result of an independent appraisal using the income approach. Under this method, value is dependent on the present value of future economic benefits to be derived from the ownership of an asset. Central to this method is an analysis of the earnings potential represented by the appraised asset and of the underlying risks associated by obtaining those earnings. Value indications are developed by discounting future net cash flows available for distribution to their present value at market-based rates of return.

NOTE 2.  UNAUDITED PRO FORMA COMBINED NET INCOME (LOSS) PER SHARE:

   Basic net income (loss) per share and shares used in computing the net income
(loss) per share for the year ended December 31, 1999 and the six months ended June 30, 2000 are based upon the historical weighted average common shares outstanding. Dilutive net income (loss) per share reflects the potenial dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. Potential common stock has been excluded from the computation of net loss per share as its effect would be anti-dilutive.

    The 12,143 shares of common stock issued in connection with the acquisition has been included in the calculation of pro forma basic and diluted net loss per share as follows:

                                                                  YEAR ENDED            SIX MONTHS
                                                                 DECEMBER 31,              ENDED
                                                                     1999              JUNE 30, 2000
                                                              -------------------   -------------------
                                                               BASIC     DILUTED     BASIC     DILUTED
                                                              --------   --------   --------   --------
Shares used in computing basic and diluted net loss per
  share.....................................................    9,376      9,376     19,557     19,557
Adjustment to reflect common stock issued in acquisition....   12,143     12,143     12,143     12,143
                                                               ------     ------     ------     ------
Shares used in computing pro forma basic and diluted net
  loss per share attributable to common stockholders........   21,519     21,519     31,700     31,700
                                                               ======     ======     ======     ======

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

                       CONSOLIDATED FINANCIAL INFORMATION

                                 (IN THOUSANDS)

NOTE 3.  PRO FORMA ADJUSTMENTS:

   The following pro forma adjustments are based upon management's preliminary estimates of the value of the tangible and intangible assets acquired. These estimates are subject to finalization.

    (A) Represents the guaranteed cash that TriZetto will receive from Erisco's parent company upon the closing of the Erisco merger as stated in the Agreement and Plan of Reorganization, this amount is reclassified from the "due from IMS HEALTH" line on the balance sheet. The remaining intercompany receivable will not be assumed by TriZetto.

    (B) Computer Software has been revalued by an independent appraisal and reclassified as part of intangible assets--"Completed technology".

    (C) Represents $143,045 of goodwill and other intangible assets, summarized as follows:

Goodwill....................................................  $ 94,495
Completed technology........................................    26,860
Trade name..................................................     3,100
Acquired workforce..........................................     5,960
Customer lists..............................................    12,630
                                                              --------
                                                              $143,045
                                                              ========

    (D) Represents accrued transaction costs associated with the acquisition.

    (E) Represents Erisco's deferred revenue for which no future deliverable or liability exists.

    (F) Represents the elimination of $57,061 from Erisco's paid-in-capital account and $29,414 from its accumulated deficit account.

    (G) Represents the common stock issued in connection with the acquisition (12,143 shares of $0.001 par value common stock at an estimated price of $13.56, resulting in $12 of par value and $164,675 of paid-in-capital).

    (H) Represents $3,070 of acquired in-process technology. Management concluded that technological feasibility of the acquired in-process technologies was not established and that the acquired in-process technology had no alternative future use. Such amounts are reflected as a charge to accumulated deficit in the unaudited proforma balance sheet at June 30, 2000. Such in-process technology was valued in the manner stated in Note 1(f) and is expensed in accordance with Financial Accounting Standard No. 2 "Accounting for Research and Development Costs".

    (I) Represents amortization of goodwill and other intangible assets over three to five years.

    (J) Other expenses for the six months ended June 30, 2000 and the year ended December 31, 1999 included $1,712 and $2,875 of related party interest expense, respectively. Such expense will not recur.

                          THE TRIZETTO SPECIAL MEETING

DATE, TIME AND PLACE OF SPECIAL MEETING

    This proxy statement is being mailed to the holders of TriZetto common stock
for use at the TriZetto special meeting to be held on         , 2000 at
10:00 a.m., Pacific time, at the Marriott Newport Beach Hotel, 900 Newport Center Drive, Newport Beach, California 92660, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED AT SPECIAL MEETING

    At the TriZetto special meeting, TriZetto stockholders will be asked to consider and vote upon proposals to approve the issuance of shares of TriZetto common stock to IMS HEALTH, as the sole stockholder of Erisco, in connection with the merger of a wholly owned subsidiary of TriZetto with and into Erisco, resulting in Erisco becoming a wholly owned subsidiary of TriZetto, and to approve an amendment to TriZetto's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of TriZetto capital stock from 45,000,000 to 100,000,000 consisting of 5,000,000 shares of undesignated preferred stock and 95,000,000 shares of undesignated series common stock.

PROXIES

    As a TriZetto stockholder, you are encouraged to use the accompanying proxy if you are unable to attend the TriZetto special meeting in person or wish to have your shares voted by proxy even if you do attend the TriZetto special meeting. All proxies that are properly executed and returned, and that are not revoked, will be voted in the manner specified therein. Proxies received that do not contain voting instructions will be voted "FOR" approval of the issuance of shares of TriZetto common stock in the merger and "FOR" the amendment to the Amended and Restated Certificate of Incorporation of TriZetto. TriZetto's board of directors does not presently intend to bring any business before the special meeting other than the specific proposals referred to in this proxy statement and the Notice of Special Meeting. TriZetto's board of directors is unaware of any other matters to be brought before the special meeting. As to any business that may properly come before the special meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such shares.

REVOCATION OF PROXIES

    A TriZetto stockholder who signs and mails the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to TriZetto, by mailing a later dated proxy which is received by TriZetto prior to the TriZetto special meeting, or by voting in person at the TriZetto special meeting. All written notices of revocation and other communications with respect to revocation of TriZetto proxies should be addressed to The TriZetto
Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660,
Attention: Secretary. If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change your vote.

RECORD DATE

    Only holders of record of shares of TriZetto common stock at the close of business on August 31, 2000 are entitled to notice of and to vote at the TriZetto special meeting, with each share entitled to one vote.

NO APPRAISAL RIGHTS

    TriZetto stockholders have no appraisal rights in connection with the issuance of shares in connection with the merger.

VOTE REQUIRED

    Approval of the issuance of shares of TriZetto common stock in the merger requires the favorable vote of the holders of at least a majority of the shares present and entitled to vote at the special meeting. Approval of the amendment to TriZetto's Amended and Restated Certificate of Incorporation that increases the authorized number of shares of TriZetto capital stock requires the favorable vote of the holders of at least a majority of the shares of TriZetto common stock outstanding as of the record date. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. Shares relating to any proxy as to which a broker non-vote is indicated on a proposal will not be considered present and entitled to vote with respect to any such proposal. An abstention or a broker non-vote with respect to the proposal to amend TriZetto's Amended and Restated Certificate of Incorporation will have the effect of a vote against that proposal. With respect to the proposal for the issuance of shares of TriZetto common stock, an abstention will have the same effect as a "NO" vote and a broker non-vote will have no effect. TRIZETTO'S BOARD OF DIRECTORS URGES THE TRIZETTO STOCKHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

    In order to induce IMS HEALTH to enter into the transaction, certain stockholders of TriZetto have entered into voting agreements with IMS HEALTH obligating them to vote their shares, and any additional shares they acquire, in favor of the issuance of shares to IMS HEALTH in connection with the merger and against any action that would interfere with the merger or the issuance of the shares in connection with merger. As of the record date, such stockholders as a group beneficially owned 10,909,694 shares (exclusive of any shares issuable upon the exercise of options) of TriZetto common stock, representing approximately 51% of the shares of TriZetto common stock outstanding as of the record date.

QUORUM

    Holders of a majority of the outstanding shares of TriZetto common stock entitled to vote must be present, either in person or by proxy, at the TriZetto special meeting to constitute a quorum. In general, abstentions and broker non-votes will be counted as present or represented for the purposes of determining a quorum for the TriZetto special meeting. As discussed above, holders of approximately 51% of the shares of TriZetto common stock outstanding as of the record date have given IMS HEALTH irrevocable proxies to vote their shares at the special meeting.

EXPENSES OF SOLICITATION

    It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, TriZetto's directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished. TriZetto may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by TriZetto.

RECOMMENDATION OF TRIZETTO'S BOARD OF DIRECTORS

    TRIZETTO'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, DECLARED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, TRIZETTO AND THE TRIZETTO STOCKHOLDERS. ACCORDINGLY, TRIZETTO'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE TRIZETTO STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF TRIZETTO COMMON STOCK PURSUANT TO THE MERGER AND "FOR" APPROVAL OF THE AMENDMENT TO TRIZETTO'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION THAT WILL INCREASE THE AUTHORIZED SHARES OF TRIZETTO TO 100,000,000 SHARES, CONSISTING OF 5,000,000 SHARES OF UNDESIGNATED PREFERRED STOCK AND 95,000,000 SHARES OF COMMON STOCK. See "The Merger--TriZetto Reasons for the Merger; Recommendation of TriZetto's Board of Directors."

OTHER MATTERS

    It is not expected that any other matters will be brought before the TriZetto special meeting. If any other matters are properly brought before the TriZetto special meeting, including a motion to adjourn or postpone the TriZetto special meeting to another time and/or place for the purpose of, among other things, permitting dissemination of information regarding material developments relating to the merger agreement and the merger, or soliciting additional proxies in favor of the approval of the issuance of shares of TriZetto common stock in connection with the merger, the persons named on the accompanying proxy card will vote the shares represented by the proxy upon such matters in their discretion. However, if TriZetto proposes to adjourn or postpone its special meeting for the purpose of soliciting additional votes in favor of the issuance of shares of TriZetto stock in connection with the merger, and seeks a vote of TriZetto stockholders on such proposal, proxies that have been voted against the issuance of shares (or on which a TriZetto stockholder has elected to abstain) will not be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies. Any other proxy will be deemed to have voted "FOR" any such adjournment or postponement proposal. Should the TriZetto special meeting be reconvened, all proxies will be voted in the same manner as such proxies would have been voted when the TriZetto special meeting was originally convened, except for proxies effectively revoked or withdrawn prior to the time proxies are voted at the reconvened TriZetto special meeting.

STOCK CERTIFICATES

    TRIZETTO STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. TRIZETTO STOCKHOLDERS WILL NOT EXCHANGE THEIR STOCK CERTIFICATES IN CONNECTION WITH THE MERGER.

                                   THE MERGER

    THE FOLLOWING DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY, AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU ARE URGED TO READ THE MERGER AGREEMENT CAREFULLY. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS DOCUMENT AND IS INCORPORATED IN THIS DOCUMENT BY REFERENCE.

BACKGROUND OF THE MERGER

    During the summer of 1999, TriZetto determined that obtaining the rights to license Erisco's software with TriZetto's ASP offerings would be desirable in order to most effectively penetrate the healthcare payor market. Throughout the summer and fall of 1999, executive officers of both companies participated in informal discussions regarding an ASP arrangement between the parties.

    In February 2000, Jeffrey A. Margolis, TriZetto's Chief Executive Officer, and Tony Bellomo, Erisco's President, had several additional discussions regarding TriZetto's desire to enter into an ASP agreement with Erisco.
Mr. Bellomo outlined his concerns regarding the effectiveness of an ASP relationship, and Mr. Margolis and Mr. Bellomo initially discussed the possibility of an equity transaction. On February 23, 2000, TriZetto and IMS HEALTH signed a Mutual Non-Disclosure Agreement. Also on February 23, 2000,
Mr. Margolis, Mr. Bellomo, Victoria R. Fash, IMS HEALTH's President and Chief Executive Officer, and Robert E. Weissman, IMS HEALTH's Chairman, met to discuss TriZetto's and Erisco's strategic objectives. The parties also discussed TriZetto's possible acquisition of Erisco. Mr. Margolis outlined his strategic vision of a combination of TriZetto and Erisco, operating philosophies and objectives and the potential strategic benefit of a combination.

    On March 2, 2000, senior executives of TriZetto, IMS HEALTH and Erisco as well as TriZetto's legal advisors attended an organizational meeting in Newport Beach, California to discuss due diligence, the potential terms of a deal and the timing of a possible acquisition. These discussions continued for several days. On March 2, 2000, TriZetto held a telephonic board meeting to discuss the status of the potential acquisition of Erisco. On March 7, 2000, TriZetto's legal counsel distributed a draft of a merger agreement contemplating the acquisition of Erisco by TriZetto.

    From March 3, 2000 through March 9, 2000, senior executives of TriZetto, IMS HEALTH and Erisco continued to discuss other possible strategic relationships and potential synergies among the three companies. During this period, the parties continued to negotiate TriZetto's acquisition of Erisco in person and via telephonic meetings. Principal business terms were discussed at these meetings, but no definitive agreements were made between the parties. On
March 9, 2000, senior executives of IMS HEALTH and TriZetto discussed restructuring the proposed Erisco transaction into a full business combination of TriZetto and IMS HEALTH. From March 12, 2000 through March 17, 2000, senior executives of TriZetto, IMS HEALTH and Erisco met and discussed a variety of business combination scenarios. At the conclusion of those meetings, it was determined that a business combination would be structured under which IMS HEALTH would merge into TriZetto, with the stockholders of IMS HEALTH owning approximately 85% of the resulting entity.

    On March 19, 2000, TriZetto's executives flew to Westport, Connecticut to continue negotiations, due diligence, and to prepare to announce the transaction. The meetings between the parties occurred in Westport, Connecticut and New York, New York through March 28, 2000. During that period, TriZetto engaged UBS Warburg to provide financial advisory services to TriZetto in connection with the IMS HEALTH merger, and TriZetto, IMS HEALTH and their legal and financial advisors discussed transaction terms. These transaction terms included valuation, management of the surviving corporation, name of the surviving corporation, headquarters location and transaction structure, among other things. The parties also discussed the merger agreement and other documents evidencing the various agreements including voting agreements and related documents.

    From March 25, 2000 to March 27, 2000, TriZetto's board held daily telephonic board meetings, together with TriZetto's legal and financial advisors, to discuss the progress of the negotiations of the definitive agreement, the potential synergies between the companies, and other related issues. On March 27, 2000, TriZetto's board held a meeting in New York, New York regarding the transaction.

    During the evening of March 27, 2000 and continuing through the early morning of March 28, 2000, the parties completed the negotiations of the merger agreement.

    On March 27, 2000, separate meetings of the boards of directors of TriZetto and IMS HEALTH were held at which the proposed merger transaction was approved. The merger agreement and related agreements were executed and the transaction was announced on March 28, 2000. From March 28, 2000 to April 3, 2000, executives of TriZetto and IMS HEALTH met with investors, analysts and stockholders to discuss the transaction.

    The proposed TriZetto-IMS HEALTH merger was subject to the approval of both IMS HEALTH's and TriZetto's stockholders. On April 4, 2000, TriZetto executives met to discuss the fact that the proposed transaction was not well received by the investment community, the likelihood that IMS HEALTH's stockholders would not approve the transaction, and strategic alternatives going forward. On
April 5, 2000 and April 10, 2000, TriZetto's board held telephonic board meetings to discuss TriZetto's alternatives.

    On April 11, 2000, Mr. Margolis and Harvey Garte, TriZetto's Vice President of Corporate Development, met with Ms. Fash and Mr. Weissman in Westport, Connecticut to discuss alternative transactions, including the possibility of TriZetto acquiring Erisco. On April 17, 2000, the parties suggested that in light of the stockholder reaction to the proposed transaction an alternative transaction should be pursued. On April 17, 2000, the TriZetto board met telephonically and agreed to pursue the acquisition of Erisco if acceptable terms could be agreed upon.

    On April 18, 2000, TriZetto and IMS HEALTH announced their joint decision to evaluate potential alternatives to the proposed TriZetto-IMS HEALTH merger.

    From April 19, 2000 to May 15, 2000, TriZetto and IMS HEALTH negotiated the terms of TriZetto's proposed acquisition of Erisco. During this period, the parties drafted, reviewed and revised the terms of the merger agreement, voting agreements, stockholder agreement and registration rights agreement.

    On April 27, 2000, the TriZetto board met telephonically to discuss the progress of the negotiations, including acquisition price, deal structure and the valuation of Erisco. On April 27, 2000, TriZetto executives discussed the deal terms with TriZetto's legal and financial advisors and updated each other as to the status of negotiations.

    On April 28, 2000, Mr. Margolis and Ms. Fash continued to discuss the terms of the alternative transaction. From April 28, 2000 through May 7, 2000, the parties continued to revise the merger documents, discuss open items and complete due diligence efforts.

    On May 7, 2000, TriZetto discussed the open deal points with its legal and financial advisors. On May 7, 2000, Mr. Margolis, Mr. Garte and Christine Miller, TriZetto's Vice President of Legal Affairs, discussed unresolved issues with Ms. Fash, including acquisition price, valuation and the necessity to enter into an alternative arrangement. Discussions among the parties took place throughout the day of May 7, 2000.

    On May 10, 2000, TriZetto's board held a telephonic conference to discuss valuation and other deal points. From May 10, 2000 through May 16, 2000, TriZetto's and IMS HEALTH's management teams and legal and financial advisors continued to negotiate the terms of the transaction and reviewed and revised the proposed transaction documents. As part of the negotiations, IMS HEALTH insisted that certain stockholders of TriZetto sign voting agreements in favor of the proposed acquisition of Erisco.

    On May 11, 2000 and again on May 13, 2000, TriZetto's board held telephonic meetings at which meetings, the board reviewed and discussed with TriZetto's senior management and legal and financial advisors the proposed deal terms.

    On May 13, 2000, TriZetto and IMS HEALTH executives discussed the remaining open deal terms and agreed to have further discussions on May 14, 2000. On
May 14, 2000, TriZetto and IMS HEALTH resolved additional open deal terms, subject to review of definitive agreements.

    On May 14 and May 15, 2000, TriZetto's board held telephonic meetings that also were attended by TriZetto's senior management and legal and financial advisors. At these meetings, the board discussed the open issues relating to the data rights agreement, consent rights of IMS HEALTH relating to the conduct of TriZetto's business after consummation of the merger, and TriZetto's financial projections.

    On May 16, 2000, the TriZetto board held another telephonic meeting that was also attended by TriZetto's senior management and legal and financial advisors. With the assistance of TriZetto's legal counsel, TriZetto's board reviewed the final terms of the proposed merger. UBS Warburg then reviewed with the TriZetto board its financial analysis of the merger consideration provided for in the proposed transaction and rendered its oral opinion as to the fairness, from a financial point of view, to TriZetto of the merger consideration. Based upon its review, the TriZetto board unanimously approved and authorized the execution of the merger agreement and ancillary documents.

    Later that day, TriZetto's and IMS HEALTH's executives approved and executed the transaction documents. The parties announced the proposed merger on the evening of May 16, 2000.

TRIZETTO'S REASONS FOR THE MERGER; RECOMMENDATION OF TRIZETTO'S BOARD OF
  DIRECTORS

    TriZetto believes that the software, financial resources and installed customer base held by Erisco will provide TriZetto with a competitive advantage. TriZetto also believes that the strategic acquisition of Erisco will substantially mitigate many of the significant challenges that TriZetto will continue to face as a provider of application services and business portals for the healthcare industry. Some of TriZetto's competitors may have significantly greater financial, technical, product development, marketing and other resources than TriZetto. Competitors may also develop or acquire substantial installed customer bases in the healthcare industry.

    In reaching its determination to recommend approval and adoption of the merger agreement and the merger, the TriZetto board considered a number of factors, including the following material factors:

    - the terms and conditions of the proposed merger Agreement, including the amount and form of consideration being paid by TriZetto to IMS HEALTH and the fact that the number of shares to be issued to IMS HEALTH is fixed if the average trading price of TriZetto falls below $21.00;

    - the increased ability of TriZetto to provide the widest selection of applications to TriZetto's customers on a pre-integrated basis;

    - the strategic alliance created between TriZetto and IMS HEALTH, including, without limitation, a license agreement with IMS HEALTH for TriZetto's HealthWeb Internet portal and TriZetto becoming the preferred application services provider and transformation services provider to IMS HEALTH for five years following the consummation of the merger;

    - the ability of TriZetto to extend its ASP offerings by offering Erisco software on an ASP basis;

    - Erisco's historical strong positive cash flow;

    - Erisco's access to technology solutions that currently support approximately 70 million managed care lives worldwide;

    - information relating to the business, assets, management, competitive position, operating performance and prospects of each of TriZetto and Erisco, including their competitive positions if they were to continue as independent companies;

    - current industry, market and economic conditions;

    - the possibility of other strategic alternatives to the merger for enhancing stockholder value; and

    - the financial presentation, including the written opinion dated May 16, 2000, of UBS Warburg to the TriZetto board as to the fairness, from a financial point of view, and as of the date of the opinion, to TriZetto of the merger consideration, as described below under the caption "Opinion of TriZetto's Financial Advisor."

    The TriZetto board also identified and considered certain negative factors, including the risks that the operations of TriZetto and Erisco might not be successfully integrated, that the number of shares of TriZetto common stock to be issued to IMS HEALTH in the merger is fixed if the average trading price of TriZetto exceeds $29.00 and that the potential benefits of the merger may not be fully realized.

    The discussion above addresses the material factors considered by TriZetto's board of directors in its consideration of the merger. In view of the variety of factors and the amount of information considered, TriZetto's board of directors did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of TriZetto's board of directors may have given different weights to different factors.

    The TriZetto board has approved the merger agreement and the merger, declared that the merger agreement and the merger are advisable and determined that the merger is fair to, and in the best interests of, TriZetto and the TriZetto stockholders. Accordingly, the TriZetto board recommends that the TriZetto stockholders vote "FOR" the approval of the issuance of shares of TriZetto's common stock to IMS HEALTH in connection with the merger.

OPINION OF TRIZETTO'S FINANCIAL ADVISOR

    On May 16, 2000, at a meeting of the TriZetto board held to evaluate the proposed merger, UBS Warburg delivered to TriZetto's board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in the opinion, the merger consideration was fair, from a financial point of view, to TriZetto.

    The full text of UBS Warburg's opinion describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS Warburg. This opinion is attached as Appendix B and is incorporated into this document by reference. UBS WARBURG'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO TRIZETTO OF THE MERGER CONSIDERATION. THE OPINION DOES NOT ADDRESS TRIZETTO'S UNDERLYING BUSINESS DECISION TO EFFECT THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF TRIZETTO COMMON STOCK AS TO HOW TO VOTE WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED MERGER. HOLDERS OF TRIZETTO COMMON STOCK ARE ENCOURAGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. The summary of UBS Warburg's opinion described below is qualified in its entirety by reference to the full text of its opinion.

    In arriving at its opinion, UBS Warburg, among other things:

    - reviewed publicly available business and historical financial information relating to TriZetto and Erisco;

    - reviewed internal financial information and other data relating to TriZetto's and Erisco's businesses and financial prospects and the potential incremental revenue, cost savings and other synergies anticipated to result from the merger, including estimates and financial forecasts prepared by the managements of TriZetto, IMS HEALTH and Erisco, that were provided to UBS Warburg by TriZetto, IMS HEALTH and Erisco and not publicly available;

    - conducted discussions with members of the senior managements of TriZetto, IMS HEALTH and Erisco;

    - reviewed publicly available financial and stock market data with respect to other companies in lines of business that UBS Warburg believed to be generally comparable to those of TriZetto and Erisco;

    - reviewed a draft dated May 15, 2000 of the merger agreement; and

    - conducted other financial studies, analyses and investigations, and considered other information, as UBS Warburg deemed necessary or appropriate.

    In connection with its review, with TriZetto's consent, UBS Warburg did not assume any responsibility for independent verification of any of the information that UBS Warburg was provided or reviewed for the purpose of its opinion and, with TriZetto's consent, UBS Warburg relied on that information being complete and accurate in all material respects. In addition, at TriZetto's direction, UBS Warburg did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of TriZetto or Erisco, and was not furnished with any evaluation or appraisal.

    With respect to the financial forecasts and estimates that it reviewed, UBS Warburg assumed, at TriZetto's direction, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of TriZetto, IMS HEALTH and Erisco as to TriZetto's and Erisco's future financial performance and the potential incremental revenue, cost savings and other synergies anticipated to result from the merger, including the amount, timing and achievability of those synergies. UBS Warburg also assumed, with TriZetto's consent, that the merger would be treated as a tax-free reorganization for federal income tax purposes and would be accounted for as a purchase for financial accounting purposes. In addition, representatives of TriZetto advised UBS Warburg, and UBS Warburg therefore assumed, that the final terms of the merger agreement would not vary materially from those reviewed by UBS Warburg. UBS Warburg's opinion is necessarily based on economic, monetary, market and other conditions existing, and information available to UBS Warburg, on the date of its opinion.

    At TriZetto's direction, UBS Warburg was not asked to, and did not, offer any opinion as to the material terms or obligations of the merger agreement or any related documents, or the form of the merger. UBS Warburg expressed no opinion as to the value of TriZetto common stock when issued in the merger or the prices at which TriZetto common stock will trade or otherwise be transferable after announcement or consummation of the merger. In rendering its opinion, UBS Warburg assumed, with TriZetto's consent, that each of TriZetto, IMS HEALTH and Erisco would comply with all material covenants and agreements in, and other material terms of, the merger agreement and that the merger would be validly consummated in accordance with its terms. TriZetto imposed no other instructions or limitations upon UBS Warburg with respect to the investigations made or the procedures followed by UBS Warburg in rendering its opinion.

    In connection with rendering its opinion to TriZetto's board of directors, UBS Warburg performed a variety of financial analyses which are summarized below. The following summary is not a complete description of all of the analyses performed and factors considered by UBS Warburg in connection with its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the analysis of selected publicly traded companies summarized below, no company used as a comparison is either identical or directly comparable to TriZetto or Erisco. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading values of the companies concerned.

    UBS Warburg believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS Warburg's analyses and opinion. None of the analyses performed by UBS Warburg was assigned greater significance by UBS Warburg than any other. UBS Warburg arrived at its ultimate opinion based on the results of all the analyses undertaken by it and assessed as a whole. UBS Warburg did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

    The estimates of future performance of TriZetto and Erisco provided by the managements of TriZetto, IMS HEALTH and Erisco in or underlying UBS Warburg's analyses are not necessarily indicative of future results of values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS Warburg considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of TriZetto, IMS HEALTH and Erisco. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies actually may be sold.

    The merger consideration was determined through negotiation between TriZetto and IMS HEALTH and the decision to enter into the merger was solely that of TriZetto's board of directors. UBS Warburg's opinion and financial analyses were only one of many factors considered by TriZetto's board of directors in its evaluation of the merger and should not be viewed as determinative of the views of TriZetto's board of directors or management with respect to the merger or the merger consideration.

    The following is a brief summary of the material financial analyses performed by UBS Warburg and reviewed with TriZetto's board of directors in connection with its opinion dated May 16, 2000. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND UBS WARBURG'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF UBS WARBURG'S FINANCIAL ANALYSES.

ANALYSIS OF SELECTED PUBLIC COMPANIES

    ERISCO. UBS Warburg compared selected financial information and operating statistics for Erisco to corresponding financial information and operating statistics of the following 15 selected publicly held companies in the healthcare information system and connectivity and e-business sectors of the healthcare industry:

        HEALTHCARE INFORMATION SYSTEM SECTOR                   CONNECTIVITY AND E-BUSINESS SECTOR
----------------------------------------------------  ----------------------------------------------------
- Dendrite International, Inc.                        - Allscripts, Inc.
- Infocure Corporation                                - CareInsite, Inc.
- Medical Manager Corporation                         - Cybear, Inc.
- ProxyMed, Inc.                                      - eBenX, Inc.
- QuadraMed Corporation                               - MedicalLogic, Inc.
- The Reynolds and Reynolds Company                   - Xcare.net, Inc.
- Cerner Corporation
- Eclipsys Corporation
- IDX Systems Corporation

    UBS Warburg reviewed enterprise values, calculated as equity value, plus debt, less cash, as multiples of latest 12 months revenue, earnings before interest, taxes, depreciation and amortization, commonly known as EBITDA, and earnings before interest and taxes, commonly known as EBIT, and equity values as a multiple of latest 12 months and estimated calendar years 2000 and 2001 net income for the selected companies in the healthcare information system sector. UBS Warburg also reviewed enterprise values as a multiple of calendar year 1999 and estimated calendar years 2000 and 2001 revenue for the selected companies in the connectivity and e-business sector. UBS Warburg then compared the implied multiples derived for the selected companies with the multiples implied for Erisco based on the merger consideration and the closing price of TriZetto common stock on May 15, 2000. Multiples for the selected companies also were based on closing stock prices on May 15, 2000. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and public filings and estimated financial data for Erisco were based on internal estimates of the managements of IMS HEALTH and Erisco. This analysis indicated the following implied low, mean, median and high enterprise and equity value multiples for the selected companies, as compared to the multiples for Erisco implied in the merger based on the merger consideration and the closing price of TriZetto common stock on May 15, 2000:

                                                IMPLIED MULTIPLES OF SELECTED
                                                   COMPANIES IN HEALTHCARE            IMPLIED MULTIPLES OF ERISCO BASED
                                                  INFORMATION SYSTEM SECTOR                ON MERGER CONSIDERATION
                                          -----------------------------------------   ---------------------------------
                                            LOW        MEAN      MEDIAN      HIGH
                                          --------   --------   --------   --------
ENTERPRISE VALUES:
Latest 12 months revenue................    0.7x       2.4x       1.6x        6.0x                   4.8x
Latest 12 months EBITDA.................    4.0x      24.6x      15.3x       66.9x                  17.8x
Latest 12 months EBIT...................    6.0x      24.4x      13.6x       60.8x                  28.4x

EQUITY VALUES:
Latest 12 months net income.............    7.1x      46.9x      35.2x      125.8x                  43.2x
Estimated calendar year 2000 net
  income................................   13.8x      30.8x      25.2x       59.8x                  40.5x
Estimated calendar year 2001 net
  income................................   12.4x      25.3x      22.7x       42.3x                  37.5x

                                                 IMPLIED MULTIPLES OF SELECTED
                                                 COMPANIES IN CONNECTIVITY AND         IMPLIED MULTIPLES OF ERISCO BASED
                                                       E BUSINESS SECTOR                    ON MERGER CONSIDERATION
                                           -----------------------------------------   ---------------------------------
                                             LOW        MEAN      MEDIAN      HIGH
                                           --------   --------   --------   --------
ENTERPRISE VALUES:
Calendar year 1999 revenue...............    0.3x      84.0x      22.5x      317.9x                   4.8x
Estimated calendar year 2000 revenue.....    0.1x       9.8x       6.6x       21.9x                   4.0x
Estimated calendar year 2001 revenue.....    0.0x       4.0x       3.1x        9.4x                   3.5x

    TRIZETTO. UBS Warburg also compared selected financial information and operating statistics for TriZetto with corresponding financial information and operating statistics of the following six selected publicly held companies in the application service provider sector of the healthcare industry:

    - Breakaway Solutions, Inc.

    - MedicaLogic, Inc.

    - Critical Path, Inc.

    - FutureLink Corp.

    - Interliant, Inc.

    - USinternetworking, Inc.

    UBS Warburg reviewed enterprise values as a multiple of calendar year 1999 and estimated calendar years 2000 and 2001 revenue. UBS Warburg then compared the implied multiples derived for the selected companies with the multiples implied for TriZetto based on the closing price of TriZetto common stock on May 15, 2000. Multiples for the selected companies also were based on closing stock prices on May 15, 2000. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and public filings and estimated financial data for TriZetto were based on internal estimates of TriZetto's management. This analysis indicated the following implied low, mean, median and high enterprise value multiples for the selected companies, as compared to the multiples implied for TriZetto based on the closing stock price of TriZetto common stock on May 15, 2000:

                                              IMPLIED MULTIPLES OF SELECTED         IMPLIED MULTIPLES OF TRIZETTO BASED
                                            COMPANIES IN APPLICATION SERVICE           ON CLOSING PRICE OF TRIZETTO
                                                     PROVIDER SECTOR                   COMMON STOCK ON MAY 15, 2000
                                        -----------------------------------------   -----------------------------------
                                          LOW        MEAN      MEDIAN      HIGH
                                        --------   --------   --------   --------
ENTERPRISE VALUES:
Calendar year 1999 revenue............   11.2x      51.7x      35.4x      140.9x                   16.8x
Estimated calendar year 2000
  revenue.............................    6.4x      13.4x      12.2x       22.3x                    7.3x
Estimated calendar year 2001
  revenue.............................    2.2x       5.7x       5.0x        9.6x                    4.9x

DISCOUNTED CASH FLOW ANALYSIS

    UBS Warburg performed an analysis of the present value of the unlevered, after-tax free cash flows that Erisco could generate over estimated calendar years 2000 through 2004 based on internal estimates of the managements of IMS HEALTH and Erisco, both before and after giving effect to the potential incremental revenue, cost savings and other synergies anticipated by TriZetto's management to result from the merger in estimated calendar years 2000 through 2003. UBS Warburg applied multiples of 17.5x, 20.0x and 22.5x to Erisco's estimated calendar year 2004 net income using discount rates of 12%, 13%, 14%, 15% and 16%. This analysis indicated an implied equity reference range for Erisco of approximately $178 million to $234 million, including $25 million in excess cash, before giving effect to incremental revenue, cost savings and other synergies and approximately $276 million to $374 million, including $25 million in excess cash, after giving effect to incremental revenue, cost savings and other synergies, as compared to the equity value for Erisco implied in the merger of $255 million based on the merger consideration and the closing price of TriZetto common stock on May 15, 2000.

CONTRIBUTION ANALYSIS

    UBS Warburg analyzed TriZetto's and Erisco's contributions to the combined company's revenue, EBITDA, EBIT and net income for estimated calendar years 2000 through 2004 based on internal estimates of the managements of TriZetto, IMS HEALTH and Erisco. Financial statistics that were not meaningful due to operating losses have been reflected as "nm." This analysis indicated the following relative contributions of TriZetto and Erisco:

                                                                2000       2001       2002       2003       2004
                                                              --------   --------   --------   --------   --------
REVENUE
  TriZetto..................................................    57.1%      63.1%      67.3%      70.7%      73.9%
  Erisco....................................................    42.9%      36.9%      32.7%      29.3%      26.1%
EBITDA
  TriZetto..................................................      nm       40.7%      64.3%      70.4%      73.6%
  Erisco....................................................      nm       59.3%      35.7%      29.6%      26.4%
EBIT
  TriZetto..................................................      nm         nm       58.0%      68.5%      72.9%
  Erisco....................................................      nm         nm       42.0%      31.5%      27.1%

    Based on the merger consideration of $255 million, the closing price of TriZetto common stock on May 15, 2000 and the net debt contributed by TriZetto and Erisco, upon consummation of the merger, TriZetto would represent approximately 70.6%, and Erisco would represent approximately 29.4%, of the enterprise value of the combined company. Based on the merger consideration of $255 million and the closing price of TriZetto common stock on May 15, 2000, upon consummation of the merger, current stockholders of TriZetto would own approximately 69.2%, and current stockholders of IMS HEALTH would own approximately 30.8%, of the combined company.

OTHER FACTORS

    In rendering its opinion, UBS Warburg also reviewed and considered other factors, including:

    - historical market prices and volume for TriZetto common stock and the relationship between movements in TriZetto common stock, movements in IMS HEALTH common stock, movements in a healthcare business-to-business index, movements in a healthcare information technology index, movements in an application service provider index and movements in the NASDAQ index;

    - the present value of the potential incremental revenue, cost savings and other synergies anticipated by TriZetto's management to result from the merger; and

    - the potential pro forma financial effect of the merger on TriZetto's estimated earnings per share and cash earnings per share in estimated calendar years 2000 through 2003 after giving effect to potential incremental revenue, cost savings and other synergies anticipated by TriZetto's management to result from the merger.

MISCELLANEOUS

    TriZetto has agreed to pay UBS Warburg for its financial advisory services upon completion of the merger an aggregate fee of $4.0 million. In addition, TriZetto has agreed to reimburse UBS Warburg for its reasonable expenses, including fees and reasonable disbursements of its legal counsel, and to indemnify UBS Warburg and related parties against certain liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

    TriZetto selected UBS Warburg as its financial advisor in connection with the merger because UBS Warburg is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS Warburg is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

    In the ordinary course of business, UBS Warburg, its successors and affiliates may actively trade the securities of TriZetto and IMS HEALTH for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in those securities.

TAX OPINIONS

    The parties have not requested and will not request a ruling from the Internal Revenue Service regarding the tax consequences of the merger. The merger agreement provides that the merger is conditioned upon the receipt as of the closing date by IMS HEALTH of an opinion of Sullivan & Cromwell, legal counsel to IMS HEALTH, and the receipt as of the closing date by TriZetto of an opinion of Stradling Yocca Carlson & Rauth, legal counsel to TriZetto, in each case subject to the qualifications discussed below, to the effect that, on the basis of facts, representations and reasonable assumptions set forth in those opinions, for United States federal income tax purposes, the merger will be treated as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code.

    In rendering the tax opinions with respect to the matters described above and as to the accuracy of the discussion herein of certain United States federal income tax consequences of the merger, counsel will rely upon, and will assume as accurate and correct (without any independent investigation) certain representations as to factual matters contained in certificates delivered by IMS HEALTH, TriZetto and others. If such representations as to factual matters are inaccurate, the opinions could be adversely affected.

    The tax opinions will represent tax counsels' best judgment as to the tax treatment of the merger, but will not be binding on the IRS, and TriZetto cannot assure you that the IRS will not contest the conclusions expressed therein. The balance of the discussion regarding the tax consequences of the merger is based on the conclusions set forth in the opinions of tax counsel that the merger will be treated as a reorganization under Section 368 of the Internal Revenue Code.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The merger is intended to constitute a reorganization within the meaning of the Internal Revenue Code. Subject to the limitations and qualifications set forth below, the merger will generally result in the following U.S. federal income tax consequences:

    - The merger will qualify as a reorganization within the meaning of
      Section 368(a) of the Internal Revenue Code and Erisco, Elbejay Acquisition Corp. and TriZetto will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

    - None of Erisco, TriZetto or the TriZetto stockholders will recognize income, gain or loss as a result of the consummation of the merger;

    - No gain or loss will be recognized by IMS HEALTH, as the owner of Erisco common stock, solely upon its receipt of TriZetto common stock in exchange for Erisco common stock in the merger;

    - The aggregate tax basis of the TriZetto common stock received by IMS HEALTH in the merger will be the same as the aggregate tax basis of the Erisco common stock surrendered in exchange therefor; and

    - The holding period of the TriZetto common stock received by IMS HEALTH in the merger will include the period for which the Erisco common stock surrendered in exchange therefor was considered to be held, provided that the Erisco common stock so surrendered is held as a capital asset at the time of the merger.

REQUIRED REGULATORY FILINGS AND APPROVALS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules promulgated under the Hart-Scott-Rodino Act, TriZetto and IMS HEALTH cannot complete the merger until they notify and furnish information regarding the acquisition of Erisco by TriZetto and the acquisition of shares of TriZetto common stock by IMS HEALTH to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and satisfy specified waiting period requirements. TriZetto and IMS HEALTH filed notification and report forms under the Hart-Scott-Rodino Act with the FTC and the Antitrust Division on August 3,
2000 and received early termination of the waiting period on August   , 2000.

    At any time before or after completion of the merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of TriZetto, IMS HEALTH or Erisco. Private parties may also bring actions under the antitrust laws under certain circumstances. Although TriZetto and IMS HEALTH believe that the merger is legal under the antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

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    Neither IMS HEALTH nor TriZetto is aware of any other material governmental or regulatory approval required for completion of the merger.

RESTRICTED SHARES

    All shares of TriZetto common stock issued to IMS HEALTH in connection with the merger will be restricted shares and will not be available for public resale unless such shares are registered under the Securities Act or sold pursuant to Rule 144 promulgated under the Securities Act. In addition, pursuant to a stockholder agreement to be entered into by and between TriZetto and IMS HEALTH prior to the closing, IMS HEALTH may not transfer any shares of TriZetto common stock received in the merger for two years following the merger, subject to limited exceptions.

    In general, under Rule 144, any person who has beneficially owned restricted shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then
outstanding shares of TriZetto common stock, approximately             shares
immediately following the merger, or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to requirements as to the manner of sale, notice and availability of current public information about TriZetto. In addition, restricted shares that have been beneficially owned for at least two years and that are held by non-affiliates may be sold free of any restrictions under Rule 144.

    Pursuant to a registration rights agreement to be executed by and between TriZetto and IMS HEALTH prior to or concurrently with the consummation of the merger, IMS HEALTH will have the right, beginning two years following consummation of the merger, to cause TriZetto, on no more than three occasions, to register its shares under the Securities Act by providing TriZetto with a written demand for the registration of at least 20% of the shares of TriZetto common stock then held by IMS HEALTH. IMS HEALTH may also require TriZetto to include the shares of TriZetto common stock then held by IMS HEALTH in any registration statement proposed to be filed by TriZetto with respect to TriZetto common stock commencing two years after consummation of the merger, subject to limitations on the number of shares that may be included.

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

    Following the merger, TriZetto will continue the operations of Erisco and TriZetto's board of directors will include one member to be designated by IMS HEALTH, for so long as IMS HEALTH owns 10% of the outstanding shares of TriZetto as of the date of the closing. IMS HEALTH will become a significant stockholder
of TriZetto, owning approximately   % of TriZetto's outstanding shares of common
stock and its rights as a stockholder will be governed by TriZetto's Amended and Restated Certificate of Incorporation and Bylaws and the stockholder agreement to be entered into between TriZetto and IMS HEALTH. See "Stockholder Agreement." According to the stockholder agreement, for so long as IMS HEALTH owns at least 10% of the outstanding shares of common stock as of the date of the closing, TriZetto may not enter into or approve any merger, consolidation, purchase or sale of assets or equity interests, business combination or similar transaction or any equity based joint venture or similar transaction with specified competitors or potential competitors of IMS HEALTH without the consent of IMS HEALTH. This consent, however, shall not be required if it is determined that the fiduciary duties of TriZetto's board of directors require TriZetto to enter into or consummate any such transaction.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    TriZetto's directors and executive officers do not have interests in the merger that are in addition to their interests as TriZetto stockholders generally.

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OPTION GRANTS TO ERISCO EMPLOYEES

    Pursuant to the Merger Agreement, TriZetto has agreed that it will grant options to purchase an aggregate of 1,200,000 shares of TriZetto common stock to Erisco employees as soon as practicable after consummation of the merger. The determination of the number of shares purchasable under options to be granted to each Erisco employee will be at the discretion of TriZetto's board of directors.

NO APPRAISAL RIGHTS

    Under Delaware General Corporation Law, stockholders of TriZetto are not entitled to appraisal rights with respect to the issuance of shares of TriZetto in connection with the merger or any other matters addressed herein.

ACCOUNTING TREATMENT

    The merger will be accounted for using the "purchase" method in accordance with Accounting Principles Board Opinion No. 16. Accordingly, the assets and liabilities of Erisco will be recorded on the books of TriZetto at their respective fair values at the effective time of the merger, with the excess allocated to goodwill.

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                              THE MERGER AGREEMENT

    THE FOLLOWING SUMMARY DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER, INCLUDING MATERIAL PROVISIONS OF THE MERGER AGREEMENT. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY, AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU ARE URGED TO READ THE MERGER AGREEMENT CAREFULLY. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A.

STRUCTURE OF THE MERGER

    The merger agreement provides for the merger of Elbejay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TriZetto, with and into Erisco, with Erisco surviving the merger as a wholly owned subsidiary of TriZetto. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware and the filing of a certificate of merger with the Secretary of State of the State of New York. It is anticipated that these filings will be made as soon as practicable after the last of the conditions to the merger, as set forth in the merger agreement, has been satisfied or waived.

    When the merger is completed:

    - the separate corporate existence of Elbejay Acquisition Corp. will terminate;

    - the surviving company will be a New York corporation named ERISCO Managed Care Technologies, Inc.;

    - Erisco will be a wholly owned subsidiary of TriZetto;

    - the Certificate of Incorporation and Bylaws of Erisco existing immediately prior to the merger will be the certificate of incorporation and bylaws of the surviving company;

    - IMS HEALTH will receive TriZetto common stock in the merger representing
      approximately     % of TriZetto's outstanding common stock after the
      merger (based on the closing price per share of TriZetto common stock on
      August   , 2000, which was the last closing price available at the time of printing this proxy statement); and

    - IMS HEALTH shall be entitled to designate one person to be appointed to TriZetto's board of directors.

    TriZetto hopes to complete the merger in the third quarter of 2000.

    Pursuant to the merger agreement, TriZetto and IMS HEALTH agreed to terminate the Agreement and Plan of Reorganization, dated as of March 28, 2000, entered into between TriZetto and IMS HEALTH in connection with the proposed TriZetto-IMS HEALTH merger, without liability to either party.

MERGER CONSIDERATION

    In the merger, the shares of Erisco common stock issued and outstanding immediately prior to the effective time of the merger will be converted, in the aggregate, into the right to receive the number of shares of TriZetto common stock equal to $255 million divided by the average closing price of TriZetto common stock during the 15 trading days ending on the third trading day prior to the closing date. However, if the average closing price is less than $21.00, then the number of shares that will be issued to IMS HEALTH will be 12,142,857, and if the average closing price is greater $29.00, the number of shares that will be issued to IMS HEALTH will be 8,793,103. No fractional shares of TriZetto common stock will be issued in the merger.

    The total number of shares of TriZetto common stock to be issued in the merger will not be determined until the time of the merger. Because stock prices fluctuate, the market value of the shares

                                       51
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of TriZetto common stock that IMS HEALTH receives in the merger may increase or decrease following the merger.

    Erisco does not have any stock option or other stock purchase plans. Therefore, no options to purchase shares of TriZetto common stock will be issued to assume existing stock options or other stock purchase rights.

REPRESENTATIONS AND WARRANTIES

    IMS HEALTH, Erisco and TriZetto each made a number of representations and warranties in the merger agreement regarding each party's authority to enter into the merger agreement and to consummate the transactions contemplated thereby, and with regard to aspects of their businesses, financial condition, structure and other aspects pertinent to the merger. All representations and warranties of the parties to the merger agreement will survive consummation of the merger until June 30, 2001.

    The representations given by IMS HEALTH and Erisco, jointly and severally, cover the following topics as they relate to Erisco:

    - due organization and good standing;

    - corporate authority to enter into the merger agreement and related matters;

    - capital structure of Erisco;

    - absence of conflicts with organizational documents and material agreements of Erisco;

    - necessary regulatory approvals;

    - reports filed by IMS HEALTH with the SEC;

    - Erisco's compliance with laws;

    - litigation involving Erisco;

    - employee benefit matters for Erisco employees;

    - absence of undisclosed liabilities since the date of Erisco's most recent balance sheet;

    - absence of certain changes since the date of Erisco's most recent balance sheet;

    - Erisco's taxes;

    - intellectual property rights of Erisco;

    - Erisco's compliance with environmental laws;

    - finders or brokers engaged in connection with the merger;

    - transactions between Erisco and its officers, directors or other affiliated persons;

    - authorization and recommendation by the Erisco board of directors;

    - the vote required to approve the merger;

    - absence of restrictions on the ability of Erisco to conduct its business;

    - the inapplicability of state anti-takeover statutes to the merger;

    - financial statements of Erisco;

    - deferred revenue and accounts receivable;

    - warranty claims and product returns;

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
    - Erisco's leasehold interests in real property;

    - Erisco's ownership interests in personal property

    - Erisco's insurance policies; and

    - Erisco's customers.

    The representations given by TriZetto, cover the following topics as they relate to TriZetto:

    - due organization and good standing;

    - corporate authority to enter into the merger agreement and related matters;

    - capital structure of TriZetto;

    - absence of conflicts with organizational documents and material agreements of TriZetto;

    - necessary regulatory approvals;

    - reports filed by TriZetto with the SEC;

    - TriZetto's compliance with laws;

    - litigation involving TriZetto;

    - employee benefit matters for TriZetto employees;

    - absence of undisclosed liabilities since the date of TriZetto's most recent balance sheet;

    - absence of certain changes since the date of TriZetto's most recent balance sheet;

    - TriZetto's taxes;

    - intellectual property rights of TriZetto;

    - TriZetto's compliance with environmental laws;

    - finders or brokers engaged in connection with the merger;

    - transactions between TriZetto and its officers, directors or other affiliated persons;

    - authorization and recommendation by TriZetto's board of directors;

    - the vote required to approve the issuance of shares contemplated by the merger;

    - absence of restrictions on the ability of TriZetto to conduct its business;

    - the inapplicability of state anti-takeover statutes to the merger;

    The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the representations and warranties of TriZetto, IMS HEALTH and Erisco in the merger agreement.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

    ERISCO. Erisco has agreed, and IMS HEALTH will cause Erisco, to continue to conduct its business and maintain its business relationships in a manner that is consistent with the ordinary and usual course of business of Erisco and not to take certain specified actions that might materially affect Erisco without TriZetto's written consent. Consistent with this covenant, Erisco has agreed to carry on and to preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date of the merger agreement.

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
    TRIZETTO. TriZetto has agreed to continue to conduct its business and maintain its business relationships in a manner that is consistent with the ordinary and usual course of business of TriZetto. In addition, TriZetto has agreed not, without the prior written consent of IMS HEALTH, to sell or dispose of 25% or more of the assets of TriZetto, enter into a merger in which TriZetto would not be the surviving corporation, issue shares that would have the power to vote 25% or more of the votes entitled to vote for the election of directors or enter into certain strategic relationships or joint ventures.

ADOPTION OF STOCKHOLDER PROTECTION RIGHTS AGREEMENT

    Prior to the closing of the merger, TriZetto has agreed to adopt a stockholder protection rights agreement or "poison pill" in a form reasonably acceptable to IMS HEALTH. The stockholder protection rights agreement will provide for the distribution of rights to existing stockholders that will enable stockholders to buy newly issued shares of TriZetto at a substantial discount in the event that an acquiror acquires 15% or more of the common stock of TriZetto and the acquisition is not approved by TriZetto's board of directors. The rights will also enable stockholders to buy shares of the acquiror at a substantial discount in the event either TriZetto is acquired in a merger or other business combination by the acquiror or 50% or more of the assets or earning power of TriZetto is sold or transferred to the acquiror and the occurrence of one of the above triggering events is not approved by TriZetto's board of directors. IMS HEALTH, its affiliates and transferees of the TriZetto common stock issued to IMS HEALTH in connection with the merger will be excluded from the term "acquiror" as defined in the stockholder rights agreement. The purpose of the stockholder protection rights agreement is to encourage potential acquirors to negotiate with the board of directors of TriZetto, to enable the board to seek competing bids and to give the board the ability to resist offers that are, in its judgment, inadequate or coercive.

    Adoption of a stockholder protection rights agreement may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by TriZetto stockholders.

ADDITIONAL AGREEMENTS

    TRANSITIONAL SERVICES AGREEMENT. Prior to or concurrently with the closing of the merger, IMS HEALTH, Erisco and TriZetto will enter into a transitional services agreement pursuant to which IMS HEALTH will continue to provide certain administrative services, such as payroll processing, to Erisco for a period of time following the merger. TriZetto will pay IMS HEALTH service fees for the services provided based on the fair market value of such services.

    DATA RIGHTS AGREEMENT. Prior to or concurrently with the closing of the merger, IMS HEALTH and TriZetto will enter into a data rights agreement. This agreement will grant IMS HEALTH an exclusive, worldwide, royalty-free, perpetual license to all data rights currently held or acquired in the future by TriZetto and its subsidiaries that arise from or relate to the business of Erisco. The data rights agreement will also grant IMS HEALTH a worldwide license to all other data rights currently held or acquired in the future by TriZetto and its subsidiaries subject to mutually agreed upon terms and conditions which shall be at least as favorable to IMS HEALTH in every material respect as other data rights or similar agreements entered into by TriZetto and third parties.

    HEALTHWEB LICENSE AGREEMENT. Prior to or concurrently with the closing of the merger, IMS HEALTH and TriZetto will enter into a non-exclusive, three year license agreement for IMS HEALTH to use TriZetto's HealthWeb technology. The agreement calls for the payment of a $1 million per year licensing fee to TriZetto. TriZetto will provide IMS HEALTH with such implementation and support services as are customary with similar licenses granted by TriZetto.

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
    PREFERRED VENDOR STATUS. The merger agreement provides that TriZetto shall be the preferred applications services provider and transformation services provider to IMS HEALTH for the five years following the closing. As the preferred provider, to the extent TriZetto offers application services and transformation services that IMS HEALTH seeks to obtain from a third party, at levels of price, quality and service that are competitive with the levels obtainable by IMS HEALTH in an arm's length transaction with a third party, TriZetto will be given the first opportunity to submit bids to provide such services. TriZetto and IMS HEALTH have agreed to cooperate in good faith and use their respective reasonable best efforts to enter into an agreement with respect to such preferred vendor status.

    APPLICATIONS SERVICES PROVIDER AGREEMENT. Erisco and TriZetto have entered into an agreement whereby TriZetto has been authorized to host Erisco's software for TriZetto's customers on an application services provider basis on terms and conditions that are no less favorable to application service provider agreements entered into between TriZetto and other parties.

    REGISTRATION RIGHTS AGREEMENT. Prior to or concurrently with the closing of the merger, IMS HEALTH and TriZetto will enter into a registration rights agreement, pursuant to which IMS HEALTH will receive certain demand and piggyback registration rights. See "Related Agreements--Registration Rights Agreement."

    STOCKHOLDER AGREEMENT. Prior to or concurrently with the closing of the merger, IMS HEALTH and TriZetto will enter into a stockholder agreement, pursuant to which, among other things, IMS HEALTH will agree to certain restrictions on the transferability of its shares of TriZetto common stock and will agree not to acquire additional shares of TriZetto common stock or solicit proxies for a period of four years, and TriZetto will agree to nominate an individual designated by IMS HEALTH to TriZetto's board of directors, to obtain the consent of IMS HEALTH before entering into certain specified transactions, and not to adopt or amend any stockholder rights agreement in a manner that adversely affects IMS HEALTH or its permitted transferees. See "Related Agreements--Stockholder Agreement."

    ERISCO EMPLOYEE OPTIONS. TriZetto has agreed that it will issue options to purchase an aggregate of 1,200,000 shares of TriZetto common stock to Erisco employees as soon as practicable following the closing of the merger. Options granted to Erisco employees will be granted pursuant to TriZetto's 1998 Stock Option Plan on such terms and conditions that are consistent with options granted to TriZetto employees under the Plan.

    WORKING CAPITAL. IMS HEALTH has agreed that immediately prior to the closing of the merger, it will repay in cash to Erisco any indebtedness owed by IMS HEALTH to Erisco plus an amount of cash such that IMS HEALTH contributes not less than $32 million to Erisco. In addition, the amount of working capital, defined for this purpose as accounts receivable plus prepaid expenses of Erisco, minus accounts payable and accrued liabilities of Erisco, at the time of the closing will be no less than negative $2 million and no more than $2 million. If the amount of working capital is less than negative $2 million, IMS HEALTH will pay TriZetto the amount of the difference, and if the working capital is more than $2 million, TriZetto will pay IMS HEALTH the difference.

RESTRICTED SHARES OF TRIZETTO COMMON STOCK

    All shares of TriZetto common stock issued in the merger will be restricted shares and will not be available for public resale unless such shares are registered under the Securities Act or sold pursuant to Rule 144 promulgated under the Securities Act. In addition, pursuant to a stockholder agreement to be entered into between TriZetto and IMS HEALTH concurrently with the consummation of the merger, IMS HEALTH may not transfer any shares of TriZetto common stock received in the merger for two years following the merger, subject to limited exceptions. See "The Merger--Restricted Shares" and "Registration Rights Agreement."

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
CONDITIONS TO THE MERGER

    The obligations of IMS HEALTH and Erisco and of TriZetto under the merger agreement are subject to the satisfaction or waiver of certain conditions described in the merger agreement. These conditions include, but are not limited to, conditions relating to:

    - the accuracy of representations and warranties in all material respects;

    - the performance of and compliance with covenants in all material respects;

    - the absence of material adverse changes to the financial condition, properties, assets, liabilities, businesses or results of operation of each of Erisco and TriZetto other than changes resulting from general economic conditions or conditions generally affecting the industries in which Erisco and TriZetto conduct their respective operations;

    - the absence of any order, decree or ruling or any statute or regulation which would prohibit the merger or render the merger illegal;

    - the receipt of all necessary governmental consents, including expiration or termination of the applicable waiting periods under U.S. antitrust laws;

    - the receipt of all consents or assignments required under material contracts of TriZetto and Erisco;

    - approval by the stockholders of TriZetto of the issuance of shares of TriZetto common stock to IMS HEALTH in connection with the merger;

    - the appointment of an IMS HEALTH designee to TriZetto's board of directors as a Class II director;

    - the receipt by each of IMS HEALTH and TriZetto of opinions of their respective tax counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368 of the Code;

    - the shares of TriZetto common stock to be issued in the merger shall have been approved for quotation on the Nasdaq National Market System;

    - IMS HEALTH and TriZetto shall have entered into the registration rights and stockholder agreements contemplated by the merger agreement; and

    - IMS HEALTH and TriZetto shall have entered into the transitional services, HealthWeb license and data rights agreements contemplated by the merger agreement.

TERMINATION RIGHTS

    The merger agreement may be terminated by mutual consent of IMS HEALTH and TriZetto, or under certain circumstances, at any time prior to the merger, whether before or after approval of the merger agreement by the TriZetto stockholders, as summarized below:

    - by IMS HEALTH, if TriZetto has materially breached its representations and warranties or materially failed to perform its covenants and such breach or failure to perform has not been cured prior to the closing;

    - by TriZetto, if IMS HEALTH has materially breached its representations and warranties or materially failed to perform its covenants and such breach or failure to perform has not been cured prior to the closing;

    - by either IMS HEALTH or TriZetto, if the TriZetto special meeting shall have been held and the approval of the stockholders of TriZetto of the issuance of shares of TriZetto common stock to IMS HEALTH in connection with the merger shall not have been obtained;

    - by either IMS HEALTH or TriZetto, if all the conditions of the merger agreement have not be satisfied or waived on or before December 31, 2000, other than as a result of a breach by the terminating party; or

    - by either IMS HEALTH or TriZetto, if an order by a federal or state court that would make illegal or otherwise prohibit the consummation of the merger is issued and becomes final and nonappealable.

INDEMNIFICATION RIGHTS

    IMS HEALTH has agreed to indemnify TriZetto and its officers, directors, stockholders, employees and agents for all losses and expenses incurred by them that arise out of a breach of any representation or warranty of IMS HEALTH or Erisco in the merger agreement or the failure by IMS HEALTH or Erisco to perform any covenants made by IMS HEALTH or Erisco in the merger agreement. Similarly, TriZetto has agreed to indemnify IMS HEALTH and its officers, directors, stockholders, employees and agents for all losses and expenses incurred by them that arise out of a breach of any representation or warranty of TriZetto or in the merger agreement or the failure by TriZetto to perform any covenants made by TriZetto in the merger agreement. Any claim for indemnification must be made prior to June 30, 2001, at which time the representations, warranties and covenants of each party will expire, except for covenants that specifically continue for a longer period of time.

    TriZetto, IMS HEALTH and Erisco have each agreed to certain limitations on the amount of losses that will be subject to an indemnification claim. No claim for indemnification may be made unless the aggregate amount of all losses incurred by the party entitled to indemnification exceeds $4 million, in which event such party shall be entitled only for the amount of losses that exceed
$4 million. In addition, no party will be able to recover losses from the other party in excess of $100 million, unless the breach or failure to perform is intentional. The amount that the party entitled to indemnification may receive will be further reduced by any insurance proceeds received by such party.

AMENDMENT AND WAIVER

    The merger agreement may be amended by the parties at any time before or after the special meeting of the TriZetto stockholders, provided that any amendment made after the special meeting that would otherwise require stockholder approval under applicable law must be submitted to the stockholders. All amendments to the merger agreement must be in writing signed by each party. Any provision of the merger agreement may be waived in writing by the party against whom the waiver is to be effective.

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                               RELATED AGREEMENTS

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN ASPECTS OF THE VOTING AGREEMENTS ENTERED INTO BY CERTAIN STOCKHOLDERS OF TRIZETTO WITH IMS HEALTH AND THE REGISTRATION RIGHTS AGREEMENT AND STOCKHOLDER AGREEMENT TO BE ENTERED INTO BY TRIZETTO AND IMS HEALTH PRIOR TO OR CONCURRENTLY WITH THE CONSUMMATION OF THE MERGER. THIS SUMMARY DOES NOT PURPORT TO BE COMPETE AND IS QUALIFIED IN ITS ENTIRETY BY THE COMPLETE AGREEMENTS THAT ARE ATTACHED HERETO IN APPENDICES C-1, C-2, C-3, D AND E.

VOTING AGREEMENTS.

    Certain holders of TriZetto common stock have entered into voting agreements with IMS HEALTH, dated as of May 16, 2000, which provide that, until the earlier of the closing of the merger or the termination of the merger agreement, such stockholders will vote their shares (i) in favor of the issuance of shares of TriZetto common stock to IMS HEALTH in connection with the merger and any related matters, (ii) against any action or agreement that would compete with, impede, interfere with or tend to discourage the merger or the issuance of TriZetto's common stock to IMS HEALTH and (iii) against any action or agreement that would result in any material breach of any obligation of TriZetto or Elbejay under the merger agreement. In accordance with the voting agreements, each such stockholder delivered an irrevocable proxy to IMS HEALTH to this effect. Such stockholders have also agreed not to transfer or dispose of in any manner any of their shares, except in accordance with the voting agreements. As of the record date, such stockholders as a group beneficially owned 10,909,694 shares (exclusive of any shares issuable upon the exercise of options) of TriZetto common stock, representing approximately 51% of the shares of TriZetto common stock outstanding as of the record date. The forms of voting agreements are attached to this proxy statement as Appendices C-1, C-2 and C-3 and should be read carefully and in their entirety.

REGISTRATION RIGHTS AGREEMENT

    As a condition to the closing of the merger, TriZetto and IMS HEALTH, as the sole stockholder of Erisco, shall enter into a registration rights agreement, a form of which is attached to this proxy statement as Appendix D and should be read carefully in its entirety. Under the registration rights agreement, IMS HEALTH will have the right to cause TriZetto to register its shares under the Securities Act as follows:

    - DEMAND REGISTRATION RIGHTS: At any time following the date two years after the closing of the merger, IMS HEALTH may, on no more than three occasions, require TriZetto to prepare and file a registration statement to register shares of TriZetto common stock held by IMS HEALTH by providing a written demand to TriZetto for the registration of at least 20% of the shares then held by IMS HEALTH. TriZetto will use its reasonable best efforts to effect such registration as soon as possible after receipt of notice.

    - PIGGYBACK REGISTRATION RIGHTS: At any time following the date two years after the closing of the merger, IMS HEALTH may request to have its shares included in any registration statement filed by TriZetto under the Securities Act with respect to any proposed public offering by TriZetto or any holders of TriZetto common stock. Such registration opportunities are unlimited but the number of shares that can be registered may be eliminated entirely or reduced in certain situations at the request of the underwriters managing the offering of shares being registered.

    The registration rights will terminate on the earlier of ten years following the closing of the merger or at such time as all of the shares received by IMS HEALTH in the merger may be sold under Rule 144 promulgated under the Securities Act without restriction.

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STOCKHOLDER AGREEMENT

    As a condition to the closing of the merger, TriZetto and IMS HEALTH shall enter into a stockholder agreement, a copy of which is attached to this proxy statement as Appendix E and should be read carefully in its entirety. The stockholder agreement provides for the following, among other things:

    - STANDSTILL PROVISIONS. For a period of four years after the closing of the merger, or until a transaction that results in, or until an announcement by TriZetto of its willingness to enter into a transaction that would result in, a change in control of TriZetto, whichever is earlier, IMS HEALTH shall not engage in certain activities without the prior written consent of TriZetto. These activities include:
      (i) participating in one or more stockholder proposals relating to TriZetto; (ii) seeking to remove any directors or alter the size or composition of TriZetto's board of directors; (iii) forming or participating in a group, as defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended (referred to in this proxy statement as the Exchange Act); (iv) depositing any shares of TriZetto common stock into a voting trust or entering into any arrangement or agreement with respect to the voting or transfer of such shares; (v) acquiring or offering or agreeing to acquire beneficial ownership of any shares of TriZetto (except for the shares issued in connection with the merger);
      (vi) making or participating in any solicitation of proxies to vote or seek to influence any person with respect to the voting of any securities of TriZetto entitled to vote in the election of TriZetto's directors; and
      (vii) various other activities set forth in the stockholder agreement.

    - SHARE TRANSFER. For a period of two years after the closing of the merger or until IMS HEALTH no longer beneficially owns at least 10% of the outstanding shares of TriZetto common stock, measured as of the closing of the merger, or a transaction shall have occurred that results in a change in control of TriZetto, whichever is earlier, IMS HEALTH shall not sell, transfer, assign or otherwise dispose of or encumber any shares of TriZetto common stock received in the merger, without the prior written consent of TriZetto, subject to limited exceptions.

    - RIGHT OF FIRST REFUSAL. For a period of time commencing on the date that the share transfer restrictions lapse and continuing until such time as IMS HEALTH no longer beneficially owns at least 10% of the outstanding shares of TriZetto common stock, measured as of the closing of the merger (unless at any time after the date of the stockholder agreement a transaction shall have occurred that results in a change in control of TriZetto), prior to the transfer, sale, assignment or other disposition of the beneficial ownership of a certain minimum percentage of TriZetto common stock, IMS HEALTH must first offer such shares to TriZetto. The provisions require that IMS HEALTH give prior written notice of such a transfer of shares to TriZetto, which notice shall constitute an irrevocable offer by IMS HEALTH to sell to TriZetto such shares on the proposed terms. TriZetto will then have the right to purchase all but not less than all of the shares.

    - RIGHT OF FIRST OFFER. For a period of time commencing on the date that the share transfer restrictions lapse and continuing until such time as IMS HEALTH no longer beneficially owns at least 10% of the outstanding shares of TriZetto common stock, measured as of the closing of the merger (unless at any time after the date of the stockholder agreement a transaction shall have occurred that results in a change of control of TriZetto), prior to proposing a transfer, sale, assignment or other disposition of the beneficial ownership of any shares of TriZetto common stock, IMS HEALTH shall give TriZetto written notice of such transfer. For a period of time after such notice, IMS HEALTH and TriZetto shall discuss in good faith the possibility of effectuating a sale of such shares to TriZetto. If an agreement cannot be reached, IMS HEALTH may negotiate a transfer of shares to a third party at a price at least equal to the price offered by TriZetto

    - BOARD REPRESENTATION. For so long as IMS HEALTH beneficially owns at least 10% of the outstanding shares of TriZetto, measured as of the closing of the merger, IMS HEALTH shall be entitled to designate one individual to be a Class II member of TriZetto's board of directors. TriZetto has agreed to use its best efforts to cause the election of the IMS HEALTH designated person to TriZetto's board of directors. IMS HEALTH's right to designate such an individual member to the board shall terminate and the current IMS HEALTH director shall resign in the event a transaction or a tender or exchange offer is consummated which involves any of the entities specified in the stockholder agreement and which results in the change of control of IMS HEALTH or the acquisition by IMS HEALTH of a majority interest in any of those designated entities.

    - MATTERS REQUIRING CONSENT OF IMS HEALTH. TriZetto must obtain IMS HEALTH's prior written consent in connection with any merger, consolidation, purchase or sale of assets or equity interest, business combination or similar transaction, or any equity-based joint venture or similar transaction with specified competitors or potential competitors of IMS HEALTH. This consent, however, shall not be required if it is determined that the fiduciary duties of TriZetto's board of directors require TriZetto to enter into or consummate any such transaction.

    - STOCKHOLDER PROTECTION RIGHTS AGREEMENT. TriZetto shall not (i) amend or supplement its stockholder protection rights agreement in any way which would adversely affect the rights of IMS HEALTH and the other entities specified in the merger agreement or (ii) adopt or implement any other stockholder protection rights agreement or any similar plan or arrangement unless such agreement, plan or arrangement is in no way less favorable to those specified entities than TriZetto's stockholder protection rights agreement.

                     MARKET PRICE AND DIVIDEND INFORMATION

HISTORICAL MARKET PRICE DATA

    TriZetto's common stock is listed on The Nasdaq Stock Market under the
symbol "TZIX." As of August 31, 2000, there were approximately       holders of
record of TriZetto common stock. The table below sets forth the high and low sales prices per share of TriZetto common stock, as reported on The Nasdaq National Market from October 9, 1999, the date of TriZetto's initial public
offering through August   , 2000, the last practicable trading day for which
information was available prior to the date of this proxy statement. All prices are adjusted for applicable stock splits. There is no established public trading market for Erisco's common stock.

                                                                   TRIZETTO
                                                                 COMMON STOCK
                                                              -------------------
FISCAL QUARTER ENDED                                            HIGH       LOW
--------------------                                          --------   --------
December 31, 1999...........................................   $48.25     $ 7.00
March 31, 2000..............................................   $91.25     $27.00
June 30, 2000...............................................   $35.75     $10.06
August   , 2000.............................................

DIVIDEND INFORMATION

    Following the merger, the holders of TriZetto common stock will be entitled to receive such dividends as may be declared by the board of directors of TriZetto, if any. TriZetto has never paid cash dividends on its common stock. TriZetto currently anticipates that it will retain earnings, if any, to support operations and to finance the growth and development of its business and does not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends by TriZetto is restricted by its current bank credit facilities, which contain restrictions prohibiting TriZetto from paying any cash dividends without the bank's prior approval.

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
                              BUSINESS OF TRIZETTO

COMPANY OVERVIEW

    TriZetto enables electronic business for the healthcare industry as a software application services provider and with its healthcare Internet portal, supported by its transformation services unit, which provides professional consulting services. By combining hosted software applications with the Internet, TriZetto provides a complete technology solution for its customers in the healthcare industry. Customers primarily include healthcare provider groups, physician practice management companies and managed care organizations such as health maintenance organizations, preferred provider organizations and third party administrators. By offering its software and services on a hosted basis, TriZetto is able to provide its customers with comprehensive and cost predictable services with guaranteed service quality, typically through multi-year contracts. By supplying and managing the customers' information technology environments, TriZetto eliminates their need to manage and support their own computer systems, networks and software, thus allowing them to concentrate on their primary business.

    TriZetto is a leading provider of remotely hosted third party packaged and proprietary software applications and related services for use in the healthcare industry. Through its Customer Connectivity Centers, TriZetto remotely operates and maintains applications for its customers on most of the widely used computing, networking and operating platforms. TriZetto provides access to its hosted applications either across the Internet or across traditional networks. TriZetto's proprietary solutions and methods enable its customers to access its hosted applications using leading Internet browsers. TriZetto has acquired rights to license and/or deploy numerous commercially available software applications from a variety of healthcare software vendors, including, but not limited to, Epic Systems, Inc., ERISCO Managed Care Technologies, Inc., Medic Computer Systems, Inc., Medical Manager Corporation, Raintree Systems, Inc., InfoMedtrics, Inc., CTR Business Systems, Inc., McKesson HBOC, Inc., Penchart, and QCSI.

    HealthWeb, TriZetto's branded healthcare business to business Internet portal and its e-applications, is currently being used by providers and a number of payors, and is designed to facilitate the exchange of information and to enable e-commerce among all constituents of the healthcare industry. HealthWeb is also designed to integrate and deliver the software applications that TriZetto hosts for its customers though an easy-to-use common Internet browser interface. TriZetto is promoting its HealthWeb brand in order to establish its reputation as a leading healthcare e-commerce portal.

    HealthWeb is architected to specifically address the requirements of individual users that TriZetto expects will include most types of healthcare professionals and administrative staff. Currently, providers use HealthWeb for day to day office administration activities, access to health plans and communications with patients. Currently, payors use HealthWeb for information exchange with providers and members. TriZetto is working on the development of additional features and functionality that will be offered and deployed as developed.

    TriZetto's Transformation Services Group helps TriZetto's customers become more efficient in applying and using their information technology. TriZetto uses its proprietary methodologies to identify information technology solutions that are suitable for TriZetto's customers. In many cases, these solutions include software applications hosted in TriZetto's Customer Connectivity Centers as well as its HealthWeb portal and e-applications. The Transformation Services Group implements selected solutions for which TriZetto provides ongoing application services and support.

    TriZetto's senior management team averages approximately 14 years of healthcare industry experience. In addition, many members of TriZetto's board of directors and management team have been responsible for comprehensive execution of information technology functions at leading healthcare entities representing millions of covered-lives and thousands of physicians. TriZetto's comprehensive understanding of healthcare business processes, and its experience in the use and delivery of information technologies, enables it to deliver reliable complex hosted software applications and information technology services while maintaining customer satisfaction.

    As of June 30, 2000, TriZetto served approximately 152 customers in over 360 sites located throughout the United States. These customers represent over 2,077 healthcare providers and make their services available to over 9.4 million individuals.

TRIZETTO'S SOLUTIONS

    TriZetto's solutions are capable of providing its customers with a complete, professionally managed information technology system that includes end-to-end desktop and network connections, primary software applications that help run their day-to-day business, and information access and reporting capabilities to aid in data analysis and decision support. TriZetto's solutions allow its customers to integrate different applications and technologies, manage risk and control costs. TriZetto's solutions further enable its customers to take advantage of the high speed, universal access and ease of use of the Internet. TriZetto's products and services provide its customers with the following benefits:

    - Rapid deployment and flexibility.

    - Reasonable, predictable costs.

    - Reliability and scalability.

    - Lower implementation risk.

    - Ease of communication and connectivity.

    - Internet access.

    - Preservation of existing investment in legacy systems.

    - Healthcare and managed care industry expertise.

TRIZETTO'S PRODUCTS AND SERVICES

APPLICATION SERVICES PROVIDER

    TriZetto's application services represent a subscription-based method for customers to access all or any of the three required information technology components (primary software applications, information access and reporting and electronic communications infrastructure), along with supporting business services. TriZetto's customers choose a combination of its product and service offerings that best meet their business requirements, technical needs and pricing requirements, and pay for the delivery of those services on a subscription basis. TriZetto's software applications and information technology services provide its customers with a simpler alternative as compared to the creation and on-going operation of an in-house information technology function. Customers may use TriZetto's applications and services for all or a portion of their information technology and related business service needs.

    TriZetto expects to expand its product and service offerings as it continues to develop relationships with additional software application vendors and information technology service partners. The following chart depicts a sampling of TriZetto's current software applications and services offered on an application services basis, or in some cases pursuant to a license agreement, classified by the primary information technology component that is being delivered.

                               CURRENT OFFERINGS

PRODUCT/VENDOR                                           KEY FUNCTIONS DELIVERED
--------------                         ------------------------------------------------------------
ELECTRONIC COMMUNICATIONS INFRASTRUCTURE
Access Manager.......................  A combination of hardware and software that allows the customer to access and use numerous software applications.

Internet Exchange....................  Provides an interface that effectively translates data from different software applications and enables them to
                                       communicate electronically.

HealthWeb Enablement.................  Provides the customer with an Internet browser-based overlay on software applications which gives the customer ease of
                                       use through point and click capabilities.
PRIMARY APPLICATIONS AND SERVICES
PROVIDER APPLICATIONS
Enterprise Manager...................  Software application that facilitates appointment scheduling, patient registration, visitation tracking,
                                       insurance processing, patient bill processing and includes a financial accounting module.

Epic (various).......................  Multiple software applications related to physician practice management and financial control, including scheduling,
                                       collection of co-payments, tracking of referrals and
                                       eligibility, billing and collections, medical records,
                                       claims adjudication, accounting and others.

+ Medic-TM-..........................  A practice management system that provides a solution for physicians and group practices. It includes software
                                       applications that automate and integrate financial,
                                       administrative, claims processing and electronic medical
                                       records functions.

Medical Manager......................  Fully integrated physician practice management solution which offers support for financial, administrative and
                                       clinical needs of physician groups and other providers.

Millbrook Paradigm-TM-...............  A practice management application used by both small and large physician practices for patient registration,
                                       scheduling, claims processing, billing, electronic claims
                                       filing, and utilization review.

The PenChart                           Application suite that provides medium and large ambulatory
System(-Registered Trademark-).......  care facilities with an electronic patient record, enabling rapid data entry by clinicians on hand-held wireless tablet computers, with documentation of all aspects of patient
                                       encounters, including patient visits, lab results, X-rays, consult notes and prescriptions.

Raintree Systems.....................  Software application that provides practice management solutions including appointment scheduling, registration,
                                       accounts receivable, management and reporting. Application is customizable according to provider's specialty.

StolaSystem(-Registered Trademark-)... A fully-integrated practice management application focusing on occupational medicine, featuring statistical tracking and integrating patient records, including specialist referral tracking, patient work status, state injury reports and
                                       tracking of patient visits.
PROVIDER BUSINESS SERVICES
Billing & Collections................  Through personnel located in its facilities, TriZetto performs billing and collection functions on an outsourced basis.

Claims Review........................  Through personnel located in its facilities, TriZetto reconciles capitation payments from insurance companies to medical groups and review claims paid for appropriateness
                                       and contract terms on an outsourced basis.
PAYOR APPLICATIONS
aQDEN-TM-............................  Software application that facilitates relationship management between the dental plan, its members, and the
                                       dental providers which manages every line of business in
                                       dental care. Features include member management, claims
                                       processing, referrals and more.

Epic                                   Software application that automates the fundamental
Tapestry(-Registered Trademark-).....  operations of managed care by providing the following capabilities: enrollment, eligibility, membership
                                       management, benefits tracking and inquiry, customer service, referral authorization, provider credentialing, case
                                       management and others.

PRODUCT/VENDOR                                           KEY FUNCTIONS DELIVERED
--------------                         ------------------------------------------------------------
ePlan(SM)............................  A web-enabling application for healthcare legacy systems. It streamlines and automates communications and transactions
                                       among health plans, participating providers and plan
                                       members, and facilitates e-commerce activities.

ERISCO                                 A comprehensive client/server solution for payor managed
Facets(-Registered Trademark-).......  care administration. It is comprised of modular applications designed to accommodate the key information and
                                       administration needs of managed care organizations including member and provider information management, claims
                                       management and data reporting.

HBOC Amisys(-Registered Trademark-)    A solution that addresses the information management needs
3000.................................  of payor- and provider-based organizations that have assumed the financial risk for delivery of healthcare services. This application automates the critical business functions
                                       necessary to operate or administer a variety of managed care products.

HBOC                                   A comprehensive auditing software system that automatically
ClaimCheck(-Registered Trademark-)...  edits and corrects billing errors to ensure claims are paid appropriately.

HBOC Code Review.....................  An auditing tool which detects, corrects and documents improper coding of claims by applying the American Medical
                                       Association's code criteria to all physician services.

Health Claims Processing System......  Software application that includes benefit plan administration, enrollment and eligibility, provider
                                       contracting, utilization/case management, claims processing, billing and accounts receivable, and customer service.

MedEVENT(-Registered Trademark-).....  System that supports provider or payor initiated medical management activities including: referral, utilization and case management, health management program tracking, health risk assessment, cost savings analysis, time tracking,
                                       quality improvement process, medical review tracking and
                                       production data aggregation and reporting.

MedMeasures..........................  Suite of applications that produce reports for all administrative measures included in the 2000 HEDIS
                                       specifications. Includes plan-specific setup, import and
                                       translation and data analysis support. Streamlines reporting and provides support for successful audit completion.

NCMS(-Registered Trademark-).........  A software application that manages the development, credentialing and ongoing maintenance of provider networks.
                                       Features automated credentialing processes, maintenance of expired documents, verification coding, provider templates, scoring, facility credentialing, provider profiles,
                                       delegated audit tracking and committee attendance and
                                       activity.

Plan Manager.........................  Software application that includes benefit plan administration, enrollment and eligibility, provider
                                       contracting, utilization/case management, claims processing, billing and accounts receivable, customer service,
                                       accounting and finance functions.

QMACS(-Registered Trademark-)........  Software application designed to administer all lines of medical business-Indemnity, PPO and HMO. It facilitates
                                       relationship management between the plan, its members, and the medical providers. This includes, but is not limited to, managing complex benefit plans and provider contracts,
                                       referrals, utilization management, claims adjudication and payment, call tracking and financial reporting.
ADMINISTRATIVE APPLICATIONS
CIO Workbench........................  A suite of applications that helps manage and prioritize information services projects.

Great Plains                           General accounting and financial package designed for small
eEnterprise(-Registered Trademark-)... to medium size businesses.

SAP..................................  General accounting and financial package designed for medium to large size businesses.
INFORMATION ACCESS & REPORTING
Data Manager.........................  A data warehousing program that collects and manages data from different sources.

InfoMedrics Healthcare Information
Center-TM-...........................  A data repository which merges all financial, clinical and administrative data across lines of insurance and risk.
                                       Facilitates the control of healthcare and disability costs, risks, contract agreements and potential liabilities.

MedSTOR(-Registered Trademark-)......  A data warehouse application which produces standardized and ad hoc reports that allow for in depth analysis of a
                                       client's business.

HEALTHWEB INTERNET PORTAL

    HealthWeb, TriZetto's healthcare Internet portal and its e-applications, is currently being used by providers and a number of payors. HealthWeb serves as a gateway for the exchange of healthcare information and services across the Internet. HealthWeb is designed to enhance single-point desktop access to a variety of application and information resources required to run a healthcare entity. HealthWeb is architecturally designed primarily for use by administrative support personnel who conduct the day-to-day business and clinical operations of healthcare entities. These personnel represent the vast majority of employees in healthcare entities.

    After contracting with a new customer, members of TriZetto's Transformation Services Group install HealthWeb on the user's computer desktop and customize it per the user's specific requests. The user can choose to have HealthWeb as its default screen that appears when the computer is turned on or if the user continues using its own default screen, HealthWeb appears as an icon that will be activated when the icon is pointed and clicked. Once activated, HealthWeb provides the user with a single screen view of the software applications and information needed to perform daily tasks.

    When using HealthWeb, the user sees various "point and click" choices on the screen grouped under specific categories. For example, providers see categories such as "Services," "Resources," "Facilities" and "Payors." Under "Services," the provider can click a button labeled "Practice Management System" which opens software applications such as Epic or Medic, and allows the user to make appointments, process claims or review other administrative data. Under "Resources," the provider can click a button labeled "Medical Journals" which would take the user to an Internet site containing medical information. Under "Facilities," the provider can click a button labeled "Hospitals" which would produce a list of the hospitals, including phone numbers or directions, which can be distributed to a patient. Under "Payors," the user can click a button that contains the names of insurance carriers. This would link the provider to the insurance carrier's systems over the Internet, which would allow the provider to verify eligibility, benefits, referrals, claim status and other information, as well as messaging with the health plan.

    HealthWeb is designed to work with legacy healthcare applications which do not have "point and click" view screens. TriZetto provides its users "point and click" connection to software applications, whether they operate on new or legacy platforms, using any standard Internet browser. TriZetto believes that the abandonment of legacy systems will generally not serve the best interests of its customers, especially in light of significant capital outlays customers have recently made in addressing the Year 2000 issues. HealthWeb's proprietary enabling technology to access and connect to these legacy systems allows TriZetto to maximize value to its customers while minimizing risks of business interruption.

    HealthWeb also allows customers unlimited Internet access to other healthcare trading partners such as pharmacy and supply companies, to other healthcare entities, to online healthcare data and information content services, to healthcare organizations and associations, to education and training resources and to individuals.

    For those customers who utilize TriZetto's software applications and information technology services, HealthWeb is designed to be the primary access method to receive those services. For customers who do not utilize TriZetto's applications and services, HealthWeb is designed to co-exist with their existing software applications and technology environments.

    TriZetto plans that the number of offerings available through its HealthWeb healthcare Internet portal will grow, as it continues to develop relationships with additional Internet-capable service and content partners.

TRANSFORMATION SERVICES GROUP

    TriZetto's Transformation Services Group consists of approximately 90 individuals who are available to communicate with TriZetto's customers on a daily basis to ensure that its customers' information technology systems correspond with their strategic business objectives. TriZetto's professional services personnel consult with customers from TriZetto's office or work directly with them at their own facilities. TriZetto's non-recurring engagements may range from several days to many months. TriZetto's services are either billed on a time and materials basis or upon a fixed rate negotiated for a specific project.

    TriZetto hires and develops professional services personnel from across the nation to provide non-recurring services to its customers in the major population centers of the United States, as well as to ensure that TriZetto has expertise in each of the major segments of the healthcare industry. TriZetto anticipates that the number of professional services personnel that its employs, and the number of geographic office locations that it maintains will continue to grow as it expands its Transformation Services Group.

    Since TriZetto actively recruits qualified information technology professionals from the healthcare industry, its professional services personnel provide a depth of knowledge and experience specifically focused to address its customers' business and technology needs. The following chart describes the types of professional services TriZetto provides.

                            TRANSFORMATION SERVICES

TYPE                                                           DESCRIPTION
----                                   ------------------------------------------------------------
INFORMATION TECHNOLOGY ASSESSMENT AND
STRATEGY SERVICES....................  TriZetto helps customers effectively use information technology by analyzing their business strategies, technical competence, business management processes and abilities to support existing information technology. Based upon the
                                       results of its analysis, TriZetto helps its clients
                                       understand their existing level of information technology
                                       capability and provide direction to help them achieve
                                       competitive advantage by managing their information and data electronically.

VIO(SM)--VIRTUAL INFORMATION OFFICER
SERVICES.............................  TriZetto provides executive-level information technology professionals for its customers who either do not employ
                                       their own information technology management or wish to
                                       supplement it. Drawing upon its consultants' considerable
                                       experience and depth of knowledge, TriZetto provides
                                       information technology management services with a greater
                                       breadth of expertise than its customers can achieve using
                                       their own management resources. These services include the use of TriZetto's CIO Workbench(SM) products, a collection of its proven information technology management tools and
                                       techniques.

INTEGRATION CONSULTING SERVICES......  TriZetto helps its customers install and implement software applications and technology products. Based upon years of
                                       project experience, TriZetto provides integration
                                       non-recurring services that include systems planning,
                                       analysis, selection, design, construction, implementation, data conversion, testing, business process development,
                                       training development and delivery and systems support. This helps TriZetto's customers succeed in implementing difficult systems projects.

STAFFING SERVICES....................  TriZetto provides temporary staffing for customers who lack qualified information technology personnel. By utilizing
                                       both TriZetto's own professional services personnel and a
                                       national network of contracted, technical specialists,
                                       TriZetto provides access to specialized technical personnel on both short-term and long-term basis. Personnel placement services are also available through a variety of fee
                                       arrangements.

E-COMMERCE SOLUTIONS SERVICES........  TriZetto assists its customers in developing, deploying and maintaining customized e-commerce applications. Services
                                       include systems planning, analysis, design, construction,
                                       implementation, data conversion, testing, business process development, training development and delivery and systems support.

SALES AND MARKETING

    TriZetto takes a consultative approach to selling its services. TriZetto's Transformation Services Group, consisting of approximately 90 members, is trained in a proprietary assessment methodology that allows them to quickly and comprehensively analyze the customers' information technology capabilities and requirements. In conjunction with their consulting responsibilities, TriZetto's Transformation Services Group identifies opportunities to introduce its customers to the broad range of applications and technology solutions available to them. In many cases, these will include applications hosted in TriZetto's Customer Connectivity Centers as well as HealthWeb and Internet Exchange.

    TriZetto's 17 person professional sales force, which is led by a veteran healthcare executive, uses traditional marketing, lead generation and customer qualification techniques to directly sell its hosted products and services to prospective and existing customers. This sales force concentrates specifically on solutions for provider and payor organizations. TriZetto's marketing and business development organization focuses on building its corporate brands, including its software applications and information technology services and its healthcare Internet portal. This organization is also responsible for developing and refining TriZetto's business strategies. In addition, TriZetto's marketing and business development organization is responsible for the following programs:

    - LEAD GENERATION PROGRAM. This program identifies and qualifies prospective customers through seminars, telemarketing, audio and web casting, direct mail and annual conferences.

    - INDUSTRY MARKETING AND BRAND DEVELOPMENT PROGRAM. This program includes participation in and sponsorship of industry tradeshows and trade media advertising.

    - STRATEGIC BUSINESS ALLIANCES PROGRAM. This program initiates and develops strategic partnerships to implement co-branding, cooperative marketing and distribution relationships.

CUSTOMER SERVICE

    TriZetto believes that a high level of support is necessary to maintain long-term relationships with its customers. TriZetto's service desk staff provides a wide range of customer support functions. TriZetto's customers may contact the service desk via a toll-free number 24 hours a day, seven days a week. The account manager assigned to each of TriZetto's customers is responsible for proactively monitoring customer satisfaction, exposing customers to additional training and process-improvement opportunities and coordinating issue resolution. TriZetto employs functional and technical support personnel who work directly with its account management team and customers to resolve technical, operational and application problems or questions.

    Because TriZetto supports multiple applications and technology solutions, its functional and technical support staff are grouped and trained by specific application and by application type. These focused staff groups have concentrated expertise that TriZetto can deploy as needed to address customer needs. TriZetto cross-trains employees to support multiple application solutions to create economies-of-scale in its support staff. TriZetto further leverages the capabilities of its support staff through the use of sophisticated computer software that keeps track of solutions to common computer and software-related problems. This allows TriZetto's support staff to learn from the experience of other people within the organization and it reduces the time it takes to solve problems. TriZetto has implemented Remedy, a third party software application for tracking the status, and subsequent resolution, of problems that have been reported to its help desk. This allows TriZetto to cost-effectively distribute its knowledge base of application problem resolutions to employees and customers. All changes to computer software are coordinated centrally and new versions of software, containing updates and enhancements are released on a regular basis with strict testing and controls. This ensures that the new software functions correctly in the customer's environment. As of June 30, 2000, TriZetto

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
had approximately 225 employees and independent contractors providing technical support functions for its customers.

    In addition, TriZetto provides business services support for its customers in the areas of claims processing, billing and enrollment, membership services, provider contracting and provider credential verification services. As of June 30, 2000, TriZetto had approximately 180 employees and independent contractors providing such support services.

VENDOR PARTNER RELATIONSHIPS

    TriZetto maintains relationships with a large and increasing number of software vendors in the healthcare information technology market. These relationships range from perpetual, reusable software licenses and contracts to preferred installer agreements to informal co-marketing arrangements. TriZetto entered into relationships with software vendors in order to be able to offer its customers the widest possible variety of solutions tailored to their unique information technology needs. TriZetto's relationships with its vendor partners are designed to provide both parties with numerous mutual benefits.

    The benefits for TriZetto's vendor partners include:

    - web-enablement of their products;

    - professional installation and operation of their products;

    - ease of integration with other third party products and services;

    - easier software version control;

    - easier add-on product capability;

    - lower implementation risk;

    - enhanced distribution channels;

    - shorter sales cycle;

    - lower maintenance and support costs; and

    - potentially higher margins.

    The benefits for TriZetto include:

    - access to market leading products and technology solutions;

    - ability to focus on service delivery rather than software development;

    - co-marketing with industry leading brands;

    - enhanced distribution channels; and

    - competitive pricing.

    TriZetto is committed to delivering cost-predictable proven solutions to its customers. TriZetto evaluates and recommends applications or technologies that most closely match the business requirements, technical needs and price requirements of its customers. TriZetto is capable of hosting the leading commercially available healthcare applications on a broad range of operating platforms, and is able to deploy these applications as required by its customers. Some of TriZetto's healthcare vendor partners include:

    - ERISCO Managed Care Technologies, Inc.

    - Epic Systems, Inc.;

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
    - Medic Computer Systems, Inc.;

    - Quality Care Solutions, Inc.;

    - Raintree Systems, Inc.;

    - CTR Business Systems, Inc.;

    - InfoMedtrics, Inc.; and

    - McKesson HBOC, Inc.

COMPETITION

    The market for healthcare information services is intensely competitive, rapidly evolving, highly fragmented and subject to rapid technological change. By using proprietary technologies and methodologies, TriZetto integrates and delivers packaged software applications, Internet connections, electronic communication infrastructure and information technology consulting services. TriZetto's competitors provide some or all of the services that it provides. The competitors can be categorized as follows:

    - application services providers, such as USinternetworking, Inc. and Exodus Communications, Inc.;

    - healthcare e-commerce and portal companies, such as Healtheon/WebMD Corporation and CareInsite, Inc.;

    - information technology outsourcing companies, such as Perot Systems Corporation, Computer Sciences Corporation and Electronic Data Systems Corporation;

    - information technology consulting firms, such as Superior Consultant Holdings Corporation, First Consulting Group, Inc. and the consulting divisions of the major accounting firms; and

    - healthcare information software vendors selling products, such as IDX Systems Corporation, McKesson HBOC, Inc., and Cerner Corporation.

    Each of these types of companies can be expected to compete with TriZetto within various segments of the healthcare information technology market. Furthermore, major software information systems companies and other entities, including those specializing in the healthcare industry that are not presently offering applications that compete with TriZetto's products and services, may enter TriZetto's markets. In addition, some of TriZetto's third party software vendors with whom it has licensing agreements may compete with it from time to time by selling software on a stand-alone basis.

    TriZetto believes companies in its industry primarily compete based on performance, price, software functionality, customer awareness, ease of implementation and level of service. Although TriZetto's position in the market as compared to its competitors is difficult to characterize due principally to the variety of current and potential competitors and the evolving nature of its market, TriZetto believes that it presently competes favorably with respect to all of these factors. While its competition comes from many industry segments, TriZetto believes no single segment offers the integrated, single-source solution that TriZetto provides to its customers.

    To be competitive, TriZetto must continue to enhance its products and services, as well as TriZetto's sales, marketing and distribution channels to respond promptly and effectively to:

    - changes in the healthcare industry;

    - constantly evolving standards affecting healthcare transactions;

    - the challenges of technological innovation and adoption;

    - evolving business practices of TriZetto's customers;

    - TriZetto's competitors' new products and services;

    - new products and services developed by TriZetto's vendor partners and suppliers; and

    - challenges in hiring and retaining information technology professionals.

INTELLECTUAL PROPERTY

    TriZetto's intellectual property is important to its business. TriZetto relies on certain developed software assets and internal methodologies for performing customer services. TriZetto's Transformation Services Group develops and utilizes information technology life-cycle methodology and related paper-based and software-based toolsets to perform customer assessments, planning, design, development, implementation and support services. TriZetto relies on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect its intellectual property. TriZetto has no patented technology.

    TriZetto's efforts to protect its intellectual property may not be adequate. TriZetto's competitors may independently develop similar technology or duplicate its products or services. Unauthorized parties may infringe upon or misappropriate TriZetto's products, services or proprietary information. In addition, the laws of some foreign countries do not protect proprietary rights as well as the laws of the United States. In the future, litigation may be necessary to enforce TriZetto's intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation could be time-consuming and costly.

    TriZetto could be subject to intellectual property infringement claims as it expands its product and service offerings and the number of TriZetto's competitors increases. Defending against these claims, even if not meritorious, could be expensive and divert TriZetto's attention from operating its company. If TriZetto becomes liable to third parties for infringing upon their intellectual property rights, TriZetto could be required to pay a substantial damage award and be forced to develop noninfringing technology, obtain a license or cease using the applications that contain the infringing technology or content. TriZetto may be unable to develop noninfringing technology or content or obtain a license on commercially reasonable terms, or at all.

    TriZetto also relies on a variety of technologies that are licensed from third parties to perform key functions. These third party licenses are an essential element of TriZetto's business as an application services provider. These third party licenses may not be available to TriZetto on commercially reasonable terms in the future. The loss of or inability to maintain any of these licenses could delay the introduction of software enhancements and other features until equivalent technology can be licensed or developed. Any such delay could materially adversely affect TriZetto's ability to attract and retain customers.

TECHNOLOGY

    TriZetto operates Customer Connectivity Centers in Englewood, Colorado, Birmingham, Alabama, and Albany, New York. Each center operates with state-of-the-art environmental protection systems to maintain high availability to host systems and wide area network access. Connection to TriZetto's host application servers and services is provided using the industry-standard TCP/IP protocol. TriZetto believes this provides the most efficient and cost-effective transport for information systems services, as well as simplified support and management. TriZetto's network connectivity infrastructure eliminates its customers' need to manage and support their own computer systems, network and software. TriZetto provides active management for all infrastructure components and server platforms from its Customer Connectivity Center in Englewood, Colorado.

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
GOVERNMENT REGULATION

    INTERNET REGULATION. There are increasing numbers of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, on-line content regulation, user privacy, taxation and quality of products and services. Moreover, it may take years to determine whether and how existing laws such as those governing issues such as intellectual property ownership and infringement, privacy, libel, copyright, trademark, trade secret, obscenity, personal privacy, taxation, regulation of professional services, regulation of medical devices and the regulation of the sale of other specified goods and services apply to the Internet and Internet advertising. The requirement that TriZetto comply with any new legislation or regulation, or any unanticipated application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for TriZetto's service, increase its cost of doing business or otherwise have a material adverse effect on its business, results of operations and financial condition.

    INTERNET TAXATION. A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet and certain states have taken measures to tax Internet-related activities. Although in October 1998 Congress placed a three-year moratorium on state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect TriZetto's opportunity to derive financial benefit from such activities.

    PRIVACY CONCERNS. The confidentiality of patient records and the circumstances under which records may be released for inclusion in the databases TriZetto hosts are subject to substantial regulation by state governments. These state laws and regulations govern both the disclosure and the use of confidential patient medical record information. Although compliance with these laws and regulations is at present principally the responsibility of the hospital, physician or other healthcare provider, regulations governing patient confidentiality rights are evolving rapidly. Additional legislation governing the dissemination of medical record information has been proposed at both the state and federal level. This legislation may require holders of this information to implement security measures that may require substantial expenditures by TriZetto. For example, the proposed Health Information Modernization and Security Act would establish standards and requirements for the electronic transmission of health information. There can be no assurance that changes to state or federal laws will not materially restrict the ability of healthcare providers to submit information from patient records using TriZetto's applications.

    FEDERAL AND STATE HEALTHCARE REGULATION. TriZetto's software applications, information technology services and healthcare Internet portal are designed to function within the current healthcare financing and reimbursement system. During the past several years, the healthcare industry has been subject to increasing levels of government regulation of, among other things, reimbursement rates and certain capital expenditures. In addition, proposals to reform the healthcare system have been considered by Congress. These proposals, if enacted, may further increase government involvement in healthcare, lower reimbursement rates and otherwise change the operating environment for TriZetto's customers. As in the past, healthcare organizations may react to these proposals and the uncertainty surrounding such proposals in ways that could result in a reduction or deferral in the use of TriZetto's technologies and services. TriZetto cannot predict with any certainty what impact, if any, such proposals or healthcare reforms might have on its business, financial condition or results of operations.

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
    TriZetto performs billing and claims services that are governed by numerous federal and state civil and criminal laws. The federal government in recent years has placed increased scrutiny on billing and collection practices of healthcare providers and related entities and particularly on potential fraudulent billing practices such as submissions of inflated claims for payment and upcoding. Violations of the laws regarding billing and coding may lead to civil monetary penalties, criminal fines, imprisonment or exclusion from participation in Medicare, Medicaid and other federally funded healthcare programs for TriZetto and its customers. Any of these results could have a material adverse impact on TriZetto's business, financial condition or results of operations.

    Legislation currently being considered at the federal level could impact the manner in which TriZetto conducts its business. The Health Insurance
Portability & Accountability Act (HIPAA) of 1996 mandates the use of standard transaction formats, codes sets, identifiers and privacy and security requirements. Publication of transaction standards were scheduled for June 2000 and compliance will be required by August 2002. Other regulations will be published in stages after June 2000.

    TriZetto must deliver HIPAA-compliant systems and its clients must be responsible for their overall HIPAA compliance. TriZetto's ability to provide HIPAA-compliant applications to its customers through the ASP model could relieve customers of significant application remediation requirements. This potentially represents a significant competitive advantage. Conversely, any failure to become HIPAA-compliant could negatively impact TriZetto's competitive advantage and involve financial and/or criminal penalties.

    CONSUMER PROTECTION LAWS. In addition, federal and state consumer protection laws may apply to TriZetto when it bills patients directly for the cost of physician services provided. Failure to comply with any of these laws or regulations could result in a loss of licensure, or other fines and penalties. Any of these results could have a material adverse impact on TriZetto's business, financial condition or results of operations.

PROPERTIES

    As of June 30, 2000, TriZetto leased 15 facilities, all located within the United States. TriZetto's principal executive and corporate offices are located in Newport Beach, California. TriZetto's Customer Connectivity Centers are located in Englewood, Colorado, Birmingham, Alabama and Albany, New York and TriZetto's billing service centers are located in Shelton, Nebraska, Louisville, Kentucky and Cohoes, New York. TriZetto also has offices for support staff, development and network operations in Englewood, Colorado, Provo, Utah, Moorestown, New Jersey, Glastonbury, Connecticut, Irving, Texas, Elmwood, New Jersey, Costa Mesa, California, Baltimore, Maryland and Albany, New York. TriZetto also maintains sales offices in New York, New York, and Atlanta, Georgia. TriZetto's leases have expiration dates ranging from 2000 to 2006. TriZetto believes that its facilities are adequate for its current operations and that additional leased space can be obtained if needed.

LEGAL PROCEEDINGS

    From time to time, TriZetto may be involved in litigation relating to claims arising out of its operations in the normal course of business. As of the date of this proxy statement, TriZetto is not a party to any legal proceedings, the adverse outcome of which, in management's opinion, individually or in the aggregate, would have a material adverse effect on TriZetto's results of operations or financial position.

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
                               BUSINESS OF ERISCO

    ERISCO Managed Care Technologies, Inc. has been a leading provider of information technology solutions for healthcare payor organizations for more than 20 years. Today, Erisco systems are used by over 125 payor organizations serving over 70 million lives. Erisco continues to enhance its market position by integrating advanced technology and clinical information with enterprise-wide business applications and the Internet.

    Erisco was founded in 1968 as a data processing company, and evolved into an applications software vendor focused on group healthcare applications. During the 1970s and 1980s, Erisco became the leading provider of indemnity group health/claims management software systems. In the mid-to-late 1980s, Erisco migrated with indemnity carriers to managed care functionality. In 1984, Erisco was acquired by The Dun & Bradstreet Corporation. In the 1990s, Erisco reorganized to focus exclusively on healthcare payor organizations and invested heavily in managed care application and client/server technology. In 1993, Erisco launched Facets-Registered Trademark-, the industry's first true client/server system. In the mid 1990s, Dun & Bradstreet was separated into three distinct companies and Erisco was placed under the Cognizant Corporation. In 1996, Cognizant was spun off into two companies. As a result of the spin-off, Erisco became part of IMS HEALTH, the world's leading provider of information solutions to the pharmaceutical and healthcare industries.

    Erisco is headquartered in New York City and has a staff of over 300 employees located in its New York City and Union, New Jersey offices. These employees consist of professionals who possess systems, operations and healthcare experience. Erisco has a reputation for strength and stability. Erisco's management team has an average of 14 years experience in healthcare and its employee turnover rate is currently less than five percent.

    Erisco's legacy-based managed indemnity product line, which consists of GroupFacts-TM- and ClaimFacts-TM-, provides high-volume, reliable and cost-effective claims processing and group life/health administration for indemnity insurance carriers, third party administrators, and self-administered corporations. GroupFacts and ClaimFacts systems are used today by more than 80 companies serving over 40 million lives.

    GroupFacts is a comprehensive on-line system that administers all functions of the traditional group indemnity business as well as supporting the managed care options of HMOs and PPOs. It handles enrollments, calculates premiums, performs billing, handles remittances, computes commissions, and supports re-insurance and carrier reporting. Special on-line features include automatic transaction processing, copying records to speed mass transactions and easy inquiry capabilities with generic search. GroupFacts supports the administration, marketing, actuarial requirements, underwriting and accounting of group life and health insurance through an integrated database and management reporting system. The GroupFacts system handles all types of businesses, including true group, multiple employee trust, administrative services organizations (ASO), group association, alternate funding plans, self-administration, individual and ASO/combined billing.

    ClaimFacts is an on-line health claims management system for medical, dental, disability and triple option plans. System features include: eligibility verification, duplicate search, claims benefit determination, coordination of benefits checking, payment computation, automatic claims adjudication, single-screen processing, on-line file maintenance and automated correspondence. Additional modules handle electronic claim submission, referral processing and provide links to review vendor records.

    In 1993, Erisco introduced Facets, a contemporary, fully integrated managed care system solution. Today, Facets is the industry's most production-proven, scalable client/server solution for payer managed care administration. Facets has a customer base of more than 45 managed care organizations serving over 30 million lives.

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
    Facets is an integrated healthcare management system designed to handle the complex requirements of managed care programs. The modular design of Facets allows managed care organizations to select from a variety of components to meet specific business requirements--including claims processing, claims pre-pricing, capitation/risk fund accounting, premium billing, provider network management, group/membership administration, referral management, hospital and medical pre-authorization, case management, customer service and electronic commerce.

    Erisco's Managed Care Enterprise Strategy-TM- offers a comprehensive solution to the managed care marketplace. Erisco has extended its Facets core administrative system with companion solutions for physician credentialing, document imaging, workflow management, data warehousing, decision support, provider profiling, and Healthplan Employer Data Information Set reporting. This strategy demonstrates Erisco's ability to leverage the open client/server platform of Facets through business alliance relationships and system interoperability with critical complimentary applications required by managed care organizations.

    Erisco also extends its Facets business solution through a service bureau offering for low-volume customers and through alliances with strategic business partners for systems integration and implementation consulting.

    The next-generation Facets solution leverages Internet technologies and thin-client, n-tiered architecture to continue to deliver the industry's most advanced solution for HMOs, PPOs, Blue Cross Blue Shield organizations, and specialty managed care organizations.

    With over 125 customers and 70 million covered lives, Erisco attributes its success in the marketplace to both the quality of its systems and the level of customer support provided at each phase of the implementation process.

    Erisco's success in the marketplace is a reflection of both the quality of its systems and the level of customer support it provides at each phase of implementation and on an on-going basis for plan processing. Over the next three to five years, the corporate commitment is to focus on the managed health care industry and the information processing needs of managed care payor organizations.

    It is expected that Erisco's strategic growth will come from Facets sales to the managed care marketplace. Ongoing change in healthcare has had a significant impact on this market segment, resulting in the migration of plan members from indemnity-oriented plans to managed care. Federal regulations from the Health Insurance Portability and Accountability Act and rapid implementation of strategic e-business initiatives utilizing the Internet are heightening the demand for new administrative systems built on contemporary client/server architecture. It is expected that these market factors combined with the limitation of aging information systems will continue to increase the demand for sophisticated managed care applications.

   AMENDMENT TO TRIZETTO'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

PROPOSED AMENDMENT

    TriZetto's board of directors has adopted, subject to stockholder approval, an amendment to TriZetto's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of TriZetto common stock from 45,000,000 shares to 100,000,000 shares, consisting of 5,000,000 shares of undesignated preferred stock and 95,000,000 shares of common stock.

DESCRIPTION OF AMENDMENT

    TriZetto's reserve of authorized but unissued shares of common stock has been reduced in the last two fiscal years as a result of a number of business combinations in which TriZetto issued shares of

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common stock as consideration, and grants of stock options under TriZetto's 1998
Stock Option Plan. As of the close of business on the record date,
shares of TriZetto common stock were issued and outstanding,             shares
of common stock were reserved for issuance under the TriZetto 1998 Stock Option Plan and no shares of Preferred Stock were outstanding. As of the date of this proxy statement, TriZetto estimates that it will issue between 8,793,103 and 12,142,857 shares of common stock to IMS HEALTH, as sole stockholder of Erisco, pursuant to the merger. Although there are a sufficient number of shares of TriZetto common stock available to complete the merger prior to the proposed amendment, the issuance of shares of TriZetto common stock to IMS HEALTH in connection with the merger would reduce TriZetto's reserve of authorized but unissued shares of common stock.

    If this amendment proposal is approved by the TriZetto stockholders at the special meeting, TriZetto will have additional shares of common stock available for issuance from time to time for such purposes and consideration as TriZetto's board of directors may approve. Such purposes may include additional public or private sales of common stock in financing transactions, acquisitions of other businesses or other corporate purposes, as well as stock dividends, stock option plans and other stock-based incentive or compensation programs. No further vote of stockholders of TriZetto will be required to issue such shares of common stock, except as required by law or stock exchange regulations. Accordingly, the availability of additional shares of common stock for issuance, without the delay and expense of obtaining stockholder approval, will afford TriZetto greater flexibility in acting upon opportunities and transactions, if any, which may arise in the future. Except for the merger and the other transactions contemplated by the merger agreement, TriZetto has no immediate agreements, commitments or understandings with respect to the issuance of any of the additional shares of common stock which would be authorized by the proposed amendment to the TriZetto Amended and Restated Certificate of Incorporation.

    At the present time, TriZetto is not aware of any pending or threatened efforts by any third party to obtain control of TriZetto, and this amendment proposal is not being made in response to any such efforts. However, the availability for issuance of additional shares of common stock could enable TriZetto's board of directors to make more difficult or discourage an attempt to obtain control of TriZetto. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby diluting the interest of a party attempting to obtain control of TriZetto.

    If the issuance of shares to IMS HEALTH is approved, but the amendment to TriZetto's Amended and Restated Certificate of Incorporation is not approved by TriZetto's stockholders, TriZetto would be able to issue a sufficient number of shares of TriZetto common stock to consummate the merger of its wholly owned subsidiary with Erisco.

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
         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    Set forth below is certain information as of June 30, 2000 regarding the beneficial ownership of TriZetto common stock by (i) any person who was known by TriZetto to own more than five percent of TriZetto voting securities, (ii) all directors, (iii) each of the Named Executive Officers identified in the Summary Compensation Table or TriZetto's Form 10-K dated March 30, 2000, and (iv) all current directors and executive officers as a group. Also set forth below is the percentage of outstanding shares beneficially owned after consummation of the
merger, assuming             shares of TriZetto common stock are issued in
connection with the merger.

                                                               AMOUNT AND NATURE OF                     % OF CLASS
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)                      BENEFICIAL OWNERSHIP(2)   % OF CLASS   AFTER THE MERGER
----------------------------------------                      -----------------------   ----------   ----------------
Raymond D. Croghan(3) ......................................         3,042,681                 14%
  275 South Main St., Ste. 105
  Longmont, CO 80501........................................
Delphi Ventures IV, L.P.....................................         2,736,014                 13%
Delphi BioInvestments IV, L.P. .............................
  3000 Sand Hill Road
  Building One, Suite 135
  Menlo Park, CA 94025
Fidelity Ventures Limited ..................................         1,289,336                  6%
  82 Devonshire St., R25C
  Boston, MA 02109-3614
Fidelity Investors Limited Partnership......................         1,289,336                  6%
Fidelity Investors II Limited Partnership ..................
  82 Devonshire St., R25C
  Boston, MA 02109-3614
Jeffrey H. Margolis(4)......................................         2,732,000                 13%
Donald J. Lothrop(5)........................................         2,736,014                 13%
Peter D. Mann(6)............................................                 0                  0%
William E. Fisher(7)........................................           422,595                  2%
Paul F. LeFort(8)...........................................            60,000                < 1%
Daniel J. Spirek(9).........................................           330,000                  2%
Michael J. Sunderland.......................................            38,036                < 1%
Kerry M. Kearns(10).........................................            42,500                < 1%
Shawn Bowen(11).............................................           253,375                  1%
All executive officers and directors as a group (17                  7,282,799                 34%
  persons)(12)..............................................

------------------------------

(1) Unless otherwise indicated, the business address of such stockholder is c/o The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of June 30, 2000, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) 550,000 of these shares are subject to an option granted by Mr. Croghan to Mr. Margolis, with a term of five years and an exercise price of $6.50 per share.

(4) 1,757,000 shares are held by Jeffrey H. Margolis and his wife, in their capacities as trustees of the Margolis Family Trust, over which the trustees have shared voting power. 300,000 shares are held in two additional trusts over which Mr. Margolis has sole voting power and Mr. Margolis disclaims beneficial ownership in 150,000 of such shares. Includes options for 550,000 shares of common stock granted by Mr. Croghan to Mr. Margolis, which are immediately exercisable. Also includes Mr. Margolis' options for 100,000 shares of common stock, which are exercisable within 60 days of April 30, 2000.

(5) Consists of 2,736,014 shares held by Delphi Ventures IV, L.P. and Delphi BioInvestments IV, L.P. Mr. Lothrop is a Managing Member of Delphi Management Partners IV, LLC, the general partner of Delphi Ventures IV, L.P. and Delphi

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
    BioInvestments IV, L.P., and disclaims beneficial ownership of the 2,736,014 shares except to the extent of his pecuniary interest. Mr. Lothrop's business address is the same as that of Delphi.

(6) Mr. Mann has previously reported and disclaimed beneficial ownership of 1,289,336 shares held by Fidelity Ventures Limited in connection with his position as Vice President of the general partner of Fidelity Ventures. As of April 2000, Mr. Mann no longer holds any position with any Fidelity entity and is no longer required to report such shares.

(7) Includes options for 10,000 shares of common stock which are exercisable within 60 days of June 30, 2000. Also includes 162,595 shares of common stock held by KFS Management, Inc. Mr. Fisher owns 50% of the issued and outstanding stock of KFS and is an officer and director of KFS.

(8) Includes options for 10,000 shares of common stock, which are exercisable within 60 days of June 30, 2000.

(9) Includes options for 5,000 shares of common stock, which are exercisable within 60 days of June 30, 2000.

(10) Includes options for 7,500 shares of common stock, which are exercisable within 60 days of June 30, 2000.

(11) Includes options for 9,375 shares of common stock, which are exercisable within 60 days of June 30, 2000.

(12) Includes options for 233,375 shares of common stock, which are exercisable within 60 days of June 30, 2000.

                                 LEGAL MATTERS

    The validity of the shares of TriZetto common stock to be issued to IMS HEALTH, as the sole stockholder of Erisco, pursuant to the merger will be passed upon by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California. Stradling Yocca Carlson & Rauth and Sullivan & Cromwell will deliver opinions concerning certain federal income tax consequences of the merger.

                                    EXPERTS

    The financial statements of The TriZetto Group, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this proxy statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of ERISCO Managed Care Technologies, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this proxy statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    Representatives of PricewaterhouseCoopers LLP are expected to be present at the TriZetto special meeting. The representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    TriZetto expects to hold its 2001 Annual Meeting of the Stockholders on May 16, 2001. Any stockholder desiring to submit a proposal for action at the 2001 Annual Meeting of Stockholders and presentation in TriZetto's proxy statement for such meeting should deliver the proposal to TriZetto's principal place of business no later than January 17, 2001 in order to be considered for inclusion in the proxy statement relating to that meeting. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

    On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment governs TriZetto's use of its discretionary proxy voting authority with respect to a stockholder proposal, which is not addressed in the proxy statement. The new amendment provides that if a proponent of a proposal fails to notify TriZetto at least 45 days prior to the current year's anniversary of the date of mailing of the prior year's proxy statement, then TriZetto will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

    If TriZetto does not receive any stockholder proposals for the 2001 Annual Meeting before April 1, 2001, TriZetto will be able to use its voting authority as outlined above.

                      WHERE YOU CAN FIND MORE INFORMATION

    TriZetto files reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information that TriZetto files at the following locations of the SEC:

Public Reference Room        7 World Trade Center         Citicorp Center
450 Fifth Street, N.W.       Suite 1300                   Suite 1400
Room 1024                    New York, New York 10048     500 W. Madison Street
                                                          Chicago, Illinois
Washington, D.C. 20549                                    60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, such as TriZetto and IMS HEALTH, who file electronically with the SEC. The address of that site is http://www.sec.gov.

    You can also inspect reports, proxy statements and other information about TriZetto at:

           The National Association of
           Securities Dealers
           1735 K Street, N.W.
           Washington, D.C. 20006

    This is a proxy statement of TriZetto. TriZetto has supplied all information contained in this document relating to TriZetto, and IMS HEALTH and Erisco have supplied all such information relating to Erisco.

    You can obtain copies of TriZetto's documents filed under the Securities Exchange Act of 1934 from the SEC, through the SEC's Web site at the address described above, or from TriZetto by requesting them in writing or by telephone at the following addresses:

           The TriZetto Group, Inc.
           567 San Nicolas Drive, Suite 360
           Newport Beach, California 92660
           Attention: Secretary

    If you would like to request documents from us, please do so at least fourteen days prior to the special meeting in order to receive them before the TriZetto special meeting.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR THE APPENDICES INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE MERGER. TRIZETTO HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT
IS DATED AUGUST   , 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED
IN THE PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THE PROXY STATEMENT TO STOCKHOLDERS NOR THE ISSUANCE OF TRIZETTO COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                         INDEX TO FINANCIAL STATEMENTS

THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

Report of Independent Accountants...........................      F-2

Consolidated Balance Sheets--June 30, 2000 (unaudited),
December 1999 and 1998......................................      F-3

Consolidated Statements of Operations*......................      F-4

Consolidated Statements of Stockholders' Equity
(Deficit)*..................................................      F-5

Consolidated Statements of Cash Flows*......................      F-6

Notes to Consolidated Financial Statements..................   F-7-24

ERISCO MANAGED CARE TECHNOLOGIES, INC.

Report of Independent Accountants...........................     F-25

Statements of Income**......................................     F-26

Statements of Financial Position--June 30, 2000 (unaudited),
December 1999 and 1998......................................     F-27

Statements of Cash Flows**..................................     F-28

Statements of Shareholder's Equity**........................     F-29

Notes to Financial Statements...............................  F-30-40

CROGHAN & ASSOCIATES, INC.

Report of Independent Accountants...........................     F-41

Statements of Operations....................................     F-42

Statements of Stockholders Equity...........................     F-43

Statements of Cash Flows....................................     F-44

Notes to Financial Statements...............................  F-45-47

------------------------
* For the six months ended June 30, 2000 (unaudited), the years ended
  December 31, 1999 and 1998 and the period from May 27, 1997 (date of inception) to December 31, 1997.
** For the six months ended June 30, 2000 (unaudited) and the years ended December 31, 1999, 1998 and 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of The TriZetto Group, Inc.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of The TriZetto Group, Inc. and its subsidiaries at December 31, 1999 and 1998 and the results of their operations and their cash flows for the years ended
December 31, 1999 and 1998 and for the period from May 27, 1997 (date of inception) to December 31, 1997, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PRICEWATERHOUSECOOPERS LLP

San Jose, California
February 16, 2000

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                               DECEMBER 31,
                                                               JUNE 30,     -------------------
                                                                 2000         1999       1998
                                                              -----------   --------   --------
                                                              (UNAUDITED)
ASSETS:
Current assets:
  Cash and cash equivalents.................................   $  8,433     $18,849     $3,681
  Short-term investments....................................         --       5,957         --
  Accounts receivable, less allowance for doubtful accounts
    of $948, $597 and $204, respectively....................      9,269       8,228      3,083
  Note receivable from related party........................         25          25         25
  Prepaid expenses and other current assets.................      2,237       1,776        194
  Income tax receivable.....................................        454         440        406
  Deferred taxes............................................         --          --        191
                                                               --------     -------     ------
    Total current assets....................................     20,418      35,275      7,580
  Property and equipment, net...............................     11,707      10,797        989
  Long-term investments.....................................      3,434       1,230         --
  Other assets..............................................      1,590         265         40
  Note receivable from related party........................        264         525         75
  Goodwill and other intangible assets, net.................     21,426      20,326         36
                                                               --------     -------     ------
    Total assets............................................   $ 58,839     $68,418     $8,720
                                                               ========     =======     ======
LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
  STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Short-term note payable...................................   $  2,929     $   623     $   52
  Capital lease obligations, current........................      1,558       1,234         28
  Accounts payable..........................................      2,289       3,102         95
  Accrued liabilities.......................................      9,062       9,172      1,815
  Income taxes payable......................................         10          22         --
  Deferred revenue..........................................        177         241         --
                                                               --------     -------     ------
    Total current liabilities...............................     16,025      14,394      1,990
  Long-term notes payable...................................        324         504         --
  Capital lease obligations.................................      2,535       2,224        125
  Note payable to related party.............................         --          --        520
  Deferred revenue..........................................        113          --        377
                                                               --------     -------     ------
    Total liabilities.......................................     18,997      17,122      3,012
                                                               ========     =======     ======
Commitments (Note 6) Mandatorily redeemable convertible
  preferred stock: $0.001 par value; Shares authorized:
  10,392 Shares issued and outstanding: none in 2000 and
  1999 and 4,545 in 1998....................................         --          --      6,449
                                                               --------     -------     ------
Stockholders' equity (deficit):
  Common stock: $0.001 par value; Shares authorized: 40,000
    Shares issued and outstanding: 21,393 in 2000, 20,923 in
    1999 and 9,217 in 1998..................................         21          20          9
  Additional paid-in capital................................     70,400      66,215        940
  Notes receivable from stockholders........................        (41)        (41)      (741)
  Deferred stock compensation...............................     (4,894)     (5,786)      (460)
  Other comprehensive loss..................................         (2)         --         --
  Accumulated deficit.......................................    (25,642)     (9,112)      (489)
                                                               --------     -------     ------
    Total stockholders' equity (deficit)....................     39,842      51,296       (741)
                                                               --------     -------     ------
      Total liabilities, mandatorily redeemable convertible
       preferred stock and stockholders' equity (deficit)...   $ 58,839     $68,418     $8,720
                                                               ========     =======     ======

  The accompanying notes are an integral part of these consolidated financial statements.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              FOR THE SIX MONTHS                                     FOR THE PERIOD
                                                    ENDED                FOR THE YEAR ENDED         FROM MAY 27, 1997
                                            ----------------------   ---------------------------   (DATE OF INCEPTION)
                                             JUNE 30,     JUNE 30,   DECEMBER 31,   DECEMBER 31,     TO DECEMBER 31,
                                               2000         1999         1999           1998              1997
                                            -----------   --------   ------------   ------------   -------------------
                                            (UNAUDITED)
Revenues:
  Recurring revenue.......................   $ 24,344      $6,201      $19,448        $ 5,300             $1,191
  Non-recurring revenue...................     11,132       6,508       13,478          6,131              1,328
                                             --------      ------      -------        -------             ------
Total revenues............................     35,476      12,709       32,926         11,431              2,519
                                             --------      ------      -------        -------             ------
Cost of revenues:
  Recurring revenue.......................     22,656       5,038       17,057          3,967              1,250
  Non-recurring revenue...................      7,756       4,109        9,751          3,490                422
                                             --------      ------      -------        -------             ------
  Total cost of revenues..................     30,412       9,147       26,808          7,457              1,672
                                             --------      ------      -------        -------             ------
Gross profit..............................      5,064       3,562        6,118          3,974                847
                                             --------      ------      -------        -------             ------
Operating expenses:
  Research and development................      3,197         440        2,371          1,083                 --
  Selling, general and administrative.....     17,395       3,098        9,694          2,885                672
  Amortization of deferred stock
    compensation..........................        892         215        1,057             22                 --
  Write-off of acquired in-process
    technology............................        536         484        1,407             --                 --
                                             --------      ------      -------        -------             ------
Total operating expenses..................     22,020       4,237       14,529          3,990                672
                                             --------      ------      -------        -------             ------
Income (loss) from operations.............    (16,956)       (675)      (8,411)           (16)               175
Interest income...........................        609          76          527            210                 15
Interest expense..........................       (183)       (100)        (256)           (52)               (13)
                                             --------      ------      -------        -------             ------
Income (loss) before provision for income
  taxes...................................    (16,530)       (699)      (8,140)           142                177
Provision for (benefit of) income taxes...         --          28         (213)            82                 74
                                             --------      ------      -------        -------             ------
Net income (loss).........................   $(16,530)     $ (727)     $(7,927)       $    60             $  103
                                             ========      ======      =======        =======             ======
Net income (loss) per share:
  Basic...................................   $  (0.85)     $(0.12)     $ (0.85)       $  0.01             $ 0.05
                                             ========      ======      =======        =======             ======
  Diluted.................................   $  (0.85)     $(0.12)     $ (0.85)       $  0.00             $ 0.03
                                             ========      ======      =======        =======             ======
Shares used in computing net income (loss)
  per share:
  Basic...................................     19,557       6,216        9,376          4,937              2,065
                                             ========      ======      =======        =======             ======
  Diluted.................................     19,557       6,216        9,376         12,783              4,074
                                             ========      ======      =======        =======             ======

  The accompanying notes are an integral part of these consolidated financial statements.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
   FOR THE PERIOD FROM MAY 27, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                           NOTES
                                        COMMON STOCK       ADDITIONAL    RECEIVABLE      DEFERRED          OTHER
                                     -------------------    PAID-IN         FROM           STOCK       COMPREHENSIVE
                                      SHARES     AMOUNT     CAPITAL     STOCKHOLDERS   COMPENSATION         LOSS
                                     --------   --------   ----------   ------------   -------------   --------------
Issuance of common stock...........    2,500      $ 3       $    13         $ --          $    --           $--
Issuance of common stock for
  services rendered................    1,217        1             7           --               --            --
Issuance of common stock for
  purchase of Croghan & Associates,
  Inc..............................    5,801        6           430           --               --            --
Issuance of common stock for note
  receivable.......................      175       --            13          (13)              --            --
Net income.........................       --       --            --           --               --            --
                                      ------      ---       -------         ----          -------           ---
Balance, December 31, 1997.........    9,693       10           463          (13)              --            --
Issuance of common stock...........       75       --             9           --               --            --
Issuance of common stock for note
  receivable.......................      390       --            53          (53)              --            --
Repurchase of common stock.........     (941)      (1)          (67)          --               --            --
Payments on notes receivable.......       --       --            --           25               --            --
Notes issued to stockholders.......       --       --            --         (700)              --            --
Deferred stock compensation........       --       --           482           --             (482)           --
Amortization of deferred stock
  compensation.....................       --       --            --           --               22            --
Net income.........................       --       --            --           --               --            --
                                      ------      ---       -------         ----          -------           ---
Balance, December 31, 1998.........    9,217        9           940         (741)            (460)           --
Issuance of common stock to
  purchase Creative Business
  Solutions, Inc. and HealthWeb
  Systems, Ltd.....................      655        1         1,145           --               --            --
Issuance of common stock to
  purchase assets of Management &
  Technology Solutions, Inc........       60       --           140           --               --            --
Issuance of common stock for
  purchase of Novalis
  Corporation......................      549        1         8,999           --               --            --
Issuance of common stock for
  purchase of Finserv Health Care
  Systems, Inc.....................       49       --         1,499           --               --            --
Repurchase of common stock in
  exchange of notes receivable from
  stockholders.....................     (563)      (1)           (3)         700               --            --
Deferred stock compensation........       --       --         6,383           --           (6,383)           --
Amortization of deferred stock
  compensation.....................       --       --            --           --            1,057            --
Stock compensation.................       --       --            53           --               --            --
Repurchase common stock............       (6)      --            --           --               --            --
Exercise of common stock options
  and warrants.....................      206       --           141           --               --            --
Issuance of common stock related to
  initial public offering, net.....    4,480        4        35,992           --               --            --
Conversion of preferred stock to
  common stock.....................    6,276        6        10,926           --               --            --
Net loss...........................       --       --            --           --               --            --
                                      ------      ---       -------         ----          -------           ---
Balance, December 31, 1999.........   20,923       20        66,215          (41)          (5,786)           --
Issuance of common stock for
  purchase of Healthcare Media
  Enterprises, Inc. (unaudited)....       87       --         3,500           --               --            --
Issuance of common stock for
  employee stock purchase
  (unaudited)......................       37       --           514           --               --            --
Exercise of common stock options
  (unaudited)......................      346        1           171           --               --            --
Amortization of deferred stock
  (unaudited)......................       --       --            --           --              892            --
Translation loss (unaudited).......       --       --            --           --               --            (2)
Net loss (unaudited)...............       --       --            --           --               --            --
                                      ------      ---       -------         ----          -------           ---
Balance, June 30, 2000
  (unaudited)......................   21,393      $21       $70,400         $(41)         $(4,894)          $(2)
                                      ======      ===       =======         ====          =======           ===

                                       RETAINED         TOTAL
                                       EARNINGS     STOCKHOLDERS'
                                     (ACCUMULATED      EQUITY
                                       DEFICIT)       (DEFICIT)
                                     ------------   -------------
Issuance of common stock...........    $     --        $    16
Issuance of common stock for
  services rendered................          --              8
Issuance of common stock for
  purchase of Croghan & Associates,
  Inc..............................          --            436
Issuance of common stock for note
  receivable.......................          --             --
Net income.........................         103            103
                                       --------        -------
Balance, December 31, 1997.........         103            563
Issuance of common stock...........          --              9
Issuance of common stock for note
  receivable.......................          --             --
Repurchase of common stock.........        (652)          (720)
Payments on notes receivable.......          --             25
Notes issued to stockholders.......          --           (700)
Deferred stock compensation........          --             --
Amortization of deferred stock
  compensation.....................          --             22
Net income.........................          60             60
                                       --------        -------
Balance, December 31, 1998.........        (489)          (741)
Issuance of common stock to
  purchase Creative Business
  Solutions, Inc. and HealthWeb
  Systems, Ltd.....................          --          1,146
Issuance of common stock to
  purchase assets of Management &
  Technology Solutions, Inc........          --            140
Issuance of common stock for
  purchase of Novalis
  Corporation......................          --          9,000
Issuance of common stock for
  purchase of Finserv Health Care
  Systems, Inc.....................          --          1,499
Repurchase of common stock in
  exchange of notes receivable from
  stockholders.....................        (696)            --
Deferred stock compensation........          --             --
Amortization of deferred stock
  compensation.....................          --          1,057
Stock compensation.................          --             53
Repurchase common stock............          --             --
Exercise of common stock options
  and warrants.....................          --            141
Issuance of common stock related to
  initial public offering, net.....          --         35,996
Conversion of preferred stock to
  common stock.....................          --         10,932
Net loss...........................      (7,927)        (7,927)
                                       --------        -------
Balance, December 31, 1999.........      (9,112)        51,296
Issuance of common stock for
  purchase of Healthcare Media
  Enterprises, Inc. (unaudited)....          --          3,500
Issuance of common stock for
  employee stock purchase
  (unaudited)......................          --            514
Exercise of common stock options
  (unaudited)......................          --            172
Amortization of deferred stock
  (unaudited)......................          --            892
Translation loss (unaudited).......          --             (2)
Net loss (unaudited)...............     (16,530)       (16,530)
                                       --------        -------
Balance, June 30, 2000
  (unaudited)......................    $(25,642)       $39,842
                                       ========        =======

  The accompanying notes are an integral part of these consolidated financial statements.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                             FOR THE PERIOD
                                                                                                              FROM MAY 27,
                                                         SIX MONTHS ENDED          FOR THE YEAR ENDED        1997 (DATE OF
                                                      ----------------------   ---------------------------   INCEPTION) TO
                                                       JUNE 30,     JUNE 30,   DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                         2000         1999         1999           1998            1997
                                                      -----------   --------   ------------   ------------   --------------
                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).................................   $(16,530)     $ (727)     $(7,927)        $   60           $103
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
    Provision for doubtful accounts.................        351         135          505            203            204
    Common stock issued for services rendered.......         --          --           --             --              8
    Amortization of deferred stock compensation.....        892         215        1,057             22             --
    Write-off of acquired in-process technology.....        536         484        1,407             --             --
    Forgiveness of note receivable..................         --          32           32             --             --
    Stock compensation..............................         --          53           53             --             --
    Deferred taxes..................................         --        (709)        (186)           (83)          (105)
    Loss on disposal of property and equipment......        151          --           --            187            130
    Depreciation and amortization...................      5,496         648        2,415            161             24
  Changes in assets and liabilities:
    Accounts receivable.............................     (1,187)     (1,654)      (3,080)        (2,127)          (762)
    Prepaid expenses and other current assets.......         90          72       (1,271)           (75)           (99)
    Income tax receivable...........................        (14)        406          (34)          (406)            --
    Notes receivable................................       (226)         --           --             --             --
    Accounts payable................................       (842)        967        1,364             32           (128)
    Accrued liabilities.............................       (303)      1,870        2,604            976            614
    Deferred revenue................................         38          --          241           (248)           247
    Other long-term assets..........................       (162)        (53)        (181)           (16)            --
                                                       --------      ------      -------         ------           ----
    Net cash provided by (used in) operating
      activities....................................    (11,710)      1,739       (3,001)        (1,314)           236
                                                       --------      ------      -------         ------           ----
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds (purchase) of short-term and long-term
    investments, net................................      3,753          --       (7,187)            --             --
  Purchase of property and equipment and software
    licenses........................................     (3,015)     (1,334)      (3,208)          (750)          (121)
  Purchase of MedPartners' assets...................                 (2,630)      (2,630)            --             --
  Acquisitions and related costs, net of cash
    acquired........................................     (2,670)     (1,238)      (7,338)            --            614
                                                       --------      ------      -------         ------           ----
  Net cash provided by (used in) investing
    activities......................................     (1,932)     (5,202)     (20,363)          (750)           493
                                                       --------      ------      -------         ------           ----
CASH FLOW FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock, net.......        515          --       35,996              9             16
  Proceeds from issuance of mandatorily redeemable
    convertible preferred stock, net................                  4,483        4,483          6,449             --
  Repurchases of common stock.......................         --          --           --           (720)            --
  Proceeds from issuance of notes payable...........         --          --           --             56             86
  Payments of notes payable, net....................       (675)       (267)      (1,275)           (32)           (58)
  Proceeds (payment) on line of credit, net.........      2,756        (265)        (265)            --             --
  Principal payments on capital leases..............       (704)       (166)        (448)           (15)            --
  Proceeds from equipment line of credit............      1,164          --           --             --             --
  Issuance of notes receivable......................         --          --           --           (800)            --
  Repayment of notes receivable.....................         --          30           30             25             --
  Employee exercise of stock options................        172          --           11             --             --
                                                       --------      ------      -------         ------           ----
    Net cash provided by financing activities.......      3,228       3,815       38,532          4,972             44
                                                       --------      ------      -------         ------           ----
  Net increase (decrease) in cash and cash
    equivalents.....................................    (10,414)        352       15,168          2,908            773
  Effect of exchange rate changes on cash and cash
    equivalents.....................................         (2)         --           --             --             --
  Cash and cash equivalents at beginning of
    period..........................................     18,849       3,681        3,681            773             --
                                                       --------      ------      -------         ------           ----
  Cash and cash equivalents at end of period........   $  8,433      $4,033      $18,849         $3,681           $773
                                                       ========      ======      =======         ======           ====

  The accompanying notes are an integral part of these consolidated financial statements.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  FORMATION AND BUSINESS OF THE COMPANY

    The TriZetto Group, Inc. (the "Company"), was incorporated in the state of Delaware on May 27, 1997. The Company is a provider of remotely hosted software applications, both third party packaged and proprietary software, and related services used in the healthcare industry. The Company also offers an Internet browser application that serves as a portal for the exchange of healthcare information and services over the Internet. The Company provides access to its hosted applications either through the Internet or through traditional networks.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

UNAUDITED INTERIM FINANCIAL INFORMATION

    The accompanying consolidated financial statements at June 30, 2000 and for the six months ended June 30, 2000, together with the related notes, are unaudited but include all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation, in all material respects, of the financial position and the operating results and cash flows for the interim date and period presented. Results for the interim period ended June 30, 2000 are not necessarily indicative of results for the entire fiscal year or future periods.

BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited in demand and money market accounts in three financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash and cash equivalents. The Company's accounts receivable are derived from revenue earned from customers located in the United States. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of individual accounts.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The following tables summarize the revenues and accounts receivable balances from customers in excess of 10% of total revenues and total accounts receivable balances, respectively:

                                                                                            FOR THE PERIOD
                                                                    YEAR ENDED             FROM MAY 27, 1997
                                                                   DECEMBER 31,           (DATE OF INCEPTION)
                                                              ----------------------        TO DECEMBER 31,
                                                                1999          1998               1997
                                                              --------      --------      -------------------
REVENUES:
  Company A.................................................    16%           42%                 40%
  Company B.................................................     0%           11%                 16%
  Company C.................................................    19%            0%                  0%

                                                                          DECEMBER 31,
                                                              ------------------------------------
                                                                1999          1998          1997
                                                              --------      --------      --------
ACCOUNTS RECEIVABLE:
  Company A.................................................     0%           56%           40%
  Company B.................................................     0%            0%           20%
  Company C.................................................     0%            0%           13%
  Company D.................................................    13%            0%            0%

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Carrying amounts of certain of the Company's financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of its debt obligations approximates fair value.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include money market funds and various deposit accounts.

INVESTMENTS

    At December 31, 1999, short-term investments consisted of debt securities with original maturities between three months and one year when purchased. Investments with original maturities greater then one year from the date of purchase have been classified as long-term investments. The Company has determined that all of its debt securities should be classified as available-for-sale. The difference between the cost basis and the market value of the Company's investments was not material at December 31, 1999. The Company's investments at December 31, 1999 primarily consisted of corporate bonds and debt. Long-term investments of $1.2 million mature during 2001.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are depreciated on a straight-line basis over their estimated useful lives of five to seven years. Leasehold improvements are amortized over their estimated useful lives, or the lease term if shorter. Upon retirement or sale, the cost and related

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

GOODWILL AND OTHER INTANGIBLE ASSETS

    Intangible assets arose from the Company's acquisitions. Goodwill is being amortized on a straight-line basis over five to seven years. Other intangible assets consist of acquired work force, customer lists and core technology which are being amortized on a straight-line basis over their estimated useful lives of two to four, five and three years, respectively. Software technology rights are amortized on a straight-line basis over the lesser of the contract term or five years.

LONG-LIVED ASSETS

    Long-lived assets and certain intangible assets are reviewed for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the asset's carrying amount to future net undiscounted cash flows the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset.

REVENUE RECOGNITION

    Recurring revenue, or multi-year contractually based revenue, is recognized monthly based upon volume of service transactions. Non-recurring revenue is generally billed on a time and materials basis, and is recognized as the non-recurring services are performed. Provisions for estimated losses on fixed fee contracts are recorded when identified.

RESEARCH AND DEVELOPMENT

    Research and development costs are charged to operations as incurred.

INCOME TAXES

    The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COMPUTATION OF INCOME (LOSS) PER SHARE

    Basic earnings per share ("EPS") is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. The following is a reconciliation of the numerator (net income (loss)) and the denominator (number of shares) used in the basic and diluted EPS calculations (in thousands, except per share data):

                                                                                                        FOR THE PERIOD
                                                          SIX MONTHS ENDED          YEAR ENDED         FROM MAY 27, 1997
                                                              JUNE 30,             DECEMBER 31,       (DATE OF INCEPTION)
                                                       ----------------------   -------------------     TO DECEMBER 31,
                                                          2000         1999       1999       1998            1997
                                                       -----------   --------   --------   --------   -------------------
                                                       (UNAUDITED)
BASIC:
  Net income (loss)..................................   $(16,530)    $  (727)   $(7,927)   $    60           $  103
                                                        --------     -------    -------    -------           ------
  Weighted average common shares outstanding.........     19,557       6,216      9,376      4,937            2,065
                                                        --------     -------    -------    -------           ------
  Net income (loss) per share........................   $  (0.85)    $ (0.12)   $ (0.85)   $  0.01           $ 0.05
                                                        ========     =======    =======    =======           ======
DILUTED:
  Net income (loss)..................................   $(16,530)    $  (727)   $(7,927)   $    60           $  103
                                                        --------     -------    -------    -------           ------
  Weighted average common shares outstanding.........     19,557       6,216      9,376      4,937            2,065
  Preferred stock....................................         --          --         --      2,888               --
  Options to purchase common stock...................         --          --         --        305               --
  Common stock subject to repurchase.................         --          --         --      4,640            2,009
  Warrants...........................................         --          --         --         13               --
                                                        --------     -------    -------    -------           ------
  Total weighted common stock and common stock
    equivalents......................................     19,557       6,216      9,376     12,783            4,074
                                                        --------     -------    -------    -------           ------
  Net income (loss) per share........................   $  (0.85)    $ (0.12)   $ (0.85)   $  0.00           $ 0.03
                                                        ========     =======    =======    =======           ======
ANTIDILUTIVE POTENTIAL COMMON SHARES:
  Preferred stock....................................         --       6,276         --         --               --
  Contingently issuable shares.......................        535          --        518         --               --
  Options to purchase common stock...................      3,495       2,801      2,207         --               --
  Common stock subject to repurchase.................         --       1,705      1,698         --               --
  Warrants...........................................         --         163         --         --              163
                                                        --------     -------    -------    -------           ------
                                                           4,030      10,945      4,423         --              163
                                                        ========     =======    =======    =======           ======

COMPREHENSIVE INCOME

    The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components for general-purpose financial statements. Comprehensive income is defined as net income plus all revenues, expenses, gains and losses from non-owner sources that are excluded from net income in accordance with generally accepted accounting principles. For the six months ended June 30, 2000, the only item of other comprehensive income was $2,000 of translation loss, resulting in comprehensive net loss of $16,532,000. There were no differences between comprehensive and net income in any other period presented.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, ("SFAS 133"), Accounting for Derivative Instruments and Hedging activities. SFAS 133 establishes methods of accounting and reporting for derivative instruments and hedging activities related to those instruments as well as other hedging activities, and is effective for all fiscal quarters for all fiscal years beginning after June 15, 2000, as amended by SFAS 137. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. To date, we have not engaged in derivative and hedging activities.

    In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), Revenue Recognition, which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. We believe that adopting SAB 101 will not have a material impact on our financial position or results of operations.

3.  BALANCE SHEET ACCOUNTS

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
PROPERTY AND EQUIPMENT
  Computer equipment........................................  $ 7,166     $  633
  Furniture and fixtures....................................    1,607        138
  Equipment.................................................      841        191
  Software..................................................    2,401        142
  Leasehold improvements....................................      187         24
                                                              -------     ------
                                                               12,202      1,128
Less: Accumulated depreciation and amortization.............   (1,405)      (139)
                                                              -------     ------
                                                              $10,797     $  989
                                                              =======     ======

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

3.  BALANCE SHEET ACCOUNTS (CONTINUED)
    Included in property and equipment at December 31, 1999 and December 31, 1998 is equipment acquired under capital leases totaling approximately $4,100,000 and $167,000, respectively, and related accumulated amortization of $538,000 and $17,000, respectively.

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                (IN THOUSANDS)
INTANGIBLE ASSETS
  Software licenses.........................................  $ 2,707      $ 54
  Goodwill..................................................    8,272        --
  Acquired workforce........................................    1,687        --
  Customer lists............................................    4,184        --
  Core technology...........................................    4,527        --
                                                              -------      ----
                                                               21,377        54
Less: Accumulated amortization..............................   (1,051)      (18)
                                                              -------      ----
                                                              $20,326      $ 36
                                                              =======      ====

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                (IN THOUSANDS)
ACCRUED LIABILITIES
  Accrued payroll and benefits..............................   $4,080     $1,285
  Accrued professional fees.................................      477        234
  Accrued acquisition expenses..............................    2,445         --
  Other.....................................................    2,170        296
                                                               ------     ------
                                                               $9,172     $1,815
                                                               ======     ======

4.  NOTES PAYABLE AND LINE OF CREDIT

   In December 1998, the Company entered into a financing agreement for approximately $56,000 relating to premiums for business insurance. The amount is due in nine monthly installments and bears interest at 9.75% per annum. The financing company collateralized the loan by potential proceeds obtained from a claim on the insurance (unearned insurance provisions, loss payments that reduce the unearned premiums and any related interests arising from a state guarantee fund). At December 31, 1999, there was no outstanding balance under this credit facility.

    In January 1999, the Company entered into a financing agreement for $675,000 in order to acquire a software license. The non-interest bearing note (imputed interest rate of 7.80%) is due in sixty equal monthly installments. Borrowings under the financing agreement are collateralized by the software that the Company purchased with the note proceeds. At December 31, 1999, there was approximately $471,000 principal balance remaining on the note.

    In connection with the acquisition of Creative Business Solutions, Inc. and HealthWeb Systems, Ltd. in February 1999 (Note 10), the Company issued notes of $270,000. The notes bear interest at 8.00% per annum and the interest is payable annually in arrears. Fifty percent of the principal balance is payable on the first anniversary and fifty percent is payable on the second anniversary of the issue date. At December 31, 1999, there was $270,000 principal balance remaining on the notes.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

4.  NOTES PAYABLE AND LINE OF CREDIT (CONTINUED)
    In March 1999, the Company entered into a revolving line of credit agreement with a financial institution. In October 1999, we entered into a subsequent agreement which increased the amount available under the line of credit. The line of credit has a total capacity of $3.0 million and expires in November 2000. Borrowings under the line of credit bear interest at prime plus 0.50% (9.0% at December 31, 1999) and are collateralized by substantially all of the assets of the Company. Interest is payable monthly as it accrues. The line of credit agreement contains certain covenants that the Company must adhere to during the term of the agreement including restrictions on the payment of dividends. As of December 31, 1999, there were no outstanding borrowings on the line of credit. The Company has outstanding four standby letters of credit in the aggregate amount of $319,000 which serve as security deposits for four of the Company's capital leases.

    In May 1999, the Company entered into a financing agreement for approximately $1,131,000. The amount is due in twelve equal monthly installments and bears interest at 10% per annum. Borrowings under the financing agreement are collateralized by the license that the Company purchased from the lender. At December 31, 1999, there was approximately $386,000 principal balance remaining on the note.

    In December 1999, the Company entered into a lease line of credit with a financial institution. The line of credit has a total capacity of $2.0 million and expires in December 2000. Borrowings under the line of credit at December 31, 1999 were approximately $973,000, and are collateralized by substantially all of the assets of the Company.

    Future principal payments of notes payable at December 31, 1999 are as follows:

FOR THE PERIODS ENDING DECEMBER 31,
-----------------------------------
  2000......................................................   $  623
  2001......................................................      245
  2002......................................................      119
  2003......................................................      129
  2004......................................................       11
                                                               ------
                                                                1,127
Less: Current portion.......................................     (623)
                                                               ------
                                                               $  504
                                                               ======

5.  RELATED PARTY TRANSACTIONS

   In September 1997, the Company entered into a $520,000 financing agreement, bearing interest at 9% and payable quarterly beginning January 1, 1998. The principal amount is due October 1, 2002. In connection with the financing agreement, the Company issued to the financing company warrants to purchase 162,595 shares of common stock with an exercise price of $0.80 per share
(Note 7). A member of the Company's Board of Directors owns 50% of the financing company. In August 1999, the warrant to purchase 162,595 shares of common stock was exercised, reducing the principal amount by $130,000. In October 1999, the Company paid off the remaining principal balance of $390,000.

    The Company has a note receivable for $100,000 from an officer of the Company. The note accrues interest at 6.5% per annum. The principal and accrued interest will be forgiven annually over a four year period beginning April 30, 1999 provided the officer is an employee of the Company. In the event of termination of the officer's employment with the Company the note and accrued interest

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

5.  RELATED PARTY TRANSACTIONS (CONTINUED)
become due and payable immediately. At December 31, 1999, the note receivable from related party was $75,000.

    In June 1998 and October 1998, the Company issued full recourse promissory notes to certain officers for $200,000 and $500,000, respectively. The promissory notes are collateralized by 200,000 and 362,319 shares of common stock, bear annual interest at 8% and are payable in 1999, or earlier upon employee termination. In May and June 1999, the Company repurchased the common stock in exchange for the notes.

    In June 1999, the Company entered into an agreement with Garte & Associates, Inc. pursuant to which the Company would pay Garte &
Associates, Inc. an investment banking fee for certain acquisitions. In 1999, the Company paid a total of $256,000 to Garte & Associates, Inc. in connection with the Company's acquisitions of Novalis Corporation and Finserv Health Care Systems, Inc. in late 1999. Harvey Garte, the Company's Vice President of Corporate Development and Investor Relations, is the sole stockholder of Garte & Associates, Inc.

    In November 1999, in connection with the acquisition of Novalis, the Company received notes receivable in the aggregate amount of $475,000 from eight former stockholders of Novalis. The notes represent the former stockholders' agreement to repay all legal, financial and accounting fees and expenses incurred in connection with the acquisition. The note accrues interest at 8.0% per annum, and is payable one year from the date of acquisition. At December 31, 1999, the note receivable from related parties was $475,000.

6.  COMMITMENTS

    The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through 2006. Capital lease obligations are collateralized by the equipment subject to the leases. The Company is responsible for maintenance costs and property taxes on certain of the operating leases. Rent expense for the years ended December 31, 1999 and 1998 and for the period from May 27, 1997 (date of inception) to December 31, 1997 was $1.2 million, $192,000 and $71,000, respectively. These amounts are net of sublease income of $25,000, $48,000 and $36,000, respectively.

    Future minimum lease payments (exclusive of interest) under noncancelable operating and capital leases at December 31, 1999 are as follows:

FOR THE PERIODS ENDING DECEMBER 31,                           CAPITAL LEASES   OPERATING LEASES
-----------------------------------                           --------------   ----------------
                                                                       (IN THOUSANDS)
  2000......................................................      $1,234           $ 2,729
  2001......................................................       1,172             2,735
  2002......................................................         676             2,452
  2003......................................................         212             1,822
  2004......................................................         164             1,410
Thereafter..................................................          --             1,391
                                                                  ------           -------
Total minimum lease payments................................       3,458           $12,539
                                                                                   =======
Less: Current portion.......................................       1,234
                                                                  ------
                                                                  $2,224
                                                                  ======

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

7.  STOCKHOLDERS' EQUITY

COMMON STOCK

    In October 1999, the Company completed its initial public offering of 4,480,000 shares of common stock, including 630,000 shares in connection with the exercise of underwriters' over-allotment option, at a price of $9.00 per share, that raised approximately $36.0 million, net of underwriting discounts, commissions and other offering costs. In addition, in connection with the offering, 350,000 shares of common stock of the Company were sold by a selling stockholder at $9.00 per share, for which the Company received no proceeds. Upon the closing of the offering, all of the Company's mandatorily redeemable convertible preferred stock converted into approximately 6,276,000 shares of common stock.

    At December 31, 1999, the Company had reserved sufficient shares of common stock for issuance upon conversion of preferred stock and exercise of stock options. Common stockholders are entitled to dividends as and when declared by the Board of Directors subject to the prior rights of the preferred stockholders. The holders of each share of common stock are entitled to one vote. The Company issued shares of its common stock to certain employees under restricted stock agreements. These restricted stock agreements grant the Company repurchase rights which lapse upon attainment of full vesting by all stockholders. Full vesting is scheduled to occur on or before April 20, 2000. At December 31, 1999 and 1998, 1,698,441 and 4,405,602 shares of common stock are subject to repurchase by the Company, respectively.

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

    In April and October 1998, the Company issued an aggregate of 4,545,454 shares of Series A mandatorily redeemable convertible preferred stock ("convertible preferred stock") at $1.43 per share for gross proceeds of $6.5 million. In April 1999, the Company issued 1,730,770 shares of Series B convertible preferred stock at $2.60 per share for gross proceeds of $4.5 million. Upon the closing of the Company's initial public offering, all of the Company's mandatorily redeemable convertible preferred stock converted into approximately 6,276,000 shares of common stock.

STOCK OPTION PLAN

    In May 1998, the Company adopted the 1998 Stock Option Plan (the "Plan") under which the Board of Directors may issue incentive and non-qualified stock options to employees, directors and consultants. The Board of Directors has the authority to determine to whom options will be granted, the number of shares, the term and exercise price. Options are to be granted at an exercise price not less than fair market value for incentive stock options or 85% of fair market value for non-qualified stock options. For individuals holding more than 10% of the voting rights of all classes of stock, the exercise price of incentive stock options will not be less than 110% of fair market value. The options generally vest and become exercisable annually at a rate of 25% of the option grant over a four year period. The term of the options is no longer than five years for incentive stock options for which the grantee owns greater than 10% of the voting power of all classes of stock and no longer than ten years for all other options.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

7.  STOCKHOLDERS' EQUITY (CONTINUED)
    Activity under the Plan is as follows (in thousands, except per share data):

                                                        SHARES                        OUTSTANDING OPTIONS
                                                       AVAILABLE                --------------------------------      WEIGHTED
                                                          FOR      NUMBER OF                           AGGREGATE      AVERAGE
                                                         GRANT       SHARES        EXERCISE PRICE        PRICE     EXERCISE PRICE
                                                       ---------   ----------   --------------------   ---------   --------------
Options reserved at Plan inception...................    1,600          --                       --          --           --
Granted..............................................   (1,159)      1,159      $     0.25 - $ 0.28     $   297        $0.26
Cancelled............................................       10         (10)     $              0.25          (2)        0.25
                                                        ------       -----                              -------
Balances, December 31, 1998..........................      451       1,149      $     0.25 - $ 0.28         295         0.26
Additional options reserved..........................    2,400
Granted..............................................   (2,620)      2,620      $     0.25 - $29.75      16,312         6.23
Exercised............................................       --         (60)     $              0.25         (15)        0.25
Cancelled............................................      204        (204)     $     0.25 - $ 1.00        (117)        0.57
                                                        ------       -----                              -------
Balances, December 31, 1999..........................      435       3,505      $      0.25--$29.75     $16,475        $4.70
                                                        ======       =====                              =======

    The options outstanding and currently exercisable by exercise price at December 31, 1999 are as follows (in thousands, except per share data):

                                             OPTIONS OUTSTANDING AT DECEMBER 31, 1999              OPTIONS EXERCISABLE AT
                                      ------------------------------------------------------         DECEMBER 31, 1999
                                                      WEIGHTED AVERAGE          WEIGHTED       ------------------------------
RANGE OF                                NUMBER      REMAINING CONTRACTUAL   AVERAGE EXERCISE     NUMBER      WEIGHTED AVERAGE
EXERCISE PRICE                        OUTSTANDING       LIFE (YEARS)             PRICE         EXERCISABLE    EXERCISE PRICE
--------------                        -----------   ---------------------   ----------------   -----------   ----------------
$0.25 - $2.60.......................     2,597               9.02                $ 0.79            239            $ 0.28
$6.50...............................       311               9.61                $ 6.50              2            $ 6.50
$14.50..............................       155               9.85                $14.50              1            $14.50
$20.25 - $29.75.....................       442               9.93                $23.01             --                --
                                         -----                                                    ----
                                         3,505               9.22                $ 4.70            242            $ 0.40
                                         =====                                                    ====

STOCK-BASED COMPENSATION

    The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." Had compensation cost for the Incentive Stock Plan been determined based on the fair value at the grant date for awards during 1998 and the year ended December 31, 1999, consistent with the provisions of SFAS
No. 123, the Company's net income would have been as follows (in thousands, except per share amounts):

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
Net income (loss), as reported..............................  $(7,927)    $  60
Net income (loss), pro forma................................  $(8,695)    $  54
Net income (loss) per share, as reported:
  Basic.....................................................  ($ 0.85)    $0.01
  Diluted...................................................  ($ 0.85)    $0.00
Net income (loss) per share, pro forma:
  Basic.....................................................  ($ 0.93)    $0.01
  Diluted...................................................  ($ 0.93)    $0.00

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

7.  STOCKHOLDERS' EQUITY (CONTINUED)
    Such pro forma disclosures may not be representative of future compensation cost because options vest over several years and additional grants are anticipated to be made each year.

    At December 31, 1999 and December 31, 1998, options exercisable under the Plan were 241,921 and none, respectively. The weighted average fair values of options granted during 1999 and the year ended December 31, 1998 were $29.86 and $0.05, respectively.

    The fair value of each option grant is estimated on the date of grant in accordance with SFAS No. 123 with the following weighted average assumptions:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
Risk-free interest rate.....................................       6.34%          5.18%
Expected life...............................................    4 years        4 years
Expected dividends..........................................         --             --
Volatility..................................................       2.21           2.21

EMPLOYEE STOCK PURCHASE PLAN

    In July 1999, the board of directors adopted the Employee Stock Purchase Plan ("Stock Purchase Plan"). A total of 600,000 shares of common stock have been reserved for issuance under the Stock Purchase Plan. Employees are eligible to participate if they are employed for at least 20 hours per week and for more than five months in any calendar year. Employees who own more than 5% of the Company's outstanding stock may not participate. The Stock Purchase Plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed the lesser of 15% of an employee's compensation or $25,000.

    The Stock Purchase Plan will be implemented by 12 month offerings with purchases occurring at six month intervals commencing January 1, 2000. The purchase price of the common stock under the Stock Purchase Plan will be equal to 85% of the fair market value per share of common stock on either the start date of the offering period or on the purchase date, whichever is less. In the event of a proposed dissolution or liquidation of the Company, the offering periods terminate immediately prior to the consummation of the proposed action, unless otherwise provided by the Company's board of directors. The Employee Stock Purchase Plan will terminate in 2009, unless terminated sooner by the board of directors.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

7.  STOCKHOLDERS' EQUITY (CONTINUED)

DEFERRED STOCK COMPENSATION

    As of December 31, 1999, the Company recorded deferred compensation related to options granted to employees in the total amount of $6.9 million, representing the difference between the deemed fair value of the common stock, as determined for accounting purposes, and the exercise price of the options at the date of grant. Of this amount, $1.1 million had been amortized in 1999, and approximately $22,000 had been amortized in 1998. The Company amortizes deferred compensation over the vesting period of the underlying option.

WARRANTS

    In connection with the acquisition of Croghan & Associates (Note 10), the Company issued a warrant to purchase 162,595 shares of the Company's common stock an exercise price of $0.80 per share to replace an existing warrant to purchase Croghan & Associates stock. The value of the warrant determined using the Black Scholes model was not material. In August 1999, the warrant to purchase 162,595 shares of common stock was exercised.

8.  INCOME TAXES

    The provision for income taxes consists of the following (in thousands):

                                                                                         FOR THE PERIOD
                                                                                          FROM MAY 27,
                                                                    YEAR ENDED                1997
                                                                   DECEMBER 31,        (DATE OF INCEPTION)
                                                              ----------------------     TO DECEMBER 31,
                                                                1999          1998            1997
                                                              --------      --------   -------------------
Current
  Federal...................................................   $ (48)         $143             $156
  State.....................................................      22            22               23
                                                               -----          ----             ----
Net income (loss) per share.................................     (26)          165              179
                                                               -----          ----             ----
Deferred
  Federal...................................................    (164)          (71)             (91)
  State.....................................................     (23)          (12)             (14)
                                                               -----          ----             ----
                                                                (187)          (83)            (105)
                                                               -----          ----             ----
Total income tax provision (benefit)........................   $(213)         $ 82             $ 74
                                                               =====          ====             ====

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

8.  INCOME TAXES (CONTINUED)
    The Company's effective tax rate differs from the statutory rate as shown in the following schedule (in thousands):

                                                                                      FOR THE PERIOD
                                                                  YEAR ENDED         FROM MAY 27, 1997
                                                                 DECEMBER 31,       (DATE OF INCEPTION)
                                                              -------------------     TO DECEMBER 31,
                                                                1999       1998            1997
                                                              --------   --------   -------------------
Tax provision at federal statutory rate.....................  $(2,768)     $48              $60
State income taxes, net of federal benefit..................     (385)       7               10
Increase in valuation allowance.............................    1,355       --               --
Goodwill amortization.......................................      699       --               --
Deferred stock amortization.................................      412       --               --
Nondeductible items and other...............................      474       23                3
Other.......................................................       --        4                1
                                                              -------      ---              ---
Tax provision (benefit).....................................  $  (213)     $82              $74
                                                              =======      ===              ===

    Temporary differences which gave rise to significant portions of deferred tax assets and liabilities are as follows (in thousands):

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
Deferred tax assets:
  Net operating loss carryforwards..........................  $ 1,433     $  --
  Reserves and accruals.....................................      425       191
  Fixed assets..............................................       --        --
  Research credits..........................................       36        --
                                                              -------     -----
Deferred tax assets.........................................    1,894       191
                                                              -------     -----
Deferred tax liabilities:
  Deferred revenue..........................................       --      (374)
  Fixed assets..............................................     (446)       (3)
  Other.....................................................      (93)       --
                                                              -------     -----
Deferred tax liabilities....................................  $  (539)    $(377)
Valuation allowance.........................................   (1,355)       --
                                                              -------     -----
Net deferred taxes..........................................  $    --     $(186)
                                                              =======     =====

    Tax loss carryforwards at December 31, 1999 are approximately $3.5 million for federal purposes. The federal loss carryforward will expire in the fiscal year ended 2019. Availability of the net operating loss carryforward may potentially be reduced in the event of certain substantial changes in equity ownership.

9.  EMPLOYEE BENEFIT PLAN

    In January 1998, the Company adopted a plan (the "Plan") which qualifies under Section 401(k) of the Internal Revenue Code of 1986. Eligible employees may make voluntary contributions to the Plan of up to 20% of their annual compensation, not to exceed the statutory amount, and the Company may make matching contributions. The Company has made no contributions since the Plan's inception.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

10.  ACQUISITIONS

    On October 1, 1997, the Company acquired all of the outstanding common stock of Croghan & Associates, Inc. ("Croghan & Associates"). The total purchase price was approximately $436,000, which consisted of 5,800,895 shares of the Company's common stock. The acquisition has been accounted for as a purchase and results of its operations have been included in the consolidated financial statements from the date of acquisition.

    In February 1999, the Company acquired all of the outstanding shares of Creative Business Solutions, Inc. ("Creative Business Solutions"), an Internet solutions development company specializing in the integration of healthcare information technology and contract programming solutions, and its majority owned subsidiary, HealthWeb Systems, Ltd. ("HealthWeb"), an Internet software and portal development company specializing in customized healthcare applications. The Company also acquired the remaining minority interest in HealthWeb. The acquisitions were accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their fair market values on the acquisition date.

    The purchase price of approximately $3.3 million consisted of approximately $1.4 million in cash, 655,000 shares of common stock, notes payable of $270,000, assumed liabilities of $527,000 and acquisition costs of approximately $100,000. Included in the 655,000 shares of common stock issued in the acquisition were 131,000 shares held in escrow to secure indemnification obligations of the Creative Business Solutions and HealthWeb shareholders. Such shares, which will be held in escrow for a two-year period, have been included in the purchase price allocation. Based upon an appraisal by an independent valuation firm, the value of the 655,000 shares of common stock issued in the acquisition was determined to be $1.1 million. The excess of the purchase price over the fair market value of the net tangible assets acquired aggregated approximately
$2.5 million, of which $484,000 was allocated to acquired in-process technology and $2.1 million was allocated to goodwill and other intangible assets. An independent appraisal was performed to determine the fair value of the identifiable assets, including the portion of the purchase price attributed to the acquired in-process technology. The income approach was used to value acquired in-process technology, which includes an analysis of the completion costs, cash flows, other required assets and risks associated with achieving such cash flows. At the date of acquisition, the Company determined the technological feasibility of HealthWeb's product was not established, and accordingly, wrote-off the corresponding amount to acquired in-process technology. HealthWeb is expected to introduce the final product by the end of 1999. Approximately $650,000 in research and development had been spent up to the date of the acquisition in an effort to develop the technology to produce a commercially viable product. The future research and development expense associated with the acquired in-process product was estimated to be approximately $975,000 between July 1999 and the first quarter of 2000. Currently, the Company knows of no developments that would lead it to change its original assessment of the expected completion and commercial viability of this project. At the date of acquisition, the only identifiable intangible assets acquired were the technology under development, the acquired workforce and customer list.

    In April 1999, the Company acquired certain assets and liabilities from Management and Technology Solutions, Inc. ("MTS") in exchange for 60,000 shares of common stock. The assets included property and equipment, intellectual property, trademarks and licenses, and computer software and software licenses. As part of this transaction, the Company assumed liabilities consisting of lease obligations, a note payable and certain other accrued liabilities.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

10.  ACQUISITIONS (CONTINUED)
    In November 1999, the Company acquired all the outstanding shares of the Novalis Corporation ("Novalis"). The purchase price of approximately
$18.7 million consisted of cash in the amount of approximately $5.0 million, 549,786 shares of common stock with a value of $16.37 per share, assumed liabilities of $1.9 million and acquisition costs of approximately
$2.8 million. Of the total purchase price, $923,000 was allocated to in-process technology and the remainder of the purchase price was allocated to assets acquired and liabilities assumed. Of the 549,786 shares of common stock which have been issued in connection with this acquisition, 366,524 shares of the common stock have been held in escrow until the resolution of certain pre-acquisition contingencies.

    The acquisition of Novalis was accounted for using the purchase method of accounting. The excess of the purchase price over the fair market value of the assets purchased and liabilities assumed was $13.5 million, of which $923,000 was allocated to acquired in-process technology, based upon an independent appraisal, and was written-off in the year ended December 31, 1999, and $12.6 million was allocated to goodwill and intangible assets consisting of assembled workforce, core technology and customer lists. As of the acquisition date, Novalis was developing several enhancements to its proprietary software products. Approximately $535,000 in research and development had been spent up to the date of the acquisition in an effort to develop the next releases of the in-process and core technology. The future research and development expense associated with the in-process and core technology was estimated to be approximately $490,000. The in-process and core technology was scheduled to be released by June 30, 2000.

    In valuing Novalis' developed, in-process and core technologies, the Company utilized the relief from royalty method. The relief from royalty method assumes that the value of the intangible asset is estimated by quantifying the royalties saved due to our ownership of the software. A revenue stream for the asset was estimated based on Novalis' total revenue projections over its estimated life. An appropriate royalty rate is then applied to the forecasted revenue to estimate the pre-tax income associated with the asset. This income stream was tax effected and discounted to its present value to estimate the value of the developed, in-process and core technologies. For purposes of this analysis, the Company used 15%, 20% and 25% discount rates for the developed, in-process and core technologies, respectively. These discount rates are consistent with the risks inherent in achieving the projected cash flows.

    In December 1999, the Company acquired all of the outstanding shares of Finserv HealthCare Systems, Inc. ("Finserv"). The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their fair market values on the acquisition date. The purchase price of approximately $4.8 million consisted of cash in the amount of approximately $1.8 million, 48,998 shares of common stock with a value of $30.61 per share, assumed liabilities of $1.1 million, and acquisition costs of approximately $0.4 million. The agreement also provides that an additional amount of shares, up to $750,000 in shares (the "earnout consideration"), may be issued to the Finserv Securityholders if certain milestones are achieved for the fiscal years ending December 31, 2000 and 2001. Of the 48,998 shares of common stock which have been issued in connection with this acquisition, 20,000 shares of common stock have been held in escrow until the resolution of certain pre-acquisition contingencies. The purchase price has been allocated to the assets acquired and liabilities assumed and the remainder has been allocated to unidentifiable goodwill.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

10.  ACQUISITIONS (CONTINUED)
    The purchase price allocations were based on the estimated fair value of the assets, less liabilities, on the date of purchases as follows (in thousands):

                                                           CROGHAN     CREATIVE
                                                              &        BUSINESS
                                                          ASSOCIATES   SOLUTIONS   NOVALIS    FINSERV
                                                          ----------   ---------   --------   --------
Total current assets....................................    $1,236      $  596     $ 2,251     $  827
Property, plant, equipment and other noncurrent
  assets................................................       511         175       2,795        276
Goodwill................................................        --       1,338       3,277      3,656
Other intangible assets.................................        --         726       9,427         --
Acquired in-process technology..........................        --         484         923         --
Total liabilities.......................................    (1,311)         --          --         --
                                                            ------      ------     -------     ------
  Total purchase price..................................    $  436      $3,319     $18,673     $4,759
                                                            ======      ======     =======     ======

    The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the acquisition of Croghan & Associates had occurred on May 27, 1997, the date of inception for the Company (in thousands, except per share data):

                                                                FOR THE PERIOD
                                                                 FROM MAY 27,
                                                                     1997
                                                              (DATE OF INCEPTION)
                                                                TO DECEMBER 31,
                                                                     1997
                                                              -------------------
Net revenue.................................................         $4,244
Net loss before extraordinary item..........................         $ (880)
Net income..................................................         $  120
Pro forma earnings per share:
  Basic.....................................................         $ 0.06
  Diluted...................................................         $ 0.03

    The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the acquisition of Creative Business Solutions, Novalis Corporation and Finserv occurred on January 1, 1998, giving effect to an acquisition adjustment for amortization of goodwill and other intangibles and the write-off of acquired in-process technology (in thousands, except per share data):

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1998
                                                              -----------------
Net revenue.................................................      $ 39,312
Net loss....................................................      $(10,510)
Pro forma earnings per share, basic and diluted.............      $  (1.70)

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
Net Revenue.................................................      $ 58,706
Net loss....................................................      $(15,177)
Pro forma earnings per share, basic and diluted.............      $  (1.43)

    The pro forma results are not necessarily indicative of what actually would have occurred if the acquisitions had been in effect for the entire period presented. In addition, they are not intended to be a projection of future results.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

11.  SUPPLEMENTAL CASH FLOW DISCLOSURES

                                                                                                                FOR THE PERIOD
                                                                 FOR THE SIX              FOR THE YEAR           FROM MAY 27,
                                                                 MONTHS ENDED                ENDED                   1997
                                                                   JUNE 30,               DECEMBER 31,        (DATE OF INCEPTION)
                                                            ----------------------   ----------------------     TO DECEMBER 31,
                                                              2000          1999       1999          1998            1997
                                                            --------      --------   --------      --------   -------------------
SUPPLEMENTAL DISCLOSURES FOR CASH FLOW INFORMATION
Cash paid for interest....................................   $  220        $   99     $  120         $ 59             $  2
Cash paid for income taxes................................       --            33         42          705               43
NONCASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for notes receivable..................       --            --         --           --               13
Common stock issued for Croghan & Associates..............       --            --         --           --              436
Assets acquired through capital lease.....................      175         1,484      3,550          167               --
Deferred stock compensation...............................      892         5,817      6,383          482               --
Common stock issued for notes receivable..................       --            --         --           53               --
Issuance of notes payable to acquire software and software
  license.................................................       --         1,690      1,690           --               --
Common stock issued for Creative Business Solutions.......       --            --      1,146           --               --
Notes payable issued for Creative Business Solutions......       --           270        270           --               --
Repurchase of shares in exchange for stockholder notes
  receivable..............................................       --           700        700           --               --
Common stock issued to purchase assets of Management and
  Technology Solutions, Inc...............................       --           140        140           --               --
Exercise of common stock warrants.........................       --            --        130           --               --
Common stock issued to purchase assets of Novalis
  Corporation.............................................       --            --      8,999           --               --
Common stock issued to purchase assets of Finserv
  Healthcare Systems, Inc.................................       --            --      1,499           --               --
Common stock issed to purchase assets of Healthcare Media
  Enterprises.............................................    3,500            --         --           --               --

12.  SEGMENT INFORMATION

   The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 requires enterprises to report information about operating segments in annual financial statements and selected information about reportable segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers.

    The Company operates in two business segments: recurring or multi-year contractually based revenue, and revenue generated via non-recurring agreements. The recurring business is subscription based and provides customers with a portion, or all, of their information technology and related business service needs. The consulting business provides customers with solutions to their connectivity and integration needs as well as technical support on an as needed basis.

    The Company evaluates performance and allocates resources based on gross margin. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

    The Company's reportable segments are business units that are organized primarily by the nature of services provided. The reportable segments are managed separately because of the difference in marketing strategies, customer base, and client approach. Financial information about segments is reported in the consolidated statements of operations.

                   THE TRIZETTO GROUP, INC. AND SUBSIDIARIES

12.  SEGMENT INFORMATION (CONTINUED)
    The Company's assets are all located in the United States, and all sales were to customers located in the United States.

13.  SUBSEQUENT EVENTS

RECENT DEVELOPMENTS

    On March 28, 2000, the Company entered into an Agreement and Plan of Reorganization with IMS Health Incorporated, a Delaware corporation, under which IMS HEALTH will merge with and into the Company. At the closing, we will issue
 .4655 shares of the Company's Common Stock for each share of outstanding common stock of IMS HEALTH. On the date of signing, the transaction was valued at approximately $8.6 billion. Consummation of the merger is subject to the approval of each company's stockholders as well as various third parties and federal agencies.

    In January 2000, the Company acquired all of the outstanding shares of Healthcare Media Enterprises, Inc. Healthcare Media Enterprises' primary business focus is on software development, especially relating to the Internet, web design, and business to business portals. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their fair market values on the acquisition date. The purchase price of approximately $5.8 million consisted of cash in the amount of approximately $1.6 million, 87,359 shares of common stock with a value of $40.06 per share, assumed liabilities of $625,000 and acquisition costs of approximately $100,000.

14.  SUBSEQUENT EVENTS (UNAUDITED)

    On May 16, 2000, we entered into an Agreement and Plan of Reorganization with Elbejay Acquisition Corp. ("Elbejay") a wholly-owned subsidiary of TriZetto, IMS Health Incorporated, and ERISCO Managed Care Technologies, Inc. ("ERISCO") pursuant to which ERISCO will merge with and into Elbejay resulting in ERISCO becoming a wholly-owned subsidiary of TriZetto. TriZetto will issue shares of common stock of TriZetto, par value $0.001 per share (the "TriZetto Common Stock"), having a value of $255 million to IMS. The final exchange ratio will be determined based upon the average daily price of TriZetto Common Stock for the 15 trading days ending on the third day prior to the Closing Date, except that TriZetto will not issue less than 8.8 million shares nor more than
12.1 million shares of TriZetto Common Stock. By execution of the Merger Agreement, IMS and TriZetto agreed to terminate the Agreement and Plan of Reorganization, dated as of March 28, 2000, between IMS and TriZetto that provided for the merger of IMS with and into TriZetto.

    On June 29, 2000, TriZetto's stockholders approved an amendment to TriZetto's 1998 Stock Option Plan which increased the authorized number of shares of common stock issuable thereunder by 3,200,000 shares and reserved the additional shares for issuance under the 1998 Plan, bringing the total number of shares of common stock subject to the 1998 Plan to 7,200,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder of ERISCO Managed Care Technologies, Inc.:

    In our opinion, the accompanying statements of financial position and the related statements of income, Shareholder's equity and cash flows present fairly, in all material respects, the financial position of ERISCO Managed Care Technologies, Inc., a wholly owned subsidiary of IMS Health Incorporated, at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PRICEWATERHOUSECOOPERS LLP

New York, New York
June 30, 2000

                    ERISCO MANAGED CARE TECHNOLOGIES, INC.,

              A WHOLLY OWNED SUBSIDIARY OF IMS HEALTH INCORPORATED

                              STATEMENTS OF INCOME

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                  SIX MONTHS
                                                                ENDED JUNE 30,         YEARS ENDED DECEMBER 31,
                                                              -------------------   ------------------------------
                                                                2000       1999       1999       1997       1998
                                                              --------   --------   --------   --------   --------
                                                                  (UNAUDITED)
Revenue
Software Licenses...........................................   $7,831     $6,999    $15,946    $12,539    $12,116
Software Maintenance........................................    9,207      9,536     19,357     14,784     12,895
Services....................................................    6,858      5,952     12,428      9,848      7,528
Other.......................................................      606      1,202      1,576      1,256      1,532
                                                               ------     ------    -------    -------    -------
  Total Revenue.............................................   24,502     23,689     49,307     38,427     34,071
  Cost of Revenue...........................................   14,978     14,276     29,068     25,760     21,514
                                                               ------     ------    -------    -------    -------
  Gross Profit..............................................    9,524      9,413     20,239     12,667     12,557
                                                               ------     ------    -------    -------    -------
Operating Expenses:
Research and Development....................................    1,923      1,305      2,496      1,514        888
Selling, General and Administrative.........................    5,073      4,062      7,481      6,567      5,267
Depreciation and Amortization...............................      581        635      1,239        912        769
                                                               ------     ------    -------    -------    -------
  Total Operating Expenses..................................    7,577      6,002     11,216      8,993      6,924
                                                               ------     ------    -------    -------    -------
  Operating Income..........................................    1,947      3,411      9,023      3,674      5,633
Related Party Interest Expense..............................   (1,712)    (1,329)    (2,875)    (2,761)    (2,044)
Other Income (Expense)......................................        0          0        125        (64)       (51)
                                                               ------     ------    -------    -------    -------
  Income before provision for Income taxes..................      235      2,082      6,273        849      3,538
Income tax provision........................................       99        897      2,704        389      1,507
                                                               ------     ------    -------    -------    -------
  Net Income................................................   $  136     $1,185    $ 3,569    $   460    $ 2,031
                                                               ======     ======    =======    =======    =======

    The accompanying notes are an integral part of the financial statements.

                    ERISCO MANAGED CARE TECHNOLOGIES, INC.,

              A WHOLLY OWNED SUBSIDIARY OF IMS HEALTH INCORPORATED

                        STATEMENTS OF FINANCIAL POSITION

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                AS OF               AS OF               AS OF
                                                            JUNE 30, 2000     DECEMBER 31, 1999   DECEMBER 31, 1998
                                                          -----------------   -----------------   -----------------
                                                             (UNAUDITED)
ASSETS
Current assets
Cash and Cash Equivalents...............................       $     0             $     0            $      0
Accounts Receivable--Net................................         2,518               2,924               2,322
Deferred Income Tax.....................................           125                 213                 231
Prepaid Expenses and Other Current Assets...............         1,486               2,002               2,830
Due From Parent.........................................        34,921              28,471              25,941
                                                               -------             -------            --------
    Total Current Assets................................        39,050              33,610              31,324
                                                               -------             -------            --------
Computer Software.......................................         7,029               7,267               7,176
Property and Equipment--Net.............................         4,470               4,413               1,430
                                                               -------             -------            --------
Total assets............................................       $50,549             $45,290            $ 39,930
                                                               =======             =======            ========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities
Deferred Revenues.......................................       $14,821             $11,658            $ 12,984
Accrued and Other Current Liabilities...................         4,706               4,602               3,960
Accounts Payable........................................           272                 337                 404
Note Payable and Accrued Interest Related Party.........             0              53,319              50,444
                                                               -------             -------            --------
    Total Current Liabilities...........................        19,799              69,916              67,792
                                                               -------             -------            --------
Deferred Income Taxes...................................         2,217               2,197               2,472
Other Non-current Liabilities...........................           886                 700                 758
                                                               -------             -------            --------
Total Liabilities.......................................        22,902              72,813              71,022
                                                               -------             -------            --------
  Commitments and Contingencies (notes 8, 9 and 10)
Shareholder's Equity:
  Common stock, No Par Value; Authorized 200 shares;
    issued 10 shares in all periods.....................        57,061               2,027               2,027
  Retained Earnings.....................................       (29,414)            (29,550)            (33,119)
                                                               -------             -------            --------
Total Shareholder's Equity..............................        27,647             (27,523)            (31,092)
                                                               -------             -------            --------
Total Liabilities and Shareholder's Equity..............       $50,549             $45,290            $ 39,930
                                                               =======             =======            ========

    The accompanying notes are an integral part of the financial statements.

                    ERISCO MANAGED CARE TECHNOLOGIES, INC.,
              A WHOLLY OWNED SUBSIDIARY OF IMS HEALTH INCORPORATED

                            STATEMENTS OF CASH FLOWS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                               SIX MONTHS ENDED              YEARS ENDED
                                                                   JUNE 30,                  DECEMBER 31,
                                                              -------------------   ------------------------------
                                                                2000       1999       1999       1998       1997
                                                              --------   --------   --------   --------   --------
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income..................................................  $    136   $ 1,185    $ 3,569    $    460   $ 2,031
Adjustments to reconcile net income to cash provided by
  operating activities:
  Depreciation and Amortization.............................     1,721     1,888      3,796       3,741     3,465
  Changes in Working Capital:
  Accrued and Other Liabilities.............................       290       204        584       1,272      (116)
  Deferred Revenues.........................................     3,163     7,031     (1,326)      4,812      (549)
  Accounts Receivable.......................................       406    (4,566)      (602)      1,548     3,169
  Accounts Payable..........................................       (65)      (35)       (67)        185        95
  Accrued Interest, Related Party...........................     1,712     1,329      2,875       2,761     2,044
  Deferred Income Taxes.....................................       108      (200)      (257)        415       170
  Other Current Assets......................................       516       273        828          90    (2,571)
                                                              --------   -------    -------    --------   -------
Net Cash Provided By (Used In) Operating Activities.........     7,987     7,109      9,400      15,284     7,738
                                                              --------   -------    -------    --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures........................................      (637)   (3,270)    (4,225)     (1,018)     (489)
Additions To Computer Software..............................      (900)   (1,200)    (2,645)     (2,988)   (2,764)
                                                              --------   -------    -------    --------   -------
Net Cash Used In Investing Activities.......................    (1,537)   (4,470)    (6,870)     (4,006)   (3,253)
                                                              --------   -------    -------    --------   -------
NET CASH FLOWS FROM FINANCING ACTIVITIES:
Net Transfers (To) IMS HEALTH...............................    (6,450)   (2,639)    (2,530)     (9,556)   (6,207)
Capital Contribution from Parent............................    55,034         0          0           0         0
Repayment of Note Payable, Related Party....................   (55,034)        0          0           0         0
Short-Term Borrowings.......................................         0         0          0           0     2,232
Short-Term Debt Repayments..................................         0         0          0      (1,722)     (510)
                                                              --------   -------    -------    --------   -------
Net Cash Provided By (Used In) Financing Activities.........    (6,450)   (2,639)    (2,530)    (11,278)   (4,485)
                                                              --------   -------    -------    --------   -------
Increase/(Decrease) In Cash.................................         0         0          0           0         0
Cash, Beginning Of Period...................................         0         0          0           0         0
                                                              --------   -------    -------    --------   -------
Cash, End Of Period.........................................  $      0   $     0    $     0    $      0   $     0
                                                              ========   =======    =======    ========   =======

    The accompanying notes are an integral part of the financial statements.

                    ERISCO MANAGED CARE TECHNOLOGIES, INC.,
              A WHOLLY OWNED SUBSIDIARY OF IMS HEALTH INCORPORATED

                       STATEMENTS OF SHAREHOLDER'S EQUITY
                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

                                                         SHARES        COMMON     CAPITAL IN     RETAINED
                                                      COMMON STOCK     STOCK     EXCESS OF PAR   EARNINGS    TOTAL
                                                     --------------   --------   -------------   --------   --------
January 1, 1997....................................        10            $0         $ 2,027      $(35,610)  $(33,583)
Net Income.........................................                                                2,031       2,031
                                                           --            --         -------      --------   --------
December 31, 1997..................................        10             0         $ 2,027      $(33,579)  $(31,552)
Net Income.........................................                                                  460         460
                                                           --            --         -------      --------   --------
December 31, 1998..................................        10             0         $ 2,027      $(33,119)  $(31,092)
Net Income.........................................                                                3,569       3,569
                                                           --            --         -------      --------   --------
December 31, 1999..................................        10             0         $ 2,027      $(29,550)  $(27,523)
Capital Contribution from Parent...................                                  55,034                   55,034
Net Income.........................................                                                  136         136
                                                           --            --         -------      --------   --------
June 30, 2000 (Unaudited)..........................        10            $0         $57,061      $(29,414)  $ 27,647
                                                           ==            ==         =======      ========   ========

    The accompanying notes are an integral part of the financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

    ERISCO Managed Care Technologies, Inc. ("Erisco" or the "Company") is a wholly owned subsidiary of IMS HEALTH Inc. ("IMS HEALTH" or the "Parent"). Acquired in 1984 by The Dun & Bradstreet Corporation ("D&B"), Erisco has been providing software-based application business solutions and services for over thirty years. Erisco markets its applications to the healthcare insurance industry, including managed care organizations (MCO's), preferred provider organizations, Blue Cross/ Blue Shield organizations, managed-indemnity carriers and specialized MCO's.

    IMS HEALTH became a separate public company through a series of transactions, as discussed below.

    On November 1, 1996, D&B distributed to its shareholders all of the outstanding shares of common stock of Cognizant Corporation ("Cognizant"), then a wholly-owned subsidiary of D&B (the "D&B Distribution"). In the D&B Distribution, holders of D&B common stock received one share of Cognizant common stock for every share of D&B common stock held.

    In July 1998, Cognizant separated into two independent, publicly traded companies--Nielsen Media Research, Inc. ("NMR"), and IMS HEALTH (the "Cognizant Distribution"). The transaction was structured as a tax-free dividend of one share of IMS HEALTH common stock for each share of Cognizant common stock. Concurrent with the transaction, Cognizant changed its name to Nielsen Media Research, Inc. The Cognizant Distribution created IMS HEALTH, a premier global provider of information solutions to the pharmaceutical and healthcare industries, and NMR, a leader in television audience measurement services.

    The financial statements have been prepared using IMS's historical basis in the assets and liabilities and historical results of operations related to the Company's business. The financial statements generally reflect the financial position, results of operations, and cash flows of the Company as if it were a separate entity for all periods presented. The financial statements include allocations of certain IMS Corporate and other expenses (including cash management, legal, accounting, tax, employee benefits, insurance services, data services and other corporate overhead) relating to the Company's business for the years ended December 31, 1999, 1998, and 1997 (the "Respective Periods") and the (unaudited) three and six months ended June 30, 2000 and 1999 period. Management believes these allocation methods are reasonable. The financial information included herein may not necessarily reflect the financial position, results of operations, and cash flows of the Company in the future or what they would have been if they Company had been a separate entity during the periods presented.

    The financial statements are presented immediately prior to the divestiture Agreement discussed in Note 13 and do not reflect any decisions that may be made by the buyer.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    UNAUDITED INTERIM FINANCIAL INFORMATION: The accompanying interim statement of financial position as of June 30, 2000 and the statements of income and cash flows for the six months ended June 30, 2000 and 1999, together with the related disclosures and amounts set forth in the notes are unaudited. In management's opinion all adjustments of normal recurring nature, which the Company considers necessary to present fairly, in all material respects, its financial position, results of income and cash flows for the periods have been included. Unaudited results for the six months ended June 30, 2000 and 1999 are not necessarily indicative of results for the entire year.

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CASH AND CASH EQUIVALENTS: The Company participates in IMS HEALTH's cash management program and as such, all cash is swept to IMS HEALTH daily. In addition, IMS funds the Company's disbursement bank accounts as required. This activity is included in Due from Parent.

    PROPERTY AND EQUIPMENT: Machinery and Equipment are depreciated over their estimated useful lives of 3 to 5 years, using the straight-line method. Furniture and fixtures are depreciated on a straight-line basis over their estimated useful life of 10 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the estimated useful life of the improvement. Maintenance and repairs are charged to expense as incurred. Upon retirement or sale, the costs of the assets disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of operating results.

    COMPUTER SOFTWARE: Direct costs incurred in the development of computer software are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". Research and development costs incurred to establish technological feasibility of a computer software product are expensed in the periods in which they are incurred and are included in cost of research and development in the Statement of Income. Capitalization ceases and amortization starts when the product is available for general release to customers. Computer Software is being amortized, on a product by product basis, over five years. At each balance sheet date the Company reviews the recoverability of the unamortized capitalized costs of computer software by comparing the carrying value of computer software with its estimated net realizable value. Accumulated amortization of computer software was $7,455 and $8,304 at December 31, 1999 and 1998, respectively.

    COMPUTER SOFTWARE PURCHASED FOR INTERNAL USE: The Company follows SOP-98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" to account for purchased computer software used in its operations.

    REVENUE RECOGNITION: The Company generates revenue from several sources, including the licensing of its software products, maintenance, performing services related to the implementation, training and support and minor modifications to these products, and other revenues principally from commissions related to the reselling of hardware and third party software products. The Company follows the provisions of AICPA Statements of Position ("SOP") 97-2 "Software Revenue Recognition," SOP 98-4 "Deferral of the Effective Date of Certain Provisions of SOP 97-2", and SOP 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions".

    Software license revenue is recognized upon the execution of a license agreement, when the licensed product has been delivered, fees are fixed and determinable, collectibility is reasonably assured and when all other significant obligations have been fulfilled. For software license agreements in which customer acceptance is a condition of earning the license fees, revenue is not recognized until acceptance occurs. For arrangements containing multiple elements, such as software license fees, consulting services and maintenance, and where vendor-specific objective evidence ("VSOE") of fair value exists for all undelivered elements, the Company accounts for the delivered elements in accordance with the "residual method" prescribed by SOP 98-9. For arrangements in which VSOE does not exist for each element, including specified upgrades, revenue is deferred and not recognized until delivery of the element without VSOE has occurred.

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

                  (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARES)

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Software maintenance and support revenues are deferred and recognized ratably over the contract period.

    Service revenue includes consulting fees for implementation, installation, data conversion, and training related to the use of the Company's licensed products. The Company recognizes revenues for these services as they are performed, as they are principally contracted for on a time and material basis. Also included in services is revenue generated through the Company's service bureau operation and through the development of modifications for clients. Service bureau revenue is earned and recognized based on actual usage, as the service is performed. Revenue from minor modifications is recognized upon delivery.

    Other revenue consists primarily of commissions earned from the reselling of hardware and third party software products.

    DEFERRED REVENUES: Deferred revenues arise primarily as a result of annual billings of software maintenance fees at the beginning of maintenance terms and billings of software license fees in accordance with contractual terms that may not directly correlate with the delivery of the product or services. In addition, upfront and other annual fees are deferred and recognized over the service period. The amount of deferred revenue will change based on the timing of actual billings and related recognition of software license and maintenance revenues.

    Unbilled accounts receivable arise as a result of revenue earned under contractual arrangements for products delivered or services rendered prior to the related billings to customers. The Company generally bills the customer within a quarter.

    INCOME TAXES: The results of the Company have been included in the Federal and certain state tax returns of IMS and Cognizant for the Respective Periods. The provision for income taxes in the Company's financial statements has been calculated on a separate-company basis. Income taxes deemed paid on behalf of the Company by IMS HEALTH for the Respective Periods are included in Due from Parent.

    Income taxes are provided using the asset and liability method in accordance with SFAS No. 109. Deferred tax assets and liabilities are recognized based on the estimated realizable differences between the book and tax bases of assets and liabilities using presently enacted tax rates. The provision for income taxes is the sum of the amount of income tax paid or payable for the year, as determined by applying the provisions of enacted tax laws to taxable income for that year and the net changes during the year in the Company's deferred tax assets and liabilities.

    ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Estimates are used for, but not limited to, the accounting for: allowance for uncollectible accounts receivable, depreciation and amortization periods, capitalized software, income taxes, and allocations of IMS Corporate and other costs.

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    COMPREHENSIVE INCOME (LOSS): The Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME effective January 1, 1998. SFAS No. 130 establishes standards for the reporting and disclosure of comprehensive income (loss) and its components. Comprehensive income (loss) includes all changes in equity during a period except those resulting from investments by or distributions to owners.

    For the years ended December 31, 1999, 1998, and 1997, the Company had no other significant components of other comprehensive income (loss). Accordingly, comprehensive income and net income were the same for these periods.

    RECENTLY ISSUED ACCOUNTING STANDARDS: In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion
No. 25" ("FIN No. 44"). The interpretation provides guidance for certain issues relating to stock compensation, involving employees that arose in applying Opinion 25. The provisions of FIN No. 44 are effective July 1, 2000. The adoption of FIN No. 44 will have no effect on the Company's financial statements.

    In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB No. 101"). SAB No. 101 summarizes certain of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. On June 26, 2000, the SEC staff issued SAB 101B to provide registrants with additional time to implement guidance contained in SAB 101. SAB 101B delays the implementation date of SAB No. 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company believes its revenue recognition policies are compliant with the SEC staff's views.

NOTE 3.  FINANCIAL INSTRUMENTS

FAIR VALUE OF FINANCIAL INSTRUMENTS

    At December 31, 1999, the Company's financial instruments included receivables, accounts payable and related party notes and accounts. At December 31, 1999, the fair values of these instruments approximated carrying values due to their short-term nature.

CREDIT CONCENTRATIONS

    The Company generates all its revenues and maintains accounts receivable balances principally from customers in the healthcare insurance industry. The Company's trade receivables do not represent significant concentrations of credit risk at December 31, 1999 due to the high quality of its customers. These receivable balances are unsecured. The Company believes its allowances for doubtful accounts is sufficient to provide for any risk of credit losses.

NOTE 4.  PENSION AND POSTRETIREMENT BENEFITS

    Certain eligible employees of the company participate in IMS HEALTH's defined benefit pension plan. The plan is a cash balance pension plan under which 6% of creditable compensation plus interest is credited to eligible employee's retirement accounts on a monthly basis. At the time of retirement, the vested employee's account balance is actuarially converted into an annuity. The Company accounts for

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

NOTE 4. PENSION AND POSTRETIREMENT BENEFITS (CONTINUED) the plan as a multi-employer plan. Accordingly, the Company has recorded pension expense related to its employees participation in the IMS HEALTH plan, as allocated, totaling $258, $225, and $212 for the years 1999, 1998, and 1997, respectively.

    All company employees are eligible to participate in IMS HEALTH-sponsored defined contribution plans. In the plan, the sponsoring employer makes a matching contribution equal to 50% of the employee's contribution up to specified limits of the employee's salary. The Company's expense related to these plans was $477, $414, and $356 for the years 1999, 1998 and 1997, respectively.

    Since 1999, certain Erisco employees have been eligible to participate in IMS HEALTH's various healthcare and life insurance plans for retired employees. Eligibility is measured based on service after January 1, 1996. Employees become eligible for benefits or participation under these plans if they work 10 years with the Company after attaining age 45. The Company accounts for its participation in IMS HEALTH's plan as a multi-employer plan. The cost of postretirement benefit plans in 1999 as allocated by IMS HEALTH, was $100. There was no previously sponsered Erisco postretirement benefit plan.

NOTE 5.  EMPLOYEE STOCK PLANS

    IMS HEALTH has an Employee Stock Incentive Plan, which provides for the grant of stock options, restricted stock and restricted stock units to eligible Erisco employees. In addition, it provides an opportunity for the purchase of stock options with a prepayment equal to ten percent of the exercise price, with the remaining payment due when the options are exercised. Options have a life of ten years, vest proportionally over three to four years and have an exercise price equal to the fair market value of the common stock on the grant date.

    Pursuant to restricted stock units granted to Erisco employees, the Company recognized compensation expense of $12, $12 and $4 for years 1999, 1998, and 1997, respectively.

    IMS HEALTH adopted an Employee Stock Purchase Plan in 1998 which allows eligible Erisco employees to purchase a limited amount of common stock at the end of each quarter at a price equal to the lesser of 90% of fair market value on (a) the first trading day of the quarter, or (b) the last trading day of the quarter. Fair market value is defined as the average of the high and low prices of the shares on the relevant day. There is no compensation cost associated with this program.

    SFAS No. 123, "Accounting for Stock-Based Compensation" requires that companies with stock-based compensation plans either recognize compensation expense based on the fair value of options granted or continue to apply the existing accounting rules and disclose pro forma net income and earnings per share assuming the fair value method had been applied. IMS HEALTH continues to apply Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for the fixed stock option plans in the Respective Periods. Had the Company's compensation cost for the employees participation in IMS HEALTH's stock-based compensation plans been determined based on the fair value at the grant dates

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

NOTE 5.  EMPLOYEE STOCK PLANS (CONTINUED)
for awards under those plans, consistent with the method of SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                                   YEARS ENDED DECEMBER
                                                                           31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Net Income (loss)
As reported.................................................   $3,569     $ 460      $2,031
Pro forma...................................................   $1,964     $(129)     $1,532

------------------------------

NOTE: THE PRO FORMA DISCLOSURES ABOVE MAY NOT BE REPRESENTATIVE OF THE EFFECTS ON NET INCOME.

    On January 3, 2000, IMS HEALTH reduced the vesting period on substantially all options previously granted with a six-year vesting period to four years. As a result, 529,039 previously unvested options became exercisable at January 3, 2000. The impact of the change in vesting will accelerate the pro forma fair value charge for previously vested options reflected in the pro forma disclosures required by SFAS No. 123, thereby significantly increasing the 2000 pro forma SFAS No. 123 earnings charge when compared to the actual reported amount in prior periods. Under APB No. 25, there will be no charge to the Statement of Income for this change.

    The fair value of IMS HEALTH's stock options used to compute pro forma net income, as disclosed above, is the estimated present value at grant date using the Black-Scholes option-pricing model. The following weighted-average assumptions were used by IMS HEALTH for 1999: dividend yield of 0.3%; expected volatility of 35%; a risk-free interest rate of 4.8%; and an expected term of 3 years. The following weighted average assumptions were used for 1998: dividend yield of 0.3%; expected volatility of 25%; a risk-free interest rate of 5.5%; and an expected term of 3 years. The following weighted average assumptions were used for 1997: dividend yield of 0.3%; expected volatility of 25%; a risk-free interest rate of 6.1%; and an expected term of 4.5 years. The weighted average fair value (per stock option) of the IMS HEALTH's stock options granted in the Respective Periods are $9.85, $7.14 and $6.62, respectively. These assumptions are based on circumstances and factors associated with IMS HEALTH, particularly expected volatility. They may not be indicative of those that Erisco would have had if it was a separate company.

    Immediately following the spin-off of IMS HEALTH by Cognizant in July of 1998, outstanding awards under Cognizant's Key Employees Stock Incentive Plan and other option plans were adjusted to maintain their then intrinsic value of the existing awards. In addition, as a result of the Gartner spin-off by IMS HEALTH in 1999, outstanding awards under the IMS HEALTH's Employee Stock Incentive Plan and other option and equity plans were adjusted to maintain their then intrinsic value of the existing awards.

    At December 31, 1999, outstanding options for IMS HEALTH common stock held by Company employees, including the substitute awards mentioned above, totaled 2,751,332, of which 912,149 had vested and were exercisable. The option prices range from $14.15 to $31.15 per IMS HEALTH share and are exercisable over periods ending no later than 2009. At December 31, 1998, outstanding options for IMS HEALTH common stock (pre-Gartner conversion) held by Company employees totaled 2,167,292, of which 511,232 had vested and were exercisable. The option prices ranged from $12.15 to $30.17 per IMS HEALTH share.

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

NOTE 5.  EMPLOYEE STOCK PLANS (CONTINUED)
    IMS HEALTH option activity for stock options granted to Company employees is as follows:

                                                                 IMS          WEIGHTED
                                                                HEALTH        AVERAGE
                                                                SHARES     EXERCISE PRICE
                                                              ----------   --------------
IMS HEALTH Options Outstanding, January 1, 1997.............   1,887,584       $16.54
Granted.....................................................     548,500       $21.35
Exercised...................................................     (33,952)      $13.56
Expired.....................................................      (5,000)      $16.69
                                                              ----------
IMS HEALTH Options Outstanding, December 31, 1997...........   2,397,132       $17.68
NMR Conversion Adjustment...................................    (130,060)          --
Granted.....................................................     189,950       $29.43
Exercised...................................................    (283,730)      $17.30
Expired/Terminated..........................................      (6,000)      $24.64
                                                              ----------
IMS HEALTH Options Outstanding, December 31, 1998...........   2,167,292       $19.80
Gartner Conversion Adjustment...............................     296,496           --
Granted.....................................................     430,437       $34.09
Exercised...................................................     (99,193)      $17.76
Expired.....................................................     (43,700)      $22.79
                                                              ----------
IMS HEALTH Options Outstanding, December 31, 1999...........   2,751,332       $19.95
                                                              ----------

                      DECEMBER 31, 1999
                  -------------------------                     WEIGHTED-AVERAGE
   RANGE OF                                    REMAINING     OPTION EXERCISE PRICES
   EXERCISE         NUMBER        NUMBER      CONTRACTUAL   -------------------------
    PRICES        OUTSTANDING   EXERCISABLE      LIFE       OUTSTANDING   EXERCISABLE
---------------   -----------   -----------   -----------   -----------   -----------
$       14.15 -
$15.79.........    1,542,433      687,738     6.9 years       $15.78        $15.77
$       16.70 -
$18.39.........      148,991       68,652     7.1 years       $17.57        $17.27
$       20.07 -
$21.03.........      388,345       97,876     7.9 years       $20.87        $21.03
$       23.50 -
$26.99.........      209,767       57,883     8.6 years       $26.68        $26.88
$       27.40 -
$31.15.........      461,796            0     9.1 years       $30.81            --
                   ---------      -------
                  2,751,332..     912,149

NOTE 6.  SHAREHOLDER'S EQUITY

COMMON STOCK

    The Company has authorized for issuance 200 shares of common stock with no par value. At December 31, 1999 and 1998 the Company had 10 shares outstanding and held by IMS HEALTH.

NOTE 7.  INCOME TAXES

    The provision for U.S. Federal, State and Local income taxes consisted of:

                                                                1999       1998       1997
                                                              --------   --------   --------
Current.....................................................   $3,067     $ (26)     $1,337
Deferred....................................................   $ (363)    $ 415      $  170
                                                               ------     -----      ------
Total.......................................................   $2,704     $ 389      $1,507
                                                               ======     =====      ======

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

NOTE 7.  INCOME TAXES (CONTINUED)
    The following table summarizes the significant differences between applying the U.S. Federal statutory income tax rate to the Company's income before provision for income taxes, and the Company's reported provision for income taxes.

                                                                1999       1998       1997
                                                              --------   --------   --------
Tax Expense at Statutory Rate...............................   $2,196      $297      $1,238
State and Local Income Taxes, net of federal tax benefit....      455        29         238
Other; Net..................................................       53        63          31
                                                               ------      ----      ------
Total Taxes.................................................   $2,704      $389      $1,507
                                                               ======      ====      ======

    The Company's deferred tax assets (liabilities) as of December 31, are comprised of the following:

                                                                1999       1998
                                                              --------   --------
Deferred Tax Assets:
  Depreciation..............................................  $   811    $   681
  Bad Debt Reserve..........................................      213        143
  Accrued Liabilities.......................................        0         87
                                                              -------    -------
                                                                1,024        911
Deferred Tax Liabilities:
  Computer Software.........................................   (3,008)    (2,968)
  Other Current Assets......................................        0       (184)
                                                              -------    -------
    Sub-Total...............................................   (3,008)    (3,152)
                                                              -------    -------
  Net Deferred Tax Liability................................  ($1,984)   ($2,241)
                                                              =======    =======

    The Company has established a full valuation allowance attributable to deferred tax assets, primarily net operating losses, in certain U.S. state and local tax jurisdictions where, based on available evidence, it is more likely than not that such assets will not be realized. Such amounts are not material.

NOTE 8.  LEASE COMMITMENTS

    Certain of the Company's operations are conducted from leased facilities under operating leases. Rental expense under real estate operating leases for the years 1999, 1998 and 1997 was $2,019, $2,074, and $1,953, respectively.
Included in the Company's operating leases of certain facilities are escalating rent payments and construction credits, which are amortized over the life of the lease. The approximate minimum annual rental expense for real estate operating leases that have remaining noncancelable lease terms in excess of one year, at December 31, 1999 was: 2000--$1,722; 2001--$1,748; 2002--$1,766; 2003--$1,792;
2004--$1,845; thereafter- $6,575.

    The Company also leases or participates in leases of certain computer and other equipment under operating leases, principally on a short-term basis. Rental expense under computer and other equipment leases was $260, $159, and $97 for 1999, 1998 and 1997, respectively.

NOTE 9.  RELATIONSHIPS WITH IMS HEALTH AND AFFILIATES

    IMS HEALTH uses a centralized cash management system to finance their operations. Cash deposits from most of the Company's businesses are transferred to IMS HEALTH on a daily basis.

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

NOTE 9.  RELATIONSHIPS WITH IMS HEALTH AND AFFILIATES (CONTINUED)
IMS funds the Company's disbursement bank accounts as required. No interest has been charged on these transactions.

    In addition to the retirement benefit programs discussed in Note 4, IMS HEALTH provides certain centralized services (see Note 1) to the Company. Expenses related to these services were allocated to the Company based on utilization of centralized services or, where not estimable, based on revenue of the Company in proportion to IMS HEALTH's consolidated revenue. Management believes these allocation methods are reasonable. Allocations based on utilization of centralized services were $1,239, $334, and $348 in 1999, 1998, and 1997, respectively. Erisco entered the IMS HEALTH healthcare plan in 1999 and received an allocation for the first time. Allocations based on revenue of the Company in proportion to the consolidated IMS HEALTH revenue were $219, $254, and $257 in 1999, 1998, and 1997 respectively. All allocations were included in the operating expenses of the Company. Allocations are not necessarily representative of the costs the Company would incur as a stand-alone entity. Amounts due to IMS HEALTH for these allocated expenses are included in Due from Parent.

    In 1997, the Company entered into a demand promissory note payable to Spartan Leasing Corporation, a controlled subsidiary of IMS. Interest is compounded quarterly. Through 1999, no interest payments have been made. The interest rate is reset every 90 days, based on the higher of either the commercial paper rate one business day prior to 1st day of the interest period, or the LIBOR rate three business days prior to first day of the interest period, plus .05%. As of December 31, 1999 principal and accrued interest of $45,639 and $7,680, respectively and included in Note Payable, Related Party in the Statement of Financial Position. This note has been guaranteed by IMS HEALTH. See footnote 12 to these financial statements regarding the subsequent repayment of this note.

    In 1999, the Company entered into an agreement with Cognizant Technology Solutions (CTS), whose majority shareholder is IMS HEALTH. The agreement sets forth a cross-marketing relationship between the two entities. Erisco generates commissions for revenue earned by CTS as a result of the agreement. No commissions were accrued to Erisco as a result of this agreement in 1999. As a result, in the opinion of management it is remote that a loss may occur in conjuction with these matters.

    IMS HEALTH has agreed to indemnify ERISCO for certain contingencies where joint and several liability exist that may arise under the agreements entered into in connection with the 1996 spin-off of Cognizant Corporation from The Dun & Bradstreet Corporation and the 1998 spin-off with Nielsen Media Research Inc.

NOTE 10.  CONTINGENCIES

    The Company has from time to time been involved in legal proceedings and litigation arising in the ordinary course of business, however, no such proceedings or litigation are currently pending.

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

NOTE 11.  SUPPLEMENTAL FINANCIAL DATA

    ACCOUNTS RECEIVABLE--NET:

                                                                1999       1998
                                                              --------   --------
Trade.......................................................  $ 3,020    $ 2,113
Unbilled Revenue............................................      428        540
Other.......................................................       19         20
Less: Allowance for Doubtful Accounts.......................     (543)      (351)
                                                              -------    -------
                                                              $ 2,924    $ 2,322
                                                              =======    =======

    PROPERTY AND EQUIPMENT:

                                                                1999       1998
                                                              --------   --------
Furniture and Fixtures......................................  $ 1,343    $   395
Machinery and Equipment.....................................    5,275      3,994
Less: Accumulated Depreciation..............................   (4,201)    (3,389)
Leasehold Improvements, less: Accumulated Amortization of
  $1,673 and $1,368.........................................    1,782        246
Internal Use Software, less: Accumulated Amortization of
  $662 and $540.............................................      214        184
                                                              -------    -------
                                                              $ 4,413    $ 1,430
                                                              =======    =======

    ACCRUED AND OTHER CURRENT LIABILITIES:

                                                                1999       1998
                                                              --------   --------
Salaries, Wages, Bonuses and Other Compensation.............   $1,917     $2,010
Other.......................................................    2,685      1,950
                                                               ------     ------
                                                               $4,602     $3,960
                                                               ======     ======

NOTE 12.  INFORMATION ON PRODUCTS AND SERVICES

   In June 1997, the FASB issued SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 establishes standards for the way that companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not have a material effect on the Company's financial statements.

    The Company generates substantially all of its revenues through software sales and services under a common management team, and therefore the Company has only one reportable segment. All revenues are generated from domestic sources. All of the Company's long-lived assets are physically located within the United States.

    Total operating expenses are controlled centrally based on established budgets by operating department. Operating departments include product development, sales and marketing, account management and customer service, and finance and administration. Assets, technology, and personnel resources of the Company are shared and utilized for all of the Company's service offering. These resources are allocated based on contractual requirements, the identification of enhancements to the

                     ERISCO MANAGED CARE TECHNOLOGIES, INC.

NOTE 12. INFORMATION ON PRODUCTS AND SERVICES (CONTINUED) current service offerings, and other non-financial criteria. The Company does not prepare operating statements by revenue source. The Company does not account for, and does not report to management, its assets or capital expenditures by revenue source.

NOTE 13.  SUBSEQUENT EVENTS (UNAUDITED)

    DIVESTITURE AGREEMENT

    On May 16, 2000, IMS HEALTH and The TriZetto Group, Inc. ("TriZetto") jointly announced a strategic alliance under which TriZetto will acquire Erisco for TriZetto stock. Further, IMS HEALTH and TriZetto will enter into a technology and data partnership. The alliance supercedes the merger of the two companies previously announced March 29, 2000, which has been terminated by the consent of both Board of Directors.

    The new agreement calls for issuance of TriZetto stock in exchange for all outstanding Erisco common stock. Based on TriZetto's closing price on May 16, 2000, of $24.00, IMS HEALTH would receive approximately 10.63 million TriZetto shares, valuing Erisco at $255 million. The transaction is structured with a collar between $21 TriZetto stock price, below which IMS HEALTH receives
12.1 million TriZetto shares, and a $29 TriZetto stock price, above which IMS HEALTH receives 8.8 million shares. The final exchange ratio will be determined by TriZetto's average daily price for the 15 trading days ending on the third day prior to the closing date, which is currently expected late in the third quarter of 2000.

    Pursuant to the agreement, IMS HEALTH has indemnified TriZetto of all taxes, including sales taxes, and other contingencies that may exist prior to the closing of the transaction. IMS HEALTH has also agreed to indemnify TriZetto for breaches of representation and warranties made in the agreement.

    For purposes of governing certain of the ongoing relationships between the Company and IMS HEALTH after the closing and to provide for an orderly transition, the Company and IMS HEALTH may enter into various business service arrangements, including, providing Accounting operations, providing other Corporate or Operational resources.

    EQUITY FINANCING

    On June 30, 2000, IMS HEALTH made a capital contribution of $55,034 to Erisco, which was recorded as Capital In Excess of Par in the Statement of Financial Position. On the same date, Erisco repaid the principal and accrued interest on its note payable to Spartan Leasing Corporation of $45,639 and $9,392, respectively, extinguishing its obligation under this note.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Croghan & Associates, Inc.

    In our opinion, the accompanying statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the results of operations and cash flows of Croghan & Associates, Inc. for the year ended December 31, 1996 and for the nine months ended September 30, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; out responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    Certain costs and expenses presented in the financial statements represent allocations and management's estimates of the cost of services provided to Croghan & Associates, Inc. As a result, the financial statements presented may not be indicative of the results of operations that would have been achieved had Croghan & Associates, Inc. operated as a non-affiliated entity.

                                          PricewaterhouseCoopers LLP

San Jose, California
September 7, 1999

                           CROGHAN & ASSOCIATES, INC.

                            STATEMENTS OF OPERATIONS

                                                                FOR THE       NINE MONTHS
                                                               YEAR ENDED        ENDED
                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1996           1997
                                                              ------------   -------------
Revenue.....................................................  $ 5,088,288     $ 3,880,699
Cost of revenue.............................................    4,068,148       3,608,783
                                                              -----------     -----------
Gross profit................................................    1,020,140         271,916

Operating expenses:
  Selling general and administrative........................    2,142,219       2,414,944
                                                              -----------     -----------
Loss from operations........................................   (1,122,079)     (2,143,028)

Other income (expense):
Interest income.............................................       20,778          14,892
Interest expense............................................   (1,340,660)        (84,063)
                                                              -----------     -----------
Loss before extraordinary item..............................   (2,441,961)     (2,212,199)

Extraordinary item:
Gain on forgiveness of debt.................................           --       1,000,000
                                                              -----------     -----------
Net loss....................................................  $(2,441,961)    $(1,212,199)
                                                              ===========     ===========

                           CROGHAN & ASSOCIATES, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
           FOR THE PERIOD FROM JANUARY 1, 1996 TO SEPTEMBER 30, 1997

                              COMMON STOCK                      RETAINED
                          (PAR VALUE - $0.001)   ADDITIONAL     EARNINGS                     DISTRIBUTION       TOTAL
                          --------------------    PAID-IN     (ACCUMULATED                   IN EXCESS OF   SHAREHOLDERS'
                           SHARES      AMOUNT     CAPITAL       DEFICIT)     PARENT EQUITY    NET VALUE        EQUITY
                          ---------   --------   ----------   ------------   -------------   ------------   -------------
Balance at January 1,
  1996..................         --    $   --      $   --     $        --     $10,261,446     $       --     $10,261,446
Net loss prior to
  reorganization........         --        --          --              --      (2,201,569)            --      (2,201,569)
Reorganization..........  3,200,000     3,200          --              --      (8,059,877)     8,056,677              --
Net loss subsequent to
  reorganization........         --        --          --        (240,392)             --             --        (240,392)
                          ---------    ------      ------     -----------     -----------     ----------     -----------
Balance at December 31,
  1996..................  3,200,000     3,200          --        (240,392)             --      8,056,677       7,819,485
Issuance of common
  stock.................  6,273,844     6,274       3,570              --              --             --           9,844
Net loss................         --        --          --      (1,212,199)             --             --      (1,212,199)
                          ---------    ------      ------     -----------     -----------     ----------     -----------
Balance at September 30,
  1997..................  9,473,844    $9,474      $3,570     $(1,452,591)    $        --     $8,056,677     $ 6,617,130
                          =========    ======      ======     ===========     ===========     ==========     ===========

   The accompanying notes are an integral part of these financial statements.

                           CROGHAN & ASSOCIATES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                FOR THE       NINE MONTHS
                                                               YEAR ENDED        ENDED
                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1996           1997
                                                              ------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(2,441,961)    $(1,212,199)
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
    Provision for doubtful accounts.........................      662,721          88,000
    Gain on debt forgiveness................................           --      (1,000,000)
    Depreciation and amortization...........................    1,854,668       1,210,164
    Changes in current assets and liabilities:
      Accounts receivable...................................     (321,691)       (140,654)
      Prepaid expenses and other current assets.............     (271,251)        285,088
      Accounts payable......................................     (147,171)        105,000
      Accrued liabilities...................................      371,704        (178,112)
      Deferred revenue......................................      899,984         (83,116)
      Other long-term assets................................          375          (4,500)
                                                              -----------     -----------
        Net cash provided by (used in) operating
          activities........................................      607,378        (930,329)
                                                              -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................     (440,627)        (46,829)
                                                              -----------     -----------
        Net cash used in investing activities...............     (440,627)        (46,829)
                                                              -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock....................           --           9,844
  Payments on notes payable.................................           --         (70,000)
  Proceeds from borrowings..................................    1,590,000              --
                                                              -----------     -----------
        Net cash provided by (used in) financing
          activities........................................    1,590,000         (60,156)
                                                              -----------     -----------
Net increase (decrease) in cash and cash equivalents........    1,756,751      (1,037,314)
Cash and cash equivalents at beginning of period............           --       1,756,751
                                                              -----------     -----------
Cash and cash equivalents at end of period..................  $ 1,756,751     $   719,437
                                                              ===========     ===========

SUPPLEMENTAL DISCLOSURES FOR CASH FLOW INFORMATION:
  Cash paid for interest....................................  $ 1,314,770     $   109,953
                                                              ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                           CROGHAN & ASSOCIATES, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. FORMATION AND BUSINESS OF THE COMPANY

    Croghan & Associates, Inc. (the "Company" or "Croghan & Associates") is a healthcare application services provider delivering proprietary software applications. The Company implements, hosts and manages applications and services on computing, networking and operating platforms.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The financial statements of Croghan & Associates include all the necessary personnel costs and pro rata allocations of overhead from Banc One Corporation, on a basis which management believes represents a reasonable allocation of such costs. These charges comprise the parent company's net investment in Croghan & Associates. Effective December 1, 1996, an officer of the Company assumed the assets and liabilities of Croghan & Associates for no additional consideration.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CONCENTRATION OF CREDIT RISK

    The following table summarizes the revenues from customers in excess of 10% of the total revenues:

                                                        FOR THE       NINE MONTHS
                                                       YEAR ENDED        ENDED
                                                      DECEMBER 31,   SEPTEMBER 30,
                                                          1996           1997
                                                      ------------   -------------
Company A...........................................       51%             33%
Company B...........................................       25%             13%

    REVENUE RECOGNITION

    Multi-year contractually based revenue is recognized monthly based on volume of service transactions. Provisions for estimated losses on contracts are recorded when identified.

    INCOME TAXES

    The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

                           CROGHAN & ASSOCIATES, INC.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    COMPREHENSIVE INCOME

    The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components for general-purpose financial statements. Comprehensive income is defined as net income plus all revenues, expenses, gains and losses from non-owner sources that are excluded from net income in accordance with generally accepted accounting principles. For all periods presented, there were no material differences between comprehensive and net income.

    RECENT ACCOUNTING PRONOUNCEMENTS

    In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not expect that the adoption of SOP No. 98-1 will have a material impact on its consolidated financial statements.

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. To date, the Company has not engaged in derivative and hedging activities.

NOTE 3. COMMITMENTS AND CONTINGENCIES

    In December 1996, the Company began a self-insurance program to provide medical benefits to its employees. Reserves for incurred but not reported claims total $60,000 and $65,000 at December 31, 1996 and September 30, 1997, respectively.

NOTE 4. STOCKHOLDERS' EQUITY

    WARRANTS

    The Company issued a warrant to purchase 243,893 shares of the Company's common stock at an exercise price of $0.53 per share in connection with a financing agreement. The warrant expires on the earlier of (i) the effective of an initial public offering of the Company's common stock, or (ii) the effective date of a merger, sale of assets or other sale of the Company. The value of the warrant determined using the Black-Scholes model was not material.

    STOCK SPLIT

    In January 1997, the Company's Board of Directors authorized a 16-to-1 stock split. Share information has been restated in the accompanying financial statements to reflect the stock split for all periods presented.

                           CROGHAN & ASSOCIATES, INC.

NOTE 5. INCOME TAXES

    There was no provision for income taxes for the year ended December 31, 1996 and the nine months ended September 30, 1997. The Company's effective tax rate differs from the statutory rate as shown in the following:

                                                                      NINE MONTHS
                                                       YEAR ENDED        ENDED
                                                      DECEMBER 31,   SEPTEMBER 30,
                                                          1996           1997
                                                      ------------   -------------
Tax provision at federal statutory rate.............        34%            34%
Change in valuation allowance.......................       (34)           (34)
                                                           ---            ---
Tax provision.......................................        --%            --%
                                                           ===            ===

6. SEGMENT INFORMATION

    The Company, which operates in a single industry segment, provides healthcare application services. All of the Company's revenues are recorded for services performed in the United States. Additionally, all of the Company's assets are located in the United States.

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is entered into as of this 16th day of May 2000, by and among The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), Elbejay Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of TriZetto ("MERGER SUB"), IMS Health Incorporated, a Delaware corporation ("IMS"), and ERISCO Managed Care Technologies, Inc., a New York corporation and wholly-owned subsidiary of IMS ("ERISCO").

                                    RECITALS

    WHEREAS, IMS and TriZetto entered into an Agreement and Plan of Reorganization, dated as of March 28, 2000 (the "MERGER AGREEMENT"), pursuant to which, among other things, IMS would merge with and into TriZetto with TriZetto as the surviving corporation in the merger;

    WHEREAS, pursuant to Section 9.1(a) of the Merger Agreement, IMS and TriZetto desire to terminate the Merger Agreement without liability to either party;

    WHEREAS, the Boards of Directors of TriZetto, Merger Sub, IMS and Erisco deem it advisable and in the best interests of each corporation and its respective stockholders that Erisco and Merger Sub engage in a business combination in order to advance the long-term strategic business interests of TriZetto and IMS;

    WHEREAS, upon the terms and subject to the conditions of this Agreement, Merger Sub will merge with and into Erisco (the "MERGER"), with Erisco as the surviving corporation in the Merger, all pursuant to the terms and conditions of this Agreement and the applicable provisions of the New York Business Corporation Law, as amended (the "NYBCL"), and the Delaware General Corporation Law (the "DGCL");

    WHEREAS, in furtherance thereof, the Board of Directors of each of TriZetto, Merger Sub, IMS and Erisco have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of common stock of Erisco issued and outstanding immediately prior to the Effective Time (as defined in Section 2.2) will be converted into the right to receive shares of common stock of TriZetto as set forth herein;

    WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and inducement to IMS's willingness to enter into this Agreement, IMS and certain stockholders of TriZetto (the "DESIGNATED STOCKHOLDERS") are entering into agreements dated as of the date hereof in the form of EXHIBITS A, B and C hereto (the "VOTING AGREEMENTS") pursuant to which the Designated Stockholders have agreed, among other things, to vote their shares of TriZetto Common Stock in favor of the transactions contemplated by this Agreement;

    WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a "tax-free" reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder; and

    WHEREAS, IMS, Erisco, TriZetto and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:

    1. TERMINATION OF MERGER AGREEMENT. By their execution and delivery of this Agreement, IMS and TriZetto hereby mutually agree to terminate the Merger Agreement pursuant to Section 9.1(a) thereof without liability to either party. Except as expressly set forth in the Merger Agreement, the Merger Agreement shall have no further force and effect. For the avoidance of doubt, neither IMS nor TriZetto shall have any obligations with respect to the payment of a Termination Fee (as defined in the Merger Agreement) or the reimbursement of any Expenses (as defined in the Merger Agreement) pursuant to Section 9.4 of the Merger Agreement, and each of IMS and TriZetto hereby waive all rights of such party pursuant to such Section. IMS and TriZetto further agree that the letter agreements listed on Schedule 1 hereto shall be hereby terminated.

    2.  PLAN OF REORGANIZATION.

        2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into Erisco and the corporate existence of Merger Sub shall thereupon cease. Erisco shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION"), and the separate corporate existence of Erisco with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the NYBCL and the DGCL.

        2.2 THE CLOSING. Subject to the termination of this Agreement as provided in Section 12 below, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660 on a date (the "CLOSING DATE") and at a time to be mutually agreed upon by IMS and TriZetto, which date shall be no later than the third business day after all conditions to Closing set forth herein (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement, unless another place, time and date is mutually agreed upon in writing by IMS and TriZetto. As soon as practicable following the Closing, TriZetto and IMS will cause a Certificate of Merger (the "NY CERTIFICATE OF MERGER") to be executed, acknowledged and filed in the office of the Secretary of State of the State of New York as provided in Section 904-A of the NYBCL and a Certificate of Merger (the "DE CERTIFICATE OF MERGER") to be executed, acknowledged and filed in the office of the Secretary of State of the State of Delaware as provided in Section 252 of the DGCL. The Merger shall become effective at the time when the last of the following actions shall have been consummated: (i) the NY Certificate of Merger has been duly filed by the office of the New York Department of State and (ii) the DE Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware (the "EFFECTIVE TIME").

        2.3 EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of any holder of any capital stock of Erisco:

           (A) CONVERSION OF SHARES. The shares of Common Stock, par value $.01 per share, of Erisco ("ERISCO COMMON STOCK"), that are issued and outstanding immediately prior to the Effective Time (other than shares of Erisco Common Stock held by Erisco in its treasury (the "EXCLUDED SHARES")) shall be converted, in the aggregate, into the right to receive that number of shares (the "MERGER CONSIDERATION") of validly issued, fully paid and nonassessable Common Stock, par value $0.001 per share (the "TRIZETTO COMMON STOCK"), rounded to the nearest whole share, equal to the amount derived by dividing $255,000,000 by the Average Closing Price (as defined herein); provided, that:

               (I) if the Average Closing Price is less than $21.00, the Merger Consideration shall be 12,142,857 shares of TriZetto Common Stock; or

               (II) if the Average Closing Price is greater than $29.00, the Merger Consideration shall be 8,793,103 shares of TriZetto Common Stock.

    As used herein, the "AVERAGE CLOSING PRICE" shall mean the average of the per share closing prices of TriZetto Common Stock as reported on the NASDAQ National Market System (the "NASDAQ") (as reported in the New York City edition of THE WALL STREET JOURNAL or, if not reported thereby or if manifestly erroneous, another authoritative source) for 15 trading days ending on the third trading day prior to the Closing Date.

        At the Effective Time, all shares of Erisco Common Stock shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and all certificates formerly representing any such shares of Erisco Common Stock (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration. All Excluded Shares shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

           (B) MERGER SUB COMMON STOCK. At the Effective Time, each share of Common Stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

           (C) ADJUSTMENTS FOR CAPITAL CHANGES. If, prior to the Effective Time, TriZetto recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or by a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the Merger Consideration will be adjusted equitably so as to maintain the proportionate interest in the issued and outstanding TriZetto Common Stock represented by the Merger Consideration.

           (D) DISSENTING SHARES. In accordance with Section 910 of the NYBCL, no appraisal rights shall be available to holders of Erisco Common Stock in connection with the Merger.

        2.4 FRACTIONAL SHARES. No fractional shares of TriZetto Common Stock will be issued in the Merger.

        2.5 EXCHANGE OF CERTIFICATES. At the Closing (i) IMS shall deliver to TriZetto certificates representing all shares of Erisco Common Stock then issued and outstanding and (ii) TriZetto shall deliver or cause to be delivered to IMS duly executed certificates representing the Merger Consideration.

        2.6  CERTIFICATE OF INCORPORATION AND BY-LAWS.

           (A) The Certificate of Incorporation of Erisco, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

           (B) The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    3.  REPRESENTATIONS AND WARRANTIES OF IMS AND ERISCO.

    Except as set forth in the letter to be delivered by IMS and Erisco to TriZetto concurrently herewith (the "IMS DISCLOSURE LETTER), IMS and Erisco, jointly and severally, represent and warrant to TriZetto as set forth below. In this Agreement, the term "MATERIAL ADVERSE EFFECT" used in connection with a party or any of such party's subsidiaries means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, businesses or results of operations of such party and its subsidiaries, taken as a whole, or to the ability of such party to consummate the Merger and the other transactions contemplated hereby, other than, in each case, events, changes or effects that result from general economic conditions or conditions generally affecting the industry in which such party conducts operations.

        3.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. Erisco is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to so qualify is not reasonably likely to have a Material Adverse Effect on Erisco. IMS has made available to TriZetto or its counsel complete and correct copies of the Certificate of Incorporation and bylaws of Erisco.

        3.2  CAPITAL STRUCTURE.

           (A) STOCK AND OPTIONS. The authorized capital stock of Erisco consists of 200 shares of Common Stock, no par value. At the close of business on the date of this Agreement, 10 shares of Erisco Common Stock were issued and outstanding, all of which were held by IMS. All outstanding shares of Erisco Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights and are owned by IMS free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. IMS has made available to TriZetto true and correct copies of its 1998 Employees' Stock Incentive Plan, 1998 Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards, 1998 Employees Stock Purchase Plan (the "ESPP"), and 1998 Replacement Plan for Certain Individuals Holding Cognizant Corporation Stock Options (collectively, the "IMS PLANS") and a correct and complete list of the following information with respect to options to purchase shares of IMS Common Stock issued to Erisco employees or consultants (the "IMS OPTIONS") outstanding as of May 16, 2000: (i) the aggregate number of shares of IMS Common Stock subject to IMS Options under each IMS Plan other than the ESPP; (ii) the exercise price of the IMS Options outstanding under each such IMS Plan; (iii) the vesting schedule under each such IMS Plan; and (iv) with respect to Erisco employees that have entered into change of control agreements with IMS, the name of such employee, the number of shares of IMS Common Stock subject to IMS Options held by such employee, the particular IMS Plan(s) pursuant to which such IMS Options were granted and the vesting schedule of the IMS Options held by such employee.

           (B) NO OTHER COMMITMENTS. There are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which IMS or Erisco is party or by which IMS or Erisco is bound obligating Erisco to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of Erisco or securities convertible into or exchangeable for shares of capital stock of Erisco, or obligating Erisco to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement.

           (C) SUBSIDIARIES. Except for IMS Health Purchasing, Inc., a Delaware corporation and wholly-owned subsidiary of Erisco ("IHPI"), Erisco does not own, control or hold with the power to vote, directly or indirectly, of record, beneficially or otherwise, any share capital, capital stock or any equity or ownership interest in any company, corporation, partnership, association, joint venture, business, trust or other entity. IHPI has not conducted any business or engaged in any activity that has resulted in any liability to Erisco, and does not own any assets relating to businesses conducted by Erisco.

        3.3  AUTHORITY.

           (A) CORPORATE ACTION BY IMS. IMS has all requisite corporate power and authority to enter into this Agreement, the Voting Agreements, the Registration Rights Agreement (as defined in Section 7.3), the Stockholder Agreement (as defined in Section 7.4), the Transitional Services Agreements (as defined in Section 7.5), the Data Rights Agreement (as defined in Section 7.6) and the License Agreement (as defined in Section 7.7) (collectively, the "BASIC DOCUMENTS"), to perform its obligations under the Basic Documents and to consummate the transactions contemplated by the Basic Documents. The execution and delivery of the Basic Documents by IMS and the consummation by IMS of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of IMS. Each of the Basic Documents has been, or will when executed be, duly executed and delivered by IMS and is, or when executed will be, the valid and binding obligation of IMS, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

           (B) CORPORATE ACTION BY ERISCO. Erisco has all requisite corporate power and authority to enter into this Agreement and the Transitional Services Agreements, to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated by this Agreement and the Transitional Services Agreements. The execution and delivery of this Agreement and the Transitional Services Agreements by Erisco and the consummation by Erisco of the Merger and the other transactions contemplated hereby and by the Transitional Services Agreements have been duly authorized by all necessary corporate action on the part of Erisco. This Agreement has been duly executed and delivered by Erisco and is the valid and binding obligation of Erisco, enforceable in accordance with its terms, except that such enforceability may be subject to the Bankruptcy and Equity Exception.

           (C) NO CONFLICT. Neither the execution, delivery and performance of the Basic Documents nor the consummation of the transactions contemplated thereby nor compliance with the provisions hereof or thereof will conflict with, or result in any violations of, or cause a breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Erisco under, any term, condition or provision of (A) the certificate of incorporation or bylaws of Erisco or (B) any loan or credit agreement, note, bond, mortgage, indenture, lease, license, agreement, contract, arrangement or other obligation ("CONTRACT"), permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Erisco or its properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges, or encumbrances which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Erisco.

           (D) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "GOVERNMENTAL

       ENTITY"), is required to be obtained by IMS or Erisco in connection with the execution and delivery of the Basic Documents or the consummation of the transactions contemplated thereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of such reports and information under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated by the SEC thereunder as may be required in connection with this Agreement or the Voting Agreements and the transactions contemplated hereby or thereby;
       (ii) the filing of the NY Certificate of Merger with the Secretary of State of the State of New York, the DE Certificate of Merger with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which Erisco is qualified to do business; (iii) such filings, authorizations, orders and approvals as may be required under foreign securities laws, state securities laws and the rules of the New York Stock Exchange, Inc. (the "NYSE"); (iv) such filings and notifications as may be necessary under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR ACT") and applicable foreign antitrust laws and (v) where the failure to obtain or make such consents, approvals, orders or authorizations, registrations, declarations or filings would not prevent or delay the consummation of the Merger or otherwise prevent IMS or Erisco from performing their respective obligations under this Agreement or the Voting Agreements and is not reasonably likely to have a Material Adverse Effect on Erisco.

        3.4 SEC DOCUMENTS. IMS has made available to TriZetto or its counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by IMS or any of its subsidiaries with the SEC on or after December 31, 1998 (the "IMS SEC DOCUMENTS"), which are all the documents (other than preliminary material) that IMS was required to file with the SEC on or after such date. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the IMS SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact with respect to Erisco or omitted to state a material fact with respect to Erisco required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by IMS for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is mailed to the stockholders of TriZetto and at the time of the TriZetto Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The material to be supplied by IMS in respect of the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

        3.6 COMPLIANCE WITH APPLICABLE LAWS. The businesses of Erisco have not been and are not being conducted in violation of any federal, state, local or foreign law, ordinance, regulation, rule or order of any Governmental Entity where such violation is reasonably likely to have a Material Adverse Effect on Erisco. Neither IMS nor Erisco has been notified by any Governmental Entity that any investigation or review with respect to Erisco is pending or threatened, nor has any Governmental Entity notified IMS or Erisco of its intention to conduct the same. Erisco has all material permits, licenses and franchises from Governmental Entities required to conduct its businesses as now being conducted, except for those whose absence is not reasonably likely to have a Material Adverse Effect on Erisco.

        3.7 LITIGATION. There is no suit, action, arbitration, demand, claim or proceeding ("CLAIM") pending or, to the knowledge of IMS or Erisco, threatened against Erisco, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Erisco that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Erisco. Section 3.7 of the IMS Disclosure Letter sets forth a complete list of all material Claims made against Erisco or IMS, to the extent primarily related to Erisco's business, since January 1, 1998.

        3.8  ERISA AND OTHER COMPLIANCE.

           (A) IMS has made available to TriZetto a list of (i) each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (ii) any other plan, arrangement or agreement involving compensation or benefits, including any employment agreements, plans or arrangements providing for insurance coverage (including self-insured arrangements), retirement benefits, deferred compensation, profit-sharing, incentive compensation, stock options, stock purchases, phantom stock, stock appreciation, other stock-based awards, or post-retirement insurance, covering employees of Erisco and maintained or contributed to or entered into as of the date of this Agreement, or that has within the last six (6) years been maintained or contributed to or entered into by IMS or any of its subsidiaries or any IMS ERISA Affiliate (as defined below) under which IMS or any of its subsidiaries or any IMS ERISA Affiliate has any present or future obligation or liability with respect to any current or former employee, consultant, leased employee or director of IMS or any of its subsidiaries or any IMS ERISA Affiliate (collectively, the "IMS EMPLOYEE PLANS"). For purposes of this Agreement, "IMS ERISA AFFILIATE" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes IMS or any of its subsidiaries. IMS has also made available to TriZetto copies of all IMS Employee Plans, and as applicable, all amendments thereto and written interpretations thereof, trust agreements, insurance contracts, current summary plan descriptions and summaries of material modification, the three (3) most recent annual reports
       (Form 5500, including, if applicable, Schedule B thereto), the most recent determination letter from the Internal Revenue Service, actuarial reports for the last three (3) years, all agreements with fiduciaries and service providers and all substantive correspondence with the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency. All contributions due from IMS or any of its subsidiaries through the date hereof with respect to any of the IMS Employee Plans have been made as may have been required by ERISA and the Code or have been accrued in accordance with generally accepted accounting practices on IMS's or any such subsidiary's financial statements as of the date hereof. Each IMS Employee Plan has been maintained and operated in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, except for such noncompliance as would not have a Material Adverse Effect on Erisco. Erisco does not currently maintain, nor has it ever maintained, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

           (B) Section 3.8(b) of the IMS Disclosure Letter lists each Erisco employee who (i) has elected to continue participating in a group health plan of IMS pursuant to an election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or (ii) has not made an election under COBRA but who is still eligible to make such election.

           (C) Section 3.8(c) of the IMS Disclosure Letter lists each Erisco employee who is receiving (i) long-term disability benefits or
       (ii) short-term disability benefits pursuant to an employee benefit plan maintained by IMS.

           (D) No work stoppage or labor strike against Erisco is pending, threatened or reasonably anticipated with respect to the Erisco employees. Neither IMS nor Erisco knows of any activities or proceedings of any labor union to organize any such Erisco employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of IMS or Erisco, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Erisco employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to Erisco having a Material Adverse Effect on Erisco. Neither IMS nor Erisco is presently, nor has it been, a party to, or bound by, any collective bargaining or union contract with respect to Erisco employees and no collective bargaining agreement is being negotiated by IMS or Erisco with respect to such employees.

           (E) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) result in any payment constituting an "excess parachute payment" (within the meaning of Section 280G of the Code), (ii) result in forgiveness of indebtedness of any director, officer or Erisco employee under any IMS Employee Plan or otherwise, (iv) increase any benefits otherwise payable to any Erisco employee under any IMS Employee Plan, or (v) result in any acceleration of the time of payment or vesting of any benefits to any Erisco employee under any IMS Employee Plan or otherwise.

           (F) IMS and each of its Significant Subsidiaries (as defined in Regulation S-X under the Exchange Act): (i) are in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA; (ii) have withheld and reported in all material respects all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to IMS and Erisco employees; (iii) is not liable in any material respect for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for IMS employees (other than payments to IMS Employee Plans and routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated material claims or actions against IMS or any of its subsidiaries under any worker's compensation policy or any uninsured long-term disability policy. To the knowledge of IMS or Erisco, no employee of Erisco has violated in any material respect any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by IMS or any of its subsidiaries and disclosing to IMS or using trade secrets or proprietary information of any other Person.

        3.9 ABSENCE OF UNDISCLOSED LIABILITIES. At March 31, 2000 (the "ERISCO BALANCE SHEET DATE"), Erisco did not have any liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were not provided for or disclosed in notes to the balance sheet included in the Interim Financial Statements (as defined in Section 3.22), other than liabilities or obligations which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Erisco.

        3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. As of the date hereof, except as contemplated by this Agreement, since the Erisco Balance Sheet Date there has not occurred:

           (A) any change in the financial condition, properties, businesses or results of operations of Erisco that is reasonably likely to have a Material Adverse Effect on Erisco;

           (B) any amendments or changes in the Certificate of Incorporation or Bylaws of Erisco;

           (C) any damage, destruction or loss to physical property, whether covered by insurance or not, that is reasonably likely to constitute a Material Adverse Effect on Erisco;

           (D) any redemption, repurchase or other acquisition of shares of Erisco Common Stock by Erisco or any other Person;

           (E) any material increase in or modification of the compensation or benefits payable or to become payable by Erisco to any of its directors or employees, except in the ordinary course of business consistent with past practice;

           (F) any material increase in or modification of any bonus, pension, or employee benefit plan (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of the Erisco employees, other than in the ordinary course of business consistent with past practice;

           (G) any acquisition or sale of a material amount of property or assets of Erisco, other than in the ordinary course of business consistent with past practice;

           (H) any alteration in any term of any outstanding security of Erisco;

           (I) any (A) incurrence, assumption or guarantee by Erisco of any debt for borrowed money other than inter-company borrowings, (B) issuance or sale of any securities convertible into or exchangeable for debt securities of Erisco or (C) issuance or sale of options or other rights to acquire from Erisco, directly or indirectly, debt securities of Erisco or any securities convertible into or exchangeable for any such debt securities;

           (J) any creation or assumption by Erisco of any mortgage, pledge, security interest or lien or other encumbrance on any asset;

           (K) any making of any loan, advance or capital contribution to or investment in any Person other than (i) travel loans or advances made in the ordinary course of business of Erisco, (ii) other loans and advances in an aggregate amount which does not exceed $500,000 outstanding at any time, (iii) purchases on the open market of liquid, publicly traded securities and (iv) intercompany loans, advances, capital contributions or investments;

           (L) any entering into, amendment of, relinquishment, termination or non-renewal by Erisco of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business;

           (M) any material transfer or grant of a right under the Erisco IP Rights (as defined in Section 3.14 below), other than those transferred or granted in the ordinary course of business consistent with past practices;

           (N) any material labor dispute or charge of unfair labor practice (other than routine individual grievances), any material activity or proceeding by a labor union or representative thereof to organize any Erisco employees or any material campaign being conducted to solicit authorization from employees to be represented by such labor union or any material lockouts, strikes, slow downs, work stoppages or threats thereof by or with such employees;

           (O) any event, occurrence or development which is reasonably likely to have a Material Adverse Effect on Erisco;

           (P) any material change in the accounting practices of Erisco, except for any such change required by reason of a concurrent change in generally accepted accounting principles ("GAAP");

           (Q) any failure to make any material contribution due under any IMS or Erisco employee benefit plan in which a contribution could be required to be made by Erisco; or

           (R) any agreement or arrangement made by Erisco or IMS to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made unless otherwise disclosed.

        3.11 NO DEFAULTS. To the knowledge of IMS or Erisco, neither Erisco nor any other party thereto is in breach or default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a breach or default by Erisco or any other party under, any Contract to which Erisco is a party and which would, if terminated or modified, have, insofar as can reasonably be foreseen, a Material Adverse Effect on Erisco. Each of such Contracts is in full force and effect and is a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto, subject to the Bankruptcy and Equity Exception.

        3.12 CERTAIN AGREEMENTS. Neither the execution and delivery of the Basic Documents nor the consummation of the transactions contemplated thereby (either alone or in conjunction with other transactions currently contemplated) will result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or Erisco employee, under any IMS employee benefit plan or otherwise.

        3.13  TAXES.

           (A) Except as set forth in (or resulting from matters set forth in) the IMS Disclosure Letter or as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Erisco:

               (I) Erisco and the IMS Group (as defined herein) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) with the appropriate governmental agencies all franchise, income and all other material Tax (as defined below) returns and reports required to be filed on or before the Effective Time (collectively, "RETURNS") and all such filed Returns are complete and accurate in all material respects;

               (II) Erisco and the IMS Group have timely paid all Taxes that are shown as due on such filed Returns or that Erisco or any member of the IMS Group is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith;

              (III) as of the date hereof, there are not pending or, to the actual knowledge of the executive officers of Erisco or any member of the IMS Group, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters in respect of Erisco;

              (IV) Erisco is not liable for the Taxes of any Person (as defined below) (other than Persons who at the Effective Time are members of the affiliated group of corporations of which IMS is the common parent) pursuant to Section 1502 of the Code, by agreement or otherwise; and

               (V) Erisco has no liability with respect to material income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in the IMS SEC Documents, other than any liability for unpaid Taxes that may have properly accrued since the Erisco Balance Sheet Date in connection with the operation of the business of Erisco or any of the members of the IMS Group in the ordinary course.

           (B) No payments to be made to any Erisco employee will as a result of consummation of the Merger be subject to the deduction limitations under
       Section 280G of the Code.

           (C) "IMS GROUP" shall mean any affiliated group (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes IMS or any predecessor of or successor to IMS (or another such predecessor or successor).

           (D) "TAX" or "TAXES" shall mean all United States federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, real property, personal property, alternative or add-on minimum, estimated, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors, together with all interest, penalties and additions imposed with respect to such amounts.

           (E) "PERSON" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined herein) or other entity of any kind or nature.

        3.14  INTELLECTUAL PROPERTY.

           (A) Erisco owns or has the right to use all material Intellectual Property Rights (as defined below) necessary or required for the operation of the business of Erisco as currently conducted (collectively, "ERISCO IP RIGHTS"), and has the right to sublicense the Erisco IP Rights that are licensed for the purpose of sublicensing or redistribution without material liability to, or any requirement of consent from, any other Person or party. The Erisco IP Rights constitute all Intellectual Property Rights necessary for the conduct of Erisco's business in the manner conducted immediately prior to the Closing. All Erisco IP Rights are either owned by Erisco free and clear of all liens and encumbrances or are used pursuant to a license agreement; each such license agreement is valid and enforceable and in full force and effect; Erisco is not in material default thereunder; and to the knowledge of IMS or Erisco, no corresponding licensor is in material default thereunder. None of the Erisco IP Rights infringes or otherwise conflicts with any Intellectual Property Rights or other right of any Person; there is no pending or, to the knowledge of IMS or Erisco, threatened (in writing) litigation, adversarial proceeding, administrative action or other challenge or claim relating to any Erisco IP Rights; there is no outstanding order relating to any Erisco IP Rights; to the knowledge of IMS or Erisco, there is currently no infringement by any Person of any Erisco IP Rights; and the Erisco IP Rights owned, used or possessed by Erisco are sufficient and adequate to conduct the business of Erisco to the full extent as such business is currently conducted. Section 3.14(a) of the IMS Disclosure Letter sets forth a complete and accurate list of all licenses to third parties with respect to the Erisco IP Rights that permit such third parties to provide outsourcing or application services or otherwise remotely host Software (as defined below) owned or licensed by Erisco.

           (B) IMS and/or Erisco have taken reasonable steps to protect, maintain and safeguard the Erisco IP Rights, including any Erisco IP Rights for which improper or unauthorized disclosure would impair its value or validity materially, and has executed and required appropriate nondisclosure agreements and made appropriate filings and registrations in connection with the foregoing.

           (C) A true and complete list of all material Software owned by Erisco has heretofore been made available to TriZetto. All of the Software owned by Erisco is Year 2000 Compliant (as defined below). A true and complete list of all material third party Software used by Erisco has heretofore been made available to TriZetto. To the knowledge of IMS or Erisco, all material third party Software currently used by Erisco is Year 2000 Compliant. "Software" means and includes all computer programs, whether in source code, object code or other form (including without limitation any embedded in or otherwise constituting part of a computer hardware device), algorithms, edit controls, methodologies, applications, flow charts and any and all systems documentation (including, but not limited to, data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, and file layouts and written narratives of all procedures used in the coding or maintenance of the foregoing.

           (D) A true and complete list of all material Databases (as defined below) owned by Erisco has heretofore been made available to TriZetto. All of the Databases owned by Erisco are Year 2000 Compliant. A true and complete list of all material third party Databases used by Erisco has heretofore been made available to TriZetto. To the knowledge of IMS or Erisco, all material third party Databases currently used by Erisco are Year 2000 Compliant. "Databases" means and includes all compilations of data and all related documentation and written narratives of all procedures used in connection with the collection, processing and distribution of data contained therein, together with information that describes the attributes of certain data and such data's relationship to other data, including, without limitation, (A) whether the data must be numerical, alphabetic, or alphanumeric, (B) range or type limitations of the data, (C) one-to-one, one-to-many, or many-to-many relationships with other data, (D) file layouts, and (E) data formats.

           (E) No material confidential or trade secret information of Erisco has been provided to any Person except subject to written confidentiality agreements, except for any such disclosure which has not resulted and is not reasonably likely to result in a Material Adverse Effect on Erisco.

           (F) Erisco has valid copyrights in all material copyrightable material whether or not registered with the U.S. copyright office, including all copyrights in the Erisco Products (as defined herein) containing material copyrightable material. Consummation of the transactions contemplated hereby will not alter or impair the validity of any such copyrights or copyright registrations.

           (G) (A) No third party (including any original equipment manufacturer or site license customer) has any right to manufacture, reproduce, distribute, sell, sublicense, market or exploit any of the products or services offered by Erisco (the "ERISCO PRODUCTS") or any adaptations, translations, or derivative works based on the Erisco Products, or any portion thereof; (B) neither IMS nor Erisco has granted to any third party any exclusive rights of any kind with respect to any of the Erisco Products, including territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Erisco Products; and (C) neither IMS nor Erisco has granted any third party any right to market any product utilizing any Erisco Product under any "private label" arrangements pursuant to which Erisco is not identified as the source of such goods. Each document or instrument identified pursuant to this Section is listed in Section 3.14 of the IMS Disclosure Letter and true and correct copies of such documents or instruments have been furnished to TriZetto. No third party has any right to manufacture, reproduce, distribute, sublicense, market or exploit any works or materials of which any of the IMS Products are a derivative work.

           (H) Except as is not reasonably likely to have a Material Adverse Effect on Erisco, each of the Erisco Products: (A) substantially complies with all specifications set forth in any contract, agreement, advertisement or other promotional material for such products and with all other warranty requirements, other than bugs or fixes required or expected in the ordinary course of business and not otherwise material to Erisco's business; and (B) can be recreated from its associated source code and related documentation by reasonably experienced technical personnel without undue burden.

           (I) To the knowledge of IMS or Erisco, no Erisco employee is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with Erisco or any other party because of the nature of the business conducted by Erisco or proposed to be conducted by Erisco.

           (J) If Erisco is obligated to repair or replace products or services previously provided by Erisco that are not Year 2000 Compliant in order to meet Erisco's contractual obligations, to avoid personal injury or other liability, to avoid misrepresentation claims, or to satisfy any other obligations or requirements, to the knowledge of IMS or Erisco, Erisco has repaired or replaced those products and services to make them Year 2000 Compliant in all material respects.

           (K) All of the Software owned or used by Erisco complies in all material respects with the currently known and relevant provisions of the Health Insurance Portability and Accountability Act of 1996, as amended.

           (L) "YEAR 2000 COMPLIANT" means that (1) the products, services, or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (2) neither the performance nor the functionality of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning
       January 1, 2000. The design of the products, services, and other item(s) at issue to ensure compliance with the foregoing warranties and representations includes proper date/ time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000. In particular, but without limitation, (i) no value for current date/ time will cause any error, interruption, or decreased performance in or for such product(s), service(s), and other item(s), (ii) all manipulations of date and time related data (including calculating, comparing, sequencing, processing, and outputting) will produce correct results for all valid dates and times when used independently or in combination with other products, services, and/or items, (iii) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (iv) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element,
       (v) authorization codes, passwords, and zaps (purge functions) will function normally and in the same manner during, prior to, on and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) supply of the product(s), service(s), and other item(s) will not be interrupted, delayed, decreased, or otherwise affected by the year 2000.

           (M) As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools, Software, Databases and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

        3.15 FEES AND EXPENSES. Neither IMS nor Erisco has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

        3.16  ENVIRONMENTAL MATTERS.

           (A) Erisco, including all of its businesses and operations, is, and has been, operated in compliance with all laws, statutes, rules, regulations and other restrictions or requirements of any domestic or foreign governmental authority concerning or relating to industrial hygiene or protection of human health or the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Substances (as defined below) or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Substances or wastes or the clean-up or other remediation thereof (collectively, "ENVIRONMENTAL LAWS"), except where the failure to so comply has not had, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Erisco. "HAZARDOUS SUBSTANCES" shall mean any substance regulated under any Environmental Laws including, without limitation, any substance which is: (A) petroleum, asbestos or asbestos-containing material, or polychlorinated biphenls; (B) defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 and 311 of the Clean Water Act, 33 U.S.C. SectionSection 1317, 1321, Section 101(14) of CERCLA, 42 U.S.C. Section 9601; (C) listed in the United States Department of Transportation Hazardous Material Tables, 49 C.F.R. Section 172.101; or
       (D) defined, designated or listed as a "Hazardous Waste" under
       Section 1004(5) of the Resource and Conservation and Recovery Act, 42 U.S.C. 6903(5).

           (B) Except as is not reasonably likely to have a Material Adverse Effect on Erisco, neither IMS nor Erisco has received notice or has knowledge of:

               (I) any claim, demand, investigation, enforcement action, response, removal, remedial action, statutory lien or other governmental or regulatory action instituted or threatened against Erisco or any real property which is now owned, used or leased to or by Erisco (the "ERISCO CURRENT REAL PROPERTY") or any real property which was, but is no longer, owned, used or leased to or by Erisco ("ERISCO FORMER REAL PROPERTY") pursuant to any Environmental Law;

               (II) any claim, demand notice, suit or action, made or threatened by any Person against Erisco, the Erisco Current Real Property or the Erisco Former Real Property relating to (A) any form of damage, loss or injury resulting from or claimed to result from, any Hazardous Substance on, about, beneath or arising from the Erisco Current Real Property or Erisco Former Real Property or (B) any alleged material violation of any Environmental Law by Erisco; or

              (III) any communication to or from any governmental authority alleging violations, liability or contamination arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the Erisco Current Real Property or Erisco Former Real Property, including without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule.

        3.17 INTERESTED PARTY TRANSACTIONS. No officer or director of Erisco or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT")) of any such person has had, either directly or indirectly, a material interest in: (i) any Person which purchases from or sells, licenses or furnishes to Erisco any material amount of goods, property, technology or intellectual or other property rights or services; or (ii) any material contract or agreement to which Erisco is a party or by which it may be bound or affected.

        3.18 BOARD APPROVAL. The Board of Directors of Erisco has, as of the date hereof, unanimously (i) approved this Agreement and the Merger,
    (ii) determined that the Merger is in the best interests of its stockholders and (iii) submitted this Agreement to IMS, as its sole stockholder, for adoption and approval. The Board of Directors of IMS has, as of the date hereof, unanimously approved this Agreement and the transactions contemplated hereby.

        3.19 VOTE REQUIRED. The approval of IMS is the only vote or approval of the holders of any class or series of capital stock of IMS or Erisco necessary to approve this Agreement and the Merger. IMS, as the sole stockholder of Erisco, has approved this Agreement and the Merger.

        3.20 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Erisco that has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of its business as currently conducted or any acquisition of property by Erisco.

        3.21 TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including
    Section 912 of the NYBCL and Section 203 of the DGCL) (each a "TAKEOVER STATUTE") or any anti-takeover provision in Erisco's certificate of incorporation or by-laws is applicable to Erisco, the Erisco Common Stock, the Merger or the other transactions contemplated by this Agreement.

        3.22 ERISCO FINANCIAL STATEMENTS. Set forth in Section 3.22 of the IMS Disclosure Letter are an unaudited balance sheet, unaudited income statement and unaudited statement of cash flows of Erisco at and for the three fiscal years ended December 31, 1999 (including any notes and schedules thereto, the "FINANCIAL STATEMENTS") and an internally generated income statement and balance sheet at and for the three month period ended March 31, 2000 (including any notes and schedules thereto, the "INTERIM FINANCIAL STATEMENTS"). The internal books and records of Erisco from which the Financial Statements and the Erisco Balance Sheet were prepared do not contain any information which is false or misleading in any respect that resulted in a material impact on the Financial Statements. The Financial Statements (i) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods presented; and (ii) present fairly, in all material respects, the financial position and results of operations of Erisco at the dates and for the periods reflected therein. The Interim Financial Statements (i) were prepared on a basis consistent with those of the Financial Statements; and (ii) present fairly, in all material respects, the financial position and results of operations of Erisco at the dates and for the periods reflected therein.

        3.23 DEFERRED REVENUE. The deferred revenue reflected on the Erisco Balance Sheet is based on Erisco's reasonable judgment and business practices, as established in accordance with GAAP consistently applied. All unearned revenue relating to contracts executed prior to the Closing Date have been properly recorded on Erisco's books and records on a timely basis and in the month in which Erisco received the cash payment or billed the customer.

        3.24 ACCOUNTS RECEIVABLE; WARRANTIES. The accounts receivable reflected on the balance sheet included in the Interim Financial Statements are owned free and clear by Erisco and are based on Erisco's reasonable judgment and its normal credit review procedures, business practices and GAAP. Section 3.24 of the IMS Disclosure Letter (i) sets forth Erisco's warranty expense since January 1, 1998, and (ii) describes Erisco's product return policy and the forms of warranties given or made by Erisco with respect to products sold by Erisco since January 1, 1998. To the knowledge of IMS or Erisco, there is no fact or event which has occurred since
    January 1, 1998 which has formed or could reasonably be expected to form the basis of any material claim against Erisco, whether or not covered by insurance, for breach of any express or implied product warranty, other than warranty claims asserted by customers in the ordinary course of business and consistent with Erisco's past experience.

        3.25 INTERESTS IN REAL PROPERTY. Section 3.25 of the IMS Disclosure Letter is a complete and correct list and brief description of all real property currently leased by Erisco. Erisco does not own any real property. All real property leases to which Erisco is a party are in full force and effect and are valid and binding on the parties thereto, assuming enforceability as to the parties other than Erisco and subject to the Bankruptcy and Equity Exception, and Erisco is not in material default of the provisions thereof. To the knowledge of IMS or Erisco, all improvements and fixtures made by or at the direction of Erisco on real properties leased by Erisco conform in all material respects to all applicable health, fire, safety, environmental, zoning and building laws and ordinances, and all materials, buildings, structures (or the space used by Erisco in such buildings or structures) and fixtures used by Erisco in the conduct of its business are in good operating condition and repair, ordinary wear and tear excepted, and are sufficient for the type and magnitude of their respective operations.

        3.26 PERSONAL PROPERTY. Erisco has good and marketable title, free and clear of all material title defects, security interests, pledges, options, claims, liens and encumbrances, to all inventory and receivables and to any material item of machinery, equipment, or tangible personal property reflected on the Erisco Balance Sheet or used in the business by Erisco (regardless of whether reflected on the Erisco Balance Sheet). All the material machinery, equipment and other tangible personal property used in the business by Erisco is in good operating condition and repair, normal wear and tear excepted. At the Closing Date, Erisco will possess all of the material personal property wherever located used to conduct its business as conducted prior to the Closing.

        3.27  CONTRACTS.  Erisco is not a party to any:

           (A) employment, change in control or severance contract;

           (B) contract relating to the borrowing of money in excess of $100,000 by Erisco, or the guaranty of any obligation for the borrowing of money by Erisco;

           (C) contract that involves the payment or receipt by Erisco of more than $200,000 over the remaining term of the contract;

           (D) contract that requires the consent of, or terminates or becomes terminable by, any person other than Erisco as a result of the transactions contemplated by this Agreement;

           (E) contracts that are otherwise material to the business of Erisco and are not for the purchase or sale of goods or services in the ordinary course of business;

           (F) contracts that have a remaining term of more than one year from the date of this Agreement.

        3.28 INSURANCE AND BANKING FACILITIES. Section 3.28 of the Erisco Disclosure Letter comprises a complete and correct list of: (i) all contracts of insurance and indemnity of or relating to Erisco (except insurance related to employee benefits) in force at the date of this Agreement

    (including name of insurer or indemnitor, agent, annual charge, coverage and expiration date); (ii) the names and locations of all banks or depository organizations in which Erisco has accounts; and (iii) the names of all persons authorized to draw on such accounts. All premiums and other payments due with respect to all contracts of insurance or indemnity in force at the date hereof have been or will be paid, and neither IMS nor Erisco knows of any circumstance, which has caused, or might cause, any such contract to be canceled or terminated. There is no currently pending material claim by Erisco under any insurance policies of IMS or Erisco as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

        3.29 POWER OF ATTORNEY AND SURETYSHIPS. Erisco has no powers of attorney outstanding (other than a power of attorney issued in the ordinary course of business with respect to tax matters), and, except for obligations as an endorser of negotiable instruments incurred in the ordinary course of business, Erisco has no obligations or liabilities (absolute or contingent) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise respecting the obligation of any other person.

        3.30 CUSTOMERS; PAYORS. Section 3.30 of the IMS Disclosure Letter lists (i) Erisco's top 10 customers by billings and (ii) Erisco's top 10 payors (collectively, the "CUSTOMERS"), by the revenues received by Erisco from each such Customer during fiscal 1999 and the percentage of Erisco's revenues during fiscal 1999 for which each such Customer is responsible. To the knowledge of IMS or Erisco, there are no oral or written notices or other indications from any of the Customers stating that such Customer intends to terminate its business relationship with Erisco or materially reduce the volume of business it does with Erisco.

    4.  REPRESENTATIONS AND WARRANTIES OF TRIZETTO.

    Except as set forth in a letter dated the date of this Agreement and delivered by TriZetto to IMS concurrently herewith (the "TRIZETTO DISCLOSURE LETTER"), TriZetto hereby represents and warrants to IMS that:

        4.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. TriZetto and each of its subsidiaries, including Merger Sub (the "TRIZETTO SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to qualify is not reasonably likely to have a Material Adverse Effect on TriZetto. The TriZetto Disclosure Letter sets forth a correct and complete list of the TriZetto Subsidiaries. TriZetto has made available to IMS or its counsel complete and correct copies of the certificates or articles of incorporation and bylaws of TriZetto and each of the TriZetto Subsidiaries, in each case as amended to the date of this Agreement.

        4.2  CAPITAL STRUCTURE.

           (A) STOCK AND OPTIONS. The authorized capital stock of TriZetto consists of 40,000,000 shares of TriZetto Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value (the "TRIZETTO PREFERRED STOCK"). At the close of business on May 12, 2000, 21,309,330 shares of TriZetto Common Stock were issued and outstanding, no shares of TriZetto Common Stock were held by TriZetto in its treasury and 3,332,943 shares of TriZetto Common Stock were reserved for issuance upon the exercise of outstanding options to acquire shares of TriZetto's capital stock (the "TRIZETTO OPTIONS"). No shares of TriZetto Preferred Stock are issued or outstanding. All outstanding shares of TriZetto Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. All outstanding shares of the capital stock of each of the TriZetto Subsidiaries are validly issued, fully paid and nonassessable and are owned by TriZetto or one of the TriZetto Subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. TriZetto has made available to IMS a correct and complete copy of its 1998 Stock Option Plan (the "TRIZETTO PLAN") and a correct and complete list of each TriZetto Option outstanding as of the date hereof, including the name of the holder of such TriZetto Option, the TriZetto option plan pursuant to which such TriZetto Option was issued, the security and number of shares covered by such TriZetto Option, the per share exercise price of such TriZetto Option and the vesting schedule applicable to such TriZetto Option. The shares of TriZetto Common Stock issuable pursuant to the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any lien, pledge, security interest, claim or other encumbrance, except for restrictions on transfer pursuant to the Stockholder Agreement (as defined in Section 7.4) or under federal or state securities laws.

           (B) NO OTHER COMMITMENTS. Except for the TriZetto Options disclosed pursuant to Section 4.2(a) above, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which TriZetto or any of the TriZetto Subsidiaries is a party or by which TriZetto or any of the TriZetto Subsidiaries is bound obligating TriZetto or any of the TriZetto Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of TriZetto or any of the TriZetto Subsidiaries or securities convertible into or exchangeable for shares of capital stock of TriZetto or any of the TriZetto Subsidiaries, or obligating TriZetto or any of the TriZetto subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement.

        4.3  AUTHORITY.

           (A) CORPORATE ACTION. Each of TriZetto and Merger Sub has all requisite corporate power and authority to enter into each of the Basic Documents to which it is a party and, subject to approval of the TriZetto Proposal (as defined in Section 6.4) by the stockholders of TriZetto, to perform its obligations thereunder and to consummate the Merger and the other transactions contemplated by the Basic Documents. The execution and delivery of each of the Basic Documents to which it is a party by TriZetto and Merger Sub and, subject to approval by the stockholders of TriZetto of the TriZetto Proposal, the consummation by TriZetto and Merger Sub of the Merger and the other transactions contemplated by the Basic Documents have been duly authorized by all necessary corporate action on the part of TriZetto and Merger Sub. Each of the Basic Documents to which it is a party has been, or will when executed be, duly executed and delivered by each of TriZetto and Merger Sub and is, or when executed will be, the valid and binding obligation of each of TriZetto and Merger Sub, enforceable in accordance with its terms, except that such enforceability may be subject to the Bankruptcy and Equity Exception.

           (B) NO CONFLICT. Neither the execution, delivery and performance of the Basic Documents nor the consummation of the transactions contemplated thereby nor compliance with the provisions hereof will: (i) conflict with, or result in any violations of, or cause a breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of TriZetto or any of the TriZetto Subsidiaries under, any term, condition or provision of (A) the certificate or articles of incorporation or bylaws of TriZetto or any of the TriZetto Subsidiaries or (B) any Contract, permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TriZetto or any of the TriZetto Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on TriZetto; or (ii) require the affirmative vote of the holders of greater than a majority of the issued and outstanding shares of TriZetto Common Stock.

           (C) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by TriZetto or any of the TriZetto Subsidiaries in connection with the execution and delivery of the Basic Documents or the consummation of the transactions contemplated hereby, except for: (i) the filing with the SEC of the Proxy Statement and such other reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the NY Certificate of Merger with the Secretary of State of the State of New York, the DE Certificate of Merger with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which TriZetto is qualified to do business; (iii) such filings, authorizations, orders and approvals as may be required under foreign securities laws, state securities laws and the rules of the Nasdaq;
       (iv) such filings and notifications as may be necessary under the HSR Act and applicable foreign antitrust laws; and (v) where the failure to obtain or make such consents, approvals, orders or authorizations, registrations, declarations or filings would not prevent or delay the consummation of the Merger or otherwise prevent TriZetto or Merger Sub from performing its obligations under this Agreement and is not reasonably likely to have a Material Adverse Effect on TriZetto.

        4.4  SEC DOCUMENTS.

           (A) SEC REPORTS. TriZetto has made available to IMS or its counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by TriZetto with the SEC on or after October 7, 1999 (the "TRIZETTO SEC DOCUMENTS"), which are all the documents (other than preliminary material) that TriZetto was required to file with the SEC on or after such date. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded a filing prior to the date of this Agreement, then on the date of such filing), none of the TriZetto SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the TriZetto SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. TriZetto has filed all documents and agreements which were required to be filed as exhibits to the TriZetto SEC Documents.

           (B) FINANCIAL STATEMENTS. The financial statements of TriZetto included in the TriZetto SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of TriZetto and its consolidated TriZetto Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

        4.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by TriZetto for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is mailed to the stockholders of TriZetto and at the time of the TriZetto Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

        4.6 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, the businesses of TriZetto and the TriZetto Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, ordinance, regulation, rule or order of any Governmental Entity where such violation is reasonably likely to have a Material Adverse Effect on TriZetto. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, TriZetto has not been notified by any Governmental Entity that any investigation or review with respect to TriZetto or any of the TriZetto Subsidiaries is pending or threatened, nor has any Governmental Entity notified TriZetto of its intention to conduct the same. TriZetto and the TriZetto Subsidiaries have all material permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for those whose absence is not reasonably likely to have a Material Adverse Effect on TriZetto.

        4.7 LITIGATION. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, there is no suit, action, arbitration, demand, claim or proceeding pending or, to the best knowledge of TriZetto, threatened against TriZetto or any of the TriZetto Subsidiaries; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against TriZetto or any of the TriZetto Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on TriZetto. TriZetto has made available to IMS or its counsel correct and complete copies of all correspondence prepared by its counsel for TriZetto's auditors in connection with the last two (2) completed audits of TriZetto's financial statements and any such correspondence since the date of the last such audit.

        4.8  ERISA AND OTHER COMPLIANCE.

           (A) TriZetto has made available to IMS a list of (i) each "employee benefit plan," as defined in Section 3(3) of ERISA, and (ii) any other plan, arrangement or agreement involving direct or indirect compensation or benefits, including any employment agreements, plans or arrangements providing for insurance coverage (including self-insured arrangements), retirement benefits, deferred compensation, profit-sharing, incentive compensation, stock options, stock purchases, phantom stock, stock appreciation, other stock-based awards, or post-retirement insurance, maintained or contributed to or entered into as of the date of this Agreement, or that has within the last six (6) years been maintained or contributed to or entered into by TriZetto or any of the TriZetto Subsidiaries or any TriZetto ERISA Affiliate (as defined below) under which TriZetto or any of the TriZetto Subsidiaries or any TriZetto ERISA Affiliate has any present or future obligation or liability with respect to any current or former employee, consultant, leased employee or director of TriZetto or any of the TriZetto Subsidiaries or any TriZetto ERISA Affiliate (collectively, the "TRIZETTO EMPLOYEE PLANS"). For purposes of this Agreement, "TRIZETTO ERISA AFFILIATE" shall mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes TriZetto or any of the TriZetto Subsidiaries. TriZetto has also made available to IMS copies of all TriZetto Employee Plans, and as applicable, all amendments thereto and written interpretations thereof, trust agreements, insurance contracts, current summary plan descriptions and any summaries of material modification, the three (3) most recent annual reports
       (Form 5500, including, if applicable, Schedule B thereto), the most recent determination letter from the Internal Revenue Service, actuarial reports for the last three (3) years, all agreements with fiduciaries and service providers and all substantive correspondence with the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency. All contributions due from TriZetto or any of the TriZetto Subsidiaries through the date hereof with respect to any of the TriZetto Employee Plans have been made as may have been required by ERISA and the Code or have been accrued in accordance with generally accepted accounting practices on TriZetto's or any such TriZetto Subsidiary's financial statements as of the date hereof. Each TriZetto Employee Plan has been maintained and operated in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, except for such noncompliance as would not have a Material Adverse Effect on TriZetto.

           (B) No TriZetto Employee Plan is subject to Title IV of ERISA. No TriZetto Employee Plan is a "multiemployer plan," as defined in
       Section 3(37) of ERISA. No "prohibited transaction," as defined in
       Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any TriZetto Employee Plan which is covered by Title I of ERISA which, assuming the taxable period of such transaction expired as of the date hereof, could subject TriZetto or any TriZetto Subsidiary to a tax or penalty that would have a Material Adverse Effect on TriZetto. To the knowledge of TriZetto, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the TriZetto Employee Plans which could result in a liability that would have a Material Adverse Effect on TriZetto. No TriZetto Employee Plan, either individually or collectively, provides for any payment by TriZetto or any TriZetto Subsidiary that would not be deductible under Code Sections 162(a)(1), 162(m) or 404.

           (C) Any TriZetto Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and TriZetto is not aware of any circumstances likely to result in revocation of any such favorable determination letter.

           (D) No TriZetto Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of TriZetto or any TriZetto Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under a TriZetto Employee Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA,
       (iii) deferred compensation benefits under a plan, which are accrued as liabilities on the books of TriZetto or any TriZetto Subsidiary, or
       (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All such TriZetto Employee Plans may be amended or terminated at any time without causing TriZetto or any TriZetto Subsidiary to incur liability having a Material Adverse Effect on TriZetto.

           (E) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) restrict or prohibit TriZetto or any TriZetto Subsidiary from amending any TriZetto Employee Plan,
       (ii) result in any payment constituting an "excess parachute payment" (within the meaning of Section 280G of the Code), (iii) result in forgiveness of indebtedness to any director, officer or employee of TriZetto or any TriZetto Subsidiary under any TriZetto Employee Plan or otherwise, (iv) increase any benefits otherwise payable under any TriZetto

       Employee Plan or (v) result in any acceleration of the time of payment or vesting of any benefits under any TriZetto Employee Plan or otherwise.

           (F) TriZetto and each TriZetto Subsidiary is: (i) in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA; (ii) has withheld and reported in all material respects all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to TriZetto employees; (iii) is not liable in any material respect for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for TriZetto employees (other than payments to TriZetto Employee Plans and routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated material claims or actions against TriZetto or any TriZetto Subsidiary under any worker's compensation policy or any uninsured long-term disability policy. To TriZetto's knowledge, no employee of TriZetto has violated in any material respect any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by TriZetto or any TriZetto Subsidiary and disclosing to TriZetto or using trade secrets or proprietary information of any other Person.

           (G) No work stoppage or labor strike against TriZetto or any TriZetto Subsidiary is pending, threatened or reasonably anticipated with respect to TriZetto employees. TriZetto does not know of any activities or proceedings of any labor union to organize any such TriZetto employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of TriZetto, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any TriZetto employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to TriZetto or any TriZetto Subsidiary having a Material Adverse Effect on TriZetto. Neither TriZetto nor any TriZetto Subsidiary is presently, nor has it been, a party to, or bound by, any collective bargaining or union contract with respect to TriZetto employees and no collective bargaining agreement is being negotiated by TriZetto or any TriZetto Subsidiary with respect to such employees.

        4.9 ABSENCE OF UNDISCLOSED LIABILITIES. At March 31, 2000 (the "TRIZETTO BALANCE SHEET DATE"), neither TriZetto nor any of the TriZetto Subsidiaries had any liabilities or obligations of any nature (matured or unmatured, fixed or contingent) which were not provided for or disclosed in notes to the consolidated balance sheet of TriZetto at the TriZetto Balance Sheet Date, a copy of which has been delivered to IMS (the "TRIZETTO BALANCE SHEET"), other than liabilities or obligations which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on TriZetto.

        4.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. As of the date hereof, except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement or as contemplated by this Agreement, since the TriZetto Balance Sheet Date there has not occurred:

           (A) any change in the financial condition, properties, businesses or results of operations of TriZetto and the TriZetto Subsidiaries taken as a whole that is reasonably likely to constitute a Material Adverse Effect on TriZetto;

           (B) any amendments or changes in the Certificate of Incorporation or Bylaws of TriZetto;

           (C) any damage destruction or loss to physical property, whether covered by insurance or not, that is reasonably likely to constitute a Material Adverse Effect on TriZetto;

           (D) any redemption, repurchase or other acquisition of shares of TriZetto Common Stock by TriZetto (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to TriZetto Common Stock;

           (E) any material increase in or modification of the compensation or benefits payable or to become payable by TriZetto to any of its directors or employees, except in the ordinary course of business consistent with past practice;

           (F) any material increase in or modification of any bonus, pension, insurance or TriZetto Employee Plan or TriZetto Benefit Arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, other than in the ordinary course of business consistent with past practice;

           (G) any acquisition or sale of a material amount of property or assets of TriZetto, other than in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

           (H) any alteration in any term of any outstanding security of TriZetto;

           (I) any (A) incurrence, assumption or guarantee by TriZetto of any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of TriZetto; or
       (C) issuance or sale of options or other rights to acquire from TriZetto, directly or indirectly, debt securities of TriZetto or any securities convertible into or exchangeable for any such debt securities;

           (J) any creation or assumption by TriZetto of any mortgage, pledge, security interest or lien or other encumbrance on any asset;

           (K) any making of any loan, advance or capital contribution to or investment in any Person other than (i) travel loans or advances made in the ordinary course of business of TriZetto, (ii) other loans and advances in an aggregate amount which does not exceed $500,000 outstanding at any time and (iii) purchases on the open market of liquid, publicly traded securities;

           (L) any entering into, amendment of, relinquishment, termination or non-renewal by TriZetto of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business;

           (M) any material transfer or grant of a right under the TriZetto IP Rights (as defined in Section 4.14 below), other than those transferred or granted in the ordinary course of business consistent with past practices;

           (N) any material labor dispute or charge of unfair labor practice (other than routine individual grievances), any material activity or proceeding by a labor union or representative thereof to organize any employees of TriZetto, any material campaign being conducted to solicit authorization from employees to be represented by such labor union or any material lockouts, strikes, slow downs, work stoppages or threats thereof by or with such employees;

           (O) any failure to make any material contribution due under any of the TriZetto Employee Plans;

           (P) any event, occurrence or development which is reasonably likely to have a Material Adverse Effect on TriZetto;

           (Q) any material change in the accounting practices of TriZetto, except for any such change required by reason of a concurrent change in GAAP; or

           (R) any agreement or arrangement made by TriZetto to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made unless otherwise disclosed.

        4.11 NO DEFAULTS. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, to TriZetto's knowledge, neither it nor any of the TriZetto Subsidiaries nor any other party thereto is in breach or default under, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a breach or default by TriZetto, any of the TriZetto Subsidiaries or any other party under, any Contract to which TriZetto or any of the TriZetto Subsidiaries is a party and which would, if terminated or modified, have, insofar as can reasonably be foreseen, a Material Adverse Effect on TriZetto. Each of such Contracts is in full force and effect and is a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto, subject to the Bankruptcy and Equity Exception.

        4.12 CERTAIN AGREEMENTS. Neither the execution and delivery of the Basic Documents nor the consummation of the transactions contemplated thereby (either alone or in conjunction with other transactions currently contemplated) will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of TriZetto or any of the TriZetto Subsidiaries from TriZetto or any of the TriZetto Subsidiaries, under any TriZetto Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any TriZetto Employee Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

        4.13  TAXES.

           (A) Except as set forth in (or resulting from matters set forth in) the TriZetto SEC Documents or as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on
       TriZetto:

               (I) TriZetto and each of the TriZetto Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) with the appropriate governmental agencies all Returns and all such filed Returns are complete and accurate in all material respects;

               (II) TriZetto and each of the TriZetto Subsidiaries have timely paid all Taxes that are shown as due on such filed Returns or that TriZetto or any of the TriZetto Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith;

              (III) as of the date hereof, there are not pending or, to the actual knowledge of the executive officers of TriZetto or any of the TriZetto Subsidiaries, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters;

              (IV) neither TriZetto nor any of the TriZetto Subsidiaries is or may be liable for the Taxes of any Person (other than Persons who at the Effective Time are members of the affiliated group of corporations of which TriZetto is the common parent) pursuant to
           Section 1502 of the Code, by agreement or otherwise; and

               (V) neither TriZetto nor any of the TriZetto Subsidiaries has any liability with respect to material income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in the TriZetto SEC Documents other than any liability for unpaid Taxes that may have properly accrued since the TriZetto Balance Sheet Date in connection with the operation of the business of TriZetto or any of the TriZetto Subsidiaries in the ordinary course.

           (B) No payments to be made to any of the officers and employees of TriZetto or any of the TriZetto Subsidiaries will as a result of consummation of the Merger be subject to the deduction limitations under
       Section 280G of the Code.

        4.14  INTELLECTUAL PROPERTY.

           (A) TriZetto and the TriZetto Subsidiaries own or have the right to use all material Intellectual Property Rights necessary or required for the operation of the business of TriZetto as currently conducted or to products or services currently under development by TriZetto and the TriZetto Subsidiaries (collectively, "TRIZETTO IP RIGHTS"), and have the right to use, license, sublicense or assign the same without material liability to, or any requirement of consent from, any other Person or party. The TriZetto IP Rights constitute all Intellectual Property Rights necessary for the conduct of their businesses in the manner conducted immediately prior to the Closing. All TriZetto IP Rights are either owned by TriZetto and the TriZetto Subsidiaries free and clear of all liens and encumbrances or are used pursuant to a license agreement; each such license agreement is valid and enforceable and in full force and effect; neither TriZetto nor any TriZetto Subsidiary is in material default thereunder; and to the knowledge of TriZetto, no corresponding licensor is in material default thereunder. None of the TriZetto IP Rights infringes or otherwise conflicts with any Intellectual Property Rights or other right of any Person; there is no pending or, to the knowledge of TriZetto, threatened (in writing) litigation, adversarial proceeding, administrative action or other challenge or claim relating to any TriZetto IP Rights; there is no outstanding order relating to any TriZetto IP Rights; to the knowledge of TriZetto, there is currently no infringement by any Person of any TriZetto IP Rights; and the TriZetto IP Rights owned, used or possessed by TriZetto and the TriZetto Subsidiaries are sufficient and adequate to conduct the business of TriZetto and the TriZetto Subsidiaries to the full extent as such business is currently conducted.

           (B) TriZetto and the TriZetto Subsidiaries have taken reasonable steps to protect, maintain and safeguard their respective TriZetto IP Rights, including any TriZetto IP Rights for which improper or unauthorized disclosure would impair its value or validity materially, and has executed and required appropriate nondisclosure agreements and made appropriate filings and registrations in connection with the foregoing.

           (C) A true and complete list of all material Software owned by TriZetto and the TriZetto Subsidiaries has heretofore been made available to IMS. All of the Software owned by TriZetto and the TriZetto Subsidiaries is Year 2000 Compliant. A true and complete list of all material third party Software used by TriZetto and the TriZetto Subsidiaries has heretofore been made available to IMS. To the knowledge of TriZetto, all material third party Software currently used by TriZetto and the TriZetto Subsidiaries is Year 2000 Compliant.

           (D) A true and complete list of all material Databases owned by TriZetto and the TriZetto Subsidiaries has heretofore been made available to IMS. All of the Databases owned by TriZetto and the TriZetto Subsidiaries are Year 2000 Compliant. A true and complete list of all material third party Databases used by TriZetto and the TriZetto Subsidiaries has heretofore been made available to IMS. To the knowledge of TriZetto, all material third party Databases currently used by TriZetto and the TriZetto Subsidiaries are Year 2000 Compliant.

           (E) No material confidential or trade secret information of TriZetto or any TriZetto Subsidiary has been provided to any Person except subject to written confidentiality agreements, except for any such disclosure which has not resulted and is not reasonably likely to result in a Material Adverse Effect on TriZetto.

           (F) TriZetto and the TriZetto Subsidiaries have valid copyrights in all material copyrightable material whether or not registered with the U.S. copyright office, including all copyrights in the TriZetto Products (as defined herein) containing material copyrightable material. Consummation of the transactions contemplated hereby will not alter or impair the validity of any such copyrights or copyright registrations.

           (G) (A) No third party (including any original equipment manufacturer or site license customer) has any right to manufacture, reproduce, distribute, sell, sublicense, market or exploit any of the products or services offered by TriZetto (the "TRIZETTO PRODUCTS") or any adaptations, translations, or derivative works based on the TriZetto Products, or any portion thereof; (B) neither TriZetto nor any TriZetto Subsidiary has granted to any third party any exclusive rights of any kind with respect to any of the TriZetto Products, including territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the TriZetto Products; and
       (C) neither TriZetto nor any TriZetto Subsidiary has granted any third party any right to market any product utilizing any TriZetto Product under any "private label" arrangements pursuant to which TriZetto or any TriZetto Subsidiary is not identified as the source of such goods. Each document or instrument identified pursuant to this Section is listed in
       Section 4.14 of the TriZetto Disclosure Letter and true and correct copies of such documents or instruments have been furnished to IMS. No third party has any right to manufacture, reproduce, distribute, sublicense, market or exploit any works or materials of which any of the TriZetto Products are a derivative work.

           (H) Except as is not reasonably likely to have a Material Adverse Effect on TriZetto, each of the TriZetto Products: (A) substantially complies with all specifications set forth therefor in any contract, agreement, advertisement or other promotional material for such products and with all other warranty requirements, other than bugs or fixes required or expected in the ordinary course of business and not otherwise material to TriZetto's business; and (B) can be recreated from its associated source code and related documentation by reasonably experienced technical personnel without undue burden.

           (I) To the knowledge of TriZetto, no employee of TriZetto or any TriZetto Subsidiary is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with TriZetto or any other party because of the nature of the business conducted by TriZetto or proposed to be conducted by TriZetto.

           (J) If TriZetto or any TriZetto Subsidiary is obligated to repair or replace products or services previously provided by TriZetto or any TriZetto Subsidiary that are not Year 2000 Compliant in order to meet TriZetto's or any TriZetto Subsidiary's contractual obligations, to avoid personal injury or other liability, to avoid misrepresentation claims, or to satisfy any other obligations or requirements, to the knowledge of TriZetto, TriZetto and the TriZetto Subsidiaries have repaired or replaced those products and services to make them Year 2000 Compliant in all material respects.

           (K) All of the Software owned or used by TriZetto complies in all material respects with the currently known and relevant provisions of the Health Insurance Portability and Accountability Act of 1996, as amended.

        4.15 FEES AND EXPENSES. Neither TriZetto nor any of the TriZetto Subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

        4.16  ENVIRONMENTAL MATTERS.

           (A) TriZetto and each TriZetto Subsidiary, including all of their businesses and operations, are, and have been, operated in compliance with all Environmental Laws, except where the failure to so comply has not had, and is not reasonably likely to have, a Material Adverse Effect on TriZetto.

           (B) To the knowledge of TriZetto, there are no conditions on, about, beneath or arising from any real property which is now owned, used or leased to or by TriZetto or any TriZetto Subsidiary ("TRIZETTO CURRENT REAL PROPERTY") which might, under any Environmental Law, (i) give rise to any material cost, obligation, liability or the imposition of a statutory lien, or (ii) which would or may require any response, removal or remedial action or any other action, including without limitation reporting, investigation, monitoring, cleanup or contribution or which would require a material expenditure or commitment by TriZetto or any TriZetto Subsidiary.

           (C) To the knowledge of TriZetto, there were no conditions on, about, beneath or arising from any real property which was, but is no longer, owned, used or leased to or by TriZetto or any TriZetto Subsidiary ("TRIZETTO FORMER REAL PROPERTY"), during the period of such ownership, use or lease, which might, under any Environmental Law, (i) give rise to any material cost, obligation, liability or the imposition of a statutory lien, or (ii) which would or may require any response, removal or remedial action or any other action, including without limitation reporting, investigation, monitoring, cleanup or contribution or which would require a material expenditure or commitment by TriZetto or any TriZetto Subsidiary.

           (D) Neither TriZetto nor any TriZetto Subsidiary has received any notification of a release or threat of a release of a Hazardous Substance with respect to any TriZetto Current Real Property or TriZetto Former Real Property.

           (E) No Hazardous Substances have been used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by TriZetto, any TriZetto Subsidiary or, to TriZetto's knowledge, any third party on, about or beneath any TriZetto Current Real Property in a manner which could reasonably be expected to result in any material liability under any Environmental Law.

           (F) During TriZetto's or any TriZetto Subsidiary's ownership, use or lease of the TriZetto Former Real Property, no Hazardous Substances were used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by TriZetto, any TriZetto Subsidiary or, to TriZetto's knowledge, any third party on, about or beneath the TriZetto Former Real Property in a manner which could reasonably be expected to result in any material liability under any Environmental Law.

           (G) To the knowledge of TriZetto, there are no above or underground storage tanks, asbestos containing materials, or transformers containing or contaminated with PCB's on, about or beneath the TriZetto Current Real Property. During TriZetto's or any TriZetto Subsidiary's ownership, use or lease of the TriZetto Former Real Property, there were no above or underground storage tanks, asbestos containing materials, or transformers containing or contaminated with PCB's on, about or beneath the TriZetto Former Real Property.

           (H) Except as is not reasonably likely to have a Material Adverse Effect on TriZetto, neither TriZetto nor any TriZetto Subsidiary has received notice or has knowledge of:

               (I) any claim, demand, investigation, enforcement action, response, removal, remedial action, statutory lien or other governmental or regulatory action instituted or threatened against TriZetto or any TriZetto Subsidiary or the TriZetto Current Real Property or TriZetto Former Real Property pursuant to any Environmental Law;

               (II) any claim, demand notice, suit or action, made or threatened by any Person against TriZetto, any TriZetto Subsidiary, the TriZetto Current Real Property or the TriZetto Former Real Property relating to (A) any form of damage, loss or injury resulting from or claimed to result from, any Hazardous Substance on, about, beneath or arising from the TriZetto Current Real Property or TriZetto Former Real Property or (B) any alleged violation of any Environmental Law by TriZetto or any TriZetto Subsidiary; or

              (III) any communication to or from any governmental authority arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the TriZetto Current Real Property or TriZetto Former Real Property, including without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule.

           (I) No wastes generated by TriZetto or any TriZetto Subsidiary have ever been directly or indirectly sent, transferred, transported to, treated, stored or disposed of at any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed on any state list of sites requiring or recommended for investigation or clean-up. None of the TriZetto Current Real Property or TriZetto Former Real Property is listed on the National Priorities List or any state list of sites requiring or recommended for investigation or clean up.

           (J) all environmental reports, studies, assessments, sampling data, permits, filings, regulatory correspondence, claims and other environmental information relating to TriZetto or any TriZetto Subsidiary or any of their current or former properties or operations have been provided to IMS.

        4.17 INTERESTED PARTY TRANSACTIONS. Except as disclosed in the TriZetto SEC Documents filed prior to the date of this Agreement, no officer or director of TriZetto or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in:
    (i) any Person which purchases from or sells, licenses or furnishes to TriZetto or any of the TriZetto Subsidiaries any material amount of goods, property, technology or intellectual or other property rights or services; or (ii) any material contract or agreement to which TriZetto or any of the TriZetto Subsidiaries is a party or by which it may be bound or affected.

        4.18 BOARD APPROVAL. The Board of Directors of Merger Sub has, as of the date hereof, unanimously (i) approved this Agreement and the Merger,
    (ii) determined that the Merger is in the best interests of its stockholders and (iii) submitted this Agreement to TriZetto, as its sole stockholder, for adoption and approval. The Board of Directors of TriZetto has, as of the date hereof, unanimously (i) approved this Agreement and the transactions contemplated hereby, including the issuance of TriZetto Common Stock to IMS in connection with the Merger, (ii) determined that this Agreement and the transactions contemplated hereby are in the best interests of the stockholders of TriZetto and (iii) approved a recommendation that the stockholders of TriZetto approve the issuance of TriZetto Common Stock to IMS in connection with the Merger as contemplated hereby.

        4.19 VOTE REQUIRED. The affirmative vote of a majority of the shares of TriZetto Common Stock present in person or represented by proxy at the TriZetto Stockholders Meeting is the only vote of the holders of any class or series of TriZetto capital stock necessary to approve this Agreement and the transactions contemplated hereby, including the issuance of TriZetto Common Stock to IMS in connection with the Merger as contemplated hereby. The shares of TriZetto Common Stock that the Designated Stockholders have agreed to vote in favor of the transactions contemplated hereby pursuant to the Voting Agreements represents more than 50% of the issued and outstanding TriZetto Common Stock as of the date hereof. The approval of TriZetto is the only vote or approval of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement and the Merger. TriZetto, as the sole stockholder of Merger Sub, has approved this Agreement and the Merger.

        4.20 OPINION OF FINANCIAL ADVISOR. TriZetto's Board of Directors has received an opinion, dated the date of this Agreement, from UBS Warburg LLC to the effect that, as of such date, the Merger Consideration is fair to TriZetto from a financial point of view.

        4.21 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon TriZetto or any of the TriZetto Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of business by TriZetto or any of Subsidiaries as currently conducted or any acquisition of property by TriZetto or any of Subsidiaries.

        4.22 TAKEOVER STATUTES. No Takeover Statute or any anti-takeover provision in the certificate of incorporation or bylaws of TriZetto or Merger Sub is applicable to TriZetto, the TriZetto Common Stock, the Merger or the other transactions contemplated by this Agreement or the Voting Agreements.

        4.23 MERGER SUB. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.001 per share, all of which have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by TriZetto, and there are
    (i) no other authorized, issued or outstanding shares of capital stock or other equity securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable or exercisable for shares of capital stock or other equity securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock or other equity securities or securities convertible into or exchangeable or exercisable for capital stock or other equity securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

    5.  IMS COVENANTS.

        5.1 ADVICE OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, IMS will promptly advise TriZetto in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of IMS or Erisco contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any Material Adverse Effect on Erisco and (c) of any breach by IMS or Erisco of any covenant or agreement contained in this Agreement.

        5.2 MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Erisco shall, and IMS will use its reasonable best efforts to cause Erisco to, carry on and to preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If IMS or Erisco becomes aware of any material deterioration in Erisco's relationship with any material customer, material supplier or key employee, it will promptly bring such information to the attention of TriZetto in writing and, if requested by TriZetto, will exert its reasonable best efforts to restore the relationship.

        5.3 CONDUCT OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Erisco shall, and IMS will cause Erisco to, continue to conduct its business and maintain its business relationships in the ordinary and usual course and to not, without the prior written consent of TriZetto, unless expressly contemplated by this
    Agreement:

           (A) borrow any money except for amounts that are not in the aggregate material to the financial condition of Erisco and except for intercompany borrowings;

           (B) enter into any material transaction not in the ordinary course of its business consistent with past practice;

           (C) materially encumber or permit to be materially encumbered any of its assets except in the ordinary course of its business;

           (D) make a material disposition of assets except in the ordinary course of business consistent with past practice;

           (E) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business consistent with past practice;

           (F) fail to maintain its equipment and other assets in good working condition and repair according in all material respects to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

           (G) pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed ten percent (10%) per year pursuant to existing arrangements previously disclosed to TriZetto) or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments made in accordance with plans or agreements existing on the date hereof), grant any stock option (except for normal grants to newly hired or current employees consistent with past practices) or issue any restricted stock, or enter into or modify any agreement or plan or increase benefits to Erisco employees under any of IMS's employee benefit plans, other than such incentive awards, bonus payments and retention programs as may be reasonably necessary in order for Erisco to conduct its business and administer corporate affairs in the ordinary course consistent with past practice;

           (H) make any material change in accounting practices, except for any such change required by reason of a concurrent change in GAAP;

           (I) issue, pledge or sell, dispose of or encumber any shares of its capital stock of any class, or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock;

           (J) merge, consolidate or reorganize with, or acquire any entity in one or more transactions (other than such transaction that would not be material and that would not impair or affect the timing of the Merger);

           (K) amend its Certificate of Incorporation or Bylaws;

           (L) license any Erisco IP Rights except in the ordinary course of business consistent with past practice;

           (M) knowingly take any actions that would make any representation or warranty of Erisco or IMS hereunder inaccurate in any material respect; or

           (N) agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 5.3.

        5.4 PROXY STATEMENT. IMS and Erisco will promptly provide all information relating to its business or operations and the business or operations of Erisco necessary for inclusion in the Proxy Statement to satisfy all requirements of applicable state and federal securities laws. IMS and Erisco shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it or its affiliates based upon written information furnished by it. IMS will not provide or publish to its stockholders any material concerning it or its affiliates that violates the Exchange Act with respect to the transactions contemplated hereby.

        5.5 REGULATORY APPROVALS. IMS and Erisco will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which TriZetto may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, IMS shall file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ"), a pre-merger notification report under the HSR Act. Subject to the proviso contained in
    Section 5.6, IMS will use its reasonable best efforts to promptly obtain all such authorizations, approvals and consents.

        5.6 NECESSARY CONSENTS. During the term of this Agreement, each of IMS and Erisco will use its reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.5 to allow the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that nothing in this
    Section 5.6 shall require, or be construed to require, IMS or Erisco to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of IMS or Erisco or any of its affiliates (or to consent to any sale, or agreement to sell, by TriZetto of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses.

        5.7 ACCESS TO INFORMATION. IMS and Erisco will allow TriZetto and its agents reasonable access to the files, books, records and offices of Erisco, including, without limitation, any and all information relating to Erisco's taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. IMS will cause its accountants to cooperate with TriZetto and its agents in making available to TriZetto all financial information with respect to Erisco reasonably requested, including, without limitation, the right to examine all working papers pertaining to all tax returns of Erisco and financial statements of Erisco prepared or audited by such accountants. All such information shall be governed by the terms of the confidentiality agreement between IMS and TriZetto (the "CONFIDENTIALITY AGREEMENT").

        5.8 SATISFACTION OF CONDITIONS PRECEDENT. During the term of this Agreement, each of Erisco and IMS will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 11, and will use its reasonable best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

        5.9 AUDITED FINANCIAL STATEMENTS. Within 30 days following the date of this Agreement, Erisco shall, and IMS shall cause Erisco to, deliver to TriZetto audited financial statements for the three year period ended December 31, 1999, which audited financial statements shall be prepared in conformity with Regulation S-X of the Exchange Act.

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        5.10  NO SOLICITATION.

           (A) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Section 12, IMS and Erisco will not, nor will they authorize or permit any affiliate or representative retained by them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal; (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal;
       (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of this Section 5.10;
       (iv) approve, endorse or recommend any Acquisition Proposal; or
       (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction. IMS and Erisco will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of IMS, Erisco or any of their subsidiaries or any investment banker, attorney or other advisor or representative of IMS or Erisco or any of their subsidiaries shall be deemed to be a breach of this Section 5.10 by IMS and Erisco.

        "ACQUISITION PROPOSAL" shall mean any proposal (other than an offer or proposal by TriZetto) relating to any Acquisition Transaction. "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions involving: (A) any merger, consolidation, business combination or similar transaction with or into, or stock sale or similar transaction by, Erisco;
    (B) any sale, lease (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of Erisco; or
    (C) any liquidation or dissolution of Erisco.

        In addition to the obligations of IMS and Erisco set forth in
    Section 5.10(a) hereof, IMS and Erisco shall immediately advise TriZetto orally and in writing of any request for non-public information or any inquiry with respect to Erisco which either of them reasonably believes may pertain to an Acquisition Proposal or to any Acquisition Transaction, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person or group making any such request, Acquisition Proposal or inquiry. IMS and Erisco will keep TriZetto immediately informed of the status and details (including material amendments or proposed material amendments) of any such request, Acquisition Proposal or inquiry.

        5.11 IHPI. Prior to the Effective Time, IMS will cause Erisco to distribute all of the shares of IHPI to IMS. Such distribution will not have a Material Adverse Effect on Erisco.

    6.  TRIZETTO COVENANTS.

        6.1 ADVICE OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, TriZetto will promptly advise IMS in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of TriZetto contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any Material Adverse Effect on TriZetto and (c) of any breach by TriZetto of any covenant or agreement contained in this Agreement.

        6.2 MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, TriZetto will use its reasonable best efforts to carry on and to preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as

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
    it has prior to the date hereof. If TriZetto becomes aware of any material deterioration in the relationship with any material customer, material supplier or key employee, it will promptly bring such information to the attention of IMS in writing and, if requested by IMS, will exert its reasonable best efforts to restore the relationship.

        6.3 CONDUCT OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, TriZetto will continue to conduct its business and maintain its business relationships in the ordinary and usual course and, except as set forth on Schedule 6.3(a) hereto, will not, without the prior written consent of IMS, unless expressly contemplated by this Agreement, enter into, consummate, agree to or approve any Highly Material Transaction. As used herein, "HIGHLY MATERIAL TRANSACTION" shall mean (i) a sale or other disposition of 25% or more of the assets of TriZetto in a transaction or series of related transactions, (ii) a merger, consolidation or similar transaction in which TriZetto is not the surviving corporation, (iii) an issuance by TriZetto, or an acquisition by a third party or group, of equity interests in TriZetto that have the power to cast at least 25% of the votes entitled to be cast in elections of directors (or similar officials) of TriZetto in a transaction or series of related transactions, other than in connection with a public offering of securities for purposes of raising capital, or (iv) a strategic alliance, joint venture or other material transaction with any of the entities set forth on
    Schedule 6.3(b) or any of their respective successors or Affiliates (as defined under Rule 12b-2 under the Exchange Act).

        6.4 STOCKHOLDER MEETING. TriZetto will convene a meeting (the "TRIZETTO STOCKHOLDERS MEETING") of holders of TriZetto Common Stock (the "TRIZETTO STOCKHOLDERS") to be held within forty-five (45) days after the Proxy Statement is mailed to the TriZetto Stockholders to submit the issuance of TriZetto Common Stock to IMS in connection with the Merger (the "TRIZETTO PROPOSAL") for the consideration and approval of the TriZetto Stockholders. Such approval shall be recommended by TriZetto's Board of Directors unless in the good faith judgment of TriZetto's Board of Directors, after consultation with outside counsel, taking such action would be inconsistent with its fiduciary obligations under applicable law. Such meeting will be convened, held and conducted, and any proxies will be solicited, in compliance with applicable securities laws. TriZetto agrees that its obligations to convene, hold and conduct the TriZetto Stockholders Meeting shall not be affected by the withdrawal or modification by the TriZetto's Board of Directors, in accordance with this Section 6.4, of its recommendation to the TriZetto Stockholders that such Stockholders approve the TriZetto Proposal.

        6.5 PROXY STATEMENT. TriZetto will mail to its stockholders in a timely manner, for the purpose of considering and voting upon the TriZetto Proposal at the TriZetto Stockholders Meeting, the Proxy Statement. TriZetto will promptly provide all information relating to its business or operations necessary for inclusion in the Proxy Statement to satisfy all requirements of applicable state and federal securities laws. TriZetto shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it or its affiliates based upon written information furnished by it. TriZetto will not provide or publish to its stockholders any material concerning it or its affiliates that violates the Exchange Act with respect to the transactions contemplated hereby.

        6.6 REGULATORY APPROVALS. TriZetto will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which IMS may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, TriZetto shall file with the FTC and the DOJ a pre-merger notification report under the HSR Act. TriZetto will use its reasonable best efforts to promptly obtain all such authorizations, approvals and consents.

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
    In addition, TriZetto will proffer its willingness to abandon or restructure transactions other than the Merger entered into or announced by TriZetto or any of the TriZetto Subsidiaries on or after the date hereof, to sell or otherwise dispose of or hold separate and agree to sell or otherwise dispose of, or to change or restrict the operations of, such assets, categories of assets or businesses of TriZetto or the TriZetto Subsidiaries (and to enter into agreements with the relevant Governmental Entity giving effect thereto), no later than 90 days from the date hereof, if (i) such action should be reasonably necessary or advisable to avoid the commencement of a proceeding to delay, restrain, enjoin or otherwise prohibit consummation of the Merger by any Governmental Entity and (ii) the necessity or advisability of taking such action to avoid the commencement of a proceeding to delay, restrain, enjoin or otherwise prohibit consummation of the Merger by any Governmental Entity arose as a result of transactions entered into or announced by TriZetto or any TriZetto Subsidiary on or after the date hereof; PROVIDED, that the foregoing shall not require TriZetto to
    (i) sell, dispose of or hold separate, or agree to sell, dispose of or hold separate, any assets, categories of assets or businesses other than those acquired or to be acquired pursuant to transactions entered into or announced on or after the date hereof or (ii) abandon or restructure any transaction other than those entered into or announced on or after the date hereof.

        6.7 NECESSARY CONSENTS. During the term of this Agreement, TriZetto will use its reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 6.6 to allow the consummation of the transactions contemplated hereby.

        6.8 ACCESS TO INFORMATION. TriZetto will allow IMS and its agents reasonable access to the files, books, records and offices of TriZetto and each TriZetto Subsidiary, including, without limitation, any and all information relating to TriZetto's taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. TriZetto will cause its accountants to cooperate with IMS and its agents in making available to IMS all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all tax returns and financial statements prepared or audited by such accountants. All such information shall be governed by the terms of the Confidentiality Agreement.

        6.9 SATISFACTION OF CONDITIONS PRECEDENT. During the term of this Agreement, TriZetto will use its reasonable best efforts to satisfy or to cause to be satisfied all the conditions precedent that are set forth in
    Section 10, and TriZetto will use its reasonable best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

        6.10 LISTING. TriZetto will use its best efforts to cause the shares of TriZetto Common Stock to be issued to IMS pursuant to the Merger to be approved for quotation on the Nasdaq, subject to official notice of issuance, prior to the Closing Date.

        6.11 APPOINTMENT OF DIRECTOR. The Board of Directors of TriZetto shall take any and all such actions as may be necessary to cause the Chief Executive Officer of IMS (or such other individual as may be designated by IMS and reasonably acceptable to TriZetto) to be appointed to the Board of Directors of TriZetto as of the Effective Time as a Class II director.

        6.12 TRIZETTO OPTIONS. Prior to the TriZetto Stockholders Meeting, the Board of Directors of TriZetto (or the committee thereof appointed to administer the TriZetto Plan) shall take all such actions (if any) as are necessary in order to ensure that the vesting of all TriZetto Options will not accelerate as a result of the Merger or the related transactions contemplated hereby.

        6.13  EMPLOYEES AND EMPLOYEE BENEFITS.

           (A) TriZetto shall be responsible for (i) payment of long and short-term disability claims that arise from disabilities of Erisco employees that occur on or after the Effective Time, and

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
       (ii) providing COBRA coverage for Erisco employees who elect such coverage after the Effective Time (including Erisco employees who were eligible for COBRA coverage prior to the Effective Time but who elect such coverage after the Effective Time). For purposes of this paragraph, a claim shall be deemed to have been incurred when the medical or other service giving rise to the claim is performed, except that disability claims shall be deemed to have been incurred on the date the Employee becomes disabled.

        Attached hereto as Schedule 6.13(b) is a list of employee benefit plans currently available to TriZetto and Erisco employees. TriZetto and Erisco shall use their respective reasonable best efforts to achieve the resolutions set forth on Schedule 6.13(b). Each of the parties acknowledges that Schedule 6.13(b) is subject to continued review and may be amended from time to time after the date hereof, PROVIDED that no amendment may be made without the prior written consent of TriZetto and Erisco, which consent may not be unreasonably withheld. Irrespective of the extent to which the stated resolutions on Schedule 6.13(b) are achieved, TriZetto will use its reasonable best efforts to ensure that benefits received by Erisco employees under TriZetto's employee benefit plans are not, in the aggregate and taking into account any of the resolutions on Schedule 6.13(b) which are achieved, materially less than what an Erisco employee would have received under the employee benefit plans in which such employee was entitled to participate prior to the Closing Date. For purposes of this Section 6.13(b), benefits will be considered materially less if the value of the benefits are decreased by an amount greater than 2% of the average base annual salary of Erisco employees as of the date hereof. Except as expressly set forth in
    Section 7.9, TriZetto shall bear, and shall indemnify and hold IMS harmless from, all costs and expenses incurred in connection with providing benefits to Erisco's employees from and after the Closing, whether such benefits are provided in accordance with Schedule 6.13(b) or otherwise. The parties will use their best efforts to complete the resolutions by January 1, 2001. Effective January 1, 2001, TriZetto shall make a one-time salary adjustment to those employees who have been adversely affected in excess of the amounts set forth above. Thereafter, the Erisco employees will participate in TriZetto's employee benefit plans in accordance with employees in similar positions.

        6.14 RIGHTS AGREEMENT. Prior to the Closing, TriZetto shall adopt a Stockholder Protection Rights Agreement (the "TRIZETTO RIGHTS AGREEMENT"), in a form reasonably acceptable to IMS, which shall, among other things, provide for a 15% "flip-in" triggering level; a "flip-over" trigger; an exchange option and an exception to the definition of "Acquiring Person" to exclude therefrom IMS, its affiliates and any transferees of the TriZetto Common Stock issued to IMS in connection with the Merger (other than those entities set forth on Schedule 6.14 hereto and their respective successors and Affiliates) (collectively, the "GRANDFATHERED ENTITIES"). In addition, from and after the date hereof, TriZetto shall not (i) amend or supplement the TriZetto Rights Agreement in any manner which would adversely affect the rights of the Grandfathered Entities thereunder or (ii) adopt or implement any other stockholder protection rights agreement or any similar plan or arrangement unless such agreement, plan or arrangement is in no way less favorable to the Grandfathered Entities than the TriZetto Rights Agreement.

    7.  ADDITIONAL AGREEMENTS.

        7.1 PROXY STATEMENT. As promptly as practicable after the date of this Agreement, TriZetto shall prepare and file with the SEC a proxy statement with respect to the submission to the TriZetto Stockholders of the issuance of TriZetto Common Stock to IMS in connection with the Merger and any related matters (the "PROXY STATEMENT") and any other documents required by the Exchange Act in connection with the Merger. TriZetto shall use its reasonable best efforts to respond promptly to any comments of the SEC and to cause the Proxy Statement to be mailed to the TriZetto Stockholders at the earliest practicable time. Each party shall promptly furnish to the other party all information concerning such party and, in the case of TriZetto, its stockholders as may be reasonably required in connection with any action contemplated by this Section 7.1. The

    Proxy Statement shall comply in all material respects with all applicable requirements of law. TriZetto will notify IMS promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the other with copies of all correspondence with the SEC or its staff with respect to the Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement, TriZetto or IMS, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of TriZetto, such amendment or supplement.

        7.2 TAKEOVER STATUTE. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Voting Agreements, TriZetto and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Voting Agreements, as the case may be, or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        7.3 REGISTRATION RIGHTS AGREEMENT. Prior to or concurrently with the Closing, IMS and TriZetto shall enter into a registration rights agreement in the form of EXHIBIT D hereto (the "REGISTRATION RIGHTS AGREEMENT").

        7.4 STOCKHOLDER AGREEMENT. Prior to or concurrently with the Closing, IMS and TriZetto shall enter into a stockholder agreement in the form of EXHIBIT E hereto (the "STOCKHOLDER AGREEMENT").

        7.5 TRANSITIONAL SERVICES AGREEMENTS. Prior to or concurrently with the Closing, IMS, Erisco and TriZetto shall enter into one or more agreements (the "TRANSITIONAL SERVICES AGREEMENTS"), in form and substance reasonably satisfactory to TriZetto and IMS, pursuant to which IMS will continue to provide certain services (e.g. payroll processing) to Erisco for a transitional period of time after the Effective Time at a price based on the fair market value of such services.

        7.6 DATA RIGHTS AGREEMENT. Prior to or concurrently with the Closing, IMS and TriZetto shall enter into a data rights agreement (the "DATA RIGHTS AGREEMENT") pursuant to which TriZetto will grant IMS (i) an exclusive (other than for TriZetto's internal use or, with respect to data which TriZetto does not own, at the specific request of the owner of such data), worldwide, royalty-free (other than reimbursement of reasonable costs of data transmission and payment of a mutually agreed upon profit margin), perpetual license to all data rights currently held or acquired in the future by TriZetto and its subsidiaries that arise from or relate to the Erisco business, and (ii) a worldwide license to all other data rights currently held or acquired in the future by TriZetto and its subsidiaries, on terms and conditions (including reimbursement of reasonable costs of data transmission and payment of a mutually agreed upon profit margin) as shall be reasonably agreed upon by the parties, which terms and conditions shall be at least as favorable to IMS in every material respect as other data rights or similar agreements entered into between TriZetto and third parties. IMS acknowledges that TriZetto and Erisco currently hold no rights to commercialize data, and that the granting of any license to IMS shall be subject to any required consents from TriZetto's and Erisco's customers.

        7.7 HEALTHWEB LICENSE AGREEMENT. Prior to or concurrently with the Closing, IMS and TriZetto shall enter into a license agreement (the "HEALTHWEB LICENSE AGREEMENT") on the terms and conditions set forth on
    Schedule 7.7 hereto.

        7.8  WORKING CAPITAL.

           (A) IMS covenants and agrees that, immediately prior to Closing, it will (i) repay, in cash by wire transfer of immediately available funds, the amount then owed by IMS to Erisco in full and (ii) if that amount falls short of $32,000,000 (the approximate amount owed by IMS to Erisco as of March 31, 2000), contribute to Erisco, in cash by wire transfer of immediately available funds, an amount equal to the shortfall.

           (B) Within 45 days following the Closing, IMS shall, at its expense, prepare, or cause to be prepared, and deliver to TriZetto an unaudited balance sheet (the "CLOSING WORKING CAPITAL AMOUNT STATEMENT") which shall set forth the Closing Working Capital Amount and which shall be prepared in a manner consistent with the balance sheet included in the Interim Financial Statements. For purposes of this Section 7.8, "CLOSING WORKING CAPITAL AMOUNT" means the accounts receivable of Erisco as of the Closing Date plus the prepaid expenses of Erisco as of the Closing Date, minus the sum of (i) the accounts payable of Erisco as of the Closing Date and (ii) the accrued liabilities (excluding any Taxes for which IMS is liable pursuant to Section 8 of this Agreement) of Erisco as of the Closing Date.

           (C) TriZetto and TriZetto's accountants shall complete their review of the Closing Working Capital Amount Statement within 10 days after the delivery by IMS thereof. In the event that TriZetto determines that the Closing Working Capital Amount has not been calculated in accordance with the definition thereof set forth in Section 7.8(b), TriZetto shall inform IMS in writing of such determination (the "TRIZETTO OBJECTION"), setting forth a specific description of the basis of the TriZetto Objection and the adjustments which TriZetto believes should be made, on or before the last day of such 10 day period. IMS shall then have 10 days to review and respond to the TriZetto Objection. If IMS and TriZetto are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 30 days following IMS's response to the TriZetto Objection, they shall refer their remaining differences to PricewaterhouseCoopers LLC or another internationally recognized firm of independent public accountants as to which IMS and TriZetto mutually agree (the "INDEPENDENT PUBLIC ACCOUNTANTS"), who shall, acting as experts and not as arbitrators, determine on the basis of the definition of Closing Working Capital Amount, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Working Capital Amount, as derived from the Closing Working Capital Amount Statement, requires adjustments. The Independent Public Accountants' determination shall be conclusive and binding upon TriZetto and IMS. The fees and disbursements of the Independent Public Accountants shall be shared equally by TriZetto and IMS. TriZetto and IMS shall make readily available to the Independent Public Accountants all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Closing Working Capital Amount Statement and all other items reasonably requested by the Independent Public Accountants. The "ADJUSTED CLOSING WORKING CAPITAL AMOUNT STATEMENT" shall be (i) the Closing Working Capital Amount Statement in the event that (x) no TriZetto Objection is delivered to IMS during the 10-day period specified above, or (y) IMS and TriZetto so agree,
       (ii) the Closing Working Capital Amount Statement, adjusted in accordance with the TriZetto Objection in the event that (x) IMS does not respond to the TriZetto Objection within the 10-day period following receipt by IMS of the TriZetto Objection, or (y) IMS and TriZetto so agree, or
       (iii) the Closing Working Capital Amount Statement, as adjusted by either
       (x) the agreement of IMS and TriZetto or (y) the Independent Public Accountants.

           (D) TriZetto shall provide IMS and its accountants full access to its books and records, any other information, including work papers of its accountants, and to any of its employees to the extent reasonably necessary for IMS to prepare the Closing Working Capital Amount Statement.

           (E) Within 10 days following issuance of the Adjusted Closing Working Capital Amount Statement, the adjustment payments payable pursuant to this Section 7.8(e) shall be paid by wire transfer of immediately available funds to the bank account designated by TriZetto or IMS, as the case may be. If but only if the Closing Working Capital Amount derived from the Adjusted Closing Working Capital Amount Statement falls short of zero by more than $2,000,000, IMS shall pay TriZetto an amount equal to the absolute value of such Closing Working Capital Amount minus $2,000,000. Similarly, if but only if the Closing Working Capital Amount derived from the Adjusted Closing Working Capital Amount Statement is more than $2,000,000, TriZetto shall pay IMS an amount equal to such Closing Working Capital Amount minus $2,000,000. Any such payment by IMS or TriZetto shall be accompanied by interest thereon from the Closing Date through the date of payment at the rate of interest publicly announced by Citibank, N.A. or any successor thereto in New York, New York from time to time as its "base rate" plus two (2) per cent.

        7.9  EMPLOYEES AND EMPLOYEE BENEFITS.

           (A) As of the Effective Time, the Erisco employees shall cease to be covered by IMS's employee welfare benefit plans, including plans, programs, policies and arrangements which provide medical and dental coverage, life and accident insurance, disability coverage, and vacation and severance pay (collectively, "WELFARE PLANS"), and shall cease to participate in all "employee pension benefit plans" (within the meaning of Section 3(2) of ERISA) and all other employee benefit plans maintained by IMS. Except as otherwise provided herein, IMS shall (i) retain responsibility for all Welfare Plan claims incurred by Erisco employees prior to the Effective Time, (ii) retain any obligation for payment of short-term and long-term disability claims arising from disabilities of Erisco employees that occurred prior to the Effective Time, and
       (iii) provide COBRA coverage for Erisco employees who elected such coverage prior to the Effective Time. For purposes of this paragraph, a claim shall be deemed to have been incurred when the medical or other service giving rise to the claim is performed, except that disability claims shall be deemed to have been incurred on the date the Erisco employee becomes disabled.

           (B) As of the Effective Time, Erisco shall cease to be a participating employer in all IMS employee benefit plans.

        7.10 JOINTLY DEVELOPED PRODUCTS. From and after the Effective Time, IMS and TriZetto shall discuss the appropriate treatment of jointly developed products and any data rights arising therefrom; PROVIDED, that the foregoing shall not (i) impose on either IMS or TriZetto any obligation to enter into any agreement with respect to any such jointly developed products or (ii) in any way reduce or limit the rights granted to IMS pursuant to the Data Rights Agreement.

        7.11 USE OF NAME AND LOGO. It is expressly agreed that neither TriZetto nor Merger Sub is purchasing or acquiring or after the Closing shall have any right, title or interest in the names of IMS or its affiliates (other than Erisco) or any trade names, trademarks, identifying logos or service marks employing the words "IMS" or any part or variation thereof. As promptly as practicable, but in no event alter than 90 days following the Closing Date, TriZetto shall cause the Surviving Corporation to remove, strike over or otherwise obliterate all of IMS's trademarks and logos from all materials constituting their properties and assets, including, without limitation, any business cards, schedules, stationery, displays, signs, promotional materials, manuals, forms and other materials, if such materials are distributed or made available or proposed to be distributed or made available to third parties; PROVIDED that (i) the Surviving Corporation shall cease using invoices, stationery and business cards containing IMS's trademarks and logos no later than 30 days after the Closing and (ii) nothing herein contained shall require or be construed to require TriZetto or Merger Sub to cause customers of the Surviving Corporation to take any action with respect to property of the Surviving Corporation created prior to the Closing Date and in the possession of any such customers or property of customers created prior to the Closing Date in the

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    possession of the Surviving Corporation. TriZetto agrees that neither
    TriZetto, the Surviving Corporation, nor any of their affiliates shall make any use of IMS's trademarks and logos from and after the expiration of 60 days.

        7.12 INTERCOMPANY SERVICES. At the Closing, all data processing, internal accounting, insurance, personnel, legal, telephone and other services provided to Erisco by IMS or its affiliates (other than Erisco) shall terminate without any liability or obligation, other than the specific arrangements set forth in the Transitional Services Agreements.

        7.13 PREFERRED VENDOR STATUS. TriZetto shall be the preferred application services provider and transformation services provider to IMS from the date hereof and for a period of five (5) years following the Closing Date. As the preferred provider, to the extent that TriZetto offers application services and transformation services, including consulting and implementation services, that IMS seeks to obtain from a third party, at levels of price, quality and service that are competitive with the levels obtainable by IMS in an arm's length transaction with a third party, TriZetto will be given the first opportunity to submit bids to provide such services. After the date hereof, each of the parties agrees to cooperate in good faith and use their respective reasonable best efforts to formalize the terms of such preferred vendor status in an agreement mutually acceptable to both parties.

        7.14 ASP AGREEMENT. Erisco and TriZetto will cooperate in good faith and use their respective reasonable best efforts to enter into an agreement whereby TriZetto would become an application services provider for Erisco within ten (10) days following the date of this Agreement. The terms and conditions of such agreement will be at least as favorable to IMS in every material respect as similar agreements entered into between TriZetto and third parties.

        7.15  ERISCO EMPLOYEE OPTIONS.

           (A) TRIZETTO OPTIONS. Subject to necessary board and stockholder approval, as soon as practicable after the Closing, TriZetto will issue options (the "ERISCO EMPLOYEE OPTIONS") to purchase an aggregate of 1,200,000 shares of TriZetto Common Stock to Erisco employees.

           (B) IMS OPTIONS. IMS will cause the options to purchase capital stock of IMS held by Erisco employees immediately prior to the Closing to be treated as follows: (i) all unvested options held by the Erisco employees pursuant to the IMS Health Incorporated Employees' Stock Incentive Plan (the "ESIP") will be fully vested at or before the Closing, with other terms applicable to ESIP options governed by the provisions of the ESIP and the applicable option agreement; (ii) all unvested options held by Erisco employees pursuant to the 1998 IMS Health Incorporated Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards (the "COGNIZANT PLAN") will be accorded "retirement" status under the Cognizant Plan, with the term of such options to expire upon the second anniversary of the Closing and with other terms applicable to such options governed by the provisions of the Cognizant Plan and the applicable option agreement; (iii) all "Year 2000" options pursuant to the Cognizant Plan (such options relating to 107,293 shares) will be fully vested and exercisable at or before the Closing, with the term of such options to expire upon the second anniversary of the Closing and with other terms applicable to such options governed by the provisions of the Cognizant Plan and the applicable option agreement;
       (iv) all options, other than the options covered by clauses (iii) and
       (iv), held by Erisco employees pursuant to the Cognizant Plan shall be governed by the terms of the Cognizant Plan and the applicable option agreement, except to the extent that specified Erisco employees may be accorded more favorable terms as set forth in a separate letter dated as of the date hereof from IMS to TriZetto (the "OPTIONS LETTER"); and (v), the terms set forth in the foregoing clauses notwithstanding, each Erisco employee who meets the non-discretionary definition of

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       "retirement" under the ESIP or Cognizant Plan at the Closing will be deemed "retired" with respect to all options then held by to such employee pursuant to such Plans.

    8.  TAX MATTERS.

        8.1  LIABILITY FOR TAXES AND RELATED MATTERS.

           (A) IMS'S INDEMNIFICATION OF TRIZETTO. IMS shall be liable for and indemnify TriZetto for all Taxes (including, without limitation, any obligation to contribute to the payment of a tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included Erisco and Taxes resulting from Erisco ceasing to be a member of IMS's group) (i) imposed on IMS's group (other than Erisco) for any taxable year and (ii) imposed on Erisco or for which Erisco may otherwise be liable for any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date. IMS shall also indemnify, defend and hold harmless TriZetto from all costs and expenses incurred by TriZetto (including reasonable attorneys' fees and expenses) in connection with any liability to, or claim by, any taxing authority, for Taxes for which IMS is required to indemnify TriZetto under this Section 8. Except as set forth in Section 8.1(e), IMS shall be entitled to any refund of Taxes of Erisco received for such periods.

           (B) TRIZETTO'S INDEMNIFICATION OF IMS. TriZetto shall be liable for and indemnify IMS for the Taxes of Erisco for any taxable year or period that begins after the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning after the Closing Date. TriZetto shall also indemnify, defend and hold harmless IMS from all costs and expenses incurred by IMS (including reasonable attorneys' fees and expenses) in connection with any liability to, or claim by, any taxing authority, for Taxes for which TriZetto is required to indemnify IMS under this
       Section 8. TriZetto shall be entitled to any refund of Taxes of Erisco received for such periods.

           (C)  TAXES FOR SHORT TAXABLE YEAR.  For purposes of paragraphs
       (a) and (b) of this Section 8.1, whenever it is necessary to determine the liability for Taxes of Erisco for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of Erisco for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that Erisco had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

           (D)  TREATMENT OF INDEMNITY PAYMENTS.  Any payments pursuant to this
       Section 8 shall be made by wire transfer of immediately available funds.

           (E) REFUNDS FROM CARRYBACKS. If IMS becomes entitled to a refund or credit of Taxes for any period for which it is liable under
       Section 8.1(a) to indemnify TriZetto and such refund or credit is attributable solely to the carryback of losses, credits or similar items attributable to Erisco and from a taxable year or period that begins after the Closing Date, IMS shall promptly pay to TriZetto the amount of such refund or credit together with any interest thereon. In the event that any refund or credit of Taxes for which a payment has been made is subsequently reduced or disallowed, TriZetto shall indemnify and hold harmless IMS for any tax liability, including interest and penalties, assessed against IMS by reason of the reduction or disallowance.

           (F) RETENTION OF CARRYOVERS. IMS will not elect to retain any net operating loss carryovers or capital loss carryovers of Erisco under Treasury Regulation Section 1.1502-20(g).

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
           (G) TAX RETURNS. IMS shall file or cause to be filed when due all Returns that are required to be filed by or with respect to Erisco for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Returns, and TriZetto shall file or cause to be filed when due all Returns that are required to be filed by or with respect to Erisco for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Returns. IMS shall pay TriZetto the Taxes for which IMS is liable pursuant to
       Section 8.1(a) but which are payable with Returns to be filed by TriZetto pursuant to the previous sentence within 10 days prior to the due date for the filing of such Returns. IMS shall have the right to review and comment on any Returns required to be filed by TriZetto pursuant to this
       Section 8.1(g) with respect to taxable years or periods for which IMS is liable in whole or in part pursuant to Section 8.1(a).

           (H) CONTEST PROVISIONS. TriZetto shall promptly notify IMS in writing upon receipt by TriZetto, any of its affiliates or Erisco of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may materially affect the tax liabilities of Erisco for which IMS would be required to indemnify TriZetto pursuant to Section 8.1(a), PROVIDED that failure to comply with this provision shall not affect TriZetto's right to indemnification hereunder, except to the extent that IMS is prejudiced by such failure. IMS shall have the sole right to represent Erisco's interests in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, IMS shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of TriZetto or Erisco for any period after the Closing Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of TriZetto. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that IMS has indemnified TriZetto against the effects of any such settlement. IMS shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by IMS pursuant to Section 8.1(a) and, with the written consent of TriZetto, and at its sole expense, may assume the entire defense of such tax claim. Neither TriZetto nor Erisco may agree to settle any tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by IMS under
       Section 8.1(a) without the prior written consent of IMS, which consent shall not be unreasonably withheld.

        8.2 ASSISTANCE AND COOPERATION. After the Closing Date, each of IMS and TriZetto shall:

           (A) assist (and cause their respective affiliates to assist) the other party in preparing any Returns or reports which such other party is responsible for preparing and filing in accordance with this Section 8;

           (B) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Returns of Erisco;

           (C) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of Erisco;

           (D) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of Erisco for taxable periods for which the other may have a liability under this Section 8, PROVIDED, that failure to comply with this provision shall not affect the other party's rights to indemnification hereunder to the extent that the indemnifying party is not prejudiced by such failure; and

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
           (E) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

        8.3 TAX SHARING AGREEMENTS. Any and all tax sharing, tax indemnity, or tax allocation agreements with respect to which Erisco was a party at any time prior to the Closing shall terminate upon the Closing. No further amounts shall be payable by or to Erisco under such agreements following the Closing.

        8.4 SURVIVAL OF OBLIGATIONS. The obligations of the parties set forth in this Section 8 shall be unconditional and absolute and shall terminate upon the expiration of the statute of limitations applicable to the Taxes at issue.

    9.  INDEMNIFICATION.

        9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants of the parties contained in this Agreement will survive the Closing until June 30, 2001, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).

        9.2 INDEMNIFICATION OF TRIZETTO AND MERGER SUB. Subject to the limitations contained in this Section 9, IMS shall defend, indemnify and hold harmless TriZetto and Merger Sub and their respective officers, directors, stockholders, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys' fees ("CLAIMS AND LIABILITIES") with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by IMS or Erisco in this Agreement, or (ii) the breach of any covenant or agreement made by IMS or Erisco in this Agreement (other than with respect to the matters referred to in Section 8, as to which the indemnification provisions set forth in
    Section 8 shall govern).

        9.3 INDEMNIFICATION OF IMS. Subject to the limitations contained in this Section 9, TriZetto and Merger Sub shall, jointly and severally, defend, indemnify and hold harmless IMS and its subsidiaries' and their respective officers, directors, stockholders, employees and agents from and against any and all Claims and Liabilities with respect to or arising from
    (i) the breach of any warranty or any inaccuracy of any representation made by TriZetto or Merger Sub in this Agreement, or (ii) the breach of any covenant or agreement made by TriZetto or Merger Sub in this Agreement (other than with respect to the matters referred to in Section 8, as to which the indemnification provisions set forth in Section 8 shall govern).

        9.4  LIMITATIONS ON INDEMNIFICATION.

           (A) Notwithstanding anything to the contrary contained herein, neither IMS, on the one hand, nor TriZetto and Merger Sub, on the other hand, shall be liable to TriZetto and Merger Sub or IMS, or any of their respective subsidiaries or any directors, officers, employees or agents of any of the foregoing, as applicable, for any Claims and Liabilities which such party(ies) would otherwise be entitled to indemnification pursuant to Section 9.2 or 9.3 in respect of, unless the aggregate amount of all such Claims and Liabilities incurred by such party(ies) exceeds $4,000,000 (the "DEDUCTIBLE AMOUNT"), in which event such party(ies) shall be liable only for the amount of such Claims and Liabilities which exceeds the Deductible Amount; provided, that the aggregate liability of IMS, on the one hand, and TriZetto and Merger Sub, on the other hand, under this Section 9 (other than with respect to any intentional or willful breach or failure to perform) shall in no event exceed $100,000,000.

           (B) Anything to the contrary notwithstanding, neither IMS, on the one hand, nor TriZetto and Merger Sub, on the other hand, shall be liable to TriZetto and Merger Sub or

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
       IMS, or any of their respective subsidiaries or any directors, officers, employees or agents of any of the foregoing, as applicable, in respect of any Claims and Liabilities which are covered by insurance owned by such party(ies) to the extent that any net loss is reduced by such insurance. To the extent quantifiable, the parties shall make appropriate adjustments to take into account the tax benefits or costs in determining the amount of indemnification to be provided hereunder.

        9.5 CLAIMS PROCEDURE. Promptly after the receipt by any indemnified party (the "INDEMNITEE") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "INDEMNIFYING PARTY") pursuant to this Section 9, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Section 9, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at his or its own expense and by his or its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this
    Section 9 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnity's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Section 9, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee; PROVIDED, HOWEVER, that if the Indemnitee shall fail to consent to the settlement of such a claim by the Indemnifying Party, which settlement
    (i) the claimant has indicated it will accept, and (ii) includes an unconditional release of the Indemnitee and its affiliates by the claimant and imposes no material restrictions on the future activities of the Indemnitee and its affiliates, the Indemnifying Party shall have no liability with respect to any payment required to be made to such claimant in respect of such claim in excess of the proposed amount of settlement. If the Indemnitee is defending the claim as set forth above, the Indemnitee shall have the right to settle or compromise any claim against it after consultation with, but without the prior approval of, any Indemnifying Party; PROVIDED, HOWEVER, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.

        9.6  TREATMENT OF INDEMNITY PAYMENTS.  Any payments pursuant to this
    Section 9 shall be made by wire transfer of immediately available funds.

        9.7 EXCLUSIVE REMEDY. Each of the parties hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive monetary remedy with respect to any and all claims

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
    relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section 9, except that nothing in this Agreement shall be deemed, to constitute a waiver of (A) any injunctive or other equitable remedies or (B) any tort claims of, or causes of action arising from, intentionally fraudulent misrepresentation or deceit.

    10.  CONDITIONS PRECEDENT TO OBLIGATIONS OF IMS AND ERISCO.

    The obligations of IMS and Erisco hereunder are subject to the satisfaction or waiver, on or before the Closing, of each of the following conditions:

        10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of TriZetto set forth in Section 4 (as qualified by the TriZetto Disclosure Letter) shall be true and accurate in every material respect on and as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if they had been made at the Closing except to the extent (i) any such representation or warranty expressly speaks as of an earlier date or (ii) the failure of such representations and warranties to be true and accurate in such respects has not had and is not reasonably likely to have a Material Adverse Effect on TriZetto, and IMS shall have received a certificate to such effect executed by TriZetto's Chief Executive Officer and Chief Financial Officer.

        10.2 COVENANTS. TriZetto and Merger Sub shall have performed and complied in all material respects with all of the covenants required to be performed by it under this Agreement on or before the Closing, except where any nonperformance or noncompliance would not have a Material Adverse Effect on TriZetto, and IMS shall have received a certificate to such effect signed by TriZetto's Chief Executive Officer and Chief Financial Officer.

        10.3 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the financial condition, properties, assets, liabilities, businesses or results of operations of TriZetto and the TriZetto Subsidiaries, taken as a whole, or in the ability of TriZetto and Merger Sub to consummate the Merger, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which TriZetto conducts operations (a "TRIZETTO MATERIAL ADVERSE CHANGE").

        10.4 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any governmental agency or written threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would prohibit or render illegal the transactions contemplated by this Agreement.

        10.5 GOVERNMENT CONSENTS. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws and the compliance with, and expiration of any applicable waiting period under, the HSR Act.

        10.6 PROXY STATEMENT. The Proxy Statement shall not be subject to any proceedings commenced or threatened by the SEC.

        10.7 DOCUMENTS. IMS shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by IMS's legal counsel to provide for the continuation in full force and effect of any and all material Contracts of TriZetto and the TriZetto subsidiaries and for TriZetto and Merger Sub to consummate the transactions contemplated hereby except when the failure to receive such consents, assignments, waivers, authorizations or other certificates is not reasonably likely to have a Material Adverse Effect on TriZetto.

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
        10.8 TRIZETTO APPROVALS. The TriZetto Proposal shall have been duly approved by the TriZetto Stockholders in accordance with the rules of the Nasdaq, applicable law and TriZetto's Certificate of Incorporation and Bylaws.

        10.9 NO LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding initiated by the United States Federal government seeking any of the foregoing be pending.

        10.10 ELECTION OF IMS DESIGNEES TO BOARD OF DIRECTORS OF TRIZETTO. The Board of Directors of TriZetto shall have taken appropriate action to cause one individual designated by IMS be appointed to the Board of Directors of TriZetto as a Class II director effective upon the Effective Time in accordance with Section 6.10.

        10.11 TAX OPINION. IMS shall have received the opinion of Sullivan & Cromwell, counsel to IMS, dated the Closing Date, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Erisco, Merger Sub and TriZetto will be a party to that reorganization within the meaning of Section 368(b) of the Code, provided, that if Sullivan & Cromwell does not render such opinion, this condition shall nonetheless be deemed satisfied if Stradling Yocca Carlson & Rauth renders such opinion to IMS; it being understood that in rendering such opinion, such counsel shall be entitled to rely on, and IMS and TriZetto agree to provide reasonable cooperation to provide, certain customary representations and assumptions

        10.12 NASDAQ LISTING. The shares of TriZetto Common Stock issuable to IMS pursuant to this Agreement shall have been approved for quotation on the Nasdaq, upon official notice of issuance.

        10.13 REGISTRATION RIGHTS AGREEMENT. IMS, Erisco and TriZetto shall have entered into the Registration Rights Agreement.

        10.14 STOCKHOLDER AGREEMENT. IMS, Erisco and TriZetto shall have entered into the Stockholder Agreement.

        10.15 TRANSITIONAL SERVICES AGREEMENTS. IMS and TriZetto shall have entered into the Transitional Services Agreements.

        10.16 DATA RIGHTS AGREEMENT. IMS and TriZetto shall have entered into the Data Rights Agreement.

        10.17 HEALTHWEB LICENSE AGREEMENT. IMS and TriZetto shall have entered into the HealthWeb License Agreement.

        10.18 LEGAL OPINION. IMS shall have received one or more opinions of counsel to TriZetto and Merger Sub, in a customary form for transactions of the type contemplated by this Agreement, that collectively will cover the due incorporation and good standing of TriZetto and Merger Sub and the due authorization, execution, delivery, validity and enforceability of the Basic Documents with respect to TriZetto and Merger Sub.

    11.  CONDITIONS PRECEDENT TO OBLIGATIONS OF TRIZETTO AND MERGER SUB.

    The obligations of TriZetto and Merger Sub hereunder are subject to the satisfaction or waiver, on or before the Closing, of each of the following conditions:

        11.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of IMS and Erisco set forth in Section 3 (as qualified by the IMS Disclosure Letter) shall be true and accurate in every material respect on and as of the date of this Agreement and on and as of the

    Closing Date with the same force and effect as if they had been made at the Closing except to the extent (i) any such representation or warranty expressly speaks as of an earlier date or (ii) the failure of such representations and warranties to be true and accurate in such respects is not reasonably likely to have a Material Adverse Effect on Erisco, and TriZetto shall have received a certificate to such effect executed by IMS's and Erisco's Chief Executive Officer and Chief Financial Officer.

        11.2 COVENANTS. Each of Erisco and IMS shall have performed and complied in all material respects with all of the covenants required to be performed by it under this Agreement on or before the Closing, except where any nonperformance or noncompliance would not have a Material Adverse Effect on Erisco, and TriZetto shall receive a certificate to such effect signed by Erisco's and IMS's Chief Executive Officer and Chief Financial Officer.

        11.3 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the financial condition, properties, assets, liabilities, businesses or results of operations of Erisco or in the ability of IMS and Erisco to consummate the Merger and the other transactions contemplated hereby, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which Erisco conducts operations (an "ERISCO MATERIAL ADVERSE CHANGE").

        11.4 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any governmental agency or written threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would prohibit or render illegal the transactions contemplated by this Agreement.

        11.5 GOVERNMENT CONSENTS. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws and the compliance with, and expiration of any applicable waiting period under, the HSR Act.

        11.6 PROXY STATEMENT. The Proxy Statement shall not be subject to any proceedings commenced or threatened by the SEC.

        11.7 DOCUMENTS. TriZetto shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by TriZetto's legal counsel to provide for the continuation in full force and effect of any and all material Contracts of Erisco and for IMS and Erisco to consummate the transactions contemplated hereby except when the failure to receive such consents, assignments, waivers, authorizations or other certificates is not reasonably likely to have a Material Adverse Effect on Erisco.

        11.8 STOCKHOLDER APPROVAL. The TriZetto Proposal shall have been duly approved by the TriZetto Stockholders in accordance with the rules of the Nasdaq, applicable law and TriZetto's Certificate of Incorporation and Bylaws.

        11.9 NO LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding initiated by the United States Federal government seeking any of the foregoing be pending.

        11.10 TAX OPINION. TriZetto shall have received the opinion of Stradling Yocca Carlson & Rauth, counsel to TriZetto and Merger Sub, dated the Closing Date, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of
    Section 368(a) of the Code, and that each Erisco, Merger Sub and TriZetto will be a party to that reorganization within the meaning of Section 368(b) of the Code, provided, that if Stradling Yocca Carlson & Rauth does not render such opinion, this condition shall nonetheless be deemed satisfied if Sullivan & Cromwell renders such opinion to TriZetto; it being understood that in rendering such opinion, such counsel shall be entitled to rely on, and IMS and TriZetto agree to provide reasonable cooperation in providing, certain customary representations and assumptions.

        11.11 NASDAQ LISTING. The shares of TriZetto Common Stock issuable to IMS pursuant to this Agreement shall have been approved for quotation on the Nasdaq, upon official notice of issuance.

        11.12 REGISTRATION RIGHTS AGREEMENT. IMS and TriZetto shall have entered into the Registration Rights Agreement.

        11.13 STOCKHOLDER AGREEMENT. IMS and TriZetto shall have entered into the Stockholder Agreement.

        11.14 TRANSITIONAL SERVICES AGREEMENTS. IMS, Erisco and TriZetto shall have entered into the Transitional Services Agreements.

        11.15 HEALTHWEB LICENSE AGREEMENT. IMS and TriZetto shall have entered into the HealthWeb License Agreement.

        11.16 LEGAL OPINION. TriZetto shall have received one or more opinions of counsel to IMS and Erisco, in a customary form for transactions of the type contemplated by this Agreement, that collectively will cover the due incorporation and good standing of Erisco and the due authorization, execution, delivery, validity and enforceability of the Basic Documents with respect to IMS and Erisco.

    12.  TERMINATION OF AGREEMENT.

        12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of TriZetto:

           (A) by mutual agreement of IMS and TriZetto;

           (B) by IMS, if there has been a breach by TriZetto of any representation, warranty, covenant or agreement set forth in this Agreement on the part of TriZetto, or if any representation of TriZetto shall have become untrue, such that Section 10.1 or 10.2 would not be satisfied and which TriZetto fails to cure prior to the Closing (except that no cure period shall be provided for a breach by TriZetto which by its nature cannot be cured);

           (C) by TriZetto, if there has been a breach by IMS of any representation. warranty, covenant or agreement set forth in this Agreement on the part of IMS, or if any representation of IMS shall have become untrue, such that Section 11.1 or 11.2 would not be satisfied and which IMS fails to cure prior to the Closing (except that no cure period shall be provided for a breach by IMS which by its nature cannot be cured);

           (D) by either IMS or TriZetto, if the TriZetto Meeting shall have been held and the required approval of the stockholders of TriZetto shall not have been obtained by reason of the failure to obtain the required vote;

           (E) by either IMS or TriZetto, if all the conditions for Closing the Merger set forth in Sections 10 and 11 hereof shall not have been satisfied or waived on or before the Final Date (as defined below) other than as a result of a breach of this Agreement by the terminating party, or, in the case of TriZetto, a breach by any of the Designated Stockholders of the Voting Agreements in the event TriZetto does not obtain stockholder approval of the TriZetto Proposal; or

           (F) by either IMS or TriZetto, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable.

        As used herein, the "FINAL DATE" shall be December 31, 2000.

        12.2  NOTICE OF TERMINATION.  Any termination of this Agreement under
    Section 12.1 above will be effective by the delivery of written notice of IMS or TriZetto, as the case may be, to TriZetto or IMS, as applicable.

        12.3 EFFECT OF TERMINATION. In the case of any termination of this Agreement as provided in this Section 12, this Agreement shall be of no further force and effect (except as expressly provided herein); provided, that except as otherwise provided herein, no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination. No termination of this Agreement shall affect the obligations contained in the Confidentiality Agreement, all of which will survive termination of this Agreement in accordance with their terms.

    13.  MISCELLANEOUS.

        13.1 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. The laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13.9 or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER,
    (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.1.

        13.2 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

    This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        13.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

        13.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

        13.5 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. TriZetto, in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. IMS and Erisco agree that monetary damages would not be adequate compensation for any loss incurred by reason of breach by IMS or Erisco of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        13.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by duly authorized officers of the party or parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the TriZetto Stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the TriZetto Stockholders without obtaining such further approval.

        13.7 EXPENSES. IMS will bear the legal, accounting, financial advisor and other fees and expenses incurred with respect to this Agreement and the transactions contemplated hereby by IMS and Erisco, including costs incurred to audit the financial statements of Erisco. TriZetto will bear its legal, accounting, financial advisor and other fees and expenses incurred with respect to this Agreement and the transactions contemplated hereby.

        13.8 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal).

        13.9 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, via facsimile, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to IMS or Erisco:              IMS Health Incorporated
                                  200 Nyala Farms
                                  Westport, Connecticut 06880
                                  Attention: Chief Executive Officer
                                  Telecopy: (203) 222-4247

With a copy to:                   IMS Health Incorporated
                                  200 Nyala Farms
                                  Westport, Connecticut 06880
                                  Attention: David Stevens
                                           Jared Finkelstein
                                  Telecopy: (203) 222-4268

And to:                           Sullivan & Cromwell 125 Broad Street
                                  New York, New York 10004
                                  Attention: Alan J. Sinsheimer
                                           Keith A. Pagnani
                                  Telecopy: (212) 558-3588

And if to TriZetto or Merger
Sub:                              The TriZetto Group, Inc.
                                  567 San Nicolas Drive, Suite 367
                                  Newport Beach, California 92660
                                  Attention: Christine A. Miller
                                  Telecopy: (949) 219-2197

With a copy to:                   Stradling Yocca Carlson & Rauth
                                  660 Newport Center Drive, Suite 1600
                                  Newport Beach, CA 92660-6422
                                  Attention: K.C. Schaaf
                                           Michael E. Flynn
                                  Telecopy: (949) 725-4100

    All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery,
    (b) in the case of a facsimile, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

        13.10 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section, Schedule or an Exhibit will mean a Section in, or Schedule or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        13.11 NO JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other. The status of the parties hereto is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

        13.12 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        13.13 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee or any other Person, and all provisions hereof will be personal solely between the parties to this Agreement.

        13.14 PUBLIC ANNOUNCEMENT. Upon execution of this Agreement, TriZetto and IMS promptly will issue a joint press release approved by both parties announcing the Merger. Thereafter, TriZetto or IMS may issue such press releases, and make such other disclosure regarding the Merger, as it determines (after consultation with legal counsel) are required under applicable securities laws or Nasdaq or NYSE rules.

        13.15 ENTIRE AGREEMENT. This Agreement, the Voting Agreements, the Stockholder Agreement, the Registration Rights Agreement, the Data Rights Agreement, the Transitional Services Agreements, the HealthWeb License Agreement, the IMS Disclosure Letter, the TriZetto Disclosure Letter and the Exhibits and Schedules hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement, which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.

                                                       THE TRIZETTO GROUP, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       ELBEJAY ACQUISITION CORP.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       IMS HEALTH INCORPORATED

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       ERISCO MANAGED CARE
                                                       TECHNOLOGIES, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                                      APPENDIX B

                        [LETTERHEAD OF UBS WARBURG LLC]

                                  May 16, 2000

The Board of Directors
The TriZetto Group, Inc.
567 Nicholas Drive, Suite 360
Newport Beach, California 92660

Dear Members of the Board:

    We understand that The TriZetto Group, Inc. ("TriZetto") is considering a transaction whereby (i) Elbejay Acquisition Corp., a wholly owned subsidiary of TriZetto ("Merger Sub"), will be merged (the "Merger") with and into ERISCO Managed Care Technologies, Inc., a wholly owned subsidiary of IMS Health Incorporated ("IMS Health" and, such subsidiary, "ERISCO"), and (ii) the outstanding shares of the common stock, par value $0.01 per share, of ERISCO ("ERISCO Common Stock") will be converted, in the aggregate, into the right to receive that number of shares of the common stock, par value $0.001 per share, of TriZetto ("TriZetto Common Stock") derived by dividing $255,000,000 by the average of the per share closing prices of TriZetto Common Stock as reported on the NASDAQ National Market System for the 15 trading days ending on the third trading day prior to the closing date of the Merger (the "Average Closing Price" and, the total number of shares of TriZetto Common Stock to be so determined and issuable in the Merger, the "Merger Consideration"); provided, that (x) if the Average Closing Price is less than $21.00, the Merger Consideration will be 12,142,857 shares of TriZetto Common Stock or (y) if the Average Closing Price is greater than $29.00, the Merger Consideration will be 8,793,103 shares of TriZetto Common Stock. The terms and conditions of the Merger are more fully set forth in an Agreement and Plan of Reorganization (the "Agreement") to be entered into among TriZetto, Merger Sub, IMS Health and ERISCO.

    You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to TriZetto.

    UBS Warburg LLC ("UBSW") has acted as financial advisor to TriZetto in connection with the Merger and will receive a fee for its services, a portion of which is contingent upon the consummation of the Merger and a significant portion of which is payable upon delivery of this opinion. In the ordinary course of business, UBSW, its successors and affiliates may trade securities of TriZetto and IMS Health for their own accounts and accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Our opinion does not address TriZetto's underlying business decision to effect the Merger or constitute a recommendation to any stockholder of TriZetto as to how such stockholder should vote with respect to any matter relating to the Merger. At your direction, we have not been asked to, nor do we, offer any opinion as to the material terms of the Agreement or any related documents and the obligations thereunder, or the form of the Merger. We express no opinion as to what the value of TriZetto Common Stock will be when issued pursuant to the Merger or the prices at which TriZetto Common Stock will trade or otherwise be transferable subsequent to announcement or consummation of the Merger. In rendering this opinion, we have assumed, with your consent, that each of TriZetto, IMS Health and ERISCO will comply with all material covenants and agreements set forth in, and other material terms of, the Agreement, as applicable, and that the Merger will be validly consummated in accordance with its terms.

The Board of Directors
The TriZetto Group, Inc.
May 16, 2000
Page 2

    In arriving at our opinion, we have, among other things: (i) reviewed current and historical market prices and trading volumes of TriZetto Common Stock; (ii) reviewed certain publicly available business and historical financial information relating to TriZetto and ERISCO; (iii) reviewed certain internal financial information and other data relating to the businesses and financial prospects of TriZetto and ERISCO and the potential incremental revenue, cost savings and other synergies anticipated to result from the Merger, including estimates and financial forecasts prepared by the managements of TriZetto, IMS Health and ERISCO, that were provided to or discussed with us by TriZetto, IMS Health and ERISCO and are not publicly available; (iv) conducted discussions with members of the senior managements of TriZetto, IMS Health and ERISCO; (v) reviewed publicly available financial and stock market data with respect to certain companies in lines of business we believe to be generally comparable to those of TriZetto and ERISCO; (vi) reviewed a draft dated May 15, 2000 of the Agreement; and (vii) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

    In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the information provided to or reviewed by us for the purpose of this opinion and have, with your consent, relied on its being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of TriZetto or ERISCO, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of TriZetto, IMS Health and ERISCO as to the future performance of TriZetto and ERISCO and the potential incremental revenue, costs savings and other synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. We also have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes and that the Merger will be accounted for as a purchase for financial accounting purposes. In addition, representatives of TriZetto have advised us, and we therefore also have assumed, that the final terms of the Agreement will not vary materially from those set forth in the draft reviewed by us. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date of this letter.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to TriZetto.

                                          Very truly yours,
                                          /S/ UBS WARBURG LLC
                                          UBS WARBURG LLC

                                                                    APPENDIX C-1

                                VOTING AGREEMENT

    VOTING AGREEMENT (the "AGREEMENT"), dated as of March 28, 2000, among the undersigned stockholders (the "STOCKHOLDERS") of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS"). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below).

    WHEREAS, contemporaneously with the execution and delivery of this Agreement, TriZetto and IMS have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), providing for, among other things, the merger of IMS with and into TriZetto, the issuance of shares of TriZetto Common Stock to IMS stockholders in connection with the Merger, certain amendments to TriZetto's certificate of incorporation as set forth in the Merger Agreement (the "TRIZETTO CHARTER AMENDMENTS"), and a new TriZetto stock option plan (the "STOCK OPTION PLAN") in such form and with such number of available options issuable thereunder as shall be agreed upon by TriZetto and IMS (collectively, the "TRANSACTIONS"), upon the terms and subject to the conditions set forth in the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Transactions;

    WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement;

    WHEREAS, in order to induce IMS to enter into the Merger Agreement, the Stockholders wish to agree (i) to deliver to IMS an irrevocable proxy to Vote (as defined in Section 2 hereof) the Shares (as defined in Section 1 hereof) and any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement so as to approve and adopt (a) the Merger Agreement and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders in connection with the Merger,
(c) the TriZetto Charter Amendments and (d) the Stock Option Plan, and (ii) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    1.  REPRESENTATIONS OF STOCKHOLDERS.

    Each of the Stockholders represents and warrants to IMS that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 of the Exchange Act) and of record each of the shares of Common Stock, par value $0.001 per share, of TriZetto (the "TRIZETTO COMMON STOCK"), set forth opposite such Stockholder's name on EXHIBIT A hereto (such Stockholder's "SHARES") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting of any shares of capital stock of TriZetto and there are no Voting trusts or Voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of TriZetto Common Stock other than such Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of TriZetto or any security exercisable for or convertible into shares of capital stock of TriZetto other than those options, warrants or other rights set forth opposite such Stockholder's name on EXHIBIT B hereto (such Stockholder's "OPTIONS") and each Stockholder represents and warrants that such Stockholder shall not exercise any such Options prior to the termination of this Agreement except in accordance with Section 6 of this Agreement, (c) such Stockholder has full power and authority and has taken all actions necessary to enter into, execute and

                                     C-1-1
deliver this Agreement and to perform fully such Stockholder's obligations hereunder and this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception, (d) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, and (e) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or by-laws of such Stockholder or any or their comparable governing instruments (if such Stockholder is not a natural person) or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time of both) under any contract to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any lien on, or security interest in, any of the assets on properties of such Stockholder.

    2.  AGREEMENT TO DELIVER PROXY.

    Each of the Stockholders agrees to deliver to IMS on the date hereof an irrevocable proxy substantially in the form attached hereto as EXHIBIT C to Vote such Stockholder's Shares (a) in favor of approval and adoption of the Merger Agreement, the Merger and the transactions contemplated thereby, the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, the TriZetto Charter Amendments and the Stock Option Plan at any meeting of the stockholders of TriZetto at which such matters are considered and at every adjournment or postponement thereof, (b) against any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions,
(c) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement and (d) except for the Transactions, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or the TriZetto Subsidiaries. The proxy delivered by each of the Stockholders pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, "VOTE" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 228 of the Delaware General Corporation Law) or taking other action in favor of or against any action. "VOTING" shall have a correlative meaning.

    3.  NO VOTING TRUSTS.

    Each of the Stockholders agrees that they will not, nor will they permit any entity or person under their control to, deposit any of its Shares or New Shares (as defined in Section 6 hereof) in a Voting trust or subject any of their Shares or New Shares to any arrangement with respect to the Voting of such Shares or New Shares other than agreements entered into with IMS.

    4.  NO PROXY SOLICITATIONS.

    Each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity or person under such Stockholder's control,
(a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or in competition with the consummation of the Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) to directly or indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of TriZetto's

                                     C-1-2
stockholders in opposition to or in competition with the consummation of the Transactions or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of TriZetto for the purpose of opposing or competing with the consummation of the Transactions.

    5.  TRANSFER AND ENCUMBRANCE.

    On or after the date hereof and during the term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares, Options or New Shares.

    6.  ADDITIONAL PURCHASES.

    Each of the Stockholders agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of TriZetto Common Stock after the execution of this Agreement, including, but not limited to, acquisition by virtue of exercising any Option ("NEW SHARES"), nor will any Stockholder voluntarily acquire the right to Vote or share in the Voting of any shares of TriZetto Common Stock other than the Shares, unless such Stockholder agrees to deliver to IMS immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as EXHIBIT D with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

    7.  SPECIFIC PERFORMANCE AND OPTION TO PURCHASE.

    Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

    8.  ENTIRE AGREEMENT; AMENDMENT; WAIVER.

    This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

    9.  NOTICES.

    All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail

                                     C-1-3
or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       If to IMS:

           IMS Health Incorporated
           200 Nyala Farms
           Westport, Connecticut 06880
           Attention: Chief Executive Officer
           Telecopy: (203) 222-4247

       With copies, which shall not constitute notice, to:

           IMS Health Incorporated
           200 Nyala Farms
           Westport, Connecticut 06880
           Attention: David Stevens
                    Jared Finkelstein

           Telecopy: (203) 222-4268

       and

           Sullivan & Cromwell
           125 Broad Street
           New York, New York 10004
           Attention: Alan J. Sinsheimer
                    Keith A. Pagnani

           Telecopy: (212) 558-3588

    If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

       With a copy to:

           The TriZetto Group, Inc.
           567 San Nicolas Drive
           Newport Beach, California 92660
           Attention: General Counsel
           Telecopy: (949) 219-2197

or to such other Persons on addresses as may be designated in writing by the party to receive such notice as provided above.

    10.  MISCELLANEOUS.

        (a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

        (b) VENUE; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents governed by Delaware law referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit

                                     C-1-4
    or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 (b).

        (c) SEVERABILITY. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "INVALID PROVISION"), then such provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

        (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

        (e) TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement and
    (iii) the date specified in a written agreement duly executed and delivered by IMS and each of the Stockholders.

        (f) FURTHER ASSURANCES. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

                                     C-1-5

        (g) HEADINGS; RECITALS. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

        (h) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

                                     C-1-6

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                                       IMS HEALTH INCORPORATED

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       STOCKHOLDER:

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:
                                                            Address:
                                                            Telecopy:

                                     C-1-7

                                                                       EXHIBIT A

                                  STOCKHOLDERS

NAME                                                                          NUMBER OF SHARES
----                                                                          ----------------

                                     C-1-8

                                                                       EXHIBIT B

                              STOCKHOLDERS OPTIONS

NAME                                                              OPTIONS
----                                                              -------

                                     C-1-9

                                                                       EXHIBIT C

                                 FORM OF PROXY

    The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation "IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote all shares of Common Stock, par value $0.001 per share, of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), owned by the undersigned (the "SHARES") as of the date hereof at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval and adoption of (a) the Agreement and Plan of Reorganization, dated as of March
  , 2000 (the "MERGER AGREEMENT"), by and between TriZetto and IMS, and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, (c) certain amendments to TriZetto's certificate of incorporation contemplated by the Merger Agreement, and (d) a new TriZetto stock option plan in such form and with such number of available options issuable thereunder as shall be agreed upon by IMS and TriZetto (collectively, the "TRANSACTIONS"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions,
(b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such Shares for
(a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time
as the Voting Agreement, dated as of March   , 2000, among certain stockholders
of TriZetto, including the undersigned, and IMS, terminates in accordance with its terms, at which time this proxy shall expire.

                                          Dated March   , 2000
  ------------------------------------------------------------------------------
                                            (Signature of Stockholder)

                                     C-1-10

                                                                       EXHIBIT D

                                 FORM OF PROXY

    The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of
substitution and resubstitution, (i) to vote the             shares of Common
Stock, par value $0.001 per share (the "NEW SHARES"), of The TriZetto
Group, Inc., a Delaware corporation ("TRIZETTO"), purchased or otherwise acquired by the undersigned, or for which the undersigned has voluntarily acquired the right to vote or share in the voting of such shares, since the
execution of the Voting Agreement, dated as of March   , 2000 (the "VOTING
AGREEMENT"), by and among certain stockholders of TriZetto, including the undersigned, and IMS, at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval and adoption of (a) the Agreement and Plan of
Reorganization, dated as of March   , 2000 (the "MERGER AGREEMENT"), by and
between TriZetto and IMS, and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, (c) certain amendments to TriZetto's certificate of incorporation contemplated by the Merger Agreement and (d) a new TriZetto stock option plan in such form and with such number of available options issuable thereunder as shall be agreed upon by IMS and TriZetto (collectively, the "TRANSACTIONS"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such New Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement terminates in accordance with its terms, at which time this proxy shall expire.

                                          Dated             , 2000
  ------------------------------------------------------------------------------
                                            (Signature of Stockholder)

                                     C-1-11

                                                                    APPENDIX C-2

                                VOTING AGREEMENT

    VOTING AGREEMENT (the "AGREEMENT"), dated as of March 28, 2000, among the undersigned stockholders (the "STOCKHOLDERS") of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS"). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below). In the case of Fidelity Ventures, Limited, Fidelity Investors Limited Partnership and Fidelity Investors II Limited Partnership (collectively, the "Fidelity Entities"), all references to "Stockholder" shall include only the Fidelity Entities and shall not include FMR Corp. and its other subsidiaries and affiliates; Fidelity International Limited and its subsidiaries and affiliates; directors and officers of FMR Corp. and Fidelity International Limited and their respective subsidiaries and affiliates; Edward C. Johnson 3d and members of his family and trusts for their benefit; and any accounts over which FMR Corp. or Fidelity International Limited or their respective subsidiaries and affiliates have investment management or advisory responsibilities, including any of the Fidelity Investments mutual funds.

    WHEREAS, contemporaneously with the execution and delivery of this Agreement, TriZetto and IMS have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), providing for, among other things, the merger of IMS with and into TriZetto, the issuance of shares of TriZetto Common Stock to IMS stockholders in connection with the Merger, certain amendments to TriZetto's certificate of incorporation as set forth in the Merger Agreement (the "TRIZETTO CHARTER AMENDMENTS"), and a new TriZetto stock option plan (the "STOCK OPTION PLAN") in such form and with such number of available options issuable thereunder as shall be agreed upon by TriZetto and IMS (collectively, the "TRANSACTIONS"), upon the terms and subject to the conditions set forth in the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Transactions;

    WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement;

    WHEREAS, in order to induce IMS to enter into the Merger Agreement, the Stockholders wish to agree (i) to deliver to IMS an irrevocable proxy to Vote (as defined in Section 2 hereof) the Shares (as defined in Section 1 hereof) and any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement so as to approve and adopt (a) the Merger Agreement and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders in connection with the Merger,
(c) the TriZetto Charter Amendments and (d) the Stock Option Plan, and (ii) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement except in accordance with this Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    1.  REPRESENTATIONS OF STOCKHOLDERS.

    Each of the Stockholders represents and warrants to IMS that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 of the Exchange Act) and of record each of the shares of Common Stock, par value $0.001 per share, of TriZetto (the "TRIZETTO COMMON STOCK"), set forth opposite such Stockholder's name on EXHIBIT A hereto (such Stockholder's "SHARES") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting of any shares of capital stock of TriZetto and there are no Voting trusts

                                     C-2-1
or Voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of TriZetto Common Stock other than such Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of TriZetto or any security exercisable for or convertible into shares of capital stock of TriZetto other than those options, warrants or other rights set forth opposite such Stockholder's name on EXHIBIT B hereto (such Stockholder's "OPTIONS") and each Stockholder represents and warrants that such Stockholder shall not exercise any such Options prior to the termination of this Agreement except in accordance with Section 6 of this Agreement, (c) such Stockholder has full power and authority and has taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder and this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception, (d) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, and (e) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or by-laws of such Stockholder or any or their comparable governing instruments (if such Stockholder is not a natural person) or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time of both) under any contract to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any lien on, or security interest in, any of the assets on properties of such Stockholder.

    2.  AGREEMENT TO DELIVER PROXY.

    Each of the Stockholders agrees to deliver to IMS on the date hereof an irrevocable proxy substantially in the form attached hereto as EXHIBIT C to Vote such Stockholder's Shares (a) in favor of approval and adoption of the Merger Agreement, the Merger and the transactions contemplated thereby, the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, the TriZetto Charter Amendments and the Stock Option Plan at any meeting of the stockholders of TriZetto at which such matters are considered and at every adjournment or postponement thereof, (b) against any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions,
(c) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement and (d) except for the Transactions, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or the TriZetto Subsidiaries. The proxy delivered by each of the Stockholders pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, "VOTE" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 228 of the Delaware General Corporation Law) or taking other action in favor of or against any action. "VOTING" shall have a correlative meaning.

    3.  NO VOTING TRUSTS.

    Each of the Stockholders agrees that they will not, nor will they permit any entity or person under their control to, deposit any of its Shares or New Shares (as defined in Section 6 hereof) in a Voting trust or subject any of their Shares or New Shares to any arrangement with respect to the Voting of such Shares or New Shares other than agreements entered into with IMS.

                                     C-2-2

    4.  NO PROXY SOLICITATIONS.

    Each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity or person under such Stockholder's control,
(a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or in competition with the consummation of the Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) to directly or indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of TriZetto's stockholders in opposition to or in competition with the consummation of the Transactions or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of TriZetto for the purpose of opposing or competing with the consummation of the Transactions.

    5.  TRANSFER AND ENCUMBRANCE.

    On or after the date hereof and during the term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares, Options or New Shares; PROVIDED, that a Stockholder may transfer such Stockholder's Shares or New Shares if, prior to such transfer, the transferee of such Shares or New Shares, as applicable, shall have executed for the benefit of IMS, a legally binding instrument pursuant to which such transferee agrees to assume all of such Stockholder's obligations under this Agreement, including the delivery of an irrevocable proxy to IMS substantially in the form attached hereto as EXHIBIT C with respect to such transferred Shares or New Shares, as applicable.

    6.  ADDITIONAL PURCHASES.

    Each of the Stockholders agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of TriZetto Common Stock after the execution of this Agreement, including, but not limited to, acquisition by virtue of exercising any Option ("NEW SHARES"), nor will any Stockholder voluntarily acquire the right to Vote or share in the Voting of any shares of TriZetto Common Stock other than the Shares, unless such Stockholder agrees to deliver to IMS immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as EXHIBIT D with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

    7.  SPECIFIC PERFORMANCE AND OPTION TO PURCHASE.

    Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

    8.  ENTIRE AGREEMENT; AMENDMENT; WAIVER.

    This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended,

                                     C-2-3
supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

    9.  NOTICES.

    All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       If to IMS:

           IMS Health Incorporated
           200 Nyala Farms
           Westport, Connecticut 06880
           Attention: Chief Executive Officer
           Telecopy: (203)222-4247

       With copies, which shall not constitute notice, to:

           IMS Health Incorporated
           200 Nyala Farms
           Westport, Connecticut 06880
           Attention: David Stevens
                    Jared Finkelstein

           Telecopy: (203)222-4268

       and

           Sullivan & Cromwell
           125 Broad Street
           New York, New York 10004
           Attention: Alan J. Sinsheimer
                    Keith A. Pagnani

           Telecopy: (212) 558-3588

    If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

       With a copy to:

           The TriZetto Group, Inc.
           567 San Nicolas Drive
           Newport Beach, California 92660
           Attention: General Counsel
           Telecopy: (949) 219-2197

or to such other Persons on addresses as may be designated in writing by the party to receive such notice as provided above.

    10.  MISCELLANEOUS.

        (a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE

                                     C-2-4

    WITH AND SUBJECT TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

        (b) VENUE; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents governed by Delaware law referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 (b).

        (c) SEVERABILITY. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "INVALID PROVISION"), then such provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

        (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                                     C-2-5

        (e) TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement and
    (iii) the date specified in a written agreement duly executed and delivered by IMS and each of the Stockholders, PROVIDED, however, that with respect to the Fidelity Entities this Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement,
    (iii) the date 180 days after the date of this Agreement, and (iv) the date specified in a written agreement duly executed and delivered by IMS and the Fidelity Entities.

        (f) FURTHER ASSURANCES. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

        (g) HEADINGS; RECITALS. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

        (h) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

                                     C-2-6

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                                       IMS HEALTH INCORPORATED

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       STOCKHOLDER:

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:
                                                            Address:
                                                            Telecopy:

                                     C-2-7

                                                                       EXHIBIT A

                                  STOCKHOLDERS

NAME                                                       NUMBER OF SHARES
----                                                       -----------------

                                     C-2-8

                                                                       EXHIBIT B

                              STOCKHOLDERS OPTIONS

NAME                                                          OPTIONS
----                                                          --------

                                     C-2-9

                                                                       EXHIBIT C

                                 FORM OF PROXY

    The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote all shares of Common Stock, par value $0.001 per share, of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), owned by the undersigned (the "SHARES") as of the date hereof at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval and adoption of (a) the Agreement and Plan of Reorganization, dated as of March
  , 2000 (the "MERGER AGREEMENT"), by and between TriZetto and IMS, and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, (c) certain amendments to TriZetto's certificate of incorporation contemplated by the Merger Agreement, and (d) a new TriZetto stock option plan in such form and with such number of available options issuable thereunder as shall be agreed upon by IMS and TriZetto (collectively, the "TRANSACTIONS"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions,
(b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such Shares for
(a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time
as the Voting Agreement, dated as of March   , 2000, among certain stockholders
of TriZetto, including the undersigned, and IMS, terminates in accordance with its terms, at which time this proxy shall expire.

                                          Dated March   , 2000
                                          --------------------------------------
                                          (Signature of Stockholder)

                                     C-2-10

                                                                       EXHIBIT D

                                 FORM OF PROXY

    The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of
substitution and resubstitution, (i) to vote the             shares of Common
Stock, par value $0.001 per share (the "NEW SHARES"), of The TriZetto
Group, Inc., a Delaware corporation ("TRIZETTO"), purchased or otherwise acquired by the undersigned, or for which the undersigned has voluntarily acquired the right to vote or share in the voting of such shares, since the
execution of the Voting Agreement, dated as of March   , 2000 (the "VOTING
AGREEMENT"), by and among certain stockholders of TriZetto, including the undersigned, and IMS, at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval and adoption of (a) the Agreement and Plan of
Reorganization, dated as of March   , 2000 (the "MERGER AGREEMENT"), by and
between TriZetto and IMS, and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, (c) certain amendments to TriZetto's certificate of incorporation contemplated by the Merger Agreement and (d) a new TriZetto stock option plan in such form and with such number of available options issuable thereunder as shall be agreed upon by IMS and TriZetto (collectively, the "TRANSACTIONS"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such New Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement terminates in accordance with its terms, at which time this proxy shall expire.

                                          Dated             , 200
                                          --------------------------------------
                                          (Signature of Stockholder)

                                     C-2-11

                                                                    APPENDIX C-3

                                VOTING AGREEMENT

    VOTING AGREEMENT (the "AGREEMENT"), dated as of March 28, 2000, among the undersigned stockholders (the "STOCKHOLDERS") of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS"). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below).

    WHEREAS, contemporaneously with the execution and delivery of this Agreement, TriZetto and IMS have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), providing for, among other things, the merger of IMS with and into TriZetto, the issuance of shares of TriZetto Common Stock to IMS stockholders in connection with the Merger, certain amendments to TriZetto's certificate of incorporation as set forth in the Merger Agreement (the "TRIZETTO CHARTER AMENDMENTS"), and a new TriZetto stock option plan (the "STOCK OPTION PLAN") in such form and with such number of available options issuable thereunder as shall be agreed upon by TriZetto and IMS (collectively, the "TRANSACTIONS"), upon the terms and subject to the conditions set forth in the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Transactions;

    WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement;

    WHEREAS, in order to induce IMS to enter into the Merger Agreement, the Stockholders wish to agree (i) to deliver to IMS an irrevocable proxy to Vote (as defined in Section 2 hereof) the Shares (as defined in Section 1 hereof) and any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement so as to approve and adopt (a) the Merger Agreement and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders in connection with the Merger,
(c) the TriZetto Charter Amendments and (d) the Stock Option Plan, and (ii) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of TriZetto acquired hereafter and prior to the termination of this Agreement except in accordance with this Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    1.  REPRESENTATIONS OF STOCKHOLDERS.

    Each of the Stockholders represents and warrants to IMS that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 of the Exchange Act) and of record each of the shares of Common Stock, par value $0.001 per share, of TriZetto (the "TRIZETTO COMMON STOCK"), set forth opposite such Stockholder's name on EXHIBIT A hereto (such Stockholder's "SHARES") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting of any shares of capital stock of TriZetto and there are no Voting trusts or Voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of TriZetto Common Stock other than such Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of TriZetto or any security exercisable for or convertible into shares of capital stock of TriZetto other than those options, warrants or other rights set forth opposite such Stockholder's name on EXHIBIT B hereto (such Stockholder's "OPTIONS") and each Stockholder represents and warrants that such Stockholder shall not exercise any such Options prior to the termination of this Agreement except in accordance with Section 6 of this Agreement, (c) such

                                     C-3-1

Stockholder has full power and authority and has taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder and this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception, (d) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, and (e) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or by-laws of such Stockholder or any or their comparable governing instruments (if such Stockholder is not a natural person) or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time of both) under any contract to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any lien on, or security interest in, any of the assets on properties of such Stockholder.

    2.  AGREEMENT TO DELIVER PROXY.

    Each of the Stockholders agrees to deliver to IMS on the date hereof an irrevocable proxy substantially in the form attached hereto as EXHIBIT C to Vote such Stockholder's Shares (a) in favor of approval and adoption of the Merger Agreement, the Merger and the transactions contemplated thereby, the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, the TriZetto Charter Amendments and the Stock Option Plan at any meeting of the stockholders of TriZetto at which such matters are considered and at every adjournment or postponement thereof, (b) against any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions,
(c) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement and (d) except for the Transactions, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or the TriZetto Subsidiaries. The proxy delivered by each of the Stockholders pursuant to this Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, "VOTE" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 228 of the Delaware General Corporation Law) or taking other action in favor of or against any action. "VOTING" shall have a correlative meaning.

    3.  NO VOTING TRUSTS.

    Each of the Stockholders agrees that they will not, nor will they permit any entity or person under their control to, deposit any of its Shares or New Shares (as defined in Section 6 hereof) in a Voting trust or subject any of their Shares or New Shares to any arrangement with respect to the Voting of such Shares or New Shares other than agreements entered into with IMS.

    4.  NO PROXY SOLICITATIONS.

    Each of the Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity or person under such Stockholder's control,
(a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or in competition with the consummation of the Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) to directly or

                                     C-3-2
indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of TriZetto's stockholders in opposition to or in competition with the consummation of the Transactions or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of TriZetto for the purpose of opposing or competing with the consummation of the Transactions.

    5.  TRANSFER AND ENCUMBRANCE.

    On or after the date hereof and during the term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares, Options or New Shares; PROVIDED, that a Stockholder may transfer such Stockholder's Shares or New Shares if, prior to such transfer, the transferee of such Shares or New Shares, as applicable, shall have executed for the benefit of IMS, a legally binding instrument pursuant to which such transferee agrees to assume all of such Stockholder's obligations under this Agreement, including the delivery of an irrevocable proxy to IMS substantially in the form attached hereto as EXHIBIT C with respect to such transferred Shares or New Shares, as applicable.

    6.  ADDITIONAL PURCHASES.

    Each of the Stockholders agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of TriZetto Common Stock after the execution of this Agreement, including, but not limited to, acquisition by virtue of exercising any Option ("NEW SHARES"), nor will any Stockholder voluntarily acquire the right to Vote or share in the Voting of any shares of TriZetto Common Stock other than the Shares, unless such Stockholder agrees to deliver to IMS immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as EXHIBIT D with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

    7.  SPECIFIC PERFORMANCE AND OPTION TO PURCHASE.

    Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

    8.  ENTIRE AGREEMENT; AMENDMENT; WAIVER.

    This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

    9.  NOTICES.

    All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by

                                     C-3-3
telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       If to IMS:

           IMS Health Incorporated
           200 Nyala Farms
           Westport, Connecticut 06880
           Attention: Chief Executive Officer
           Telecopy: (203)222-4247

       With copies, which shall not constitute notice, to:

           IMS Health Incorporated
           200 Nyala Farms
           Westport, Connecticut 06880
           Attention: David Stevens
                    Jared Finkelstein

           Telecopy: (203)222-4268

       and

           Sullivan & Cromwell
           125 Broad Street
           New York, New York 10004
           Attention: Alan J. Sinsheimer
                    Keith A. Pagnani

           Telecopy: (212) 558-3588

    If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

       With a copy to:

           The TriZetto Group, Inc.
           567 San Nicolas Drive
           Newport Beach, California 92660
           Attention: General Counsel
           Telecopy: (949) 219-2197

or to such other Persons on addresses as may be designated in writing by the party to receive such notice as provided above.

    10.  MISCELLANEOUS.

        (a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

        (b) VENUE; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents governed by Delaware law referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or

                                     C-3-4
    enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
    Section 9 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 (b).

        (c) SEVERABILITY. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "INVALID PROVISION"), then such provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

        (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

        (e) TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the Closing, (ii) the termination of the Merger Agreement and
    (iii) the date specified in a written agreement duly executed and delivered by IMS and each of the Stockholders.

        (f) FURTHER ASSURANCES. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

                                     C-3-5

        (g) HEADINGS; RECITALS. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

        (h) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

                                     C-3-6

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                                       IMS HEALTH INCORPORATED

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       STOCKHOLDER:

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:
                                                            Address:
                                                            Telecopy:

                                     C-3-7

                                                                       EXHIBIT A

                                  STOCKHOLDERS

NAME                                                          NUMBER OF SHARES
----                                                          ----------------

                                     C-3-8

                                                                       EXHIBIT B

                              STOCKHOLDERS OPTIONS

NAME                                                          OPTIONS
----                                                          -------

                                     C-3-9

                                                                       EXHIBIT C

                                 FORM OF PROXY

    The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of substitution and resubstitution, (i) to vote all shares of Common Stock, par value $0.001 per share, of The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), owned by the undersigned (the "SHARES") as of the date hereof at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval and adoption of (a) the Agreement and Plan of Reorganization, dated as of
March   , 2000 (the "MERGER AGREEMENT"), by and between TriZetto and IMS, and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, (c) certain amendments to TriZetto's certificate of incorporation contemplated by the Merger Agreement, and (d) a new TriZetto stock option plan in such form and with such number of available options issuable thereunder as shall be agreed upon by IMS and TriZetto (collectively, the "TRANSACTIONS"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions,
(b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such Shares for
(a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time
as the Voting Agreement, dated as of March   , 2000, among certain stockholders
of TriZetto, including the undersigned, and IMS, terminates in accordance with its terms, at which time this proxy shall expire.

                                          Dated March   , 2000
                                          --------------------------------------
                                          (Signature of Stockholder)

                                     C-3-10

                                                                       EXHIBIT D

                                 FORM OF PROXY

    The undersigned, for consideration received, hereby appoints Victoria Fash or another representative of IMS Health Incorporated, a Delaware corporation ("IMS"), designated by her and each of them my proxies, with full power of
substitution and resubstitution, (i) to vote the             shares of Common
Stock, par value $0.001 per share (the "NEW SHARES"), of The TriZetto
Group, Inc., a Delaware corporation ("TRIZETTO"), purchased or otherwise acquired by the undersigned, or for which the undersigned has voluntarily acquired the right to vote or share in the voting of such shares, since the
execution of the Voting Agreement, dated as of March   , 2000 (the "VOTING
AGREEMENT"), by and among certain stockholders of TriZetto, including the undersigned, and IMS, at any meetings of stockholders of TriZetto after the date hereof and at any adjournment or postponement thereof (each, a "TRIZETTO MEETING") FOR approval and adoption of (a) the Agreement and Plan of
Reorganization, dated as of March   , 2000 (the "MERGER AGREEMENT"), by and
between TriZetto and IMS, and the transactions contemplated thereby, (b) the issuance of TriZetto Common Stock to IMS stockholders pursuant to the Merger Agreement, (c) certain amendments to TriZetto's certificate of incorporation contemplated by the Merger Agreement and (d) a new TriZetto stock option plan in such form and with such number of available options issuable thereunder as shall be agreed upon by IMS and TriZetto (collectively, the "TRANSACTIONS"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries, and (ii) to withhold consents with respect to such New Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of TriZetto under the Merger Agreement, or (c) except for the Transactions, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of TriZetto or its subsidiaries. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement terminates in accordance with its terms, at which time this proxy shall expire.

                                          Dated             , 200__
                                          --------------------------------------
                                          (Signature of Stockholder)

                                     C-3-11

                                                                      APPENDIX D

                         REGISTRATION RIGHTS AGREEMENT
                          Dated as of           , 2000
                                 by and between
                            The TriZetto Group, Inc.
                                      and
                            IMS Health Incorporated

    This REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered
into as of             , 2000, by and between The TriZetto Group, Inc., a
Delaware corporation (TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS").

                                    RECITALS

    WHEREAS, TriZetto, Elbejay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TriZetto ("MERGER SUB"), IMS and ERISCO Managed Care Technologies, Inc., a New York corporation and a wholly owned subsidiary of IMS ("ERISCO"), have entered into an Agreement and Plan of Reorganization, dated as of May 16, 2000 (the "MERGER AGREEMENT");

    WHEREAS, pursuant to the Merger Agreement, IMS will receive [      ] shares
of Common Stock, par value $0.001 per share, of TriZetto ("TRIZETTO COMMON STOCK");

    WHEREAS, in connection with TriZetto's previous issuance of an aggregate of 4,545,454 shares of Series A Preferred Stock, par value $0.001 per share, and 1,730,770 shares of Series B Preferred Stock, par value $0.001 per share, TriZetto entered into a First Amended and Restated Investor Rights Agreement, dated April 9, 1999 (the "INVESTOR RIGHTS AGREEMENT"), pursuant to which the purchasers of such preferred stock (the "VENTURE CAPITALISTS") were granted certain registration rights;

    WHEREAS, the Venture Capitalists continue to have registration rights relating to the 6,276,224 shares of TriZetto Common Stock which were issued upon the conversion of the shares of TriZetto preferred stock held by the Venture Capitalists on October 14, 1999;

    WHEREAS, pursuant to the Investor Rights Agreement, TriZetto has obtained the consents and any necessary waivers of the Venture Capitalists such that TriZetto may provide the registration rights set forth in this Agreement; and

    WHEREAS, TriZetto has agreed to provide the registration rights set forth in this Agreement;

    NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

    1.  DEFINITIONS.

    Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to such terms in the Merger Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

    "AICPA" shall mean the American Institute of Certified Public Accountants.

    "DEMAND REGISTRATION" shall have the meaning set forth in Section 2(a) hereof.

    "DEMAND REGISTRATION STATEMENT" shall have the meaning set forth in
Section 2(a) hereof.

    "EFFECTIVE TIME" shall mean the date on which the SEC declares a Registration Statement effective or on which such Registration Statement otherwise becomes effective.

    "ERISCO" shall have the meaning set forth in the Recitals.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "INDEMNIFIED PERSON" shall have the meaning set forth in Section 6(a) hereof.

    "INVESTOR RIGHTS AGREEMENT" shall have the meaning set forth in the Recitals.

    "IMS" shall have the meaning set forth in the Preamble.

    "MERGER AGREEMENT" shall have the meaning set forth in the Recitals.

    "MERGER SUB" shall have the meaning set forth in the Recitals.

    "NASD RULES" shall mean the Rules of the National Association of Securities Dealers, Inc., as amended from time to time.

    "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

    "PIGGYBACK REGISTRATION" shall have the meaning set forth in Section 3(a) hereof.

    "PROPOSED REGISTRATION" shall have the meaning set forth in Section 3(a) hereof.

    "PROSPECTUS" shall mean the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act) included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by TriZetto under the Exchange Act and incorporated by reference therein.

    "REGISTRATION EXPENSES" shall have the meaning set forth in Section 5(a) hereof.

    "REGISTRABLE SECURITIES" shall mean the TriZetto Common Stock issued to IMS in connection with the Merger, PROVIDED that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

    "REGISTRATION STATEMENT" shall mean any registration statement of TriZetto which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

    "RESTRICTED SECURITY" shall mean any security unless and until:

    (i) a registration statement with respect to the sale of such security shall have been declared effective under the Securities Act and such security shall have been disposed of in accordance with such registration statement,

    (ii) it is distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act,

   (iii) the provisions of Section 7(b) hereof apply, or

    (iv) such security shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act, new certificates for such security not bearing a legend restricting further transfer shall have been delivered by TriZetto and such security shall be freely transferable to the public without registration under the Securities Act.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

    "SEC" shall mean the Securities and Exchange Commission.

    "TRIZETTO" shall have the meaning set forth in the Preamble.

    "TRIZETTO COMMON STOCK" shall have the meaning set forth in the Recitals.

    "UNDERWRITTEN", "UNDERWRITTEN REGISTRATION", "UNDERWRITTEN OFFERING" or "UNDERWRITTEN REGISTERED OFFERING" shall mean a registration in which securities of TriZetto are sold to an underwriter for re-offering to the public pursuant to an effective Registration Statement.

    "VENTURE CAPITALISTS" shall have the meaning set forth in the Recitals.

    2.  DEMAND REGISTRATIONS.

        (a) NOTICE. At any time following the date two (2) years after the Closing Date, IMS shall have the right, on not more than three
    (3) occasions in the aggregate and no more frequently than once in any one
    (1) year period, to make a written request to TriZetto that TriZetto file a registration statement (a "DEMAND REGISTRATION STATEMENT") registering for offer and sale at least 20% of the Registrable Securities then held by it with the SEC under and in accordance with provisions of the Securities Act (a "DEMAND REGISTRATION"). All requests made pursuant to this paragraph will specify the aggregate number of the Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

        (b) RESTRICTIONS. Each Demand Registration Statement shall be filed as soon as possible after the date IMS makes the written request for registration under the preceding paragraph, so long as Registrable Securities are still outstanding at each such time; PROVIDED, HOWEVER, that TriZetto shall have the right to postpone the filing, or delay the effectiveness, of a Registration Statement, or fail to keep such Registration Statement continuously effective or not amend or supplement the Registration Statement or included Prospectus, (i) if TriZetto determines based upon the advice of counsel that it would be advisable to disclose in the Registration Statement material non-public information, and TriZetto shall have determined in good faith, and shall have provided written notice to IMS that such disclosure is not in the best interests of TriZetto and its stockholders or (ii) during the period commencing 30 days prior to the expected effective date, which date shall be determined by the managing underwriter of such public offering, and ending 90 days following the effective date, of any registration statement pertaining to an underwritten public offering of securities of TriZetto (other than a registration on Form S-4 relating solely to a SEC Rule 145 transaction, or a registration relating solely to employee benefit plans); PROVIDED FURTHER that in the case of clause (i) above, no one such postponement shall exceed 60 days and all such postponements in any one year period shall not exceed 120 days in the aggregate.

        (c) EFFECTIVENESS. TriZetto agrees to use its reasonable best efforts to cause each such Demand Registration Statement to be declared effective by the SEC within 45 calendar days after filing, and to keep it continuously effective for a period of 120 days following the dates on which each such Demand Registration Statement is declared effective or until all Registrable Securities included therein have been sold, if earlier.

        (d) PRIORITY OF SECURITIES IN DEMAND REGISTRATIONS. In connection with any underwritten Demand Registration, if the managing underwriter or underwriters advise TriZetto in writing that, in its or their reasonable opinion, the inclusion of the number of securities proposed to be registered exceeds the number which can be sold in such offering, TriZetto will include in such registration the number of securities which, in the opinion of such underwriter or underwriters, can be sold as follows: (i) first, the Registrable Securities requested to be included in such Demand Registration;
    (ii) second, the TriZetto Common Stock requested to be included in such Demand Registration by the Venture Capitalists, pro rata among the Venture Capitalists which have requested their TriZetto Common Stock to be included therein; (iii) third, any TriZetto Common Stock TriZetto proposes to sell;
    (iv) fourth, the TriZetto Common Stock requested to be included in such Demand Registration, pro rata among the holders of TriZetto Common Stock, other than the Venture Capitalists, which have requested their TriZetto Common Stock to be included therein; and (v) fifth, other TriZetto Common Stock requested to be included in such Demand Registration.

        (e) SELECTION OF UNDERWRITERS. TriZetto shall have the right, with respect to any Registration Statement to be filed as a result of a Demand Registration, to determine whether such registration shall be underwritten or not and to select any managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing and which will be reasonably acceptable to IMS.

        (f) WITHDRAWAL OF DEMAND REGISTRATION. IMS shall have the right to withdraw any request for registration pursuant to Section 2(a) hereof after the Registration Statement has been filed with the SEC, but prior to the time the Registration Statement in respect of such Registration has been declared effective, PROVIDED, HOWEVER, the Registration requested by IMS shall be deemed to have been effected (and, therefore, requested) for purposes of Section 2(a) hereof unless IMS pays all Registration Expenses (as defined in Section 5 hereof) in connection with the filing of the withdrawn Registration Statement.

    3.  PIGGYBACK REGISTRATION RIGHTS.

        (a) RIGHTS TO PIGGYBACK. At any time following the date two (2) years after the Closing Date, subject to the last sentence of this paragraph, whenever TriZetto proposes to file a registration statement under the Securities Act (a "PROPOSED REGISTRATION") with respect to any proposed public offering by TriZetto or by any holders of TriZetto Common Stock (or securities convertible into or exchangeable or exercisable for TriZetto Common Stock) and the registration form to be used may be used for the registration of the Registrable Securities (a "PIGGYBACK REGISTRATION"), TriZetto will give prompt written notice to IMS of its intention to effect such a registration and will, subject to Section 3(b) below, include in such Piggyback Registration all Registrable Securities with respect to which TriZetto has received written request for inclusion therein within 15 days after receipt of TriZetto's notice. Registrable Securities with respect to which such requests for registration have been received will be registered by TriZetto and offered to the public pursuant to this Section 3 on the same terms and subject to the same conditions applicable to the registration in a Proposed Registration of TriZetto Common Stock to be sold by TriZetto or by persons selling under such Proposed Registration. Holders of Registrable Securities will not be entitled to include TriZetto Common Stock pursuant to this Section 3(a) in any Registration Statement pertaining to the registration of any securities of TriZetto in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans.

        (b) PRIORITY ON PIGGYBACK REGISTRATIONS. In connection with an underwritten Piggyback Registration, if the managing underwriter or underwriters advise TriZetto in writing that, in its or their reasonable opinion, the inclusion of the number of securities proposed to be registered exceeds the number which can be sold in such offering, TriZetto will include in such registration the number of securities which, in the opinion of such underwriter or underwriters, can be sold as follows: (i) first, the TriZetto Common Stock TriZetto proposes to sell or if the registration is in response to a demand registration right of a Person (other than IMS) whose registration rights require such a priority, the securities that the Person(s) demanding such registration propose or proposes to sell to the extent of such a priority, (ii) second, any securities requested to be included in such registration by the Venture Capitalists who exercise their rights to have their securities included in such registration, (iii) third, the Registrable Securities requested to be included in such registration,
    (iv) fourth, any securities requested to be included in such registration by a Person who exercises its rights to have its securities included in such registration, but only to the extent of such rights, pro rata among such Persons which have requested their securities to be included therein, and
    (v) fifth, other TriZetto Common Stock requested to be included in such registration.

        (c) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, TriZetto will select a managing underwriter or underwriters to administer the offering. As a condition to participation in such an offering, each holder of Registrable Securities shall execute an underwriting agreement in a customary form requested by such underwriter.

    4.  REGISTRATION PROCEDURES.

    In connection with TriZetto's obligation to file Registration Statements pursuant to Sections 2 or 3 hereof, TriZetto shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto TriZetto shall:

        (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, furnish to IMS and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of IMS and such managing underwriters, and TriZetto shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which IMS or the managing underwriters, if any, shall reasonably object;

        (b) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by IMS or any underwriter of Registrable Securities or as may be required by the Securities Act or any rules or regulations promulgated thereunder or otherwise necessary to keep the Registration Statement effective for the applicable period;

        (c) cause the final Prospectus as supplemented to be filed pursuant to Rule 424 under the Securities Act if then required by the Securities Act;

        (d) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

        (e) notify IMS and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notification in writing:

           (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

           (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

           (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

           (4) of the receipt by TriZetto of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

           (5) while such Registration Statement is in effect, of the happening of any event or the existence of any state of facts that requires the making of any changes in the Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to IMS to suspend the use of the Prospectus until the requisite changes have been made);

        (f) use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

        (g) if reasonably requested by IMS, as the case may be, or the managing underwriter, immediately incorporate in a Prospectus supplement or post-effective amendment such information as IMS, as the case may be, and the managing underwriters agree is required to be included therein pursuant to the Securities Act and the rules and regulations promulgated thereunder, relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering, including the plan of distribution therefor; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

        (h) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) (i) provide copies of such document to counsel to IMS and to the managing underwriters, if any, and (ii) make TriZetto's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for IMS or such underwriters may reasonably request; PROVIDED, HOWEVER, that nothing herein shall prevent TriZetto from filing any document that in the reasonable judgment of TriZetto, after consultation with counsel, is required to be filed under the Securities Act or the Exchange Act;

        (i) furnish to IMS and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

        (j) deliver to IMS and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; TriZetto consents (except during the continuance of any event described in Section 4(e)(5) above) to the use of the Prospectus and any amendment or supplement thereto by IMS and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto;

        (k) prior to any offering of Registrable Securities pursuant to any Registration Statement, (i) TriZetto shall register or qualify or cooperate with IMS and its or their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions of or within the United States of America as IMS or any underwriter reasonably requests in writing,
    (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable IMS or the managing underwriters, if any, to complete its distribution of Registrable Securities pursuant to a Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; PROVIDED, HOWEVER, that in no event shall TriZetto be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 4(k) or (ii) file any general consent to service of process in any such jurisdiction where it is not as of the date hereof so subject;

        (l) cooperate with IMS and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such denominations and registered in such names as IMS or the managing underwriters may request at least two business days prior to the sale of Registrable Securities pursuant to the Registration Statement;

        (m) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities of or within the United States of America as may be necessary to enable IMS or the managing underwriters, if any, to consummate the disposition of such Registrable Securities;

        (n) if any fact contemplated by Section 4(e)(5) above shall exist, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, if the Board of Directors of TriZetto provides written notice to IMS that it has determined that it is advisable to disclose in the Registration Statement material non-public information, the disclosure of which TriZetto's Board of Directors believes would be materially harmful to TriZetto and its stockholders at that time, TriZetto shall not be required to prepare and file such amendment, supplement or document for such period as the Board of Directors of TriZetto believes such disclosure would be materially harmful to TriZetto; PROVIDED that such period shall be no more than sixty calendar days. If TriZetto notifies IMS of the occurrence of any event contemplated by Section 4(e)(5) above, IMS agrees, as a consequence of the inclusion of any of IMS's Registrable Securities in the Registration Statement, to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made;

        (o) use all reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be listed for quotation on the Nasdaq National Market or other stock exchange or trading system on which the Registrable Securities primarily trade on or prior to the Effective Time of the Registration Statement;

        (p) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith as may be reasonably requested by IMS and the managing underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

           (1) make such representations and warranties to IMS and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings;

           (2) obtain opinions of counsel to TriZetto and bring-downs of such opinions, which counsel shall be reasonably satisfactory to IMS and to the managing underwriters, if any, and which opinions (in form, scope and substance) shall be customary and shall be reasonably satisfactory to IMS and to the managing underwriters, if any, and addressed to IMS and the underwriters, if any, covering: (i) in the case of an underwritten offering, the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by IMS and the underwriters (it being agreed that the matters to be covered shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Registration Statement or most recent post-effective amendment thereto, as the case may be, a statement as to, to the knowledge of such counsel, the absence from the Registration Statement and the Prospectus, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein not misleading), and
       (ii) in the case of offerings not involving an underwriter, the matters customarily covered in opinions requested in the type of offering involved, and, in the case of (i) or (ii), stating that the Registration Statement complies, as to form, with the requirements of the Securities Act;

           (3) to the extent permitted by the rules of the AICPA, obtain "cold comfort" letters and updates thereof from the independent public accountants of TriZetto (and, if necessary, from the independent public accountants of any Subsidiary of TriZetto or of any business acquired by TriZetto for which financial statements and financial data are, or are required to be, included in the Registration Statement) addressed to IMS and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings;

           (4) if an underwriting agreement is entered into, the same shall set forth customary indemnification and contribution provisions and procedures; PROVIDED, that such provisions and procedures shall be at least as favorable to IMS in every material respect as the provisions of
       Section 6 hereof; and

           (5) TriZetto shall deliver such documents and certificates as may be reasonably requested by IMS and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 4(p)(1) above and to evidence compliance with any conditions contained in the underwriting agreement or other agreement entered into by TriZetto.

    The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

        (q) make available for inspection by IMS and any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by IMS or such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of TriZetto and its Subsidiaries, cause the officers, directors, agents and employees of TriZetto and its Subsidiaries to supply all information in each case reasonably requested by IMS or any such underwriter, attorney or accountant in connection with the Registration Statement, provide IMS and any such underwriter, attorney or accountant with opportunities to discuss the business of TriZetto and its Subsidiaries with TriZetto's officers and provide IMS and any such underwriter, attorney or accountant with opportunities to discuss the business of TriZetto and its Subsidiaries with the independent public accountants who have certified TriZetto's most recent annual financial statements in each case, as is customary for similar due diligence investigations; PROVIDED that any records, information or documents that are designated in writing by TriZetto, in good faith, as confidential shall be kept confidential by such Persons unless disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and PROVIDED FURTHER that, if the foregoing inspection and information gathering would otherwise disrupt TriZetto's conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of IMS and the other parties entitled thereto by one counsel designated by and on behalf of IMS and other parties; and, PROVIDED, FURTHER, that nothing herein shall require any waiver by TriZetto of any attorney-client privilege;

        (r) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of TriZetto and its Subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder (including, at the option of TriZetto, Rule 158);

        (s) in the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" (as defined in Rule 2720(b)(1) of the NASD Rules (or any successor provision thereto)) of TriZetto or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by a Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, TriZetto shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by
    (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in
    Section 6 hereof, and (C) providing such information to such broker-dealer as may reasonably be required in order for such broker-dealer to comply with the requirements of the NASD Rules;

        (t) use its reasonable efforts to assist IMS and the underwriters, if any, in marketing the Registrable Securities, including causing its executive officers to participate in such "road show" presentations and conference calls as may be customary in the marketing of equity securities; PROVIDED, HOWEVER, that IMS shall cause the managing underwriters or placement agents of any Securities to give such executives reasonable advance notice concerning the scheduling of any such presentation or call; PROVIDED, FURTHER, that such presentations and conference calls shall be scheduled with the understanding that the regular responsibilities of such executive officers will take priority over any such activities; and

        (u) take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by the Registration Statement contemplated hereby.

    TriZetto may require IMS to furnish to TriZetto such information regarding IMS and the distribution of such securities as is required to be disclosed in the Registration Statement.

    IMS agrees by acquisition of such Registrable Securities that, upon receipt of any notice from TriZetto of the happening of any event of the kind described in Section 4(e)(5) hereof, IMS will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until IMS's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 4(n) hereof, or until it is advised in writing by TriZetto that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by TriZetto, IMS will deliver to TriZetto (at TriZetto's expense) all copies, other than permanent file copies then in IMS's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; PROVIDED that nothing in this paragraph shall prohibit or restrict IMS from effecting sales or transfers otherwise than under a Registration Statement. In the event TriZetto shall give any such notice, the time periods mentioned in Section 2(c) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when IMS either receives the copies of the supplemented or amended prospectus contemplated by
Section 4(n) hereof or is advised in writing by TriZetto that the use of the Prospectus may be resumed.

    5.  REGISTRATION EXPENSES.

        (a) All expenses incident to TriZetto's performance of, or compliance, with this Agreement, including without limitation:

           (1) all registration and filing fees (including with respect to filings required to be made with the National Association of Securities Dealers);

           (2) fees and expenses of compliance with securities or blue sky laws of or within the United States of America (including reasonable fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or IMS may designate);

           (3) printing, messenger, telephone, delivery, distribution and reproduction expenses;

           (4) fees and disbursements of counsel for TriZetto (including the expenses of any opinions required by or incident to such performance);

           (5) fees and disbursements of all independent certified public accountants of TriZetto (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

           (6) fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any person other than TriZetto); and

           (7) fees and expenses of other Persons retained by TriZetto

(all such expenses being, herein called "REGISTRATION EXPENSES") will be borne by TriZetto, regardless whether the Registration Statement becomes effective.

    To the extent that any Registration Expenses are reasonably incurred, assumed or paid by IMS or any underwriter, TriZetto shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a written request therefor, which shall specify in reasonable detail the nature and amount of the Registration Expenses.

    TriZetto will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, rating agency fees, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by TriZetto are then listed and the fees and expenses of any Person, including special experts, retained by TriZetto.

        (b) In connection with each Registration Statement required hereunder, TriZetto shall not be responsible for the payment of any transfer taxes relating to the sale or disposition of the Registrable Securities by IMS or for any underwriting discounts and commissions attributable to the sale of Registrable Securities by or on behalf of IMS.

    6.  INDEMNIFICATION.

        (a) INDEMNIFICATION BY TRIZETTO. In the event of any registration of securities of TriZetto under the Securities Act, TriZetto shall indemnify and hold harmless (i) in the case of any registration of Registrable Securities hereunder, IMS and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each Person who controls IMS or such underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) in the case of any registration statement of TriZetto, IMS, its directors and officers and each Person who controls IMS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "INDEMNIFIED PERSON") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by TriZetto to any Indemnified Person, or any amendment or supplement thereto, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
    (z) the failure of TriZetto to comply with applicable law or the breach by TriZetto of this Agreement, and TriZetto hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that TriZetto shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to TriZetto by such Indemnified Person expressly for use therein; PROVIDED FURTHER, HOWEVER, that the indemnification obligations hereunder with respect to any preliminary prospectus shall not inure to the benefit of any underwriter, selling agent or other securities professional from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased any securities, or any person controlling such underwriter, selling agent or other securities professional, if a copy of the final prospectus (as then amended or supplemented if TriZetto shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such underwriter, selling agent or other securities professional to such person, if such is required by law, at or prior to written confirmation of the sale of such security to such person, and if the final prospectus (as so amended or supplemented) would have corrected the defect and given rise to such loss, liability, claim, damage or expense.

        (b) INDEMNIFICATION BY IMS AND ANY UNDERWRITERS. IMS agrees, as a consequence of the inclusion of any of IMS's Registrable Securities in such Registration Statement, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to
    (i) indemnify and hold harmless TriZetto, its directors, officers who sign the registration statement and each person, if any, who controls TriZetto within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which TriZetto or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
    (x) an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus, or any amendment or supplement, (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to TriZetto by IMS or such underwriter, selling agent or other securities professional expressly for use therein, or (z) the failure of IMS to comply with applicable law or the breach by IMS of this Agreement, and (ii) reimburse TriZetto for any legal or other expenses reasonably incurred by TriZetto in connection with investigating or defending any such action or claim as such expenses are incurred.

        (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
    Section 6, except to the extent the indemnifying party is prejudiced by the omission. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (to the extent that the indemnified party is an actual or reasonably likely potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (d)  CONTRIBUTION.  If the indemnification provided for in this
    Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if IMS or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this
    Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of IMS and any underwriters, selling agents or other securities professionals in this Section 6(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

        (e) Notwithstanding any other provision of this Section 6, in no event will (i) IMS be required to undertake liability to any person under this
    Section 6 for any amounts in excess of the dollar amount of the proceeds to be received by IMS from the sale of its Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or (ii) any underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.

        (f) The obligations of TriZetto under this Section 6 shall be in addition to any liability which TriZetto may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
    Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to TriZetto. The remedies provided in this
    Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

    7.  RULE 144.

        (a) TriZetto covenants that it will use its reasonable best efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if TriZetto is not required to file such reports, it will, upon the request of IMS make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as IMS may reasonably request, all to the extent required from time to time to enable IMS to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC, including providing any legal opinions as to the exemptions under Rule 144. Upon the request of IMS TriZetto will deliver to IMS a written statement as to whether it has complied with such information and requirements.

        (b) A security ceases to be a Restricted Security when IMS is permitted to sell such security to the public without restriction pursuant to Rule 144(k) (or any similar provisions then in force). The determination as to whether IMS is permitted to sell such security to the public without restriction pursuant to Rule 144(k) (including, without limitation, the determination as to whether IMS is an "affiliate" of TriZetto, as such term is used in Rule 144), shall be made promptly and in good faith by counsel to IMS and counsel to TriZetto at such time as IMS seeks to sell such security to the public pursuant to Rule 144(k).

    8.  APPROVAL FOR LISTING.

    Promptly after the date hereof and after any subsequent increase in the number of Registrable Securities, TriZetto shall take all necessary action to cause all of the Registrable Securities to be approved for listing, subject to official notice of issuance, on the Nasdaq National Market or other securities exchange or dealer quotation system on which the TriZetto Common Stock may then be listed or authorized for quotation.

    9.  TERM OF REGISTRATION RIGHTS.

    The rights of IMS with respect to the registration rights granted pursuant to this Agreement shall remain in effect, subject to the terms hereof, until the earlier of (i) ten (10) years after the Closing

Date and (ii) the date on which there are no Registrable Securities or securities which are convertible or exchangeable for Registrable Securities issued and outstanding.

    10.  FURTHER AGREEMENTS.

    (a) TriZetto will not file any registration statement under the Securities Act unless it shall first have given to IMS for so long as IMS owns beneficially (as such term is defined in the Exchange Act) 10% or more of the TriZetto Common Stock outstanding or is otherwise deemed to be a control person under the Securities Act, at least 10 days' prior written notice thereof and, if so requested by IMS within 10 days after such notice, IMS shall have the right, at any time when, in the reasonable judgment of IMS IMS is or might be deemed a controlling person of TriZetto within the meaning of the Securities Act, (a) to participate in the preparation and filing of each such registration statement at the sole cost and expense of IMS and (b) to receive signed copies of the documents specified in Section 4 hereof addressed to IMS. If any such registration statement refers to IMS by name or otherwise as the holder of any securities of TriZetto, then IMS shall have the right (in addition to any other rights it may have under this Agreement) to require, in the event that such reference to IMS by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the references to IMS.

    11.  MISCELLANEOUS.

    (a) REMEDIES. IMS, in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. TriZetto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

    (b) REGISTRATION RIGHTS OF OTHER PERSONS. TriZetto may grant to any Person other than IMS the right to request a registration of securities of TriZetto under the Securities Act or the right to be included as a selling stockholder in connection with any registration of Registrable Securities; PROVIDED, HOWEVER, that the granting of any such rights shall not conflict with or otherwise alter any rights granted to IMS hereunder. TriZetto hereby represents and warrants to IMS that it has obtained the consents or approvals of the Venture Capitalists necessary to enter into this Agreement and to grant IMS its rights hereunder.

    (c) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. TriZetto will not intentionally take any action, or permit any change to occur, with respect to the Registrable Securities which would (i) adversely affect the ability of IMS to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability of such Registrable Securities in any such registration.

    (d) AMENDMENTS AND WAIVERS. This Agreement, including this Section 11(d), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by TriZetto and IMS. Each holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 11(d), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such holder.

    (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery

if to IMS:            IMS Health Incorporated
                      200 Nyala Farms
                      Westport, Connecticut 06880
                      Attention: Chief Executive Officer
                      Telecopy: (203) 222-4247

with copies to:       IMS Health Incorporated
                      200 Nyala Farms
                      Westport, Connecticut 06880
                      Attention: David Stevens
                               Jared Finkelstein
                      Telecopy: (203) 222-4268

and to:               Sullivan & Cromwell
                      125 Broad Street
                      New York, New York 10004
                      Attention: Alan J. Sinsheimer
                               Keith A. Pagnani
                      Telecopy: (212) 558-3588

if to TriZetto:       The TriZetto Group, Inc.
                      567 San Nicolas Drive, Suite 367
                      Newport Beach, California 92660
                      Attention: Christine A. Miller
                      Telecopy: (949) 219-2197

and to:               Stradling Yocca Carlson & Rauth
                      660 Newport Center Drive, Suite 1600
                      Newport Beach, CA 92660-6422
                      Attention: K.C. Schaaf
                               Michael E. Flynn
                      Telecopy: (949) 725-4100

    and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(e).

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

    (f) PARTIES IN INTEREST; BENEFITS OF REGISTRATION RIGHTS. The parties to this Agreement intend that IMS shall be entitled to receive the benefits of this Agreement and that IMS shall be bound by the terms and provisions of this Agreement by reason of its election with respect to the Registrable Securities which are included in a Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee(s) of IMS shall acquire at least 10% of the Registrable Securities in accordance with this Agreement and the Stockholder Agreement dated concurrently herewith, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, IMS and such transferee(s) may, without any further writing or action of any kind, jointly exercise the registration rights hereunder in such manner and in such proportion as IMS shall determine and, if such transferee jointly exercises such registration rights with IMS hereunder, such transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

    (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any provisions relating to conflicts of laws.

    (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

    (k) SURVIVAL. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of IMS, any director or officer of IMS, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of IMS.

    (l) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by TriZetto with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                       THE TRIZETTO GROUP, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       IMS HEALTH INCORPORATED

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                                      APPENDIX E

                             STOCKHOLDER AGREEMENT

    THIS STOCKHOLDER AGREEMENT (this "AGREEMENT") is entered into as of
            , 2000, by and between The TriZetto Group, Inc., a Delaware corporation ("TRIZETTO"), and IMS Health Incorporated, a Delaware corporation ("IMS").

    WHEREAS, TriZetto, Elbejay Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of TriZetto ("MERGER SUB"), IMS and ERISCO Managed Care Technologies, Inc., a New York corporation and wholly owned subsidiary of IMS ("ERISCO"), have entered into an Agreement and Plan of Reorganization, dated as
of May   , 2000 (the "MERGER AGREEMENT"), providing for, among other things, the merger of Erisco with and into Merger Sub (the "MERGER");

    WHEREAS, the respective boards of directors of each of TriZetto and IMS have approved this Agreement;

    WHEREAS, in connection with the Merger, TriZetto will issue shares of capital stock of TriZetto to IMS;

    WHEREAS, concurrently with the execution and delivery of this Agreement, the parties hereto are entering into a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") with respect to the shares of capital stock of TriZetto to be issued to IMS in connection with the Merger;

    WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the consummation of the Merger; and

    WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements as provided in this Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. CERTAIN DEFINITIONS. (a) Capitalized terms that are used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

        (b) For the purposes of this Agreement, the following terms shall have the following meanings:

    "AFFILIATE" and "ASSOCIATE" when used with reference to any Person shall have the meanings assigned to such terms in Rule 12b-2 of the Exchange Act as in effect of the date hereof; PROVIDED, that TriZetto and its Subsidiaries and the officers and directors of TriZetto and its Subsidiaries who are not the IMS Director and who are not directors or officers of IMS or any of its Subsidiaries shall not, solely as a result of holding such office of TriZetto or any of its Subsidiaries, be deemed Affiliates or Associates of IMS for purposes of this Agreement.

    A Person shall be deemed the "BENEFICIAL OWNER", and to have "BENEFICIAL OWNERSHIP" of, and to "BENEFICIALLY OWN," any securities as to which such Person is or may be deemed to be the beneficial owner pursuant to Rule 13d-3 and 13d-5 under the Exchange Act, as such rules are in effect on the date of this Agreement, as well as any securities as to which such Person has the right to become the Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a BONA FIDE public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; PROVIDED , HOWEVER, that no Person shall be deemed the "Beneficial Owner" or to have "Beneficial Ownership" of, or to "Beneficially Own," any Shares solely by virtue of the rights set forth in Section 6; PROVIDED, FURTHER, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to "Beneficially Own", any Shares (i) solely because such Shares have been tendered pursuant to a tender or exchange offer made by such Person, or any of such Person's Affiliates or Associates, until such tendered Shares are accepted for payment or exchange or (ii) solely because such Person, or any of such Person's Affiliates or Associates, has or shares the power to vote or direct the voting of such Shares pursuant to a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report). For purposes of this Agreement, in determining the percentage of the outstanding Shares with respect to which a Person is the Beneficial Owner, all Shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

    "BOARD" shall mean the Board of Directors of TriZetto.

    "CHANGE OF CONTROL" shall mean, with respect to any party, any transaction or event in connection with a plan pursuant to which (i) all or substantially all of the assets of or (ii) equity interests in such party that have the power to cast at least 50% of the votes entitled to be cast in elections of directors (or similar officials) of such party, shall be exchanged for, converted into or acquired for or constitute the right to receive securities, cash or other property (whether by means of a tender or exchange offer, reclassification, consolidation, merger, sale or other disposition of such assets or such equity interests, compulsory exchange of equity interests, liquidation or otherwise). In the case of a Change in Control effected through a series of transactions or events, such Change in Control shall be deemed to have occurred when
(i) substantially all of the assets of such party or (ii) equity interests in such party that have the power to cast at least 50% of the votes entitled to be cast in elections of directors (or similar officials) of such party, shall be exchanged for, converted into or acquired for or constitute the right to receive securities, cash or other property.

    "GROUP" shall have the meaning assigned to such term in Rule 13d-5 under the Exchange Act as in effect on the date hereof.

    "MINIMUM SHARE PERCENTAGE" shall mean, as of any date, 10% of the Outstanding Shares as of such date.

    "OUTSTANDING SHARES" shall mean, as of any date, the issued and outstanding Shares as of such date, excluding any treasury Shares.

    "PERMITTED TRANSFER" shall have the meaning set forth in Section 5.

    "SHARES" shall mean TriZetto Common Stock and any other shares of common stock of TriZetto.

    "SUBSIDIARY" shall mean, with respect to any Person, any entity at least 50% of the Voting Securities of which are owned directly or indirectly by such Person.

    "TRIZETTO COMMON STOCK" shall mean the Common Stock, par value $0.001 per share, of TriZetto.

    "TRANSFER" shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, or other disposition or encumbrance, provided, that a Transfer shall not include any sale, transfer, assignment, or other disposition by operation or succession of law, merger or otherwise.

    "VOTING SECURITIES" shall mean any securities entitled to vote in the ordinary course in the election of directors or of Persons serving in a similar governing capacity of any partnership, limited liability company or other entity, including the voting rights attached to such securities.

    2. REPRESENTATIONS OF IMS. As of the date hereof, IMS represents and warrants to TriZetto that:

        (a) IMS does not Beneficially Own any Shares other than those Shares to be issued to IMS in connection with the Merger;

        (b) IMS has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by IMS have been duly authorized by all necessary corporate action on the part of IMS;

        (c) this Agreement has been duly executed and delivered by IMS and is the valid and binding obligation of IMS, enforceable in accordance with its terms, except that such enforceability may be subject to the Bankruptcy and Equity Exception;

        (d) no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by IMS in connection with the execution and delivery of this Agreement, except those that have been made or obtained or where the failure to obtain such consents, approvals, orders, authorizations, registrations, declarations or filings, would not prevent IMS from performing its obligations under this Agreement or the Merger Agreement and is not reasonably likely to have a Material Adverse Effect on IMS or Erisco; and

        (e) neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with the provisions hereof will conflict with, or result in any violations of, or cause a breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of IMS or Erisco under, any term, condition or provision of (A) the certificate of incorporation or bylaws of IMS or (B) any Contract, permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IMS or Erisco or their respective properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges, or encumbrances which, individually or in the aggregate, would not prevent IMS from performing its obligations under this Agreement or the Merger Agreement and is not reasonably likely to have a Material Adverse Effect on IMS or Erisco.

    3. REPRESENTATIONS OF TRIZETTO. As of the date hereof, TriZetto represents and warrants to IMS that:

        (a) TriZetto has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by TriZetto and the consummation by TriZetto of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TriZetto;

        (b) this Agreement has been duly executed and delivered by TriZetto and is the valid and binding obligation of TriZetto, enforceable in accordance with its terms, except that such enforceability may be subject to the Bankruptcy and Equity Exception;

        (c) no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by TriZetto or any of the TriZetto Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except those that have been made or obtained or where the failure to obtain such consents, approvals, orders, authorizations, registrations, declarations or filings, would not prevent TriZetto from performing its obligations under this Agreement or the Merger Agreement and is not reasonably likely to have a Material Adverse Effect on TriZetto; and

        (d) neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with the provisions hereof will conflict with, or result in any violations of, or cause a breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of TriZetto or any of the TriZetto Subsidiaries under, any term, condition or provision of (A) the certificate or articles of incorporation or bylaws of TriZetto or any of the TriZetto Subsidiaries or (B) any Contract, permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TriZetto or any of the TriZetto Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate would not prevent TriZetto from performing its obligations under this Agreement or the Merger Agreement and is not reasonably likely to have a Material Adverse Effect on TriZetto.

    4.  STANDSTILL PROVISIONS.

        4.1 From the date hereof until the earlier of (i) the fourth anniversary of the Closing Date or (ii) the date on which (A) a Change of Control of TriZetto shall have occurred, or (B) TriZetto shall have publicly announced, directly or indirectly, its willingness to consider a transaction that would constitute a Change of Control of TriZetto, IMS, without the prior written consent of TriZetto, shall not, and shall not suffer or permit any Subsidiaries of IMS to, whether acting alone or in concert with others:

           (a) initiate or propose any stockholder proposal or participate in the making of, or solicit stockholders for the approval of, one or more stockholder proposals relating to TriZetto;

           (b) seek the removal of any directors or a change in the composition or size of the Board;

           (c) form, join or participate in a Group with respect to any Shares, other than a Group consisting solely of IMS and Affiliates or Associates of IMS;

           (d) deposit any Shares into a voting trust or (except as provided in this Agreement) subject any Shares to any arrangement or agreement with respect to the voting or Transfer thereof, other than any such trust, arrangement or agreement (i) the only parties to or beneficiaries of which are IMS or any Affiliates or Associates of IMS and (ii) the terms of which prohibit any party thereto from acting in a manner inconsistent with this Agreement; PROVIDED, that all of the Shares deposited into any such trust or subjected to any such arrangement or agreement shall be deemed to be Beneficially Owned by IMS or Affiliates or Associates of IMS for all purposes of this Agreement;

           (e) except for Shares issued to IMS in connection with the Merger, acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase, gift or otherwise, Beneficial Ownership of any Shares (the "STOCK LIMITATION"); or

           (f) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules or regulations of the Securities Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any Voting Securities of TriZetto;

           (g) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions), any merger, business combination, recapitalization, restructuring, liquidation or other extraordinary transaction involving TriZetto or its securities or assets;

           (h) take any action which might force TriZetto to make a public announcement regarding any of the types of matters set forth in paragraphs (a) through (g) above;

           (i) enter into discussions or arrangements with any third party with respect to any of the foregoing;

           (j) request publicly TriZetto or any of its Affiliates or Associates, directly or indirectly, to amend or waive any provision of this
       Section 4; or

           (k) advise, assist (including by knowingly providing or arranging financing for that purpose) or knowingly encourage, induce or attempt to encourage or induce any other Person to take any actions referred to in the foregoing paragraphs (a) through (j).

        4.2 No violation of Section 4.1(e) shall be deemed to occur as a result of the acquisition by IMS, or any Affiliate or Associate of IMS, of Beneficial Ownership of Shares in excess of the Stock Limitation (i) as a result of (A) any stock repurchase or similar transaction undertaken by TriZetto or its Affiliates that shall cause IMS's percentage ownership in the Shares to exceed the Stock Limitation even though the number of Shares Beneficially Owned by IMS and its Affiliates and Associates remains unchanged; (B) any acquisition of Voting Securities of another corporation by IMS or any Affiliate or Associate of IMS in a BONA FIDE acquisition of a business, the primary purpose of which is not to acquire Shares, which results in IMS or any such Affiliate or Associate becoming the Beneficial Owner of additional Shares; or (C) any stock split, stock dividend or other distribution relating to Shares; or (ii) in the event that TriZetto invites, requests or otherwise solicits IMS or any of its Affiliates or Associates to acquire, offer to acquire or agree to acquire, by purchase or otherwise, Beneficial Ownership of such Shares.

        4.3 The provisions of Section 4.1 shall apply to and be binding upon any Person to whom IMS Transfers Beneficial Ownership of Shares representing at least the Minimum Share Percentage as of the date of such Transfer. As a condition to any Transfer referred to in the immediately preceding sentence, such Transferee shall, prior to such Transfer, agree in writing to be bound by the provisions of this Agreement. Any such Transfer without compliance with the immediately preceding sentence shall be null and void and such transferee shall acquire no rights with respect to such Shares.

    5.  SHARE TRANSFERS.

        5.1  From the date hereof until the earlier of (i) the date two
    (2) years after the Closing Date, (ii) the date on which IMS ceases to Beneficially Own a number of Shares at least equal to ten percent (10%) of the Outstanding Shares as of the Closing Date, or (iii) the date on which a Change of Control of TriZetto shall have occurred (the "RESTRICTED PERIOD"), IMS shall not, without the prior written consent of TriZetto, Transfer any Shares that are Beneficially Owned by IMS, except for a Transfer that complies with any of the following subsections (each such Transfer, a "PERMITTED TRANSFER"):

           (a) a Transfer of all or any of such Shares to any Affiliate of IMS; PROVIDED, that contemporaneously with any such Transfer, such Affiliate becomes a party to a counterpart of this Agreement;

           (b) a Transfer of all or any of such Shares in a BONA FIDE pledge of such Shares to a financial institution to secure borrowings as permitted by applicable Law; PROVIDED, that contemporaneously with such pledge such financial institution agrees with TriZetto that upon any foreclosure on such pledge it, and any transferee pursuant to any disposition following default, shall be bound by the obligations of IMS under this Agreement; or

           (c) a Transfer of all or any of such Shares to any Person who has commenced a tender or exchange offer for Shares that the Board has recommended that the holders of Shares accept.

    6.  RIGHT OF FIRST REFUSAL

        6.1 For the period commencing upon the termination of the Restricted Period and continuing until the date on which IMS ceases to Beneficially Own a number of Shares at least equal to ten percent (10%) of the Outstanding Shares as of the Closing Date (the "RIGHT OF FIRST REFUSAL PERIOD") (unless at any time after the date of this Agreement a Change of Control of TriZetto shall have occurred), if IMS or any of its Affiliates propose to Transfer Beneficial Ownership of (i) Shares representing in the aggregate at least the Minimum Share Percentage as of the date of the Right of First Refusal Notice (as defined in Section 6.1(a)), or (ii) Shares, together with all other Shares Beneficially Owned by the transferee, would result in such transferee having in the aggregate Beneficial Ownership of at least the Minimum Share Percentage as of the date of the First Refusal Notice, it shall give TriZetto the opportunity, in the following manner, to purchase such Shares and shall not effect any proposed Transfer without complying with the following procedures:

           (a) NOTICE; IRREVOCABLE OFFER. IMS shall give written notice (the "RIGHT OF FIRST REFUSAL NOTICE") to TriZetto of its or any of its Affiliates' intent to Transfer such Shares, the number of Shares proposed to be Transferred (the "FIRST REFUSAL SHARES") and the price, the identity of proposed transferees, proposed payment terms and other terms (the "OFFER TERMS") on which IMS or such Affiliate proposes to Transfer such Shares. Each Right of First Refusal Notice shall constitute an irrevocable offer by IMS or such Affiliate to sell to TriZetto the First Refusal Shares on the Offer Terms and the other terms and conditions set forth in this Section 6.

           (b) EXERCISE; CLOSING. TriZetto shall have the right to purchase all but not less than all of the First Refusal Shares on the Offer Terms; PROVIDED that TriZetto shall be required to pay all consideration for the First Refusal Shares in cash in the event that the Offer Terms include any non-cash consideration. The cash payable with respect to any non-cash consideration shall be the fair market value of such non-cash consideration as mutually agreed by the parties. TriZetto may exercise such right by giving written notice (a "TRIZETTO ACCEPTANCE NOTICE") to IMS, within 20 days after the date of receipt by TriZetto of a Right of First Refusal Notice, which shall state that TriZetto is electing to purchase all of the First Refusal Shares on the Offered Terms. The TriZetto Acceptance Notice shall constitute an irrevocable commitment to purchase from IMS or such Affiliate the First Refusal Shares on the Offer Terms and the other terms and conditions set forth in this Section 6. The closing of any purchase by and sale to TriZetto of the First Refusal Shares shall take place, to the extent legally practicable, on such date that is no less than 5 and no more than 30 days following the date of the TriZetto Acceptance Notice, as TriZetto and IMS shall mutually agree. The closing shall be held at 10:00 a.m., local time, at the principal office of TriZetto. At such closing: (i) IMS shall deliver to TriZetto certificates representing the First Refusal Shares being sold (or affidavits of loss in lieu thereof), free and clear of any Lien;
       (ii) TriZetto shall deliver to IMS the cash consideration to be paid for such First Refusal Shares in accordance with this Section 6.1(b); and
       (iii) IMS and TriZetto shall execute or cause to be executed such other documents and take or cause to be taken such other actions as shall be reasonably necessary to consummate the purchase and sale of the First Refusal Shares on the terms contemplated by the Offer Terms and the other terms and conditions set forth in this Section. TriZetto and IMS each will pay any costs that it incurs in complying with the obligations set forth in this paragraph.

           (c) NON-EXERCISE. If TriZetto fails to elect to purchase all the First Refusal Shares within the 20-day time period specified in paragraph (b) of this Section, then IMS or such Affiliate (i) shall be under no obligation to sell any of the First Refusal Shares to TriZetto, unless IMS or such Affiliate so elects, and (ii) may, within a period of 120 days from and after the date of the Right of First Refusal Notice, Transfer all or less than all of the First Refusal

       Shares to a proposed transferee for a price and on terms and conditions not materially less favorable to IMS or such Affiliate than those set forth in the Offer Terms.

           (d) SUBSEQUENT APPLICATION. If TriZetto does not elect to purchase all the First Refusal Shares on the Offer Terms and IMS or such Affiliate shall not have consummated the Transfer of all of the First Refusal Shares to a third party or third parties prior to the expiration of the 120-day period specified in the foregoing paragraph (c), then the provisions of this Section 6 shall again apply, and IMS or such Affiliate shall not Transfer any of such First Refusal Shares not so Transferred during the Right of First Refusal Period without again complying with this Section.

        6.2  The obligations of IMS and its Affiliates pursuant to this
    Section 6 shall not apply to (i) any Permitted Transfer and (ii) a Transfer of all or any of such Shares in a BONA FIDE firm commitment public offering registered under the Securities Act of 1933, as amended, PROVIDED that IMS will use its reasonable best efforts, and will instruct the managing underwriters to use their reasonable best efforts, to achieve a broad public distribution of the Shares.

        6.3  TriZetto may assign its rights under this Section 6 if
    (i) TriZetto desires to exercise such rights and (ii) TriZetto is prohibited from exercising such rights under applicable Delaware law.

    7.  RIGHT OF FIRST OFFER.

        7.1 During the Right of First Refusal Period (unless at any time after the date of this Agreement a Change of Control of TriZetto shall have occurred), if IMS or any of its Affiliates proposes to Transfer Beneficial Ownership of any Shares, IMS or such Affiliate shall comply with the following procedures:

           (a) NOTICE; CONSULTATION. IMS or such Affiliate shall give written notice (the "FIRST OFFER NOTICE") to TriZetto of its intent to Transfer such Shares and the number of Shares proposed to be Transferred (the "FIRST OFFER SHARES") and, if known, the proposed transferee. For a period of 20 days following TriZetto's receipt of a First Offer Notice, IMS or such Affiliate shall discuss in good faith with TriZetto the possibility of effecting such a transaction with TriZetto, and during such 20-day period, IMS or such Affiliate shall negotiate in good faith and exclusively with TriZetto to determine whether it is possible to agree to such a transaction with TriZetto, but neither party shall be obligated to enter into any agreement to do so.

           (b) TRIZETTO OFFER; ACCEPTANCE. In the event that IMS or such Affiliate and TriZetto shall not have agreed on the terms of a transaction with respect to the First Offer Shares, TriZetto shall, at or prior to the conclusion of such 20-day period, deliver to IMS either
       (i) a statement of TriZetto's final offer price with respect to the First Offer Shares (a "TRIZETTO OFFER NOTICE"), which notice shall constitute an irrevocable offer by TriZetto to IMS or such Affiliate to acquire all of the First Offer Shares in cash at such price, or (ii) a written notice stating that TriZetto is not interested in making a final offer for the First Offer Shares (a "TRIZETTO REJECTION NOTICE"). In the event that IMS or such Affiliate elects to sell the First Offer Shares to TriZetto pursuant to the TriZetto Offer Notice, it shall provide written notice to such effect (an "IMS ACCEPTANCE NOTICE") to TriZetto within 2 days of receipt of the TriZetto Offer Notice. The closing of any purchase by and sale to TriZetto of the First Offer Shares shall take place, to the extent legally practicable, on such date that is no less than 5 and no more than 30 days following the date of the IMS Acceptance Notice, as TriZetto and IMS or such Affiliate shall mutually agree. The closing shall be held at 10:00 a.m., local time, at the principal office of TriZetto. At such closing: (i) IMS or such Affiliate shall deliver to TriZetto certificates representing the First Offer Shares being sold (or affidavits of loss in lieu thereof), free and clear of any Lien;
       (ii) TriZetto shall deliver to IMS or such Affiliate the cash consideration to be paid for such First Offer Shares in accordance with the TriZetto Offer Notice; and (iii) IMS or such Affiliate and TriZetto shall execute or cause to be executed such other documents and take or cause to be taken such other actions as shall be reasonably necessary to consummate the purchase and sale of the First Offer Shares on the terms contemplated by the TriZetto Offer Notice and the other terms and conditions set forth in this Section. TriZetto and IMS or such Affiliate each will pay any costs that it incurs in complying with the obligations set forth in this paragraph. In the event that IMS or such Affiliate elects not to sell the First Offer Shares to TriZetto pursuant to the TriZetto Offer Notice, it shall provide written notice to such effect (an "IMS REJECTION NOTICE") within 2 days of receipt of the TriZetto Offer Notice.

           (c) TRANSFERS TO THIRD PARTIES. In the event that the First Offer Shares are not acquired by TriZetto pursuant to Sections 7.1(a) or 7.1(b), for a period of one hundred twenty (120) days from the date of delivery of either (i) an IMS Rejection Notice or (ii) a TriZetto Rejection Notice, IMS or such Affiliate shall be free to negotiate and to initiate and hold discussions with other potential purchasers, and to consummate a sale of any or all of the First Offer Shares to one or more third parties; PROVIDED, HOWEVER, that if TriZetto has delivered a TriZetto Offer Notice, the purchase price of such First Offer Shares payable by each such third party must be at least equal to the purchase price thereof set forth in such TriZetto Offer Notice, and all other terms and conditions shall not be materially less favorable to IMS or such Affiliate than those contained in the TriZetto Offer Notice; PROVIDED, FURTHER, that if the closing of any such purchase is subject to the making of any necessary filings with, the expiration of any applicable waiting periods imposed by, or obtaining any approvals from, any Governmental Entities, such purchase may be consummated at any time prior to 20 days after the expiration of such waiting period or the granting of such consent or approval, as the case may be.

           (d) SUBSEQUENT APPLICATION. If IMS or such Affiliate shall not have consummated the Transfer of all of the First Offer Shares prior to the expiration of the period specified in the foregoing paragraph (c), then the provisions of this Section 7 shall again apply, and IMS or such Affiliate shall not Transfer any of such Shares without again complying with this Section.

        7.2  The obligations of IMS and its Affiliates pursuant to this
    Section 7 shall not apply to (i) any Permitted Transfer and (ii) a Transfer of all or any of such Shares in a BONA FIDE firm commitment public offering registered under the Securities Act of 1933, as amended, PROVIDED that IMS will use its reasonable best efforts, and will instruct the managing underwriters to use their reasonable best efforts, to achieve a broad public distribution of the Shares.

    8.  BOARD REPRESENTATION.

        8.1 IMS DIRECTOR. As long as IMS Beneficially Owns a number of Shares at least equal to ten percent (10%) of the Outstanding Shares as of the Closing Date, IMS shall be entitled to designate one individual (the "IMS DIRECTOR") to be a Class II member of the Board. In the event that IMS shall at any time cease to Beneficially Own a number of Shares at least equal to ten percent (10%) of the Outstanding Shares as of the Closing Date, IMS shall thenceforth not be entitled to designate an IMS Director under this
    Section 8; PROVIDED, that the IMS Director shall remain a member of the Board until the natural expiration of the IMS Director's term. Prior to each meeting of TriZetto's stockholders for the election of directors to the Board at which the term of the incumbent IMS Director is to expire, IMS shall give reasonable advance written notice to TriZetto prior to the mailing of the proxy statement relating to such matters requesting that TriZetto include, and TriZetto shall include, the IMS Director as a nominee for the slate of directors to be elected to the Board. IMS shall designate an individual reasonably acceptable to TriZetto as the IMS Director, PROVIDED that as long as the Chief Executive Officer ("CEO") of

    IMS as of the signing of the Merger Agreement is an executive officer of IMS, such CEO shall be the individual designated by IMS as the IMS Director.

        8.2 EFFORTS TO NOMINATE AND ELECT IMS DIRECTOR. TriZetto shall nominate and use its reasonable best efforts to take and cause to be taken all necessary action (corporate and other) to cause the election to the Board of the IMS Director.

        8.3 In the event of consummation of either a transaction with, or a tender or exchange offer by, any of the entities listed on Schedule 8.3 hereto or any of their respective successors or Affiliates which results in a Change of Control of IMS, or in the event of the acquisition of a majority equity interest in any of the entities listed on Schedule 8.3 or any of their respective successors or Affiliates by IMS, IMS's right to designate the IMS Director shall immediately terminate, and IMS shall cause the then current IMS Director to immediately resign from the Board.

    9. MATTERS REQUIRING CONSENT OF IMS. For so long as IMS Beneficially Owns a number of Shares at least equal to ten percent (10%) of the Outstanding Shares as of the Closing Date, except as set forth on Schedule 9(a) hereto, TriZetto shall not, and shall cause its Affiliates and Associates not to, without the prior written consent of IMS (which can be withheld for any reason), enter into, consummate, agree to or approve any merger, consolidation, purchase or sale of assets or equity interests, business combination or similar transaction, or any equity-based joint venture or similar transaction, with any of the entities set forth on Schedule 9(b) hereto; PROVIDED, HOWEVER, that such consent will not be required if the Board of Directors of TriZetto shall have determined, after consultation with its outside legal counsel, that TriZetto is required to enter into, consummate, agree to or approve any such transaction pursuant to its fiduciary duties under applicable law. In the event that IMS shall enter into, consummate, agree to or approve any merger, consolidation, purchase or sale of assets or equity interests, business combination or similar transaction, or any equity-based joint venture or similar transaction, with any of the entities set forth on Schedule 8.3 hereto, the rights of IMS pursuant to this Section 9 shall immediately terminate.

    10.  RIGHTS AGREEMENT.  From and after the date hereof, TriZetto shall not
(i) amend or supplement the TriZetto Rights Agreement in any manner which would adversely affect the rights of the Grandfathered Entities or (ii) adopt or implement any other stockholder protection rights agreement or any similar plan or arrangement unless such agreement, plan or arrangement is in no way less favorable to the Grandfathered Entities than the TriZetto Rights Agreement.

    11.  MISCELLANEOUS.

        (a) GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. The laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11(g) or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(a).

        (b) ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. Except as expressly set forth herein, neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        (c) SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

        (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

        (e) OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

        (f) AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by duly authorized officers of the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

        (g) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, via facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to IMS:              IMS Health Incorporated
                        200 Nyala Farms
                        Westport, Connecticut 06880
                        Attention: Chief Executive Officer
                        Telecopy: (203) 222-4247

With a copy to:         IMS Health Incorporated
                        200 Nyala Farms
                        Westport, Connecticut 06880
                        Attention: David Stevens
                                 Jared Finkelstein
                        Telecopy: (203) 222-4268

And to:                 Sullivan & Cromwell
                        125 Broad Street
                        New York, New York 10004
                        Attention: Alan J. Sinsheimer
                                 Keith A. Pagnani
                        Telecopy: (212) 558-3588

And if to TriZetto:     The TriZetto Group, Inc.
                        567 San Nicolas Drive, Suite 367
                        Newport Beach, California 92660
                        Attention: Christine A. Miller
                        Telecopy: (949) 219-2197

With a copy to:         Stradling Yocca Carlson & Rauth
                        660 Newport Center Drive, Suite 1600
                        Newport Beach, CA 92660-6422
                        Attention: K.C. Schaaf
                                 Michael E. Flynn
                        Telecopy: (949) 725-4100

    All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery,
    (b) in the case of a facsimile, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

        (h) CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section will mean a Section in this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        (i) FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        (j) ENTIRE AGREEMENT. This Agreement, the Merger Agreement (including the Exhibits and Schedules thereto), the Voting Agreements, the IMS Disclosure Letter, the TriZetto Disclosure Letter, the Data Rights Agreement, the Registration Rights Agreement, the HealthWeb License Agreement and the Transitional Services Agreements constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement, which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

        (k) TERMINATION; SURVIVAL. Immediately upon the satisfaction of the obligations of each party pursuant to Sections 4, 5, 6, 7, 8, and 9 of this Agreement (other than Sections 1, 2, 3, 10 and 11), this Agreement shall terminate automatically without any action by any party and such terminated provisions of this Agreement shall not survive such termination. This
    Section 11 and Sections 1, 2, 3, and 10 shall survive any termination of all or any part of this Agreement indefinitely.

        (l) HEADINGS; RECITALS. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

        (m) SPECIFIC PERFORMANCE. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it shall not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

        (n) THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement as of the date first above written.

                                                       THE TRIZETTO GROUP, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       IMS HEALTH INCORPORATED

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                     PROXY
                            THE TRIZETTO GROUP, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
              SPECIAL MEETING OF STOCKHOLDERS --           , 2000

    The undersigned hereby nominates, constitutes and appoints Jeffrey H. Margolis and Michael J. Sunderland, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of THE TRIZETTO GROUP, INC. which the undersigned is entitled to represent and vote at the Special Meeting of Stockholders of TriZetto to be held at the Marriott Newport Beach Hotel, 900 Newport Center Drive, Newport Beach,
California 92660 on            , 2000, at 10:00 a.m., and at any and all
adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2

1. Approval of the issuance of shares of TriZetto common stock to IMS Health Incorporated in connection with the merger of Elbejay Acquisition Corp., a wholly owned subsidiary of TriZetto, with and into ERISCO Managed Care Technologies, Inc., a wholly owned subsidiary of IMS Health Incorporated.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. Approval of an amendment to TriZetto's Amended and Restated Certificate of Incorporation to increase the number of shares of TriZetto capital stock authorized for issuance from 45,000,000 to 100,000,000 consisting of 5,000,000 shares of undesignated preferred stock and 95,000,000 shares of common stock.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

                             (CONTINUED ON OTHER SIDE)

                            (CONTINUED FROM OTHER SIDE)

       IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ISSUANCE OF SHARES OF TRIZETTO COMMON STOCK, AND "FOR"' THE AMENDMENT INCREASING THE NUMBER OF SHARES AUTHORIZED BY TRIZETTO'S CERTIFICATE OF INCORPORATION.

                                                DATED: ___________________, 2000

                                                ________________________________
                                                   (SIGNATURE OF STOCKHOLDER)

                                                Please sign your name exactly as
                                                it appears hereon. Executors,
                                                administrators, guardians,
                                                officers of corporations and
                                                others signing in a fiduciary
                                                capacity should state their full
                                                titles as such.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.